UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ImmunoGen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ImmunoGen, Inc.
830 Winter Street
Waltham, MA 02451
January 2, 2024
Dear Shareholder:
You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of holders of shares of common stock, par value $0.01 per share (the “Company Common Stock”), of ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen” or the “Company”), to be held virtually on January 31, 2024, at 9:00 a.m. Eastern Time. Holders of shares of Company Common Stock will be able to virtually attend and vote at the Special Meeting via the internet at www.virtualshareholdermeeting.com/IMGN2024SM. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to approve the Agreement and Plan of Merger, dated November 30, 2023 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among ImmunoGen, AbbVie Inc., a Delaware corporation (“AbbVie”), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie (“Intermediate Sub”), and Athene Merger Sub Inc., a Massachusetts corporation and wholly owned subsidiary of Intermediate Sub (“Purchaser”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ImmunoGen’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”) and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to approve the Merger Agreement if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Upon the terms and subject to the conditions of the Merger Agreement, Purchaser will merge with and into ImmunoGen, and the separate corporate existence of Purchaser will thereupon cease, with ImmunoGen continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Intermediate Sub (the “Merger”) in accordance with the Massachusetts Business Corporation Act (the “MBCA”).
If the Merger is completed, you will be entitled to receive an amount in cash equal to $31.26 without interest, and subject to any applicable withholding taxes, for each share of Company Common Stock, and for each share of ImmunoGen’s preferred stock, designated as ImmunoGen’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Company Preferred Stock”), on an as-converted to Company Common Stock basis in accordance with ImmunoGen’s Certificate of Designation of Series A Convertible Preferred Stock, that you own as of immediately prior to the effective time of the Merger (unless you have properly and validly exercised and not withdrawn your appraisal rights).
ImmunoGen’s Board of Directors (the “Company Board”), for reasons described in the enclosed proxy statement, has unanimously: (i) determined that the Merger Agreement and the Merger are in the best interests of ImmunoGen; (ii) adopted the Merger Agreement; (iii) resolved to recommend the holders of shares of Company Common Stock vote to approve the Merger Agreement; and (iv) directed that the Merger Agreement be submitted to the holders of shares of Company Common Stock with the recommendation of the Company Board that the holders of shares of Company Common Stock vote to approve the Merger Agreement. The Company Board unanimously recommends, on behalf of ImmunoGen, that you vote: (1) “FOR” the approval of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement, and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.
The proxy statement also describes the actions and determinations of the Company Board in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote at the meeting your vote will revoke any proxy that you have previously submitted.
If you hold your shares of Company Common Stock in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you should receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the proposal to approve the Merger Agreement, without your instructions.
Your vote is very important, regardless of the number of shares of Company Common Stock that you own. We cannot complete the Merger unless the proposal to approve the Merger Agreement is approved by the affirmative vote of the shareholders holding at least two-thirds of the outstanding shares of Company Common Stock as of the close of business on December 29, 2023, which is the record date for the Special Meeting.
If you have any questions or need assistance voting your shares of Company Common Stock, please contact our information agent:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
On behalf of the Company Board, I thank you for your support and appreciate your consideration of this matter.
Sincerely,

MARK J. ENYEDY
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated January 2, 2024, and, together with the enclosed form of proxy card, is first being mailed on or about January 2, 2024.

ImmunoGen, Inc.
830 Winter Street
Waltham, MA 02451
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 31, 2024
Notice is hereby given that a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of holders of shares of common stock, par value $0.01 per share (the “Company Common Stock”), of ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen” or the “Company”), to be held virtually on January 31, 2024, at 9:00 a.m. Eastern Time. Holders of shares of Company Common Stock will be able to virtually attend and vote at the Special Meeting via the internet at www.virtualshareholdermeeting.com/IMGN2024SM. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:
1.   To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated November 30, 2023 (as may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among ImmunoGen, AbbVie Inc., a Delaware corporation (“AbbVie”), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie (“Intermediate Sub”), and Athene Merger Sub Inc., a Massachusetts corporation and wholly owned subsidiary of Intermediate Sub (“Purchaser”). Upon the terms and subject to the conditions of the Merger Agreement, Purchaser will merge with and into ImmunoGen, and the separate corporate existence of Purchaser will thereupon cease, with ImmunoGen continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Intermediate Sub (the “Merger”) in accordance with the Massachusetts Business Corporation Act (the “MBCA”);
2.   To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ImmunoGen’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and
3.   To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to approve the Merger Agreement if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).
Only holders of shares of Company Common Stock of record as of the close of business on December 29, 2023, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement, or other delay thereof.
ImmunoGen’s Board of Directors (the “Company Board”) recommends, on behalf of ImmunoGen, that you vote: (1) “FOR” the approval of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
All holders of shares of Company Common Stock are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually, your vote will revoke any proxy that you have previously submitted. If you hold your shares of Company Common Stock in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your bank, broker, or other nominee cannot vote on any of the proposals, including the proposal to approve the Merger Agreement, without your instructions.

STEPHEN C. MCCLUSKI
Chair of the Company Board
Dated: January 2, 2024

ImmunoGen, Inc.
830 Winter Street
Waltham, MA 02451
PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 31, 2024
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY
MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
JANUARY 31, 2024
This proxy statement is available on the investor relations page of our website at https://investor.immunogen.com/financial-information/sec-filings. We intend to mail these proxy materials on or about January 2, 2024, to all holders of record of shares of common stock, par value $0.01 per share (the “Company Common Stock”), of ImmunoGen, Inc., a Massachusetts corporation (“ImmunoGen” or the “Company”), entitled to vote at the Special Meeting.
Beginning two (2) business days after notice of the Special Meeting, a complete list of holders of shares of Company Common Stock entitled to notice of the Special Meeting will be available for inspection by ImmunoGen shareholders on a virtual data room provided by ImmunoGen. Access to and use of this virtual data room will be subject to satisfactory verification of shareholder status and compliance with applicable Massachusetts law. To obtain access to the virtual data room, please contact ImmunoGen by email at IMGNShareholder@immunogen.com. The list of holders of shares of Company Common Stock entitled to notice of the Special Meeting will also be available for inspection by ImmunoGen shareholders during the Special Meeting via the virtual meeting website at www.virtualshareholdermeeting.com/IMGN2024SM.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of Company Common Stock in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares of Company Common Stock in accordance with the voting instruction form that you will receive from your bank, broker, or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to approve the Merger Agreement, without your instructions.
If you are a holder of record of shares of Company Common Stock, voting virtually at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares of Company Common Stock through a bank, broker, or other nominee, you must obtain a “legal proxy” in order to vote virtually at the Special Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone or (3) vote virtually at the Special Meeting, your shares of Company Common Stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal (each term as defined in this proxy statement); however, if a quorum is not present, abstentions will count as a vote “AGAINST” the Adjournment Proposal (as defined in this proxy statement).
You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our information agent:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

i

ii

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of Athene Merger Sub Inc., a wholly owned subsidiary of AbbVie Inc., with and into ImmunoGen, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined in this proxy statement), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Company,” “ImmunoGen,” “we,” “our,” “us” and similar words refer to ImmunoGen, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to AbbVie Inc. as “AbbVie,” Athene Subsidiary LLC as “Intermediate Sub” and Athene Merger Sub Inc. as “Purchaser.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated November 30, 2023, by and among ImmunoGen, AbbVie, Intermediate Sub and Purchaser as the “Merger Agreement,” our common stock, par value $0.01 per share, as the “Company Common Stock,” our preferred stock, designated as Series A Convertible Preferred Stock, par value $0.01 per share, as the “Company Preferred Stock,” and the holders of shares of Company Common Stock as the “ImmunoGen Common Holders” and the holders of shares of Company Common Stock and Company Preferred Stock, collectively, as “ImmunoGen Shareholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
The Special Meeting
Date, Time, Place and Purpose of the Special Meeting
A special meeting of ImmunoGen Common Holders to consider and vote on the proposal to approve the Merger Agreement will be held virtually on January 31, 2024, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/IMGN2024SM (the “Special Meeting”).
At the Special Meeting, ImmunoGen Common Holders of record as of the close of business on December 29, 2023 (the “Record Date”) will be asked to consider and vote on:
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a proposal to approve the Merger Agreement;

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a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ImmunoGen’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•
a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to approve the Merger Agreement if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Record Date; Shares Entitled to Vote; Quorum
You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of Company Common Stock at the close of business on the Record Date. Each holder of Company Common Stock will be entitled to one (1) vote for each such share of Company Common Stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting.
A quorum of ImmunoGen Common Holders is necessary to hold a valid Special Meeting. The holders of a majority in interest of the issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting, present virtually or represented by proxy, shall constitute a quorum at the Special

Meeting. Each share of Company Common Stock is entitled to one (1) vote on each matter to be voted upon. On the Record Date, there were 279,354,016 shares of Company Common Stock outstanding and entitled to vote.
Your shares of Company Common Stock will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote by telephone, online or at the meeting. The Special Meeting may be adjourned to any other time or any other place (whether virtual or not) by the ImmunoGen Common Holders present or represented at the Special Meeting, although less than a quorum, or by the chair of the Special Meeting.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the ImmunoGen Common Holders holding at least two-thirds of the outstanding shares of Company Common Stock as of the close of business on the Record Date is required to approve the Merger Agreement (the “Company Requisite Vote”). Because the required vote for the proposal to approve the Merger Agreement is based on the number of votes the ImmunoGen Common Holders are entitled to cast rather than on the number of votes actually cast, if you (1) are a record holder and fail to authorize a proxy or vote online at the meeting or (2) are a beneficial holder and fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the proposal to approve the Merger Agreement. As of December 29, 2023, the Record Date for the Special Meeting, 186,236,011 shares of Company Common Stock constitute two-thirds of the issued and outstanding shares of Company Common Stock.
Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.
Approval of the Adjournment Proposal (a) when a quorum is present, requires the affirmative vote of ImmunoGen Common Holders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal and (b) when a quorum is not present, requires the affirmative vote of ImmunoGen Common Holders holding a majority of the shares of Company Common Stock present virtually or represented by proxy at the Special Meeting.
If an ImmunoGen Common Holder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the ImmunoGen Common Holder voted “AGAINST” the proposal to approve the Merger Agreement. At the Special Meeting, assuming a quorum is present, abstentions will have no effect on the outcomes of the Compensation Proposal or the Adjournment Proposal. If a quorum is not present, abstentions will count as a vote “AGAINST” the Adjournment Proposal.
If no instruction as to how to vote is given in a validly executed, duly returned, and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to approve the Merger Agreement; (ii) the Compensation Proposal; and (iii) the Adjournment Proposal to adjourn the Special Meeting.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to approve the Merger Agreement. A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of Company Common Stock. ImmunoGen does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement, and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal.

Under the Certificate of Designation of Series A Convertible Preferred Stock of ImmunoGen (the “Certificate of Designation”), the holders of Company Preferred Stock have no voting power whatsoever, except as otherwise provided by the Massachusetts Business Corporation Act (the “MBCA”). As a result, the holders of Company Preferred Stock do not have the right to vote their shares of Company Preferred Stock on any of the proposals described in this proxy statement.
Share Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 779,585 shares of Company Common Stock, representing approximately 0.28% of the shares of Company Common Stock outstanding on the Record Date.
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the approval of the Merger Agreement, (ii) “FOR” the non-binding, advisory Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.
The Merger
Parties Involved in the Merger
ImmunoGen, Inc.
ImmunoGen was incorporated in Massachusetts in 1981 and is a commercial-stage biotechnology company focused on developing and commercializing the next generation of antibody-drug conjugates (ADCs) to improve outcomes for cancer patients. The Company Common Stock is listed and traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “IMGN”. ImmunoGen’s principal executive offices are located at 830 Winter Street, Waltham, MA 02451, and its telephone number is (781) 895-0600.
AbbVie Inc.
AbbVie is a global, research-based biopharmaceutical company. AbbVie uses its expertise, dedicated people, and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s common stock is listed and traded on The New York Stock Exchange (the “NYSE”) under the symbol “ABBV.” AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.
Athene Subsidiary LLC
Intermediate Sub is a Delaware limited liability company and a wholly owned subsidiary of AbbVie and was formed on November 22, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Intermediate Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Intermediate Sub’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.
Athene Merger Sub Inc.
Purchaser is a Massachusetts corporation and a wholly owned subsidiary of Intermediate Sub and was formed on November 22, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Purchaser has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Purchaser will cease to exist with ImmunoGen continuing as the surviving corporation and a wholly owned subsidiary of Intermediate Sub (the “Surviving Corporation”). Purchaser’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.

Effect of the Merger
On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the MBCA, Purchaser will merge with and into ImmunoGen, with ImmunoGen continuing as the Surviving Corporation. As a result of the Merger, the Company Common Stock will no longer be publicly traded and will be delisted from Nasdaq, and the Company Preferred Stock will be converted into the right to receive the Merger Consideration on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation. In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and ImmunoGen will no longer file periodic reports with the SEC with respect to the Company Common Stock. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a duly executed certificate of merger with the Secretary of the Commonwealth of Massachusetts (or at such later time as may be specified in the certificate of merger and agreed to by Purchaser and ImmunoGen).
Effect on ImmunoGen if the Merger is Not Completed
If the Merger Agreement is not approved by ImmunoGen Common Holders, or if the Merger is not completed for any other reason:
(i)
the ImmunoGen Shareholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock or Company Preferred Stock pursuant to the Merger Agreement;

(ii)
(A) ImmunoGen will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) ImmunoGen will continue to file periodic reports with the SEC;

(iii)
ImmunoGen anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today, and (B) ImmunoGen Shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect ImmunoGen’s business, prospects and results of operations, as such may be affected by, among other things, the industry in which ImmunoGen operates and economic conditions;

(iv)
the price of the Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which it trades as of the date of this proxy statement;

(v)
ImmunoGen’s Board of Directors (the “Company Board”) will continue to evaluate and review ImmunoGen’s business operations, strategic direction, and capitalization, among other things, and will make such changes as are deemed appropriate; and

(vi)
under certain specified circumstances, ImmunoGen may be required to pay AbbVie a termination fee in the amount of $353,500,000 (the “Termination Fee”) or AbbVie may be required to pay ImmunoGen a reverse termination fee in the amount of $656,500,000 (the “Reverse Termination Fee”). For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Effect of Termination” and “Proposal 1: Approval of the Merger Agreement — Termination Fee.”

Merger Consideration
Company Common Stock and Company Preferred Stock
At the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Company Common Stock (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) owned by AbbVie, Purchaser or any direct or indirect wholly owned subsidiary of AbbVie or Purchaser immediately prior to the Effective Time or (iii) held by shareholders who have properly exercised and perfected their demands for appraisal of such Company Common Stock in accordance with the MBCA) and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation), will be converted into the right to receive an amount in cash equal to $31.26, without interest (the “Merger Consideration”), and subject to any applicable withholding taxes, and as of the Effective Time, all such shares will no longer be outstanding and will automatically be cancelled. For more information, please see the section of this proxy statement captioned “The Merger — Merger Consideration.”
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Company Common Stock and Company Preferred Stock (on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation) that you own (less any applicable withholding taxes), but you will no longer have any rights as an ImmunoGen Shareholder (except that ImmunoGen Shareholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by the MBCA). For more information, please see the section of this proxy statement captioned “The Merger — Appraisal Rights.”
Treatment of Company Equity Awards
Pursuant to the Merger Agreement:
•
Company Stock Options, Company RSUs, and Company DSUs.   As of the Effective Time, each option to purchase shares of Company Common Stock (“Company Stock Option”), each restricted stock unit with respect to shares of Company Common Stock (“Company RSU”) and each deferred stock unit with respect to shares of Company Common Stock (“Company DSU”) granted under the Company’s Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan, Inducement Equity Incentive Plan, as amended, 2016 Employee, Director and Consultant Equity Incentive Plan, 2006 Employee, Director and Consultant Equity Incentive Plan or 2004 Non-Employee Director Compensation and Deferred Share Unit Plan (together, the “Company Equity Plans”) prior to the date of the Merger Agreement that is outstanding and unvested as of immediately prior to the Effective Time will vest in full.

•
Company Stock Options.   As of the Effective Time, each Company Stock Option granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock under such Company Stock Option.

•
Company RSUs and Company DSUs.   As of the Effective Time, each Company RSU and each Company DSU granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Company RSU or Company DSU immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.

•
Post-Merger Agreement Company RSUs.   With respect to any Company RSUs granted on or after the date of the Merger Agreement, as of the Effective Time, each such Company RSU will be exchanged for restricted stock units with respect to shares of AbbVie’s common stock and will continue to vest on its original vesting schedule, subject to accelerated vesting on certain terminations of employment, as further described below.

•
Company ESPP.   The Company continued to operate its Employee Stock Purchase Plan (the “Company ESPP”) in accordance with its terms through the purchase period ending on the last business day prior to December 31, 2023, subject to certain restrictions related to new participants and increases in payroll deductions. The Company will suspend the commencement of any new purchase periods under the Company ESPP and will terminate the Company ESPP as of or prior to the Effective Time.
Recommendation of the Company Board
After careful consideration, the Company Board has unanimously (i) determined that the Merger Agreement and the Merger are in the best interests of ImmunoGen, (ii) adopted the Merger Agreement, (iii) resolved to recommend the holders of shares of Company Common Stock vote to approve the Merger Agreement, and (iv) directed that the Merger Agreement be submitted to the holders of shares of Company Common Stock with the recommendation of the Company Board that the holders of shares of Company Common Stock vote to approve the Merger Agreement.
Accordingly, the Company Board recommends, on behalf of ImmunoGen, that you vote: (i) “FOR” the approval of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
Opinion of Goldman Sachs
Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered its oral opinion, subsequently confirmed in writing, to the Company Board that, as of November 30, 2023 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the ImmunoGen Common Holders (other than AbbVie and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated November 30, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Company Board in connection with its consideration of the Merger. Goldman Sachs’ opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between ImmunoGen and Goldman Sachs, ImmunoGen has agreed to pay Goldman Sachs transaction fee that is estimated, based on the information available as of the date of announcement of the Merger Agreement, at approximately $77 million, all of which is contingent upon consummation of the Merger.
Opinion of Lazard
ImmunoGen retained Lazard Frères & Co. LLC (which we refer to as “Lazard”) as its financial advisor in connection with the Merger. In connection with Lazard’s engagement, ImmunoGen requested that Lazard evaluate the fairness, from a financial point of view, to the ImmunoGen Common Holders (other than (i) shares of Company Common Stock held in the treasury of ImmunoGen or owned by ImmunoGen, AbbVie, Purchaser or any wholly owned subsidiary of ImmunoGen, AbbVie or Purchaser and (ii) dissenting shares (the holders of the shares described in clauses (i) and (ii) above, collectively, are referred to as “excluded holders”)), of the Merger Consideration to be paid to such holders in the Merger. On November 29, 2023, at a meeting of the Company Board, Lazard rendered to the Company Board its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated November 29, 2023, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the Merger Consideration to be paid to the ImmunoGen Common Holders (other than excluded holders) in the Merger was fair, from a financial point of view, to such holders.
The full text of Lazard’s written opinion, dated November 29, 2023, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. For a summary of Lazard’s opinion and the methodology that Lazard used to render its opinion, please see the section of this proxy statement captioned

“The Merger — Opinion of Lazard.” The summary of the written opinion of Lazard, dated November 29, 2023, set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex C. You are encouraged to read Lazard’s opinion and the summary contained in this proxy statement carefully and in their entirety.
Lazard’s engagement and its opinion were for the benefit of the Company Board (in its capacity as such) and Lazard’s opinion was rendered to the Company Board in connection with its evaluation of the Merger and addressed only the fairness, as of the date of the opinion, from a financial point of view, to the ImmunoGen Common Holders (other than excluded holders) of the Merger Consideration to be paid to such holders in the Merger. Lazard’s opinion did not address the relative merits of the Merger as compared to any other merger or business strategy in which ImmunoGen might engage or the merits of the underlying decision by ImmunoGen to engage in the Merger. Lazard’s opinion is not intended to, and does not, constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger or any matter relating thereto.
Interests of ImmunoGen’s Directors and Executive Officers in the Merger
In considering the recommendation of the Company Board that the ImmunoGen Common Holders should vote to approve the proposal to approve the Merger Agreement, the ImmunoGen Shareholders should be aware that the executive officers and directors of ImmunoGen have certain interests in the Merger that may be different from, or in addition to, the interests of the ImmunoGen Shareholders generally, including those items listed below. The Company Board was aware of and considered these interests, among other matters, in evaluating and overseeing the negotiation of the Merger Agreement, in adopting the Merger Agreement, and in recommending that the Merger Agreement be approved by ImmunoGen Common Holders. As described in more detail below, these interests may include, for one or more of our directors and executive officers:
•
Company Stock Options, Company RSUs, and Company DSUs (together, the “Company Equity Awards”) held by Immunogen’s executive officers and directors will be treated as described in the section of this proxy statement captioned “The Merger — Interests of ImmunoGen’s Directors and Executive Officers in the Merger — Treatment of Shares and Treatment of Company Equity Awards;”

•
Eligibility of ImmunoGen’s executive officers to receive severance payments and benefits (including vesting acceleration of any Company RSUs that may be granted following the date of the Merger Agreement) upon a termination of employment in certain circumstances, as described in more detail in the section of this proxy statement captioned “The Merger — Interests of ImmunoGen’s Directors and Executive Officers in the Merger — Payment Upon Termination of Employment Following Change of Control;”

•
The payment of a pro-rated 2024 annual bonus at target performance; and

•
Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

For more information, please see the section of this proxy statement captioned “The Merger — Interests of ImmunoGen’s Directors and Executive Officers in the Merger.”
Appraisal Rights
ImmunoGen has concluded that, under Part 13 of the MBCA, ImmunoGen Shareholders may be entitled to appraisal rights with respect to the Merger proposal and to receive the “fair value” of their shares of Company Common Stock and/or Company Preferred Stock in cash. To assert appraisal rights, a shareholder must (i) deliver, before the vote is taken on the Merger proposal, written notice of the shareholder’s intent to demand payment, (ii) not vote, or permit to be voted, the shareholder’s shares in favor of the Merger proposal and (iii) comply with the requirements of the MBCA. Perfection of appraisal rights is complex. The procedures for exercising appraisal rights is described in the section of this proxy statement captioned “The Merger — Appraisal Rights”. The full text of Part 13 of the MBCA is attached to this proxy statement as Annex D.

Certain Material U.S. Federal Income Tax Consequences of the Merger
The receipt of cash by ImmunoGen Shareholders in exchange for shares of Company Common Stock or Company Preferred Stock in the Merger is expected to be a taxable transaction to ImmunoGen Shareholders for U.S. federal income tax purposes. Such receipt of cash by each ImmunoGen Shareholder that is a U.S. Holder (as defined under the section, “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger”) is generally expected to result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock or Company Preferred Stock surrendered pursuant to the Merger by such ImmunoGen Shareholder. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless such U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
An ImmunoGen Shareholder that is a Non-U.S. Holder (as defined under the section, “The Merger —Certain Material U.S. Federal Income Tax Consequences of the Merger”) generally is not expected to be subject to U.S. federal income tax with respect to the exchange of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
For more information, please see the section of this proxy statement captioned “The Merger — Certain Material U.S. Federal Income Tax Consequences of the Merger.”
ImmunoGen Shareholders should consult their tax advisors in light of their particular circumstances and any specific tax consequences relating to the Merger, including U.S. federal, state, local and non-U.S. income and other tax consequences.
Regulatory Approvals Required for the Merger
Pursuant to the Merger Agreement, each of the parties has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible, and, in any event, by or before the Outside Date (as defined in the Merger Agreement), including that the parties have agreed to, and to cause each of their respective subsidiaries to use its reasonable best efforts to take any and all actions necessary to, obtain any consents, clearances, or approvals required under or in connection with antitrust laws to enable all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and other applicable antitrust laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws asserted by any governmental body to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date subject to certain limitations as outlined in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Reasonable Best Efforts to Consummate the Merger; Regulatory Filings.”
No Solicitation
The Company has agreed not to, and to cause its subsidiaries not to, and to instruct its Representatives (as defined in this proxy statement) not to, directly or indirectly: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any Acquisition Proposal (as defined in this proxy statement), (ii) engage in discussions or negotiations with respect to any Acquisition Proposal, or (iii) provide any non-public information to any person (other than AbbVie, Purchaser, or any of their respective designees) in connection with any Acquisition Proposal.
As used in this proxy statement, “Representatives” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of the applicable party.
Notwithstanding the foregoing restrictions, if at any time prior to receipt of the Company Requisite Vote the Company receives an Acquisition Proposal that did not result from a material breach of the no solicitation covenants in the Merger Agreement and that the Company Board or a committee thereof determines in good faith, after consultation with outside counsel and its financial advisor, constitutes a

Superior Proposal (as defined in this proxy statement), then the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (as defined in this proxy statement), subject to the terms and conditions of the Merger Agreement, including providing AbbVie notice that the Company intends to terminate the Merger Agreement to enter into such Alternative Acquisition Agreement and giving AbbVie the opportunity to propose terms of an amendment to the Merger Agreement.
If the Company terminates the Merger Agreement for the purpose of accepting and entering into a definitive agreement with respect of a Superior Proposal, the Company is required to pay the Termination Fee to AbbVie. For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Effect of Termination” and “Proposal 1: Approval of the Merger Agreement — Termination Fees.”
Conditions to the Closing of the Merger
The obligations of the Company, AbbVie, and Purchaser, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including the following:
•
approval of the Merger Agreement by the Company Requisite Vote;

•
the receipt of certain regulatory approvals and the expiration or termination of any waiting periods under the HSR Act and the foreign antitrust laws specified in the Merger Agreement;

•
the absence of any law, order, injunction, or decree by any governmental body prohibiting or making illegal the consummation of the Merger;

•
the absence of a Company Material Adverse Effect since the date of the Merger Agreement that is continuing;

•
the accuracy of the representations and warranties of the Company, AbbVie, and Purchaser in the Merger Agreement, subject to certain qualifiers as of the closing date of the Merger (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case as of such earlier date); and

•
the compliance in all material respects by the Company, AbbVie and Purchaser of their respective covenants and obligations of the Merger Agreement required to be performed and complied with by the Company, AbbVie, and Purchaser at or prior to the Effective Time.

For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Conditions to the Closing of the Merger.”
Termination of the Merger Agreement
The Company and AbbVie have certain rights to terminate the Merger Agreement under certain circumstances. Either the Company or AbbVie may terminate the Merger Agreement if (i) they mutually agree in writing, (ii) any court of competent jurisdiction or other governmental body of competent jurisdiction issues a final order, decree or ruling or other final action permanently restraining, enjoining, or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action has become final and non-appealable, (iii) the Company Requisite Vote is not obtained upon a vote taken thereon at the Special Meeting or (iv) the Merger has not been completed on or prior to August 30, 2024 (as may be extended under the Merger Agreement, the “Outside Date”), which will be automatically extended to May 30, 2025 if on the third business day prior to such date all of the closing conditions except those relating to regulatory approvals have been satisfied or waived (other than conditions that by their terms are to be satisfied at the closing).
AbbVie may terminate the Merger Agreement if (i) the Company Board effectuates a Change of Board Recommendation (as defined in this proxy statement) prior to the Company Requisite Vote being obtained or (ii) upon a breach of any covenant or agreement made by the Company in the Merger Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied if a Closing were to occur at such time.

Additionally, the Company may terminate the Merger Agreement if (i) prior to obtaining the Company Requisite Vote, the Company accepts a Superior Proposal or (ii) upon a breach of any covenant or agreement made by AbbVie or Purchaser in the Merger Agreement, or any representation or warranty of AbbVie or Purchaser is inaccurate or becomes inaccurate after the date of the Merger Agreement, subject to a cure period, and in each case such that a condition to Closing will not be satisfied if the Closing were to occur at such time.
The Merger Agreement also provides that the Company must pay AbbVie a Termination Fee of $353.5 million if (i) the Company Board determines to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in this proxy statement) and the Company so terminates or (ii) in the event that the Merger Agreement is terminated by AbbVie following a Change of Board Recommendation (as defined in this proxy statement), in each case, as set forth in the Merger Agreement. The Company must also pay AbbVie the Termination Fee if the Merger Agreement is terminated under certain circumstances, a third party has made an Acquisition Proposal (as defined in this proxy statement) publicly or to the Company Board prior to the termination of the Merger Agreement, and within twelve (12) months following such termination, the Company either consummates an Acquisition Proposal or enters into a definitive agreement for an Acquisition Proposal. The Merger Agreement provides that AbbVie must pay the Company a Reverse Termination Fee of $656.5 million in connection with the termination of the Merger Agreement, subject to certain limitations set forth in the Merger Agreement, if the Merger Agreement is terminated by either party as a result of (i) certain regulatory closing conditions relating to antitrust laws not having been satisfied as of the Outside Date (but all other closing conditions having been satisfied or waived) or (ii) a court of competent jurisdiction or other governmental body having issued a final, non-appealable order, decree, or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting, the Merger and such order, decree, ruling or other action that gives rise to such termination right is in respect of, pursuant to or arises under any antitrust law. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.
For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Termination of the Merger Agreement,” “Proposal 1: Approval of the Merger Agreement — Effect of Termination” and “Proposal 1: Approval of the Merger Agreement — Termination Fees.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement, and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”
Q:
Why am I receiving this proxy statement and proxy card or voting instruction form?

A:
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Company Board for use at the Special Meeting because you have been identified as a holder of Company Common Stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company Common Stock with respect to such matters.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will be held virtually on January 31, 2024, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/IMGN2024SM.

Q:
What am I being asked to vote on at the Special Meeting?

A:
You are being asked to consider and vote on:

•
a proposal to approve the Merger Agreement pursuant to which Purchaser will merge with and into ImmunoGen, and ImmunoGen will become a wholly owned subsidiary of AbbVie;

•
a proposal to approve, on a non-binding, advisory basis, the Compensation Proposal; and

•
a proposal to approve the Adjournment Proposal.

Q:
Who is entitled to vote at the Special Meeting?

A:
ImmunoGen Common Holders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Company Common Stock is entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each share of Company Common Stock that such holder owned as of the close of business on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the ImmunoGen Common Holder of record with respect to your shares of Company Common Stock to obtain your control number (as described below) prior to the Special Meeting.

Under the Certificate of Designation, the holders of Company Preferred Stock have no voting power whatsoever, except as otherwise provided by the MBCA. As a result, the holders of Company Preferred Stock do not have the right to vote their shares of Company Preferred Stock on any of the proposals described in this proxy statement.
Q:
May I attend the Special Meeting virtually and vote at the Special Meeting?

A:
ImmunoGen Common Holders of Record and Beneficial Owners.   ImmunoGen Common Holders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are an ImmunoGen Common Holder of record, you do not need to do anything in advance to attend and/or vote your shares of Company Common Stock at the Special Meeting, but to attend the Special Meeting, ImmunoGen Common Holders of record will need to use their control number on their proxy card to log into www.virtualshareholdermeeting.com/IMGN2024SM. Beneficial owners of Company

Common Stock who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Special Meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately fifteen (15) minutes before the Special Meeting is scheduled to begin at 9:00 a.m. Eastern Time on January 31, 2024.
Each holder of record of Company Common Stock will be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.
Attending the Special Meeting as a Guest.   Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting at www.virtualshareholdermeeting.com/IMGN2024SM and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.
Q:
What will I receive if the Merger is completed?

A:
Upon completion of the Merger, you will be entitled to receive an amount in cash equal to $31.26, without interest thereon subject to and less any applicable withholding taxes, for each share of Company Common Stock that you own (and for each share of Company Preferred Stock on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation) immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect or otherwise lost your appraisal rights under Part 13 of the MBCA. For example, if you own 1,000 shares of Company Common Stock, you will receive $31,260 in cash in exchange for your shares of Company Common Stock, without interest and subject to deduction for any required withholding tax. You will not receive any shares of the capital stock in the Surviving Corporation. For more information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Merger Consideration.”

Q:
What will holders of Company awards receive if the Merger is consummated?

A:
Pursuant to the Merger Agreement:

•
Company Stock Options, Company RSUs, and Company DSUs.   As of the Effective Time, each option to purchase shares of Company Common Stock (“Company Stock Option”), each restricted stock unit with respect to shares of Company Common Stock (“Company RSU”) and each deferred stock unit with respect to shares of Company Common Stock (“Company DSU”) granted under the Company’s Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan, Inducement Equity Incentive Plan, as amended, 2016 Employee, Director and Consultant Equity Incentive Plan, 2006 Employee, Director and Consultant Equity Incentive Plan or 2004 Non-Employee Director Compensation and Deferred Share Unit Plan (together, the “Company Equity Plans”) prior to the date of the Merger Agreement that is outstanding and unvested as of immediately prior to the Effective Time will vest in full.

•
Company Stock Options.   As of the Effective Time, each Company Stock Option granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock under such Company Stock Option.

•
Company RSUs and Company DSUs.   As of the Effective Time, each Company RSU and each Company DSU granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Company RSU or Company DSU immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.

•
Post-Merger Agreement Company RSUs.   With respect to any Company RSUs granted on or after the date of the Merger Agreement, as of the Effective Time, each such Company RSU will be exchanged for restricted stock units with respect to shares of AbbVie’s common stock and will continue to vest on its original vesting schedule, subject to accelerated vesting on certain terminations of employment, as further described below.

•
Company ESPP.   The Company continued to operate its Employee Stock Purchase Plan (the “Company ESPP”) in accordance with its terms through the purchase period ending on the last business day prior to December 31, 2023, subject to certain restrictions related to new participants and increases in payroll deductions. The Company has suspended the commencement of any new purchase periods under the Company ESPP and will terminate the Company ESPP as of or prior to the Effective Time.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible. In order to complete the Merger, ImmunoGen is required to obtain the Company Requisite Vote described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including obtaining the Company Requisite Vote, ImmunoGen is currently targeting to consummate the Merger in the middle of 2024. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not approved by ImmunoGen Common Holders or if the Merger is not completed for any other reason, ImmunoGen Common Holders will not receive any payment for their shares of Company Common Stock. Instead, ImmunoGen will remain an independent public company, the Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and ImmunoGen will continue to file periodic reports with the SEC. Under specified circumstances, ImmunoGen will be required to pay AbbVie the Termination Fee or may receive the Reverse Termination Fee upon the termination of the Merger Agreement, as described in the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Effect of Termination” and “Proposal 1: Approval of the Merger Agreement — Termination Fees.”

Q:
What vote is required to approve the Merger Agreement?

A:
The affirmative vote of ImmunoGen Common Holders holding at least two-thirds of the outstanding shares of Company Common Stock as of the close of business on the Record Date is required to approve the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any ImmunoGen Common Holder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. If you hold your shares of Company Common Stock in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker, or other nominee how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.
Q:
What is a “broker non-vote”?

A:
A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. ImmunoGen does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered

“routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal.
Q:
Why are ImmunoGen Common Holders being asked to cast a non-binding advisory vote to approve the Compensation Proposal?

A:
The Exchange Act and applicable SEC rules thereunder require ImmunoGen to seek a non-binding, advisory vote with respect to certain payments that could become payable to its named executive officers in connection with the Merger.

Q:
What vote is required to approve the Compensation Proposal?

A:
Assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast on the Compensation Proposal at the Special Meeting is required for approval of the Compensation Proposal, on a non-binding, advisory basis.

Q:
What will happen if ImmunoGen Common Holders do not approve the Compensation Proposal at the Special Meeting?

A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on ImmunoGen. Therefore, if the other requisite shareholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to ImmunoGen’s named executive officers in accordance with the terms and conditions of the applicable agreements.

Q:
What do I need to do now?

A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares of Company Common Stock can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Part 13 of the MBCA. If you hold your shares of Company Common Stock in “street name,” please refer to the voting instruction form provided by your bank, broker, or other nominee to vote your shares of Company Common Stock.

Q:
May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:
ImmunoGen has concluded that, under Part 13 of the MBCA, ImmunoGen Shareholders may be entitled to appraisal rights with respect to the Merger proposal and to receive the “fair value” of their shares of Company Common Stock and/or Company Preferred Stock in cash. To assert appraisal rights, a shareholder must (i) deliver, before the vote is taken on the proposal to approve the Merger Agreement, written notice of the shareholder’s intent to demand payment, (ii) not vote, or permit to be voted, the shareholder’s shares in favor of the Merger proposal and (iii) comply with the requirements of the MBCA. Perfection of appraisal rights is complex, and your failure to follow exactly the procedures specified under the MBCA will result in the loss of any appraisal rights. The procedures for exercising appraisal rights are described in the section of this proxy statement captioned “The Merger — Appraisal Rights”. The full text of Part 13 of the MBCA is attached to this proxy statement as Annex D.

Q:
Should I surrender my book-entry shares now?

A:
No. The Paying Agent (as defined in this proxy statement) will send each holder of shares of Company Common Stock of record a letter of transmittal prior to the Closing and written instructions that explain how to exchange shares of Company Common Stock represented by such holder’s book-entry shares for the Merger Consideration. For additional information, please see the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Payment of the Merger Consideration; Surrender of Shares.”

Q:
What happens if I sell or otherwise transfer my shares of Company Common Stock after the Record Date but before the Special Meeting?

A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of Company Common Stock and each of you notifies ImmunoGen in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Company Common Stock, but you will retain your right to vote those shares of Company Common Stock at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares of Company Common Stock. Even if you sell or otherwise transfer your shares of Company Common Stock after the Record Date, absent special arrangements, you will retain the right to vote those shares of Company Common Stock, and, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:
What is the difference between holding shares as an ImmunoGen Common Holder of record and as a beneficial owner?

A:
If your shares of Company Common Stock are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by ImmunoGen.

If your shares of Company Common Stock are held through a bank, broker, or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker, or other nominee who is considered, with respect to those shares of Company Common Stock, to be the shareholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee how to vote your shares of Company Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the shareholder of record, you may not vote your shares of Company Common Stock virtually at the Special Meeting.
Q:
If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:
No. Your bank, broker, or other nominee is permitted to vote your shares of Company Common Stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker, or other nominee how to vote. You should follow the procedures provided by your bank, broker, or other nominee to vote your shares of Company Common Stock. Without instructions, your shares of Company Common Stock will not be voted on such proposals, which will have the same effect as if you voted against approval of the Merger Agreement, and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal.

Q:
How may I vote?

A:
If you are an ImmunoGen Common Holder of record (that is, if your shares of Company Common Stock are registered in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent), there are four (4) ways to vote:

•
by signing, dating, and returning the enclosed proxy card in the accompanying prepaid reply envelope;

•
by visiting the internet at the address on your proxy card;

•
by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•
by attending the Special Meeting virtually and voting at the meeting.

A control number, located on your proxy card, is designed to verify your identity, and allow you to vote your shares of Company Common Stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares of Company Common Stock, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of Company Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares of Company Common Stock that you beneficially own, you may still vote your shares of Company Common Stock virtually at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually, your previous vote by proxy will not be counted.
If your shares of Company Common Stock are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee, or, if such a service is provided by your bank, broker, or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker, or other nominee, you should follow the instructions on the voting form provided by your bank, broker, or nominee.
Q:
May I change my vote after I have mailed my signed and dated proxy card?

A:
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke or change your proxy at any time before 5:00 p.m. Eastern Time on the day before the Special Meeting. If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:
•
Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Special Meeting to the Secretary at the Company’s Corporate headquarters at 830 Winter Street, Waltham, MA 02451;

•
Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•
Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares of Company Common Stock are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

Q:
If an ImmunoGen Common Holder gives a proxy, how are the shares voted?

A:
The individuals named on the enclosed proxy card, or your proxies, will vote your shares of Company Common Stock in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares of Company Common Stock should be voted for or against or to abstain from voting on all, some, or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company Common Stock should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the approval of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
Q:
What should I do if I receive more than one set of voting materials?

A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards, or voting instruction cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are an ImmunoGen Common Holder of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card.
Q:
Where can I find the voting results of the Special Meeting?

A:
If available, ImmunoGen may announce preliminary voting results at the conclusion of the Special Meeting. ImmunoGen intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that ImmunoGen files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our information agent:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS
This proxy statement and any documents referred to in this proxy statement contains certain “forward-looking statements.” All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the Company and members of its senior management team, and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Forward-looking statements include, without limitation, statements regarding financial projections, prospective performance, and future plans, events, expectations, performance, objectives and opportunities and the outlook for ImmunoGen’s business; the benefits of the Merger; the Merger; the timing of and receipt of required regulatory filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, but not limited to: uncertainties as to the timing of the Merger; uncertainties as to how many of the Company’s shareholders will vote their stock in favor of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the ability of the parties to consummate the Merger on a timely basis or at all; the satisfaction or waiver of the conditions precedent to the consummation of the Merger, including the ability to secure regulatory approvals and shareholder approval on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the Merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s businesses during the period between now and the closing; certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the Merger; risk that shareholder litigation may result in significant costs of defense, indemnification and liability; the possibility that competing offers may be made; the successful execution of the collaboration with Takeda and their development and commercialization efforts; the timing and outcome of the Company’s clinical development processes; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of clinical trials and regulatory processes; the timing and outcome of anticipated interactions with regulatory authorities; the risk that the Company may not be able to obtain adequate price and reimbursement for any approved products, including the potential for delays or additional difficulties for ELAHERE in light of the FDA granting accelerated approval; the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, rising inflation, increasing interest rates, natural disasters, military conflicts, including the conflict between Russia and Ukraine, terrorist attacks, and other similar matters, and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.
Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (i) the information contained under this caption; and (ii) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended December 31, 2022 and elsewhere in our most recent filings with the SEC, including our

Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.
These may not be all of the factors that could cause actual results to vary materially from the forward-looking statements. ImmunoGen Shareholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Company Board for use at the Special Meeting.
Date, Time, and Place
We will hold the Special Meeting virtually on January 31, 2024, at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/IMGN2024SM and, if applicable, at any adjournment or postponement thereof.
Purpose of the Special Meeting
At the Special Meeting, we will ask ImmunoGen Common Holders to vote on proposals to: (i) approve the Merger Agreement; (ii) approve, on a non-binding advisory basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
ImmunoGen Common Holders must approve the proposal to approve the Merger Agreement in order for the Merger to be consummated. If ImmunoGen Common Holders fail to approve the proposal to approve the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.
Record Date; Shares Entitled to Vote; Quorum
Only ImmunoGen Common Holders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Beginning two (2) business days after notice of the Special Meeting, a complete list of ImmunoGen shareholders entitled to notice of the Special Meeting will be available for inspection by ImmunoGen shareholders on a virtual data room provided by ImmunoGen. Access to and use of this virtual data room will be subject to satisfactory verification of shareholder status and compliance with applicable Massachusetts law. To obtain access to the secured website, please contact ImmunoGen by email at IMGNShareholder@immunogen.com. The list of ImmunoGen shareholders entitled to notice of the Special Meeting will also be made available for inspection by ImmunoGen shareholders during the Special Meeting via the virtual meeting website at www.virtualshareholdermeeting.com/IMGN2024SM.
The holders of a majority in interest of the issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting, present virtually or represented by proxy, shall constitute a quorum at the Special Meeting. On the Record Date, there were 279,354,016 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting, meaning that 139,677,009 shares of Company Common Stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, we expect that the meeting will be adjourned to solicit additional proxies to approve the Merger Agreement.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the ImmunoGen Common Holders holding at least two-thirds of the outstanding shares of Company Common Stock as of the close of business on the Record Date is required to approve the Merger Agreement. As of the Record Date, 186,236,011 shares constitutes two-thirds of the outstanding shares of Company Common Stock. Approval of the Merger Agreement by ImmunoGen Common Holders is a condition to the Closing.
Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.

Approval of the Adjournment Proposal (a) when a quorum is present, requires the affirmative vote of ImmunoGen Common Holders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal and (b) when a quorum is not present, requires the affirmative vote of ImmunoGen Common Holders holding a majority of the shares of Company Common Stock present virtually or represented by proxy at the Special Meeting.
If an ImmunoGen Common Holder abstains from voting, that abstention will be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as if the ImmunoGen Common Holder voted “AGAINST” the proposal to approve the Merger Agreement. At the Special Meeting, assuming a quorum is present, abstentions will have no effect on the outcomes of the Compensation Proposal or the Adjournment Proposal. If a quorum is not present, abstentions will count as a vote “AGAINST” the Adjournment Proposal.
If no instruction as to how to vote is given in a validly executed, duly returned, and not revoked proxy, the proxy will be voted “FOR” (i) the proposal to approve the Merger Agreement; (ii) the Compensation Proposal; and (iii) the Adjournment Proposal.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to approve the Merger Agreement. A “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares of Company Common Stock. ImmunoGen does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine,” whereas each of the proposals to be presented at the Special Meeting is considered “non-routine.” As a result, no broker would be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares of Company Common Stock will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement, and will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal.
Under the Certificate of Designation, the holders of Company Preferred Stock have no voting power whatsoever, except as otherwise provided by the MBCA. As a result, the holders of Company Preferred Stock do not have the right to vote their shares of Company Preferred Stock on any of the proposals described in this proxy statement.
Share Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 779,585 shares of Company Common Stock, representing approximately 0.28% of the shares of Company Common Stock outstanding on the Record Date.
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of Company Common Stock (i) “FOR” the approval of the Merger Agreement, (ii) “FOR” the non-binding, advisory Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Voting of Proxies
If, at the close of business on the Record Date, your shares of Company Common Stock are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you may cause your shares of Company Common Stock to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually at the Special Meeting. Additionally, you may grant a proxy electronically over the internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy card or internet and telephone proxies, the proxy holders will vote your shares of Company Common Stock according to your directions.

If you plan to attend the Special Meeting and wish to vote virtually, you will need to enter the 16-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the proxy statement. If you attend the Special Meeting, and vote virtually, your vote will revoke any previously submitted proxy. If your shares of Company Common Stock are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually.
Voting instructions are included on your proxy card. All shares of Company Common Stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the ImmunoGen Common Holder. Properly signed and dated proxies that do not contain voting instructions will be voted: (i) “FOR” the approval of the Merger Agreement; (ii) “FOR” the approval of the non-binding, advisory Compensation Proposal and (iii) “FOR” the approval of the Adjournment Proposal.
If, at the close of business on the Record Date, your shares of Company Common Stock are held in “street name” through a bank, broker, or other nominee, you may vote through your bank, broker, or other nominee by completing and returning the voting form provided by your bank, broker, or other nominee or attending the Special Meeting and voting virtually with a “legal proxy” from your bank, broker, or other nominee. If such a service is provided, you may vote over the internet or telephone through your bank, broker, or other nominee by following the instructions on the voting form provided by your bank, broker, or other nominee. If you do not return your bank’s, broker’s, or other nominee’s voting form, do not vote via the internet or telephone through your bank, broker, or other nominee, if possible, or do not attend the Special Meeting and vote virtually with a “legal proxy” from your bank, broker, or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to approval the Merger Agreement, but will have no effect on the Compensation Proposal, assuming a quorum is present, or the Adjournment Proposal.
Revocability of Proxies
Shareholder of Record: Shares Registered in Your Name
If you are an ImmunoGen Common Holder of record entitled to vote at the Special Meeting, you can revoke or change your proxy at any time before 5:00 p.m. Eastern Time on the day before the day on which the Special Meeting will be held. If you are the record holder of your shares of Company Common Stock, you may revoke or change your proxy in any one of the following ways:
•
Attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting;

•
Specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Special Meeting to the Secretary of the Company at the Company’s Corporate headquarters at 830 Winter Street, Waltham, MA 02451;

•
Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or

•
Duly completing a later-dated proxy card relating to the same shares of Company Common Stock and delivering it to the Secretary of the Company before the taking of the vote at the Special Meeting.

At the time the Special Meeting occurs, the most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares of Company Common Stock are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Adjournments
Although it is not currently expected, the Special Meeting may be adjourned to any other time and to any other place (whether virtual or not) by the ImmunoGen Common Holders present or represented at the

Special Meeting, although less than a quorum, or by the chair of the Special Meeting, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date, and place (whether virtual or not) of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow the ImmunoGen Common Holders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.
Company Board’s Recommendation
After careful consideration, the Company Board has unanimously (i) determined that the Merger Agreement and the Merger are in the best interests of ImmunoGen, (ii) adopted the Merger Agreement, (iii) resolved to recommend the holders of shares of Company Common Stock vote to approve the Merger Agreement, and (iv) directed that the Merger Agreement be submitted to the holders of shares of Company Common Stock with the recommendation of the Company Board that the holders of shares of Company Common Stock vote to approve the Merger Agreement.
Accordingly, the Company Board recommends, on behalf of ImmunoGen, that you vote: (i) “FOR” the approval of the Merger Agreement; (ii) “FOR” the non-binding, advisory Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
Expenses of Information Agent
The expense of preparing, printing, and mailing materials related to the Special Meeting is being borne by ImmunoGen. ImmunoGen has retained MacKenzie Partners, Inc. as information agent at a cost of approximately $25,000 plus expenses.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including obtaining the Company Requisite Vote, ImmunoGen is currently targeting to consummate the Merger in the middle of 2024. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, the shares of Company Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of the Company Common Stock will no longer be publicly traded. As such, ImmunoGen will no longer file periodic reports with the SEC on account of the Company Common Stock.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on January 31, 2024
The proxy statement is available on the investor relations page of our website at https://investor.immunogen.com/financial-information/sec-filings.

Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting, or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact our information agent:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

THE MERGER
This description of the proposed Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.
Parties Involved in the Merger
ImmunoGen, Inc.
ImmunoGen was incorporated in Massachusetts in 1981 and is a commercial-stage biotechnology company focused on developing and commercializing the next generation of antibody-drug conjugates (ADCs) to improve outcomes for cancer patients. The Company Common Stock is listed and traded on Nasdaq (“Nasdaq”) under the symbol “IMGN”. ImmunoGen’s principal executive offices are located at 830 Winter Street, Waltham, MA 02451, and its telephone number is (781) 895-0600.
AbbVie Inc.
AbbVie is a global, research-based biopharmaceutical company. AbbVie uses its expertise, dedicated people, and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s common stock is listed and traded on The New York Stock Exchange (the “NYSE”) under the symbol “ABBV.” AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.
Athene Subsidiary LLC
Intermediate Sub is a Delaware limited liability company and a wholly owned subsidiary of AbbVie and was formed on November 22, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Intermediate Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Intermediate Sub’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.
Athene Merger Sub Inc.
Purchaser is a Massachusetts corporation and a wholly owned subsidiary of Intermediate Sub and was formed on November 22, 2023, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and other documents or agreements executed and delivered in connection with the Merger Agreement. Purchaser has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon the completion of the Merger, Purchaser will cease to exist with ImmunoGen continuing as the surviving corporation and a wholly owned subsidiary of Intermediate Sub (the “Surviving Corporation”). Purchaser’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.
Effect of the Merger
On the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, and in accordance with the MBCA, Purchaser will merge with and into ImmunoGen, with ImmunoGen continuing as the Surviving Corporation. As a result of the Merger, the Company Common Stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended, and ImmunoGen will no longer file periodic reports with the SEC with respect to the Company Common Stock. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a duly executed certificate of merger with the Secretary of the Commonwealth of Massachusetts (or at such later time as may be specified in the certificate of merger and agreed to by Purchaser and ImmunoGen).
Effect on ImmunoGen if the Merger is Not Completed
If the Merger Agreement is not approved by ImmunoGen Common Holders, or if the Merger is not completed for any other reason:
(i)
the ImmunoGen Shareholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock or Company Preferred Stock pursuant to the Merger Agreement;

(ii)
(A) ImmunoGen will remain an independent public company, (B) the Company Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) ImmunoGen will continue to file periodic reports with the SEC;

(iii)
ImmunoGen anticipates that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) ImmunoGen Shareholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect ImmunoGen’s business, prospects and results of operations, as such may be affected by, among other things, the industry in which ImmunoGen operates and economic conditions;

(iv)
the price of the Company Common Stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of the Company Common Stock would return to the price at which it trades as of the date of this proxy statement;

(v)
the Company Board will continue to evaluate and review ImmunoGen’s business operations, strategic direction, and capitalization, among other things, and will make such changes as are deemed appropriate; and

(vi)
under certain specified circumstances, ImmunoGen may be required to pay AbbVie the Termination Fee or AbbVie may be required to pay ImmunoGen the Reverse Termination Fee in certain circumstances. For more information, please see the sections of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement — Effect of Termination” and “Proposal 1: Approval of the Merger Agreement — Termination Fees.”

Merger Consideration
Company Common Stock and Company Preferred Stock
At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Company Common Stock (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) owned by AbbVie, Purchaser or any direct or indirect wholly owned subsidiary of AbbVie or Purchaser immediately prior to the Effective Time or (iii) held by shareholders who have properly exercised and perfected their demands for appraisal of such Company Common Stock in accordance with the MBCA) and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation), will be converted into the right to receive an amount in cash equal to $31.26, without interest (the “Merger Consideration”), and subject to any applicable withholding taxes, and as of the Effective Time, all such shares will no longer be outstanding and will automatically be cancelled. For more information, please see the section of this proxy statement captioned “The Merger — Merger Consideration.”
After the Merger is completed, you will have the right to receive the Merger Consideration in respect of each share of Company Common Stock and each share of Company Preferred Stock (on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation) that you own (less any applicable withholding taxes), but you will no longer have any rights as an ImmunoGen Shareholder

(except that ImmunoGen Shareholders who properly exercise, and do not withdraw, their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by the MBCA). For more information, please see the section of this proxy statement captioned “The Merger — Appraisal Rights.”
Treatment of Company Equity Awards
Pursuant to the Merger Agreement:
•
Company Stock Options, Company RSUs, and Company DSUs.   As of the Effective Time, each option to purchase shares of Company Common Stock (“Company Stock Option”), each restricted stock unit with respect to shares of Company Common Stock (“Company RSU”) and each deferred stock unit with respect to shares of Company Common Stock (“Company DSU”) granted under the Company’s Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan, Inducement Equity Incentive Plan, as amended, 2016 Employee, Director and Consultant Equity Incentive Plan, 2006 Employee, Director and Consultant Equity Incentive Plan or 2004 Non-Employee Director Compensation and Deferred Share Unit Plan (together, the “Company Equity Plans”) prior to the date of the Merger Agreement that is outstanding and unvested as of immediately prior to the Effective Time will vest in full.

•
Company Stock Options.   As of the Effective Time, each Company Stock Option granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock under such Company Stock Option.

•
Company RSUs and Company DSUs.   As of the Effective Time, each Company RSU and each Company DSU granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Company RSU or Company DSU immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.

•
Post-Merger Agreement Company RSUs.   With respect to any Company RSUs granted on or after the date of the Merger Agreement, as of the Effective Time, each such Company RSU will be exchanged for restricted stock units with respect to shares of AbbVie’s common stock and will continue to vest on its original vesting schedule, subject to accelerated vesting on certain terminations of employment, as further described below.

•
Company ESPP.   The Company continued to operate its Employee Stock Purchase Plan (the “Company ESPP”) in accordance with its terms through the purchase period ending on the last business day prior to December 31, 2023, subject to certain restrictions related to new participants and increases in payroll deductions. The Company will suspend the commencement of any new purchase periods under the Company ESPP and will terminate the Company ESPP as of or prior to the Effective Time.

Background of the Merger
The Company Board and the Company’s senior management have periodically reviewed and evaluated the Company’s operations, financial performance, long-term strategies, and strategic opportunities to increase shareholder value, including acquisitions and dispositions of assets, businesses, and product lines and potential partnering opportunities, including with the parties identified below, in light of developments at the Company, in the industry in which the Company operates, in the economy generally, and in financial markets.
On April 25, 2023, a member of management of Party A reached out to Mark Enyedy, Chief Executive Officer of the Company, about scheduling a video conference. Mr. Enyedy subsequently contacted Stephen McCluski, Chair of the Company Board, to advise him of the outreach from Party A.

On April 26, 2023, Mr. Enyedy had a video conference with two members of management of Party A, during which the representatives from Party A outlined that they had completed preliminary due diligence on the Company and would be sending a non-binding indication of interest regarding a potential strategic transaction between Party A and the Company and that they would like to set up a call between Mr. Enyedy and the chief executive officer of Party A. They also noted that they were aware the Company would release earnings on April 28, 2023, and was expecting to release top-line results from the Company’s confirmatory study for ELAHERE in early May 2023. Mr. Enyedy confirmed the guidance on the timing for earnings and the expected timing for release of the trial results and stated that he was in “listen-only mode” and that he would review the correspondence upon receipt.
Shortly after that conversation, representatives of Party A emailed to Mr. Enyedy a non-binding indication of interest for Party A to acquire the Company (the “April 26 IoI”), subject to and as a basis for Party A to execute a non-disclosure agreement and commence a due diligence review of the Company. The April 26 IoI did not contain a proposed purchase price for the Company, but stated that (i) Party A intended to submit a proposal containing an all-cash price per share of Company Common Stock after its review of pending MIRASOL study results and (ii) the transaction would not be subject to any financing contingency.
On April 27, 2023, the Company Board convened a meeting by videoconference to discuss the April 26 IoI, with members of Company management and representatives of Goldman Sachs, Lazard, and Ropes & Gray LLP (“Ropes & Gray”) in attendance. Mr. Enyedy described the substance of his call with the representatives of Party A, and the consensus of the Company Board was that Mr. Enyedy should participate in a call with the chief executive officer of Party A, primarily listening to gather additional information. The representatives from Lazard and Goldman Sachs then provided their views on the April 26 IoI, with both commenting that an indication of interest without a proposed purchase price or range was unusual but not unprecedented. The Company Board then discussed possible responses to the April 26 IoI and, in particular, Party A’s request for diligence before submitting a proposed price per share of Company Common Stock. Following discussion, the Company Board authorized Mr. Enyedy to convey to Party A that the Company would not provide diligence for a possible sale to Party A until Party A indicated at least a proposed valuation range. After representatives from Goldman Sachs and Lazard left the meeting, Mr. Enyedy recommended engaging Goldman Sachs and Lazard as financial advisors if the Company should proceed with engaging with Party A or other potential bidders, assuming acceptable terms for the engagements could be negotiated. After discussion, the Company Board approved this plan, based upon each financial advisor’s experience in public company biotechnology M&A and familiarity with the Company.
On April 28, 2023, the Company released first quarter earnings, which included ELAHERE revenue substantially above analyst expectations, leading to an approximately 25% increase in the price per share of Company Common Stock.
On the morning of May 3, 2023, the Company issued a press release relating to the positive top-line results from the Company’s MIRASOL trial evaluating the safety and efficacy of ELAHERE compared to chemotherapy in patients with folate receptor alpha (FRα)-positive platinum-resistant ovarian cancer who had received one to three prior lines of therapy, which led to an increase in the price per share of Company Common Stock of more than 100%. Following the close of trading on May 3, 2023, the Company announced that it intended to offer $200 million of shares of Company Common Stock in an underwritten public offering.
Later on May 3, 2023, a member of management of Party A sent an email to Mr. Enyedy congratulating the Company on the MIRASOL data and asking to speak with him on May 5, 2023. Mr. Enyedy scheduled the call for May 8, 2023.
On May 8, 2023, Mr. Enyedy had a videoconference with a member of management of Party A, who asked for a diligence call to cover certain specific topics as well as an in-person meeting between Mr. Enyedy and the chief executive officer of Party A in advance of Party A submitting a revised indication of interest containing either a specific proposed price or price range per share of Company Common Stock. Mr. Enyedy expressed his willingness to have a meeting with the chief executive officer of Party A but stated that the Company was unwilling to provide additional diligence information prior to Party A’s providing a proposed price per share of Company Common Stock.

On May 9, 2023, the Company announced the closing of the previously announced underwritten public offering for a total 29,900,000 shares of Company Common Stock, which reflected the exercise in full by the underwriters of their option to purchase up to 3,900,000 additional shares of Company Common Stock. The shares of Company Common Stock were sold at a price of $12.50 per share and resulted in total gross proceeds to the Company of approximately $375 million.
On May 11, 2023, Mr. Enyedy met with the chief executive offer of Party A. During the conversation, the chief executive officer of Party A stated that he understood the Company’s position that Party A needed to propose a purchase price prior to receiving diligence and suggested that Party A would send a revised indication of interest containing a proposed price following the meeting. Following that meeting, Mr. Enyedy communicated to the directors an update on the status of the discussions with Party A.
On May 18, 2023, the chief financial officer of Party A reached out to Mr. Enyedy via email about scheduling a follow-up video conference. Following receipt of the email, Mr. Enyedy contacted Mr. McCluski and the Company’s financial advisors to discuss the outreach from Party A.
On May 20, 2023, Mr. Enyedy had a video conference with two members of management of Party A. The representatives from Party A stated that they had continued to evaluate a potential strategic transaction between Party A and the Company and requested a meeting with representatives of the Company to review certain diligence items. They explained that, following the proposed meeting and the review of the requested items, Party A would expect to provide a specific price per share of Company Common Stock. Mr. Enyedy reiterated the Company’s position that diligence would not be made available prior to receipt of a proposed price. The parties acknowledged an impasse, and discussions between Party A and the Company on a potential strategic transaction discontinued at that time.
On August 26, 2023, a representative of Goldman Sachs provided an email introduction between Mr. Enyedy and representatives of Party B, following which a video conference was scheduled between the Company and Party B for September 1, 2023.
On September 1, 2023, Mr. Enyedy and Stacy Coen, Senior Vice President, and Chief Business Officer of the Company, had a video conference with representatives of Party B during which potential partnering opportunities were discussed. At the conclusion of the video conference, Party B representatives requested a follow-up face-to-face meeting with Mr. Enyedy, which was subsequently scheduled for October 4, 2023.
On September 12, 2023, representatives of Party A and representatives of Lazard held an in-person meeting during which representatives of Party A expressed continued interest in a potential transaction with the Company and requested certain diligence items in connection with Party A’s evaluation of a potential transaction. Lazard conveyed the request to the Company and, in response and in consultation with Mr. McCluski, Mr. Enyedy instructed Lazard to reiterate the Company’s position that diligence would not be made available prior to Party A’s offering a proposed purchase price per share of Company Common Stock.
On September 27, 2023, a representative of Party B indicated via email that the chief executive officer of Party B would join the meeting on October 4, 2023.
On October 4, 2023, the chief executive officer, and another member of management of Party B met with Mr. Enyedy and Ms. Coen to discuss a potential acquisition of the Company by Party B.
Later on October 4, 2023, the chief executive officer of Party B sent Mr. Enyedy a preliminary non-binding proposal to acquire the Company for an all-cash offer price of $21.50 per share of Company Common Stock, subject to due diligence (the “October 4 Proposal”). The October 4 Proposal stated that the proposed transaction would not be subject to any financing contingency. Included with the October 4 Proposal was a “highly confident” letter from a proposed lender regarding the availability of committed third-party financing.
On October 7, 2023, the Company Board convened a meeting by videoconference, with members of Company management and representatives of Goldman Sachs, Lazard, and Ropes & Gray in attendance, to discuss the October 4 Proposal. Representatives of Goldman Sachs and Lazard provided their perspectives on the October 4 Proposal and Party B, including Party B’s likely strategic rationale for a transaction and constraints on its flexibility to increase its proposed price. The Company Board reviewed certain preliminary, non-public, unaudited financial projections prepared by the Company’s senior management for fiscal years 2023-2040. Representatives of Goldman Sachs and Lazard then reviewed and discussed with the Company Board preliminary, illustrative financial analyses. Following their presentation, the representatives of Goldman Sachs and Lazard left the meeting, and a representative from Ropes & Gray reviewed with the Company Board the directors’ fiduciary duties in the context of considering a proposal to acquire the Company. After the representatives of Goldman Sachs and Lazard left the meeting, a representative of Ropes & Gray reviewed with the Company Board the proposed terms of the engagement letters for Goldman Sachs and Lazard, along with information proposed by each of Goldman Sachs and Lazard regarding each firm’s relationships with the Company and Party B. The Company Board then unanimously resolved to retain each of Goldman Sachs and Lazard as a financial advisor to the Company on substantially the terms set forth in the proposed engagement letters of Goldman Sachs and Lazard, respectively, and authorized Mr. Enyedy to finalize and execute such engagement letters. A representative of Ropes & Gray then reviewed the key terms of a draft form of confidentiality agreement that was proposed to be provided to Party B and other potential counterparties who may express interest in a strategic transaction with the Company. The Company Board unanimously resolved to approve the form of confidentiality agreement, which contained standstill provisions that would terminate if the Company signed a merger agreement contemplating a change of control. The Company Board then discussed possible responses to the October 4 Proposal and whether and when to contact other potential bidders. The discussion covered specific life sciences companies suggested by directors, management, and the financial advisors and included, with respect to particular potential counterparties, discussion of potential strategic rationales, antitrust and merger control matters, and financing capacity. The Company Board authorized Mr. Enyedy to convey to Party B that, while the Company did not intend to transact at the proposed price contained in the October 4 Proposal, the Company would be prepared to make limited diligence available to Party B to facilitate improvement of its proposed price, subject to Party B’s entry into a non-disclosure agreement. Mr. Enyedy was authorized by the Company Board to negotiate the non-disclosure agreement with Party B and, on that basis, provide limited additional diligence to Party B. The Company Board also determined not to contact other potential counterparties prior to receiving an improved proposal from Party B. The Company Board, with input from management and the financial advisors, did assess five additional companies that could potentially have strong strategic interest in the Company, financial capacity to engage in a transaction, and lack of competitive overlaps that introduced substantial antitrust risk for closing a transaction.
On October 8, 2023, the Company entered into engagement letters with each of Goldman Sachs and Lazard, retaining Goldman Sachs and Lazard as financial advisors in connection with the potential strategic transaction.
On October 9, 2023, Mr. Enyedy had a video conference with the chief executive officer of Party B during which Mr. Enyedy stated that the $21.50 price for each share of Company Common Stock reflected in the October 4 Proposal was not at a level at which the Company would be prepared to transact, but that the Company recognized the October 4 Proposal was based on publicly available information. Accordingly, the Company would be willing to send Party B a non-disclosure agreement and to make limited diligence materials available to Party B to facilitate its ability to submit a revised and improved proposal. The chief executive officer of Party B stated that, subject to a satisfactory review of the diligence materials, Party B would be prepared to submit a revised and improved proposal.
On October 12, 2023, the Company and Party B entered into a mutual non-disclosure agreement containing a standstill that would terminate if the Company signed a merger agreement contemplating a change of control. Also on October 12, 2023, Party B sent the Company a diligence request list.
On October 13, 2023, Mr. Enyedy, Ms. Coen, and Dr. Michael Vasconcelles, Executive Vice President, Research, Development, and Medical Affairs of the Company, held a virtual meeting with members of management of Party B. Mr. Enyedy noted that, in response to a request from Party B to submit additional diligence requests, the Company did not intend to make substantial additional diligence information available to Party B prior to receipt of an improved proposal.
On October 16, 2023, Mr. Enyedy had a video conference with the chief executive officer of Party B during which the chief executive officer of Party B stated that Party B intended to increase its proposal to $22.50 per share of Company Common Stock and asked to undertake full diligence of the Company. Later that day, the chief executive officer of Party B sent Mr. Enyedy a revised non-binding proposal to acquire the Company for an all-cash offer price of $22.50 per share of Company Common Stock, subject to due diligence (the “October 16 Proposal”). The October 16 Proposal stated that the proposed transaction would not be subject to any financing contingency but that Party B planned to fund the proposed transaction using third-party financing in addition to cash on hand. Included with the October 16 Proposal was a “highly confident” letter from a proposed lender regarding the availability of committed third-party financing.
On October 17, 2023, the Company Board convened a meeting by videoconference, with members of Company management and representatives of Goldman Sachs, Lazard, and Ropes & Gray in attendance, to discuss the October 16 Proposal. Mr. Enyedy provided an update on interactions with Party B since the meeting of the Company Board on October 7, 2023. Representatives of Goldman Sachs and Lazard provided their perspectives on the October 16 Proposal and then reviewed a preliminary, illustrative analysis of deal size and premia at various prices per share of Company Common Stock. Following discussion of potential avenues for further engagement with Party B and potential outreach to the five pharmaceutical companies identified at the October 7, 2023, meeting of the Company Board, the Company Board instructed representatives of Goldman Sachs and Lazard to contact those five potential additional bidders to assess interest in a potential strategic transaction with the Company. The Company Board also authorized Mr. Enyedy to (i) negotiate, approve, and execute a confidentiality agreement with each of the potential counterparties that indicated an interest in pursuing a transaction, and, on that basis, to provide limited non-public diligence information to them, and (ii) convey to the chief executive officer of Party B that the October 16 Proposal did not recognize full value for the Company but that the Company was prepared to answer additional specific diligence requests from Party B. The Company Board next considered establishing a transaction committee to facilitate oversight of the process of exploring a potential business combination transaction. Following such discussion, the Company Board resolved to establish such a committee of the Company Board, comprised of Mr. McCluski, as chair, Ms. Peterson, and Mr. Enyedy, for such purposes, with the Company Board retaining authority over final approval of any potential strategic transaction. We refer to this committee as the “Committee.” The Committee was formed for convenience and efficiency and was not formed to address any director conflict of interest. The Committee was not granted the authority to approve any transaction.
On October 18, 2023, representatives of Goldman Sachs and Lazard contacted representatives of each of AbbVie, Party A, Party C, Party D, and Party E to discuss their potential interest in a strategic transaction involving the Company and provided AbbVie, Party A, Party D and Party E with a form of non-disclosure agreement containing a standstill that would terminate if the Company signed a merger agreement contemplating a change of control. At the Committee’s instruction, representatives of Goldman Sachs and Lazard indicated to the various potential counterparties that the Company was in receipt of an unsolicited all-cash proposal to acquire the Company and that they were contacting a select number of counterparties to solicit interest in a potential acquisition.
On October 20, 2023, representatives of Party C informed representatives of Goldman Sachs and Lazard that Party C was declining to participate in the process, citing an inability to justify paying a price in excess of the Company’s then-current market price. Over the following days, in connection with their discussions with the representatives of each of AbbVie, Party A, Party D, and Party E, Goldman Sachs and Lazard communicated that the Company would expect to receive preliminary bids by November 6, 2023.
Also on October 20, 2023, Mr. Enyedy had a video conference with the chief executive officer of Party B during which Mr. Enyedy stated that, while the Company Board (i) continued to believe that Party B should be able to increase its offer price for the Company and (ii) would not be willing to enter into full diligence with Party B at that point in time, the Company would be willing to address certain additional follow-up diligence questions to help Party B to refine further its view of value and improve its proposal. Following this telephone call, representatives of Party B sent a follow-up diligence request list to the Company.
On October 23, 2023, the Company and Party A entered into a non-disclosure agreement containing a standstill that would terminate if the Company signed a merger agreement contemplating a change of control.
Also on October 24, 2023, Mr. Enyedy had a telephone call with the chief executive officer of Party B, during which Mr. Enyedy stated that, in response to Party B’s latest diligence request list, the Company would be willing to provide Party B with additional information in response to key topics identified in Party B’s diligence request list, subject to Party B’s entry into a clean team agreement with the Company governing the exchange of and review of competitively sensitive information between the parties. Mr. Enyedy noted that it was the Company Board’s expectation that these additional diligence responses would result in an improved proposal from Party B, at which time the Company Board would consider whether to advance to full diligence with Party B. Following that telephone call, a representative of Ropes & Gray furnished the chief executive officer of Party B with a draft clean team agreement.
On October 26, 2023, Mr. Enyedy, Ms. Coen, and Dr. Vasconcelles held an in-person meeting, which was also held by videoconference, with members of management of Party A, with a representative of Lazard also in attendance.
Also on October 26, 2023, the Company entered into a non-disclosure agreement with AbbVie containing a standstill that would terminate if the Company signed a merger agreement contemplating a change of control, and the Company entered into a non-disclosure agreement with Party E containing a similar standstill provision.
On October 27, 2023, Mr. Enyedy, Ms. Coen, and Dr. Vasconcelles held a virtual meeting with members of management of AbbVie, with a representative of Goldman Sachs in attendance.
On October 30, 2023, Mr. Enyedy, Ms. Coen, and Dr. Vasconcelles held a virtual meeting with members of management of Party E, with a representative of Goldman Sachs also in attendance.
Also on October 30, 2023, the Company entered into a non-disclosure agreement with Party D containing a standstill including customary fall away provisions, and the Company entered into a clean team agreement with Party B.
On November 1, 2023, the individuals and organizations constituting Party B’s “clean team” were granted access to a clean team virtual data room, and other representatives of Party B were granted access to a separate general virtual data room, in each case, containing certain diligence materials.
Also on November 1, 2023, Mr. Enyedy, Ms. Coen, and Dr. Vasconcelles held a virtual meeting with members of management of Party D, with a representative of Lazard also in attendance.
On November 3, 2023, a representative of Party D informed representatives of Goldman Sachs that Party D would not be pursuing an acquisition of the Company, citing an inability to make a proposal to acquire the Company that would provide a premium to the Company’s then-current market price.
On November 6, 2023, Party A submitted a non-binding indication of interest to acquire all outstanding shares of Company Common Stock for a price of $18-20 per share of Company Common Stock in cash, subject to due diligence (the “Party A November 6 Proposal”). The Party A November 6 Proposal stated that the proposed transaction would not be subject to any financing contingency and that Party A planned to fund the proposed transaction using a combination of cash on hand at Party A and readily available funds.
Also on November 6, 2023, AbbVie submitted a non-binding proposal to acquire all outstanding shares of Company Common Stock on a fully-diluted equity value basis for $7.0 billion in cash, subject to due diligence (the “AbbVie November 6 Proposal” and, together with the Party A November 6 Proposal, the “November 6 Proposals”), which the AbbVie November 6 Proposal equated to $21.81 per share of Company Common Stock but representatives of Goldman Sachs and Lazard equated to $21.78 per share of Company Common Stock based on more precise information regarding outstanding shares of Company Common Stock, Company Preferred Stock, and equity awards of the Company. The AbbVie November 6 Proposal stated that the proposed transaction would not be subject to any financing contingency.
Also on November 6, 2023, a representative of Party E informed representatives of Goldman Sachs and Lazard that Party E would not be pursuing an acquisition of the Company, citing an inability to propose terms that reflected a premium to the then-current market price of the Company Common Stock.
On November 7, 2023, the Committee convened a meeting by videoconference, with members of the Company Board, Company management, and representatives of Goldman Sachs, Lazard, and Ropes & Gray in attendance, to discuss the November 6 Proposals and to receive updates on interactions between Goldman Sachs and Lazard, on the one hand, and the other parties and their respective financial advisors, on the other hand. Representatives of Goldman Sachs and Lazard noted that Party C had declined to participate in the transaction process shortly after their initial contact. Representatives of Goldman Sachs and Lazard also noted that, after each of Party D and Party E had entered into a non-disclosure agreement with the Company and following their participation in a management presentation, each of Party D and Party E withdrew from the process without submitting a proposal to acquire the Company. Representatives of Goldman Sachs and Lazard then provided their perspectives on the November 6 Proposals and reviewed a preliminary, illustrative financial analysis, along with the deal size and premia indicated at various prices per share of Company Common Stock. A representative of Ropes & Gray then summarized key terms of a proposed draft merger agreement that had been provided to the directors prior to the meeting. The draft merger agreement contemplated a two-step merger structure and provided for, among other things, a top-up option pursuant to which the buyer could purchase additional shares to reach the 90% threshold required for a “squeeze out” merger under Massachusetts law, the Company’s ability to terminate the merger agreement and pay a termination fee in order to enter into a definitive agreement with respect to a superior proposal, a reasonable best efforts covenant for the buyer with respect to antitrust matters, payment by the buyer to the Company of a reverse termination fee in the event that antitrust approvals are not obtained, and an initial outside date that is nine months following the signing date and subject to an unspecified extension period at the Company’s sole discretion if antitrust-related regulatory approval is the sole unsatisfied condition to closing. The auction draft merger agreement proposed a termination fee of 2% of the equity value of the proposed transaction and a reverse termination fee of 10% of the equity value of the proposed transaction. The representative of Ropes & Gray also noted that some bidders may seek to structure the transaction as a one-step merger rather than a tender offer and that certain provisions related to debt financing might be included in the draft, depending on the financing requirements of the bidder. The representative of Ropes & Gray then reviewed with the Committee the respective relationship disclosures of Goldman Sachs and Lazard and described the relationships that Ropes & Gray had with bidders. Following discussion, the Committee authorized Mr. Enyedy to oversee (i) providing each of AbbVie and Party A with data room access for confirmatory diligence and (ii) the furnishing of a draft merger agreement and related ancillary transaction documents to each of AbbVie and Party A, along with a process letter requiring each bidder to deliver a merger agreement mark-up to the Company by November 22, 2023, and submit a final, binding bid by November 29, 2023. The Committee authorized Mr. Enyedy to determine when to permit Party B to move forward in the sale process in a manner that would keep the bidders on similar timelines.
On November 8, 2023, at Mr. Enyedy’s instruction, representatives of Goldman Sachs and Lazard furnished each of AbbVie and Party A with a draft merger agreement substantially in the form approved by the Committee, a draft clean team agreement, and a process letter requiring that each bidder deliver a merger agreement mark-up of the merger agreement to Ropes & Gray by November 22, 2023 and submit a final, binding bid by November 29, 2023 (the “November 8 Process Letter”).
Also on November 8, 2023, representatives of Goldman Sachs and Lazard had a telephone conversation with representatives of Party A during which representatives of Goldman Sachs and Lazard informed representatives of Party A that it would need to meaningfully improve its proposal above the high end of the range in the Party A November 6 Proposal and noted the importance of Party A complying with the proposed transaction timeline set forth in the November 8 Process Letter, and that the Company was in receipt of multiple indications of interest.
Also on November 8, 2023, representatives of Goldman Sachs and Lazard had a telephone conversation with representatives of AbbVie as well as its financial advisor, J.P. Morgan Securities LLC, during which representatives of Goldman Sachs and Lazard informed them that AbbVie was not the highest bidder, noted the importance of AbbVie complying with the proposed transaction timeline set forth in the November 8 Process Letter, and that the Company was in receipt of multiple indications of interest.
On November 9, 2023, the Company provided AbbVie and Party A with access to a virtual data room and began to share further due diligence information regarding the Company.
Also on November 9, 2023, representatives of Goldman Sachs had a telephone conversation with Party B’s financial advisor, which had previously contacted representatives of Goldman Sachs to seek to obtain an update and additional diligence. During this telephone conversation, representatives of Goldman Sachs conveyed to Party B that it would receive additional diligence if it submitted an improved proposal.

On November 10, 2023, following a discussion with Company management, representatives of Goldman Sachs and representatives of Lazard had a telephone conversation with representatives of Party B’s financial advisor during which representatives of Goldman Sachs and Lazard informed such representatives that, given the competitive nature of the process, the Company would grant Party B access to the virtual data room for full diligence. Following that call, representatives of Goldman Sachs and Lazard sent Party B a draft merger agreement that contemplated debt financing as well as the November 8 Process Letter.
Also on November 10, 2023, representatives of Ropes & Gray and legal counsel to Party A had a telephone conversation regarding Party A’s concerns with the two-step merger transaction structure that was proposed in the auction draft merger agreement.
On November 11, 2023, Mr. Enyedy reached out to schedule a call with the chief executive officer of Party B to provide additional context for the discussion among the Company’s and Party B’s financial advisors; in response, a video conference between Mr. Enyedy and the chief executive officer of Party B was scheduled for November 14, 2023.
Also on November 11, 2023, the Company entered into a clean team agreement with Party A.
On November 12, 2023, the Company entered into a clean team agreement with AbbVie.
On November 14, 2023, Mr. Enyedy had a video conference with the chief executive officer of Party B during which Mr. Enyedy described the evolution of the process regarding a potential strategic transaction and explained that, given the constructive nature of the engagement to date between the Company and Party B and the competitive nature of the sale process, he had instructed the Company’s financial advisors to grant Party B access to the virtual data room for full diligence in order to align all parties with the terms of the November 8 Process Letter.
On November 15, 2023, representatives of Ropes & Gray had a telephone call with counsel to Party B during which counsel to Party B noted that, given Party B’s third-party financing needs and its anticipated timeline for regulatory approvals, Party B expected to revise the auction draft merger agreement from a two-step merger structure to a one-step merger structure. In response, a representative of Ropes & Gray noted that, in the context of a one-step merger structure, the Company would expect that any closing condition tied to the absence of a material adverse effect on the Company would fall away following receipt of the requisite approval of the merger by the holders of Company Common Stock. Following that discussion, representatives of Ropes & Gray furnished counsel to Party B with a version of the auction draft merger agreement contemplating a one-step merger structure and debt financing.
Also on November 15, 2023, at the instruction of Company management, and following discussion with representatives of Ropes & Gray, representatives of Goldman Sachs and Lazard furnished each of AbbVie, Party A, and Party B with an initial draft of the Company’s disclosure letter to the merger agreement and draft organizational documents of the proposed surviving corporation.
Between November 16, 2023 and November 23, 2023, representatives of the Company, Goldman Sachs, and Lazard held several diligence calls with each of AbbVie, Party A, Party B, and their respective third-party advisors.
On November 22, 2023, counsel to each of AbbVie, Party A, and Party B sent Ropes & Gray a revised draft of the auction draft merger agreement, and counsel to each of AbbVie and Party A sent Ropes & Gray a revised draft of the Company’s disclosure letter to the merger agreement.
Among other changes, Party B’s revised one-step merger agreement draft (the “Party B November 22 Revised Draft”) rejected any fallaway of the no material adverse effect on the Company closing condition following receipt of the requisite approval of the merger by the holders of Company Common Stock, proposed a termination fee payable by the Company of 3.5% of the equity value of the proposed transaction and a reverse termination fee payable by Party B of 4% of the equity value of the proposed transaction, proposed a 3-month extension of the outside date at either party’s discretion if antitrust-related regulatory approval were the sole unsatisfied condition to closing, revised the definition of Company material adverse effect in a Party B-favorable manner, eliminated language providing that the Company’s financing cooperation obligations would not be taken into account for purposes of determining whether any covenant or closing condition has been satisfied or whether any right of termination arises, and revised the governing law of the merger agreement to be Delaware law, with Delaware courts having jurisdiction over any disputes.
Among other changes, AbbVie’s revised merger agreement draft (the “AbbVie November 22 Revised Draft”) converted the structure of the proposed transaction from a two-step merger to a one-step merger, eliminated any obligation of AbbVie to agree to any remedies or to take or refrain from taking any specific actions in connection with obtaining antitrust approvals, proposed a termination fee payable by the Company of 4% of the equity value of the proposed transaction and a reverse termination fee payable by AbbVie of 4% of the equity value of the proposed transaction, proposed an automatic 9-month extension of the outside date if antitrust-related regulatory approval were the sole unsatisfied condition to closing, and revised the definition of Company material adverse effect in an AbbVie-favorable manner.
Among other changes, Party A’s revised merger agreement draft (the “Party A November 22 Revised Draft” and, together with the AbbVie November 22 Revised Draft and the Party B November 22 Revised Draft, the “Revised November 22 Drafts”) required that Company seek support agreements from certain Company shareholders (to be entered into concurrently with the merger agreement), narrowed actions required of Party A to obtain antitrust clearance, narrowed Party A’s obligation to agree to antitrust-related remedies, proposed a termination fee payable by the Company of 3.7% of the equity value of the proposed transaction and a reverse termination fee payable by Party A of 5% of the equity value of the proposed transaction, shortened the outside date to 6 months with an automatic 3-month extension of the outside date if antitrust-related regulatory approval were the sole unsatisfied condition to closing, and revised the definition of Company material adverse effect in a Party A-favorable manner.
On November 24, 2023, Mr. Enyedy sent an email to the chief executive officer of Party B noting that he was pleased with the breadth and depth of engagement between the Company and Party B teams and asking if it would be helpful for the two of them to connect, to which the chief executive officer of Party B replied that Party B’s team was very pleased with progress made in the due diligence and would follow up if a call between the two of them would be helpful.
On November 25, 2023, the Committee convened a meeting by videoconference, with members of the Company Board, Company management, and representatives of Goldman Sachs, Lazard, and Ropes & Gray in attendance, to discuss the November 22 Revised Drafts. Mr. Enyedy and representatives of Goldman Sachs and Lazard provided an update on engagement with the bidders and the bidders’ diligence, noting key areas of diligence focus and key outstanding diligence requests from each bidder. Representatives of Goldman Sachs and Lazard outlined proposed next steps in the process, noting that representatives from Ropes & Gray would provide feedback to each bidder on its merger agreement markup on November 27, 2023, and that the Company anticipated receiving final, binding proposals on November 29, 2023. A representative of Ropes & Gray then summarized the revisions proposed in the November 22 Revised Drafts.
On November 26, 2023, counsel to Party B sent Ropes & Gray a revised draft of the Company’s disclosure letter to the merger agreement.
Also on November 26, 2023, Ropes & Gray and counsel to Party A had a telephone call to discuss certain follow-up diligence questions of Party A with respect to intellectual property matters.
On November 27, 2023, Ropes & Gray had separate telephone calls with counsel to each of Party B, AbbVie, and Party A to provide feedback on their client’s respective markups of the transaction documents. During the call with counsel to Party B, among other things, Ropes & Gray requested that Party B restore the fallaway of the no Company material adverse effect closing condition following receipt of the requisite approval of the merger by the holders of Company Common Stock, decrease the proposed termination fee payable by the Company to 2.5% of the equity value of the proposed transaction and increase the proposed reverse termination fee payable by Party B to 7.5% of the equity value of the proposed transaction, restore language providing that the Company’s financing cooperation obligations would not be taken into account for purposes of determining whether any covenant or closing condition has been satisfied or whether any right of termination arises, revert to a more Company-favorable definition of Company material adverse effect, revert to having the merger agreement governed by Massachusetts law with Massachusetts courts having jurisdiction over any disputes, and decrease the scope of the changes to the representations and warranties of the Company.

During the call with Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), counsel to AbbVie, among other things, Ropes & Gray requested that AbbVie revert to a two-step merger structure, about which Wachtell Lipton expressed certain reservations, and Ropes & Gray and Wachtell Lipton discussed timing with respect to the outside date and antitrust-related filings. Ropes & Gray requested that AbbVie decrease the proposed termination fee payable by the Company to 2.5% of the equity value of the proposed transaction and increase the proposed reverse termination fee payable by AbbVie to 7.5% of the equity value of the proposed transaction, revert to a more Company-favorable definition of Company material adverse effect, and decrease the scope of the changes to the representations and warranties of the Company.
During the call with counsel to Party A, among other things, Ropes & Gray and counsel to Party A discussed the proposal for support agreements and certain considerations related to the Company seeking to obtain such support agreements concurrently with signing, and a requirement that Party A agree to divestitures if required to obtain antitrust clearance. Ropes & Gray requested that Party A decrease the proposed termination fee payable by the Company to 2.5% of the equity value of the proposed transaction and increase the proposed reverse termination fee payable by Party A to 7.5% of the equity value of the proposed transaction, and revert to a more Company-favorable definition of Company material adverse effect.
Later on November 27, 2023, counsel to Party B provided an initial draft of a debt commitment letter.
On November 28, 2023, representatives of Party A informed representatives of Lazard that, while Party A remained highly interested in a transaction, would be prepared to move quickly toward a transaction within the previously proposed range of $18-$20 per share of Company Common Stock, and was comfortable with the feedback received on the transaction documents, Party A did not plan to make a new proposal given that it had been informed previously that the Company expected to transact above the high end of Party A’s range.
Later on November 28, 2023, representatives of Ropes & Gray furnished to Wachtell Lipton and counsel to Party B revised drafts of the Company’s disclosure letter.
On November 29, 2023, Party B submitted a binding proposal to acquire the Company’s outstanding shares for $23.50 per share of Company Common Stock on a fully-diluted basis, along with a revised markup of the one-step auction draft merger agreement, a revised draft of the Company’s disclosure letter to the merger agreement, and an executed debt commitment letter (the “Party B November 29 Proposal”). Among other changes, Party B’s revised merger agreement draft rejected any fallaway of the no material adverse effect on the Company closing condition following receipt of the requisite approval of the merger by the holders of Company Common Stock, proposed a termination fee payable by the Company of 3% of the equity value of the proposed transaction and a reverse termination fee payable by Party B of 5% of the equity value of the proposed transaction (instead of a termination fee payable by the Company of 3.5% and a reverse termination fee payable by Party B of 4% of the equity value of the proposed transaction, as in the Party B November 22 Revised Draft), proposed a 3-month extension of the outside date at either party’s discretion if antitrust-related regulatory approval were the sole unsatisfied condition to closing, revised the definition of Company material adverse effect in a Party B-favorable manner (with certain Company-favorable language from the auction draft of the merger agreement), and included language providing that, absent an intentional breach by the Company of its financing cooperation obligations being the cause of a financing failure, the Company’s financing cooperation obligations would not be taken into account for purposes of determining whether any covenant or closing condition has been satisfied or whether any right of termination arises.
Also on November 29, 2023, AbbVie submitted a binding proposal to acquire the Company’s outstanding shares for $31.26 per share of Company Common Stock on a fully-diluted basis, along with a revised markup of the auction draft merger agreement and a revised draft of the Company’s disclosure letter to the merger agreement (the “AbbVie November 29 Proposal” and, together with the Party B November 29 Proposal, the “November 29 Proposals”).
Among other changes, AbbVie’s revised merger agreement draft converted the structure of the proposed transaction from a two-step merger to a one-step merger, proposed a termination fee payable by the Company of 3.75% and a reverse termination fee payable by AbbVie of 6.25% of the equity value of the proposed transaction (instead of a termination fee payable by the Company of 4% and a reverse termination fee payable by AbbVie of 4% of the equity value of the proposed transaction, as in the AbbVie November 22 Revised Draft), proposed an automatic 9-month extension of the outside date if antitrust-related regulatory approval were the sole unsatisfied condition to closing, and revised the definition of Company material adverse effect in an AbbVie-favorable manner (with certain Company-favorable changes as compared to the AbbVie November 22 Revised Draft).
On November 29, 2023, representatives of Ropes & Gray and representatives of Wachtell Lipton discussed AbbVie’s revised merger agreement, including the Company’s proposal to decrease the termination fee payable by the Company to 3.5% and increase the reverse termination fee payable by AbbVie to 6.5%. Later that afternoon, representatives of Wachtell Lipton confirmed that AbbVie accepted the Company’s proposals on such terms.
On the evening of November 29, 2023, the Company Board convened a meeting by videoconference, with members of Company management and representatives of Goldman Sachs, Lazard, and Ropes & Gray in attendance, to discuss the November 29 Proposals. Mr. Enyedy stated that the purpose of the meeting was to evaluate the November 29 Proposals, noting that the AbbVie November 29 Proposal was the most attractive of the available proposals. Representatives of Goldman Sachs and Lazard summarized the financial terms of the November 29 Proposals, and a representative of Lazard noted that, while Party A would be prepared to move quickly toward a transaction within the previously proposed range of $18-$20 per share of Company Common Stock, Party A did not plan to make a new proposal given that it had been informed previously that the Company expected to transact above the high end of Party A’s range. Representatives of Ropes & Gray then reviewed the directors’ fiduciary duties in the context of considering the November 29 Proposals and summarized the terms of the revised draft of the merger agreement included in the AbbVie November 29 Proposal as well as the changes to be reflected in the final merger agreement, including a revised termination fee payable by the Company and reverse termination fee payable by AbbVie. Representatives of Goldman Sachs then reviewed with the Company Board Goldman Sachs’ financial analysis of the Company. A representative of Goldman Sachs then rendered Goldman Sachs’ oral opinion, subsequently confirmed in writing, to the Company Board that, as of November 30, 2023 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the ImmunoGen Common Holders (other than AbbVie and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders. Representatives of Lazard then reviewed with the Company Board Lazard’s financial analysis of the proposed Merger and rendered to the Company Board its oral opinion on November 29, 2023, which was subsequently confirmed by delivery of a written opinion, dated November 29, 2023, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the Merger Consideration to be paid to the ImmunoGen Common Holders (other than excluded holders) in the Merger was fair, from a financial point of view, to such holders. Following additional discussion and consideration of the Merger Agreement and the Merger, with respect to the transaction proposed by the AbbVie November 29 Proposal, the Company Board unanimously (i) determined that the Merger Agreement and the Merger were in the best interests of the Company; (ii) adopted the Merger Agreement; (iii) resolved to recommend the holders of shares of Company Common Stock vote to approve the Merger Agreement; and (iv) directed that the Merger Agreement be submitted to the holders of Shares of Company Common Stock with the recommendation of the Company Board that the holders of Shares of Company Common Stock vote to approve the Merger Agreement.
Prior to the opening of market hours on Nasdaq on November 30, 2023, the Company, AbbVie, Intermediate Sub and Purchaser executed the Merger Agreement, and, also on the morning of November 30, 2023, the Company and AbbVie issued a joint press release announcing the transaction.
Recommendation of the Company Board and Reasons for the Merger
Recommendation of the Company Board
After careful consideration, the Company Board has unanimously (i) determined that the Merger Agreement and the Merger were in the best interests of the Company; (ii) adopted the Merger Agreement; (iii) resolved to recommend that the holders of shares of Company Common Stock vote to approve the

Merger Agreement; and (iv) directed that the Merger Agreement be submitted to the holders of shares of Company Common Stock with the recommendation of the Company Board that the holders of shares of Company Common Stock vote to approve the Merger Agreement.
Accordingly, the Company Board recommends, on behalf of the Company, that you vote: (i) “FOR” the approval of the Merger Agreement; (2) “FOR” the non-binding, advisory Compensation Proposal; and (ii) “FOR” the Adjournment Proposal.
Reasons for the Merger
The Company Board considered the following reasons (which are not listed in any relative order of importance), all of which the Company Board viewed as generally supporting (i) its determination that the Merger Agreement and the Merger were in the best interests of the Company; (ii) its adoption of the Merger Agreement; (iii) its resolution to recommend the holders of shares of Company Common Stock vote to approve the Merger Agreement; and (iv) its direction that the Merger Agreement be submitted to the holders of shares of Company Common Stock with the recommendation of the Company Board that the holders of shares of Company Common Stock vote to approve the Merger Agreement:
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Attractive Price.   The all-cash consideration of $31.26 per share of Company Common Stock, taking into account the Company Board’s familiarity with the business, operations, prospects, strategic and short- and long-term operating plans, assets, liabilities, and financial condition of the Company and the relative certainty and liquidity of the all-cash Merger Consideration, is more favorable to the ImmunoGen Shareholders than the potential value that could reasonably be expected to be generated from the alternative of the Company continuing to operate independently and pursuing its current business and financial plans on a standalone basis, taking into account the execution risks associated with continued independence;

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Substantial Premium.   The current and historical market prices of the shares of Company Common Stock, and the fact that the Merger Consideration represents a compelling premium to recent market prices of the shares of Company Common Stock, including:

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a 94.6% premium to the closing price of the shares of Company Common Stock on November 29, 2023 (i.e., the last trading day before the announcement of the Company’s entry into the Merger Agreement); and

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a 55.9% premium to the highest closing price of the shares of Company Common Stock over the 52-week period ending on November 29, 2023; and

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Certainty of Value.   The Merger Consideration is all cash, and the transactions contemplated by the Merger Agreement, therefore, provide certain and immediate value and liquidity to the ImmunoGen Shareholders for their shares of Company Common Stock and Company Preferred Stock, especially when compared against the internal and external risks and uncertainties associated with certain macroeconomic conditions, including the current state of the U.S. and global economies, and the potential impact of such risks and uncertainties on a standalone strategy of the Company and the trading price of the shares of Company Common Stock;

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Strategic Alternatives; Results of Process Conducted.   The Company Board considered possible alternatives to the acquisition by AbbVie (including the possibility of continuing to operate the Company as an independent company), and actively solicited proposals for a sale of the entire Company. The Company Board considered the range of potential benefits to the ImmunoGen Shareholders of these alternatives and the timing and likelihood of accomplishing the goals of such alternatives, including business, competitive, industry, and market risks. The Company Board took into account these considerations in making its assessment that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for the ImmunoGen Shareholders than the Merger Consideration. In connection with this determination, the Company Board considered the process that had been conducted by the Company, with the assistance of the Company’s management and advisors, to evaluate strategic alternatives, including that:

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following the October 16 Proposal, representatives of Goldman Sachs and Lazard contacted 5 additional parties regarding the potential opportunity to acquire the Company;

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the Company, in coordination with its financial advisors, signed confidentiality agreements with 4 of these additional parties (all strategic parties);

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of these additional parties, AbbVie and Party A submitted an initial proposal to acquire the Company, and AbbVie, Party A and Party B continued into the final round of the sale process;

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of the 3 parties that proceeded into the final round of the sale process, all 3 proposed to acquire the entire Company, each was provided with diligence materials; and

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the fact that, through negotiations, the Company was able to increase AbbVie’s final, binding proposal, delivered on November 29, 2023, to a price per share of Company Common Stock of $31.26 from its initial proposal of a price per share of Company Common Stock that the AbbVie November 6 Proposal equated to $21.81 per share of Company Common Stock but Goldman Sachs and Lazard equated to $21.78 per share of Company Common Stock based on more precise information regarding outstanding shares of Company Common Stock, Company Preferred Stock, and equity awards of the Company, in comparison to Party B’s final, binding proposal, delivered on November 29, 2023, of a price per share of Company Common Stock of $23.50, and Party A’s declining to submit an updated proposal beyond its initial, non-binding proposal;

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Competition.   Competitive considerations, including that well-financed pharmaceutical companies are discovering, developing, marketing, and selling product candidates to treat cancer, including products to treat platinum resistant ovarian cancer that would compete with the Company’s approved product ELAHERE;

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Costs and Risks Associated with Drug Development.   The costs and risks associated with continuing the development of pipeline drug candidates or the acquisition of other commercial or pipeline assets;

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Risk of Continuing to Execute a Successful ELAHERE Commercial Launch.   The risk that ELAHERE fails to achieve continued growth in the United States market and other factors affecting the ongoing revenues from and profitability of ELAHERE, including the risk that ELAHERE fails to receive approval for marketing and sale in international jurisdictions or, if approved, fails to achieve market acceptance in such markets, as well as the risk that the Company is unable to continue to build and maintain effective sales, marketing and distribution capabilities in the United States or to build such capabilities in any foreign market in which ELAHERE is approved in the future;

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Risk and Cost Associated with the Company’s Growth.   The risk that the Company is unable to successfully manage the growth of its organization, including risks relating to continuing to build and maintain a commercial infrastructure for ELAHERE, or build the commercial infrastructure required for any product candidates that are approved in the future, and entering into and managing collaborations or other arrangements under acceptable terms with third parties for the development of the Company’s current or future product candidates, and, if approved, for marketing, sales and distribution, and the costs associated with such activities;

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Risks Associated with Drug Pricing.   Future revenue from ELAHERE may be negatively affected in the United States by increasing scrutiny of pharmaceutical pricing and proposals to address the perceived high cost of pharmaceuticals, and, if ELAHERE is approved for marketing and sale in international jurisdictions, pricing will be subject to scrutiny under policies in such jurisdictions;

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Risk of Clinical Trial Failure.   The risk that clinical trials can take years to complete, and the outcomes are uncertain, along with the risks inherent in the development and eventual commercialization of the Company’s product candidates and the risks related to market acceptance of product candidates, if approved, and other factors affecting the revenues and profitability of product candidates generally;

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Risks Associated with Regulatory Processes.   The risks inherent in obtaining regulatory approvals from regulatory authorities to be able to sell the Company’s products, which can take years to complete and the receipt of which are not guaranteed; that domestic and foreign regulators have their own procedures for approval of product candidates, that if a product is approved, regulators may limit the indications for which the product may be marketed, require extensive warnings on the product labeling or require expensive and time-consuming clinical trials or reporting as conditions of approval;

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Potentially Limited Period of Opportunity.   The timing of the Merger and the risk that if the Company did not accept the AbbVie November 29 Proposal when it executed the Merger Agreement, it may not have another opportunity to do so or receive a comparable opportunity, and the belief of the Company Board that AbbVie was willing to enter into the transactions contemplated by the Merger Agreement for only a limited period of time;

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Best Offer.   The Company Board’s belief that (i) as a result of an active negotiating process, the Company had obtained AbbVie’s best offer, (ii) there was substantial risk of losing AbbVie’s offer of $31.26 per share of Company Common Stock if the Company determined that it should pursue a higher price, and (iii) based on the conversations and negotiations with AbbVie, as of the date of the Merger Agreement, the Merger Consideration of $31.26 per share of Company Common Stock represented the highest price reasonably obtainable by the Company under the circumstances;

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Likelihood of Closing.   The belief of the Company Board that the likelihood of completing the Merger is high, particularly in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, (ii) the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk, (iii) the likelihood of obtaining required regulatory approvals, including the commitment of AbbVie to use its reasonable best efforts to obtain the required regulatory approvals and to pay a substantial termination fee to the Company if it fails to do so, and (iv) the size and financial strength of AbbVie and AbbVie’s ability to fund the Merger Consideration with cash;

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No Financing Condition.   The size and financial strength of AbbVie, the fact that the transactions contemplated by the Merger Agreement are not subject to a financing condition and AbbVie’s ability to fund the Merger Consideration with cash;

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Goldman Sachs Fairness Opinion.   The oral opinion of Goldman Sachs subsequently confirmed in writing, to the Company Board that, as of November 30, 2023 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the ImmunoGen Common Holders (other than AbbVie and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders (for further information regarding Goldman Sachs’ opinion, see the section entitled “— Opinion of Goldman Sachs”);

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Lazard Analysis and Fairness Opinion.   The oral opinion of Lazard, rendered to the Company Board on November 29, 2023, which was subsequently confirmed by delivery of a written opinion, dated November 29, 2023, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the Merger Consideration to be paid to the ImmunoGen Common Holders (other than excluded holders) in the Merger was fair, from a financial point of view, to such holders. For further discussion of the Lazard opinion, see the section entitled “— Opinion of Lazard”;

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Financial Projections.   The fact that achieving management’s financial projections entails significant execution risk (for further information regarding management’s financial projections, see section entitled “— Certain Unaudited Prospective Financial Information”);

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Successful Negotiations with AbbVie.   The enhancements that the Company and its financial advisors were able to obtain as a result of robust arm’s-length negotiations with AbbVie, including the increase in the Merger Consideration proposed by AbbVie from the time of its initial indication of interest to the end of the negotiations;

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Opportunity to Accept a Superior Proposal.   The fact that the terms of the Merger Agreement permit the Company to respond to unsolicited proposals, and that the provisions of the Merger Agreement permit the Company Board in certain circumstances to terminate the Merger Agreement in order to enter into a definitive agreement with respect to an unsolicited superior proposal, subject to the payment of a termination fee of $353.5 million, which amount the directors believe to be reasonable under the circumstances and unlikely to serve as a meaningful deterrent to other acquisition proposals; and

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Reverse Termination Fee.   The fact that, in the event the transactions contemplated by the Merger Agreement are not consummated in certain circumstances relating to the failure to obtain antitrust approvals, AbbVie will be required to pay the Company a reverse termination fee of $656.5 million.

The Company Board also considered a number of uncertainties, risks, and factors concerning the Company’s business and the Merger that it generally viewed as weighing against approving the Merger, including the following (which are not listed in any relative order of importance):
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Opportunity Costs.   The fact that the Company will no longer exist as an independent public company and the ImmunoGen Shareholders will forego any future increase in its value as an independent public company that might result from its possible growth;

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Limited Outreach.   The fact that, following the AbbVie November 29 Proposal, the Company and its financial advisors did not undertake to solicit further proposals from the other potential bidders prior to signing due to the belief that no such bidder would make a proposal at a superior value than AbbVie’s offer of $31.26 per share of Company Common Stock;

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Potential Negative Impact on the Company’s Business.   The possible negative effect of the Merger and public announcement of the Merger on the Company’s financial performance, operating results, and share price, and the Company’s relationships with customers, suppliers, other business partners, management, and employees;

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Potential Stockholder Litigation.   The impact on the Company of potential shareholder litigation in connection with the Merger;

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Prohibition Against Solicitations.   The fact that the Merger Agreement precludes the Company from actively soliciting competing acquisition proposals and obligates the Company (or its successor) to pay AbbVie a termination fee equal to $353.5 million under specified circumstances, which could discourage the making of a competing acquisition proposal or adversely impact the price offered in such a proposal;

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Business Operation Restrictions.   The fact that the Merger Agreement imposes restrictions on the conduct of the Company’s business in the pre-closing period, which may adversely affect the Company’s business, including by delaying or preventing the Company from pursuing non-ordinary course opportunities that may arise or precluding actions that would be advisable if the Company were to remain an independent company;

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Closing Risks.   The fact that all conditions to the parties’ obligations to consummate the Merger may not be satisfied or waived, and as a result, the Merger may not be completed, even if the ImmunoGen Common Holders approve the Merger Agreement;

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Transaction Expenses.   The substantial transaction expenses to be incurred in connection with the transactions contemplated by the Merger Agreement and the negative impact of such expenses on the Company’s cash reserves and operating results should the Merger not be completed; and

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Interests of Insiders.   The interests that certain directors and executive officers of the Company may have with respect to the transactions contemplated by the Merger Agreement that may be different from, or in addition to, their interests as ImmunoGen Shareholders or the interests of other ImmunoGen Shareholders generally.

The foregoing discussion of reasons for the recommendation to approve the Merger Agreement addresses the reasons considered by the Company Board in consideration of its recommendation. In view of the wide variety of reasons considered by the Company Board in connection with its evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Company Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Company Board based its recommendation on the totality of the information presented. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”

Opinion of Goldman Sachs
Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, to the Company Board that, as of November 30, 2023, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the ImmunoGen Common Holders (other than AbbVie and its affiliates) pursuant to the Merger Agreement was fair from a financial point of view to such holders.
The full text of the written opinion of Goldman Sachs, dated November 30, 2023, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Company Board in connection with its consideration of the Merger. Goldman Sachs’ opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to the Merger or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
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the Merger Agreement;

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annual reports to ImmunoGen Shareholders and Annual Reports on Form 10-K of ImmunoGen for the five years ended December 31, 2022;

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certain interim reports to ImmunoGen Shareholders and Quarterly Reports on Form 10-Q of ImmunoGen;

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certain other communications from ImmunoGen to the ImmunoGen Shareholders;

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certain publicly available research analyst reports for ImmunoGen;

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certain internal financial analyses and forecasts for ImmunoGen prepared by its management, as approved for Goldman Sachs’ use by ImmunoGen (which are referred to in this section as the “forecasts”); and

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certain internal forecasts related to the expected utilization by ImmunoGen of certain net operating loss carryforwards and other tax credits, as prepared by the management of ImmunoGen and approved for Goldman Sachs’ use by ImmunoGen (which are referred to in this section as the “NOL forecasts”, and, together with the forecasts, are referred to in this proxy statement collectively as the “Management Forecasts”, and which are summarized in the section entitled “— Certain Unaudited Prospective Financial Information”).

Goldman Sachs also held discussions with members of the senior management of ImmunoGen regarding their assessment of the past and current business operations, financial condition and future prospects of ImmunoGen; reviewed the reported price and trading activity for the Company Common Stock; compared certain financial and stock market information for ImmunoGen with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharmaceutical industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with the Company Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with, or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company Board’s consent that the Management Forecasts were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of ImmunoGen. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative, or other off-balance-sheet assets and liabilities) of ImmunoGen or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on ImmunoGen or on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger would be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.
Goldman Sachs’ opinion does not address the underlying business decision of ImmunoGen to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to ImmunoGen; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the ImmunoGen Common Holders (other than AbbVie and its affiliates), as of the date of its opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of ImmunoGen; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ImmunoGen, or class of such persons in connection with the Merger, whether relative to the Merger Consideration to be paid to the ImmunoGen Common Holders (other than AbbVie and its affiliates) pursuant to the Merger Agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which Company Common Stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on ImmunoGen, AbbVie, or the Merger, or as to the impact of the Merger on the solvency or viability of ImmunoGen or AbbVie or the ability of ImmunoGen or AbbVie to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising, or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
Summary of Financial Analyses
The following is a summary of the material financial analyses presented by Goldman Sachs to the Company Board in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 28, 2023, the last day before the date on which the Company Board adopted the Merger Agreement and is not necessarily indicative of current market conditions.
Illustrative Discounted Cash Flow Analysis.   Using the Management Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis of ImmunoGen to derive a range of illustrative equity values per share of Company Common Stock.
Using the mid-year convention for discounting cash flows and discount rates ranging from 11.0% to 13.0%, reflecting estimates of ImmunoGen’s weighted average cost of capital, Goldman Sachs discounted to present value as of September 30, 2023 (i) estimates of unlevered free cash flow for ImmunoGen for the calendar years 2023 through 2040 as reflected in the Management Forecasts and (ii) a range of illustrative terminal values for ImmunoGen, which were calculated by applying perpetuity growth rates ranging from -15.0% to -5.0%, to a terminal year estimate of the unlevered free cash flow to be generated by ImmunoGen, as reflected in the Management Forecasts. Goldman Sachs also discounted to present value as of September 30, 2023, using the same discount rates, the benefits estimated by ImmunoGen’s management to be derived by ImmunoGen from its utilization of net operating loss carryforward and other tax credit, as reflected in the NOL forecasts. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including ImmunoGen’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for ImmunoGen, as well as certain financial metrics for the United States financial markets generally. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Management Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation.
Goldman Sachs derived ranges of illustrative enterprise values for ImmunoGen by adding the ranges of present values it derived above. Goldman Sachs then added to the range of illustrative enterprise values it derived for ImmunoGen the estimated net cash of ImmunoGen as of September 30, 2023, as provided by and approved for Goldman Sachs’ use by the management of ImmunoGen, to derive a range of illustrative equity values for ImmunoGen. Goldman Sachs then divided the range of illustrative equity values it derived by the estimated number of fully diluted outstanding shares of Company Common Stock as of September 30, 2023, calculated using the treasury stock method and data provided by and approved for Goldman Sachs’ use by the management of ImmunoGen, to derive a range of illustrative equity values per share of Company Common Stock ranging from $16.25 to $20.40 rounded to the nearest $0.05.
Premia Paid Analysis.
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for transactions announced from August 2013 through October 2023 involving a commercial or late stage public company in the biopharmaceutical industry as the target where the disclosed enterprise values for the transaction (excluding contingent value rights and other deferred consideration) were between $3 billion and $10 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, mean, 25th percentile and 75th percentile premiums of the price paid in the 31 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 68%, a mean premium of 83%, a 25th percentile premium of 51% and 75th percentile premium of 101% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 51% to 101% to the undisturbed closing price per share of Company Common Stock of $12.46 as of October 23, 2023 (being the last day before market rumors regarding a possible acquisition of ImmunoGen began to circulate) and calculated a range of implied equity values per share of Company Common Stock ranging from $18.80 to $25.05 rounded to the nearest $0.05.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to ImmunoGen or AbbVie or the contemplated Merger.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Company Board as to the fairness from a financial point of view of the Merger Consideration to be paid to the ImmunoGen Common Holders (other than AbbVie and its affiliates). These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of ImmunoGen, AbbVie, Goldman Sachs, or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between ImmunoGen and AbbVie and was approved by the Company Board. Goldman Sachs provided advice to ImmunoGen during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to ImmunoGen or the Company Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Goldman Sachs’ opinion to the Company Board was one of many factors taken into consideration by the Company Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.
Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of ImmunoGen, AbbVie, any of their respective affiliates and third parties or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to ImmunoGen in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Merger Agreement.
Goldman Sachs has provided certain financial advisory and/or underwriting services to ImmunoGen and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as joint bookrunner with respect to a public offering of Company Common Stock in May 2023. During the two-year period ended November 30, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to ImmunoGen and/or its affiliates of approximately $8.0 million. During the two-year period ended November 30, 2023, Goldman Sachs Investment Banking has not been engaged by AbbVie or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to ImmunoGen, AbbVie, and their respective affiliates, for which Goldman Sachs Investment Banking may receive compensation.
The Company Board selected Goldman Sachs to serve as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement, dated October 8, 2023, ImmunoGen engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between ImmunoGen and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement of the Merger, at approximately $77 million, all of which is contingent upon consummation of the Merger. In addition, ImmunoGen has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Opinion of Lazard
ImmunoGen retained Lazard as its financial advisor in connection with the Merger. In connection with Lazard’s engagement, ImmunoGen requested that Lazard evaluate the fairness, from a financial point of view, to the ImmunoGen Common Holders (other than excluded holders), of the Merger Consideration to be paid to such holders in the Merger. On November 29, 2023, at a meeting of the Company Board, Lazard rendered to the Company Board its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion, dated November 29, 2023, to the effect that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, the Merger Consideration to be paid to the ImmunoGen Common Holders (other than excluded holders) in the Merger was fair, from a financial point of view, to such holders.
The full text of Lazard’s written opinion, dated November 29, 2023, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. The summary of the written opinion of Lazard, dated November 29, 2023, set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex C. You are encouraged to read Lazard’s opinion and the summary contained in this proxy statement carefully and in their entirety. Lazard’s engagement and its opinion were for the benefit of the Company Board (in its capacity as such) and Lazard’s opinion was rendered to the Company Board in connection with its evaluation of the Merger and addressed only the fairness, as of the date of the opinion, from a financial point of view, to the ImmunoGen Common Holders (other than excluded holders) of the Merger Consideration to be paid to such holders in the Merger. Lazard’s opinion did not address the relative merits of the Merger as compared to any other merger or business strategy in which ImmunoGen might engage or the merits of the underlying decision by ImmunoGen to engage in the Merger. Lazard’s opinion is not intended to, and does not, constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Merger or any matter relating thereto.
In connection with its opinion, Lazard:
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reviewed the financial terms and conditions of a draft, dated November 29, 2023, of the Merger Agreement;

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reviewed certain publicly available historical business and financial information relating to ImmunoGen;

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reviewed various financial forecasts and other data provided to Lazard by ImmunoGen relating to the business of ImmunoGen;

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held discussions with members of the senior management of ImmunoGen with respect to the business and prospects of ImmunoGen;

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reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of ImmunoGen;

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reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of ImmunoGen;

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reviewed historical stock prices and trading volumes of Company Common Stock; and

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conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of ImmunoGen or concerning the solvency or fair value of ImmunoGen, and Lazard was not furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in Lazard’s analyses, Lazard assumed, with the consent of ImmunoGen, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of ImmunoGen. Lazard relied, with the consent of ImmunoGen, on the assessments of ImmunoGen as to the validity of, and risks associated with, the product candidates of ImmunoGen (including, without limitation, the timing and probability of successful development, testing and marketing of such product candidates and approval thereof by appropriate governmental authorities). Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based.
Further, Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Lazard further noted that volatility in the credit, commodities and financial markets may have an effect on ImmunoGen, AbbVie, or the Merger and Lazard did not express an opinion as to the effects of such volatility or such disruption on ImmunoGen, AbbVie, or the Merger. Lazard did not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Merger. In addition, Lazard’s opinion did not address the relative merits of the Merger as compared to any other transaction or business strategy in which ImmunoGen might engage or the merits of the underlying decision by ImmunoGen to engage in the Merger.
In rendering its opinion, Lazard assumed, with the consent of ImmunoGen, that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver or modification of any material terms or conditions. Representatives of ImmunoGen advised Lazard, and Lazard assumed, that the Merger Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of ImmunoGen, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Merger would not have an adverse effect on ImmunoGen or the Merger. Lazard did not express any opinion as to any tax or other consequences that might result from the Merger, nor does Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that ImmunoGen obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Merger Consideration to the extent expressly specified in the opinion) of the Merger, including, without limitation, the form or structure of the Merger or any agreements or arrangements entered into in connection with, or contemplated by the Merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors, or employees of any parties to the Merger, or class of such persons, relative to the Merger Consideration or otherwise.
Summary of Lazard Financial Analyses
The following is a brief summary of the material financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion. The summary of Lazard’s financial analyses and reviews provided below is not a complete description of the financial analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Selecting portions of the financial analyses described below, without considering the financial analyses described below as a whole, could create an incomplete view of the financial analyses and reviews underlying Lazard’s opinion.
In arriving at its opinion, Lazard considered the results of its financial analyses and did not attribute any particular weight to any factor or financial analysis considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its financial analyses. For purposes of its financial analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of ImmunoGen. No company, business or transaction used in Lazard’s financial analyses and reviewed as a comparison is identical to ImmunoGen, or the Merger and related transactions contemplated by the Merger Agreement, and an evaluation of the results of those financial analyses and reviews is not entirely mathematical. Rather, the financial analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the Merger, public trading or other values of the companies, businesses or transactions used in Lazard’s financial analyses and reviews. The estimates contained in Lazard’s financial analyses and reviews and the ranges of values resulting from any particular financial analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s financial analyses and reviews. In addition, financial analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s financial analyses and reviews are inherently subject to substantial uncertainty.
The summary of the financial analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s financial analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s financial analyses and reviews. Considering the data in the tables below without considering the full narrative description of the financial analyses and reviews, including the methodologies and assumptions underlying the financial analyses and reviews, could create a misleading or incomplete view of Lazard’s financial analyses and reviews.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 28, 2023, the last trading day before the date of Lazard’s opinion, and is not necessarily indicative of current market conditions.

Discounted Cash Flow Analysis
Using the Management Forecasts, Lazard performed a discounted cash flow analysis of ImmunoGen.
A discounted cash flow analysis is a valuation methodology used to derive a valuation of a company by calculating the present value of the company’s estimated future cash flows. A company’s “estimated future cash flows” are its projected unlevered free cash flows, and “present value” refers to the value today or as of an assumed date of the future cash flows or amounts and is obtained by discounting the estimated future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.
For purposes of this analysis, Lazard calculated a range of enterprise values for ImmunoGen by discounting to present value, utilizing discount rates ranging from 11.0% to 13.0%, chosen by Lazard based upon its analysis of the weighted average cost of capital of ImmunoGen (determined using the capital asset pricing model and based on considerations that Lazard deemed relevant in its professional judgment and experience, taking into account certain financial metrics, including capital structure, betas for a comparable group of companies and market risk) and using the mid-year convention, (i) the estimated probability-adjusted, after-tax unlevered free cash flows to be generated by ImmunoGen from September 30, 2023 through the end of terminal year of 2040; and (ii) a range of terminal values for ImmunoGen.
The terminal values were derived by applying a negative perpetuity growth rate range of (15.0%) to (5.0%) to the estimated unlevered free cash flow to be generated by ImmunoGen. The negative perpetuity growth rates were estimated by Lazard based on its professional judgment and experience taking into account the Management Forecasts.
Lazard then added to the range of enterprise values the estimated net cash of the Company on September 30, 2023, to derive a range of total equity values for ImmunoGen. Lazard then calculated a range of implied equity values per share of Company Common Stock by dividing such total equity values of ImmunoGen by the number of fully diluted shares of Company Common Stock, as calculated based on information provided ImmunoGen with respect to dilutive securities outstanding as of November 27, 2023. The results of this analysis implied an equity value per share range of $16.25 to $20.40, rounded to the nearest $0.05.
Selected Publicly Traded Companies Analysis
Using public filings and data sources, Lazard reviewed and analyzed certain financial information, valuation multiple and market trading data related to selected publicly traded biotechnology companies (referred to in this section as the “selected companies”), the operations of which Lazard believed, based on its experience with companies in the biotechnology industry and its professional judgment, to be generally relevant for purposes of this analysis. Lazard compared such information for the selected companies to the corresponding information for ImmunoGen.
The selected companies for this analysis were as follows:
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Blueprint Medicines Corporation

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DayOne Biopharmaceuticals, Inc.

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Deciphera Pharmaceuticals, Inc.

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Geron Corporation

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Immunocore Holdings PLC

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Iovance Biotherapeutics, Inc.

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Springworks Therapeutics Inc.

None of the selected companies is directly comparable to ImmunoGen and certain of these companies may have characteristics that are materially different from those of ImmunoGen. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the Merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of ImmunoGen and the selected companies that could affect the public trading values of each company are also relevant.
For each of the selected companies, Lazard reviewed and compared, among other things, the enterprise value of the selected company (calculated as the market capitalization, taking into account in-the-money options and other equity awards and convertible securities, plus the book value of debt, and preferred equity, less cash and cash equivalents, short term investments and long term investments, plus book value of minority interests) as of November 28, 2023), as a multiple of such selected company’s estimated probability-adjusted revenue for 2028 (referred to in this section as “EV/2028 Revenue”). Financial data for the selected companies were based on FactSet Research Systems, Wall Street research analysts’ estimates and the companies’ public filings. The results of this analysis are summarized in the following table:
Multiple Reference Ranges	25th Percentile	Median	Mean	75th Percentile
EV/2028 Revenue	1.0x	1.4x	1.8x	2.3x
Based on its experience and professional judgment, after taking into account, among other things, such observed multiples, Lazard selected and applied a range of EV/2028 Revenue of 1.0x to 2.3x to ImmunoGen’s estimated probability-adjusted revenue for 2028, from the Management Forecasts. This analysis indicated an equity value reference range per share of $5.60 to $10.45, rounded to the nearest $0.05.
Selected Precedent Transactions Analysis
Using public filings and other publicly available information, Lazard reviewed and analyzed selected precedent transactions that Lazard viewed as generally relevant in evaluating the Merger. In performing these analyses, Lazard analyzed certain financial information and transaction multiples relating to companies in the selected transactions and compared such information to the corresponding information for the Merger.
Specifically, Lazard reviewed eight acquisition transactions in the biotechnology industry announced since December 2018, that Lazard believed, based on its experience and its professional judgment, to be generally relevant for the purpose of this analysis. These transactions are listed below.
Announcement Date	Acquiror	Target
10/08/23	Bristol-Myers Squibb Co.	Mirati Therapeutics, Inc.
05/10/23	Swedish Orphan Biovitrum AB	CTI BioPharma Corp.
06/03/22	Bristol-Myers Squibb Co.	Turning Point Therapeutics, Inc.
04/13//22	GlaxoSmithKline plc	Sierra Oncology, Inc.
12/21/20	Servier Laboratories	Agios Pharmaceuticals, Inc.(Oncology Business)
06/17/19	Pfizer Inc.	Array BioPharma Inc.
01/07/19	Eli Lilly and Company	Loxo Oncology, Inc.
12/03/18	GlaxoSmithKline plc	TESARO Inc.
None of the target companies in the selected transactions is directly comparable to ImmunoGen and none of the selected transactions is directly comparable to the Merger, and certain of these selected transactions and target companies may have characteristics that are materially different from those of the Merger and ImmunoGen. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the transaction and that qualitative judgments concerning differences between the terms of the Merger and the business, financial and operating characteristics and prospects of ImmunoGen and the selected transactions and target companies that could affect the transaction multiples and transaction values of each selected transaction and target company are also relevant.
For each of the selected transactions, Lazard upfront consideration (calculated as equity value plus net debt), as a multiple of such target company’s estimated probability-adjusted revenue for the fifth calendar year following the announcement (referred to in this section as “TV/CY+5 Revenue”), as reflected in publicly available consensus estimates at the time of the transaction announcement. The financial data for the selected transactions and target companies were based on public filings, Wall Street research and other publicly available information. The results of this analysis are summarized in the following table:
Multiple Reference Ranges	25th Percentile	Median	Mean	75th Percentile
TV/CY+5 Revenue	3.2x	4.0x	4.2x	4.9x
Based on its professional judgment after taking into account, among other things, such observed multiples for each of the selected transactions, Lazard selected a TV/CY+5 Revenue multiple reference range of 3.2x to 4.9x and applied this multiple reference range to ImmunoGen’s estimated 2028 revenue, based on the Management Forecasts. The results of this analysis implied an equity value per share range of $14.10 to $20.45, rounded to the nearest $0.05.
Other Analyses
The analyses and data described below were presented to the Company Board for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.
Premia Paid Analysis
Using information from public filings and other publicly available information, Lazard analyzed the premia paid for selected acquisitions of publicly-traded companies in the biotechnology industry by strategic buyers since January 1, 2018. For each of the precedent transactions, Lazard calculated the implied premia as a percentage based on the amount by which the per share consideration in each transaction exceeded the target company’s closing share price on the last trading day upon which shares of ImmunoGen traded on an unaffected basis and (ii) 52-week high share price based on closing prices.
Based on its professional judgment and experience, Lazard then applied the 25th percentile and 75th percentile of the 1-day unaffected per share price premia of approximately 59% to 116%, respectively, to the closing share price of Company Common Stock on October 23, 2023, the day before a media report was published speculating that a major European pharmaceutical company might be interested in acquiring ImmunoGen (which is referred to in this section as the “Unaffected Price”), of $12.46, to calculate an implied equity value per share range of $19.80 to $26.85, rounded to the nearest $0.05.
Research Analyst Price Targets
Lazard reviewed selected equity research analyst price targets based on published, publicly available Wall Street equity research reports. Lazard observed that such price targets ranged from $14.00 per share to $28.00 per share, with a median of $24.50 per share.
52-Week High/Low Trading Prices
Lazard reviewed the range of trading prices of shares of Company Common Stock for the 52 weeks ended on November 28, 2022. Lazard observed that, during such period, the closing prices of the shares of Company Common Stock ranged from $3.65 per share to $20.05 per share, in each case rounded to the nearest $0.05.
Miscellaneous
In connection with Lazard’s services as financial advisor to ImmunoGen in connection with the Merger, ImmunoGen agreed to pay Lazard a fee for such services estimated, based on information available on November 30, 2023, the date of announcement of the Merger Agreement, to be approximately $77 million, all of which is contingent on the consummation of the Merger. Lazard in the past has provided certain investment banking services for ImmunoGen for which Lazard has received compensation, including in connection with the collaboration with Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd., which was announced in 2020. ImmunoGen has also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against various liabilities that may arise from or be related to Lazard’s engagement, including certain liabilities under U.S. federal securities laws.
Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for corporate and other purposes. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of ImmunoGen, AbbVie and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of ImmunoGen, AbbVie and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.
ImmunoGen and AbbVie determined the Merger Consideration in the Merger through arm’s-length negotiations, and the Company Board approved such Merger Consideration. Lazard did not recommend any specific consideration to the Company Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the Merger. Lazard’s opinion was one of many factors considered by the Company Board, as discussed further in “— Recommendation of the Company Board and Reasons for the Merger.”
Certain Unaudited Prospective Financial Information
Important Information Concerning the Company Management Forecasts
The Company does not publicly disclose long-term forecasts or internal projections as to future revenues, earnings, or other results, due to, among other reasons, the unpredictability of the underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods.
In connection with the Company Board’s review of strategic alternatives, in late November 2023 the Company’s senior management prepared certain non-public, unaudited financial projections for the Company for fiscal years 2023 through 2040 (the “Management Forecasts”). The Company Board used the Management Forecasts to assist in its decision-making process in determining to approve the Merger Agreement. The Management Forecasts were also provided to Goldman Sachs and Lazard, and the Company Board approved and instructed the use of, and reliance upon, the Management Forecasts by Goldman Sachs and Lazard in connection with each firm’s respective opinion to the Company Board and related financial analyses described under the headings “The Merger — Opinion of Goldman Sachs” and “The Merger — Opinion of Lazard.” The Management Forecasts were not prepared with a view toward public disclosure and were not provided to AbbVie or any other prospective bidder. The inclusion of this information should not be regarded as an indication that the Company, the Company Board, the Company’s senior management, advisors to the Company or the Company Board, or any other person considered, or now considers, such Management Forecasts to be material or to be necessarily predictive of actual future results, and these Management Forecasts should not be relied upon as such.
Company senior management regularly prepares internal projections for the Company Board. The Management Forecasts reflect the most recent version of these internal projections and incorporated the Company’s launch of ELAHERE, which exceeded prior expectations, as well as other updates based on Company management’s most recent assessment of its business, which, in the aggregate, reflected more positive projections of future financial results. The Management Forecasts were prepared by the Company’s senior management based on assumptions they believed to be reasonably achievable and included estimates of the Company’s financial performance on a risk-adjusted basis, reflecting the Company’s senior management’s good faith assessment as to the probability of license fees and milestone amounts payable by and to the Company based on the terms of the Company’s existing and forecast terms of future potential partner relationships. The Management Forecasts reflect key assumptions with respect to product sales; license fees and milestone payments; cost of goods sold expenses; research and development expenses; selling, general, and administrative expenses; capital expenditures; changes in working capital; effective tax rate; utilization of net operating losses and tax credits; and other relevant factors related to projecting potential Company long-range operating performances.

The following table presents a summary of the Management Forecasts:
MANAGEMENT FORECASTS (RISK-ADJUSTED)
(dollars in millions)
	Fiscal Year Ending December 31,
	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Net product revenue(1)	$328	$571	$607	$651	$885	$1,097	$1,288	$1,363	$1,361
Total revenue(2)	$398	$654	$666	$769	$990	$1,221	$1,383	$1,462	$1,474
Gross Profit(3)	$393	$634	$641	$738	$948	$1,168	$1,305	$1,381	$1,393
EBIT(4)	$28	$161	$180	$288	$538	$706	$754	$837	$879
NOPAT(5)	$28	$161	$180	$288	$511	$593	$633	$703	$738
Plus: Depreciation and amortization expense	$4	$7	$7	$8	$10	$12	$14	$15	$15
Less: Capital expenditures	$(4)	$(7)	$(7)	$(8)	$(10)	$(12)	$(14)	$(15)	$(15)
Less: Change in net working capital	$(130)	$(97)	$(9)	$(4)	$(23)	$(21)	$(19)	$(7)	$0
Unlevered free cash flow(6)	$(102)	$63	$171	$283	$487	$572	$614	$696	$738
	Fiscal Year Ending December 31,
	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	2040E
Net product revenue(1)	$1,557	$1,881	$2,219	$2,502	$2,722	$2,335	$2,082	$1,923	$1,565
Total revenue(2)	$1,654	$1,972	$2,302	$2,578	$2,798	$2,403	$2,145	$1,985	$1,621
Gross Profit(3)	$1,561	$1,859	$2,169	$2,428	$2,634	$2,263	$2,020	$1,869	$1,527
EBIT(4)	$1,049	$1,297	$1,532	$1,728	$1,886	$1,620	$1,446	$1,339	$1,094
NOPAT(5)	$881	$1,089	$1,287	$1,451	$1,584	$1,361	$1,215	$1,125	$919
Plus: Depreciation and amortization expense	$17	$20	$23	$26	$28	$24	$21	$20	$16
Less: Capital expenditures	$(17)	$(20)	$(23)	$(26)	$(28)	$(24)	$(21)	$(20)	$(16)
Less: Change in net working capital	$(20)	$(32)	$(34)	$(28)	$(22)	$39	$25	$16	$36
Unlevered free cash flow(6)	$862	$1,057	$1,253	$1,423	$1,562	$1,399	$1,240	$1,141	$955

(1)
“Net Product Revenue” refers to net product sales attributed to the Company’s ELAHERE, PVEK and IMGN151 products.

(2)
“Total Revenue” refers to Net Product Revenue plus revenue from milestones and royalties, including upfront payment, development, regulatory and commercial milestones, and royalties for the Company’s partnered assets.

(3)
“Gross Profit” refers to Total Revenue minus cost of goods sold expenses.

(4)
“EBIT” refers to Gross Profit, minus research and development expenses minus selling, general , and administrative expenses.

(5)
“NOPAT” means net operating profit after tax. The estimated net present value of NOLs and certain other tax attributes anticipated by the management of the Company to be utilized by the Company for the periods 2023E-2027E (in the amounts of $5 million, $26 million, $29 million, $46 million, and $59 million, respectively), which Goldman Sachs and Lazard were directed to utilize in their analyses, were taken into account.

(6)
“Unlevered free cash flow” is defined as NOPAT after tax, plus depreciation and amortization, minus capital expenditures and minus changes in net working capital.

Additional Information Concerning the Management Forecasts
The summary of the Management Forecasts is included in this proxy statement to provide ImmunoGen Shareholders with access to certain financial Management Forecasts that were made available to the Company Board and its financial advisors as described above. The Management Forecasts were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (“GAAP”). The Management Forecasts are forward-looking statements. All of the Management Forecasts summarized in this section were prepared by the Company’s senior management.
The Management Forecasts contain non-GAAP financial measures, including EBIT, NOPAT, and unlevered free cash flow. The Company’s senior management included such measures in the Management Forecasts because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance, and cash flow of the Company. A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. Due to the forward-looking nature of these Management Forecasts, specific quantification of the amounts that would be required to reconcile such Management Forecasts to GAAP measures are not available. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of adjusted financial measures were not relied upon by the Company Board or the members of management or financial advisors in connection with their respective evaluation of the Merger. Accordingly, ImmunoGen has not provided a reconciliation of the non-GAAP financial measures included in Management Forecasts to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. EBIT, NOPAT, and unlevered free cash flow should not be considered (1) as alternatives to operating income, net income, or cash from operations as measures of operating performance or cash flow or (2) as measures of liquidity.
No independent registered public accounting firm has examined, compiled, or otherwise performed any procedures with respect to the Management Forecasts or expressed any opinion or given any other form of assurance, and no independent registered public accounting firm assumes any responsibility for the information contained in the Management Forecasts. The Ernst & Young LLP reports included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, relate solely to the historical financial information of the Company and to an assessment of the Company’s internal controls over financial reporting. Such reports do not extend to the Management Forecasts and should not be read to do so.
The Company is summarizing the Management Forecasts in this proxy statement to provide ImmunoGen Shareholders access to certain non-public, unaudited prospective financial information that was provided to the Company Board and the financial advisors, as described above. By including the Management Forecasts in this proxy statement, neither the Company nor any of its affiliates, advisors, officers, directors, or representatives has made or makes any representation to any security holder regarding the ultimate performance of the Company, AbbVie, Purchaser, the Surviving Corporation, or any of their affiliates compared to the information contained in the Management Forecasts. The Company has made no representation to AbbVie or Purchaser, in the Merger Agreement or otherwise, concerning the Management Forecasts.
The assumptions and estimates underlying the Management Forecasts, all of which are difficult to predict and many of which are beyond the control of the Company, may not be realized as forecasted. Actual results may differ materially from those reflected in the Management Forecasts. In addition, the Management Forecasts will be affected by the Company’s ability to achieve strategic goals, objectives, and targets over the applicable period.

The Company’s actual future financial results may differ materially from those expressed or implied in the Management Forecasts due to numerous factors, including many that are beyond the Company’s ability to control or predict. While presented with numerical specificity, the Management Forecasts necessarily are based on numerous assumptions, many of which are beyond the control of the Company and difficult to predict. Important factors that may affect actual results and result in the Management Forecasts not being achieved include, but are not limited to, financial market conditions, the Company’s ability to achieve forecasted sales of ELAHERE and other pipeline products, the timing of regulatory approvals and introduction of new products, the accuracy of certain accounting assumptions, changes in actual or projected cash flows, the impact of emergence of competitive products considered more effective, characterized by a better side effect profile, or easier to administer, the effect of negative developments in the life science industry, including more onerous regulation or price controls, the effect of negative regulatory developments, the impact of legal proceedings, the effect of negative general economic developments, the cost and effect of changes in tax and other legislation and other risk factors described in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and described in this proxy statement in the section entitled “Forward-Looking Statements.” The Management Forecasts also reflect assumptions as to certain business decisions that are subject to change. The information set forth in the Management Forecasts is not fact and should not be relied upon as being necessarily indicative of actual future results. The Management Forecasts cover multiple years, and thus, by their nature, they become subject to greater uncertainty with each successive year.
The Management Forecasts assume that the Company continues operating as a standalone, publicly traded company without giving effect to the Merger, and, therefore, the Management Forecasts do not give effect to the Merger or any changes to the Company’s operations or strategy that may be implemented after the consummation of the Merger, including potential cost synergies to be realized as a result of the Merger, or to any costs incurred in connection with the Merger. Furthermore, the Management Forecasts do not take into account the effect of any failure of the Merger to be completed and should not be viewed as accurate or continuing in that context.
The Management Forecasts summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared. The Company will not update or otherwise revise the Management Forecasts hereafter to reflect circumstances arising after their preparation.
In light of the foregoing factors and the uncertainties inherent in the Management Forecasts, the ImmunoGen Shareholders are cautioned not to place undue reliance on the Management Forecasts.
Interests of ImmunoGen’s Directors and Executive Officers in the Merger
In considering the recommendation of the Company Board that the ImmunoGen Shareholders should vote to approve the proposal to approve the Merger Agreement, the ImmunoGen Shareholders should be aware that the executive officers and directors of ImmunoGen have certain interests in the Merger that may be different from, or in addition to, the interests of the ImmunoGen Shareholders generally, including those items listed below. The Company Board was aware of and considered these interests, among other matters, in evaluating and overseeing the negotiation of the Merger Agreement, in adopting the Merger Agreement, and in recommending that the Merger Agreement be approved by ImmunoGen Common Holders. As described in more detail below, these interests may include, for one or more of our directors and executive officers:
•
The Company Equity Awards held by ImmunoGen’s executive officers and directors will be treated as described in the section of this proxy statement captioned “The Merger — Interests of ImmunoGen’s Directors and Executive Officers in the Merger — Treatment of Shares and Company Equity Awards;”

•
Eligibility of ImmunoGen’s executive officers to receive severance payments and benefits (including vesting acceleration of any Company RSUs that may be granted following the date of the Merger Agreement) upon a termination of employment in certain circumstances, as described in more detail in the section of this proxy statement captioned “The Merger — Interests of ImmunoGen’s

Directors and Executive Officers in the Merger — Payment Upon Termination of Employment Following Change of Control;”
•
The payment of a pro-rated 2024 annual bonus at target performance; and

•
Continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

Treatment of Shares and Company Equity Awards
Treatment of Company Common Stock
If the Merger is consummated, any shares of Company Common Stock held of record or beneficially owned by a director or executive officer will be converted into the right to receive the Merger Consideration at the Effective Time.
The approximate value of the cash payments that each director and executive officer of the Company would receive in exchange for his or her shares of Company Common Stock is set forth in the table below. The information is based on the number of shares of Company Common Stock held by the Company’s directors and executive officers as of December 29, 2023.
Name of Director or Executive Officer	Number of Shares of Company Common Stock (#)(1)	Cash Consideration for Company Common Stock ($)
Directors
Stephen C. McCluski	—	—
Stuart A. Arbuckle	4,939	154,393
Mark A. Goldberg, M.D.	60,151	1,880,320
Tracey L. McCain, Esq.	—	—
Dean J. Mitchell	103,000	3,219,780
Kristine Peterson	—	—
Helen Thackray, M.D.	2,822	88,216
Richard J. Wallace	10,000	312,600
Executive Officers
Mark J. Enyedy	553,270	17,295,220
Daniel Char	1,000	31,260
Stacy Coen	33,140	1,035,956
Isabel Kalofonos	—	—
Renee Lentini	8,452	264,210
Michael Vasconcelles, M.D.	—	—
Lauren White	—	—
Theresa Wingrove, PhD	2,811	87,872

(1)
Does not include shares of Company Common Stock (i) purchased upon the exercise of rights under the Company ESPP (367, Ms. Coen; 467, Ms. Lentini; 1,327, Dr. Vasconcelles; and 615, Dr. Wingrove); (ii) issuable upon the exercise of a Company Stock Option by Ms. Coen (30,000); and (iii) for services performed for the quarter ended December 31, 2023 in lieu of the payment of cash fees (442, Mr. Arbuckle; 569, Dr. Goldberg; and 252, Dr. Thackray), in each case, which are expected to be outstanding on or about January 3, 2024.

Treatment of Company Stock Options
As of the Effective Time, each Company Stock Option granted prior to the date of the Merger Agreement that is outstanding and unvested as of immediately prior to the Effective Time will vest in full. Each Company Stock Option granted prior to the date of the Merger Agreement that is outstanding as of immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will receive, without interest, an amount in cash (less any applicable withholding tax) equal to (i) the total number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock under such Company Stock Option.
The table below sets forth the number of shares of Company Common Stock subject to vested and unvested Company Stock Options held by directors and executive officers of ImmunoGen as of December 29, 2023, and the aggregate cash consideration (on a pre-tax basis) that would be payable with respect to such Company Stock Options based on the excess of the Merger Consideration over the applicable exercise price per share of Company Common Stock. The actual amount payable in respect of Company Stock Options held by directors and executive officers of ImmunoGen will depend on the number of shares of Company Common Stock subject to Company Stock Options held by such persons as of the Effective Time, which may differ from the amounts in the table below.
Name of Director or Executive Officer	Number of Shares of Company Common Stock Subject to Company Stock Options (#)	Cash Consideration for Company Stock Options ($)
Directors
Stephen C. McCluski	228,597	5,597,643
Stuart A. Arbuckle	213,564	5,203,724
Mark A. Goldberg, M.D.	228,597	5,597,643
Tracey L. McCain, Esq.	89,153	2,103,620
Dean J. Mitchell	145,597	3,324,463
Kristine Peterson	208,597	5,204,143
Helen Thackray, M.D.	95,663	2,272,424
Richard J. Wallace	228,597	5,597,643
Executive Officers
Mark J. Enyedy(1)	4,244,275	102,801,621
Daniel Char	400,000	10,428,000
Stacy Coen(1)	807,270	20,780,047
Isabel Kalofonos	284,250	7,353,548
Renee Lentini	157,121	3,939,319
Michael Vasconcelles, M.D.	960,000	25,056,000
Lauren White	295,975	4,602,411
Theresa Wingrove, PhD(1)	776,548	19,161,498

(1)
The table does not include performance-based options held by Mr. Enyedy, Ms. Coen, and Dr. Wingrove that expired by their terms on December 31, 2023. In addition, the table does not reflect the exercise of a Company Stock Option to purchase 30,000 shares of Company Common Stock by Ms. Coen, which shares are expected to be outstanding on or about January 3, 2024.

Treatment of Company RSUs and Company DSUs
As of the Effective Time, each Company RSU and each Company DSU granted prior to the date of the Merger Agreement that is outstanding and unvested as of immediately prior to the Effective Time will vest in full. Each Company RSU and each Company DSU granted prior to the date of the Merger Agreement that is outstanding as of immediately prior to the Effective Time will be canceled and, in exchange therefor, the holder will receive, without interest, an amount in cash (less any applicable withholding taxes) equal to (i) the number of shares of Company Common Stock subject to such Company RSU or Company DSU immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration.
The table below sets forth the number of vested and unvested Company RSUs and Company DSUs held by directors and executive officers of ImmunoGen as of December 29, 2023, and the aggregate cash consideration (on a pre-tax basis) that would be payable with respect to such Company RSUs and Company DSUs. The actual amount payable in respect of Company RSUs and Company DSUs will depend on the number of shares of Company Common Stock subject to Company RSUs and Company DSUs held by such persons as of the Effective Time, which may differ from the amounts in the table below.
Name of Director or Executive Officer	Number of Company RSUs (#)	Cash Consideration for Company RSUs ($)	Number of Company DSUs (#)	Cash Consideration for Company DSUs ($)
Directors
Stephen C. McCluski	13,090	409,193	105,458	3,296,617
Stuart A. Arbuckle	13,090	409,193	63,000	1,969,380
Mark A. Goldberg, M.D.	13,090	409,193	160,350	5,012,541
Tracey L. McCain, Esq.	13,090	409,193	50,303	1,572,472
Dean J. Mitchell	13,090	409,193	142,667	4,459,770
Kristine Peterson	13,090	409,193	74,954	2,343,062
Helen Thackray, M.D.	13,090	409,193	40,932	1,279,534
Richard J. Wallace	13,090	409,193	102,326	3,198,711
Executive Officers
Mark J. Enyedy	153,700	4,804,662	—	—
Daniel Char	—	—	—	—
Stacy Coen	43,050	1,345,743	—	—
Isabel Kalofonos	47,375	1,480,943	—	—
Renee Lentini	47,805	1,494,384	—	—
Michael Vasconcelles, M.D.	—	—	—	—
Lauren White	51,625	1,613,798	—	—
Theresa Wingrove, PhD	78,000	2,438,280	—	—
Treatment of Company RSUs Granted on or after the Date of the Merger Agreement
As of the Effective Time, each Company RSU that is granted on or after the date of the Merger Agreement, including any Company RSUs granted as part of the Company’s 2024 annual grant process, will be exchanged for restricted stock units with respect to shares of AbbVie’s common stock having an equivalent value. Any such AbbVie restricted stock units will be subject to the same vesting schedule as the corresponding Company RSU and will vest in full if the employee’s employment is terminated by the Company without cause (as defined in the Company’s Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan) or, for employees who are party to a change in control severance agreement (each, a “CIC Agreement”) providing for good reason protection, by the employee for good reason, in either case within one year following the Effective Time.
The number of Company RSUs to be granted to each executive officer, if any, will be determined by the Compensation Committee of the Company Board in the ordinary course in connection with the 2024 annual grant process, and therefore is not yet determinable.
Payment Upon Termination of Employment Following Change of Control
Each currently employed executive officer of ImmunoGen is party to a CIC Agreement that provides for severance benefits if, within the period of two months before or 12 months after a change in control of ImmunoGen, the executive’s employment is terminated by the Company other than for cause or disability or by the executive for good reason. The terms “cause”, “good reason” and “change in control” are each defined in the executive officer’s CIC Agreement. The Merger will constitute a change in control of ImmunoGen for purposes of the CIC Agreements.

Severance Benefits
Severance benefits under each agreement include the following:
•
a lump sum payment equal to a multiple (2.0x for Mr. Enyedy, 1.5x for Mr. Char, Mses. Coen, Kalofonos and White and Drs. Vasconcelles and Wingrove and 1.0x for Ms. Lentini) of the sum of the executive officer’s then current annual base salary and the executive’s target annual bonus for the fiscal year in which the termination occurs;

•
vesting of 100% of the executive officer’s unvested equity awards (including any Company RSUs granted on or following the date of the Merger Agreement, if applicable);

•
if the executive officer elects to continue medical coverage in accordance with COBRA, a subsidy of the executive officer’s COBRA premium at the same percentage as the Company subsidized health insurance premiums for the executive officer immediately prior to the date of termination of the executive officer’s employment (or, if more favorable to the executive officer, immediately prior to the consummation of the change in control), for a specified period (24 months for Mr. Enyedy, 18 months for Mr. Char, Mses. Coen, Kalofonos and White and Drs. Vasconcelles and Wingrove and 12 months for Ms. Lentini) (provided that, following the expiration of Mr. Enyedy’s COBRA coverage period, the Company will pay a taxable amount to him equal to the COBRA premium subsidy on a monthly basis for the period ending 24 months from his termination date); and

•
payment of the cost of outplacement services up to a maximum of $40,000.

Payment of the above-described severance benefits is subject to the named executive officer releasing all of his or her claims against ImmunoGen other than claims that arise from ImmunoGen’s obligations under the CIC Agreement and complying with certain restrictive covenants, including a non-competition restriction.
Application of Section 280G of the Code
The Company is permitted under the Merger Agreement to enter into agreements with each executive officer providing for reimbursements in an aggregate amount not to exceed $25,000,000, and subject to individual caps to be set forth in such agreements, for excise taxes incurred under Section 4999 of the Code in connection with the Merger, so that on a net after-tax basis, such executive officer would be in the same position as if no such excise tax had applied to him or her. The actual amount of the excise tax reimbursement for each executive officer, if any, will not be determinable until after the Merger. As of the date of this filing, the Company has not entered into such agreement with any individual but will do so prior to the Effective Time.
2024 Annual Bonus Payments
Prior to the Effective Time, the Company will pay annual bonuses with respect to calendar year 2024 to employees, including executive officers, at target performance, prorated for the portion of the year that has elapsed as of the Effective Time (without double counting with respect to any employee who is entitled to a pro rata bonus as part of a severance entitlement).
Employment Agreements and Retention Arrangements Through and Following the Merger
As of the date of this Schedule 14A, AbbVie has informed the Company that none of the Company’s currently employed executive officers has entered into any new agreement, arrangement or understanding with AbbVie or its affiliates regarding employment with the Surviving Corporation. Although it is possible that AbbVie or the Surviving Corporation may enter into employment agreements or other employment or consultancy arrangements with the Company’s executive officers, as of the date of this Schedule 14A, there can be no assurance that any parties will reach an agreement.
Insurance and Indemnification of Directors and Executive Officers
The Merger Agreement provides that AbbVie and Purchaser will cause the articles of organization and bylaws of the Surviving Corporation to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of the Company than such provisions set forth in the articles of incorporation and bylaws of the Company as of the date of the Merger Agreement. Such provisions may not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of such individuals, and will be observed by the Surviving Corporation and its subsidiaries to the fullest extent available under Massachusetts (or other applicable) law until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time.
In addition, the Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts and omissions occurring prior to or at the Effective Time, as well as related rights to advancement of expenses, in favor of the current and former directors and officers of the Company (together with such person’s heirs, executors and administrators), who we refer to collectively as the “indemnitees.” Specifically, AbbVie will cause the Surviving Corporation to indemnify and hold harmless each current or former director and officer of the Company against all obligations to pay a judgment, settlement, or penalty and reasonable expenses incurred in connection with any action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the indemnitee is or was an officer, director, employee, fiduciary, or agent of the Company or its subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent permitted under applicable law. The Merger Agreement also provides that AbbVie will cause the Surviving Corporation to advance reasonable fees and expenses (including reasonable attorneys’ fees) as incurred by any such indemnitee in the defense of such legal action (provided that any person to whom expenses are advanced will have provided, to the extent required by the MBCA, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).
The Merger Agreement further provides that prior to the Effective Time, the Company may (or, if requested by AbbVie, will) purchase a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective until the sixth (6th) anniversary of the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies, subject to certain limits on the aggregate premium for such tail policy. In addition, without limiting the foregoing, unless the Company has purchased a tail policy, the Merger Agreement requires the Surviving Corporation to purchase such tail policy at or after the Effective Time. AbbVie will cause the Surviving Corporation to maintain such policy in full force and effect for the full six (6)-year term.
Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for the Company’s named executive officers (“NEOs”) that is based on or otherwise relates to the Merger. The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described immediately and in the footnotes to the table. As a result, the actual amounts, if any, that an NEO receives may materially differ from the amounts set forth in the table.
The table below assumes that (1) the Merger was consummated on December 29, 2023, (2) the NEO’s employment was terminated by the Company without cause or the NEO resigned for good reason on the same day in a manner entitling the NEO to receive severance payments and benefits under his or her respective CIC Agreement, (3) no NEO receives any additional equity grants, or exercises any Company Stock Options on or prior to the Effective Time, and (4) no NEO enters into any new agreement with the Company or is otherwise legally entitled to, prior to the Effective Time, additional compensation or benefits. For purposes of the disclosure, the NEOs are Mr. Enyedy, Dr. Vasconcelles, and Mses. Coen, Lentini and White. Our former NEOs, Anna Berkenblit, M.D. and Susan Altschuller, PhD, are not expected to receive any compensation in connection with the Merger and are not included in the table below. The calculation in the table below does not include amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of the NEOs and that are available generally to all of the Company’s salaried employees. It also does not include any amounts payable pursuant to any Section 280G tax gross-up agreement, which agreements will be entered into prior to the Effective Time.
Name of Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Officers
Mark J. Enyedy	2,751,620	53,956,912	118,798	56,827,330
Stacy Coen	933,803	15,298,196	99,099	16,331,098
Renee Lentini	486,720	5,226,192	79,399	5,792,311
Michael Vasconcelles, M.D.	1,305,000	18,792,000	99,099	20,196,099
Lauren White	1,050,000	6,216,209	99,099	7,365,308

(1)
The amounts reported in this column represent “double-trigger” amounts payable to the NEO pursuant to his or her respective CIC Agreement, as described above under “The Merger — Interests of ImmunoGen’s Directors and Executive Officers in the Merger — Payment Upon Termination of Employment Following Change of Control.” Cash severance is comprised of (a) in the case of Mr. Enyedy, (i) an amount equal to 2.0x the sum of his (x) current base salary and (y) target annual bonus based on the assumed date of termination, (b) in the case of Dr. Vasconcelles and Mses. Coen and White, (i) an amount equal to 1.5x the sum of his or her (x) current base salary and (y) target annual bonus based on the assumed date of termination, and (c) in the case of Ms. Lentini, (i) an amount equal to 1.0x the sum of her (x) current base salary and (y) target annual bonus based on the assumed date of termination. The bonus amounts included represent the 2023 target bonus amounts for each named executive officer.

(2)
The amounts reported in this column include the aggregate dollar value of the unvested Company Stock Options (other than performance-based options held by Mr. Enyedy and Ms. Coen, which expired by their terms on December 31, 2023 and will not vest in connection with the Merger) and Company RSUs held by the NEOs as of December 29, 2023, all of which will be cancelled at the Effective Time and converted into a right to receive cash consideration, as described above under “The Merger — Interests of ImmunoGen’s Directors and Executive Officers in the Merger — Treatment of Shares and Company Equity Awards”. The value of the unvested Company Stock Options is the excess of the Merger Consideration of $31.26 per share over the applicable exercise price of the Company Stock Option, multiplied by the number of shares of Company Common Stock issuable upon exercise of such unvested Company Stock Options. The value of unvested Company RSUs is the Merger Consideration of $31.26 per share multiplied by the number of shares of Company Common Stock subject to the unvested Company RSUs. These amounts are “single-trigger” amounts. For more information, see the table below.

Name of Executive Officer	Value of Unvested Company Stock Options ($)	Value of Unvested Company RSUs ($)
Mark J. Enyedy	49,152,250	4,804,662
Stacy Coen	13,952,453	1,345,743
Renee Lentini	3,731,808	1,494,384
Michael Vasconcelles, M.D.	18,792,000	—
Lauren White	4,602,411	1,613,798

(3)
The amounts reported in this column represent “double trigger amounts” payable to the NEOs pursuant to his or her CIC Agreement as described above under “The Merger — Interests of ImmunoGen’s Directors and Executive Officers in the Merger — Payment Upon Termination of Employment Following Change of Control”. These amounts represent estimates of: (i) Company-paid medical coverage (for 24 months in the case of Mr. Enyedy ($78,798), 18 months in the case of Dr. Vasconcelles and Mses. Coen and White ($59,099), and 12 months in the case of Ms. Lentini

($39,399)), and (ii) the cost of out-placement services following termination of employment ($40,000 for each NEO).
Appraisal Rights
Under Massachusetts law, a shareholder of a Massachusetts corporation may be entitled to appraisal rights, and payment of the fair value of his, her, or its shares, in the event of a merger, but such rights do not always apply. Fair value for these purposes means the value of the shares immediately before the effective time of the Merger, excluding any element of value arising from the expectation or accomplishment of the Merger unless such exclusion would be inequitable.
Section 13.02(a)(1) of the MBCA provides, among other things, that shareholders are not entitled to appraisal rights in a merger in which shareholders already holding marketable securities receive cash in the merger, and no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if her or his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than 5% of the voting shares of all classes and series of the corporation in the aggregate. As of the date of this proxy statement, this provision has not been the subject of judicial interpretation and the applicability of the exception ultimately involves complex factual determinations. ImmunoGen reserves the right to contest the availability of appraisal rights and the validity of any purported demand for appraisal in connection with the Merger and to assert the applicability of the foregoing exception. ImmunoGen also reserves the right to raise such additional arguments, if any, that it may have in opposition to appraisal.
Any shareholder who believes that he, she, or it is entitled to appraisal rights and who wishes to preserve his, her, or its appraisal rights should carefully review Part 13 of the MBCA (the “Appraisal Statute”), attached as Annex D to this proxy statement, which sets forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with the procedures specified in the Appraisal Statute would result in the loss of any appraisal rights to which such shareholder may otherwise be entitled.
Overview of Appraisal Rights
Appraisal rights offer shareholders the ability to demand payment of the fair value of their shares of Company Common Stock and/or Company Preferred Stock in the event they are dissatisfied with the consideration that they are to receive in connection with the Merger. Shareholders who perfect any appraisal rights that they may have and follow certain procedures in the manner prescribed by the Appraisal Statute may be entitled to have their shares converted into the right to receive from ImmunoGen such cash consideration as may be determined to be due pursuant to the Appraisal Statute.
Only a holder of record of shares of Company Common Stock and/or Company Preferred Stock (or a beneficial holder of such shares acting with the written consent of the holder of record) may exercise appraisal rights, and if a holder exercises appraisal rights, he, she, or it must exercise such rights with respect to all shares of Company Common Stock and/or Company Preferred Stock owned by such holder. The following discussion is not a complete statement of the law pertaining to appraisal rights under the Appraisal Statute and is qualified in its entirety by the full text of the Appraisal Statute, which is attached to this proxy statement as Annex D. Please read the Appraisal Statute carefully, because exercising appraisal rights involves several procedural steps, and failure to follow appraisal procedures could result in the loss of such rights. Shareholders should consult with their advisors, including legal counsel, in connection with any demand for appraisal.
Shareholders who perfect their rights to appraisal in accordance with the Appraisal Statute and do not thereafter withdraw their demands for appraisal or otherwise lose their appraisal rights, in each case in accordance with the Appraisal Statute, will be entitled to appraisal rights and to obtain payment of the fair value of their shares of Company Common Stock and/or Company Preferred Stock, together with interest. Shareholders should be aware that the fair value of their shares of Company Common Stock and/or Company Preferred Stock as determined pursuant to the Appraisal Statute could be more than, the same as or less than the Merger Consideration.

Notice of Shareholder Intent to Demand Payment
A shareholder who wishes to assert appraisal rights must deliver written notice of such shareholder’s intent to demand payment to ImmunoGen’s principal offices at the following address and must not vote, or cause or permit to be voted, his, her or its shares for the Merger Agreement:
ImmunoGen, Inc.
830 Winter Street
Waltham, MA 02451
If ImmunoGen does not receive a shareholder’s written notice of intent to demand payment prior to the vote at the Special Meeting or if such shareholder votes, or causes or permits to be voted, his, her or its shares of Company Common Stock in favor of approval of the Merger Agreement, such shareholder will not be entitled to appraisal rights under the provisions of the MBCA and will instead only be entitled to receive the Merger Consideration. The submission of a proxy card voting “against” or “abstaining” on the Merger proposal will not constitute sufficient notice of a shareholder’s intent to demand payment to satisfy Part 13 of the MBCA. A shareholder’s written notice is effective on the earliest of (i) receipt by ImmunoGen, (ii) five (5) days after it was deposited in the United States mail (postpaid and correctly addressed) to ImmunoGen, or (iii) the date shown on a return receipt, if sent by registered or certified mail, return receipt requested or, if sent by messenger or delivery service, the date shown on the return receipt signed by or on behalf of ImmunoGen.
Appraisal Notice and Form
If the Merger is completed, within ten (10) days after the effective date of the Merger, ImmunoGen must deliver a written appraisal notice (the “Appraisal Notice”) and a form containing certain information (the “Shareholder Certification Form”) to all shareholders who have properly provided notice of intent to demand payment and did not vote, or cause or permit to be voted, his, her or its shares for the Merger Agreement. The Appraisal Notice must be accompanied by a copy of the Appraisal Statute and the Shareholder Certification Form, which will specify the date of the first announcement to shareholders of the principal terms of the Merger (i.e., November 30, 2023) (the “Merger Announcement Date”). The Appraisal Notice must state:
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where the Shareholder Certification Form must be returned, where certificates for certificated shares must be deposited and the date by which such certificates must be deposited (the “Certificate Deposit Deadline”);

•
the date by which the Shareholder Certification Form must be received by ImmunoGen (the “Shareholder Certification Form Deadline”), which may not be fewer than forty (40) nor more than sixty (60) days after the date the Appraisal Notice and Shareholder Certification Form are sent, and that the shareholder shall have waived the right to demand appraisal with respect to such shares unless the Shareholder Certification Form is received by ImmunoGen by such specified date;

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ImmunoGen’s estimate of the “fair value” of the shares of Company Common Stock and/or Company Preferred Stock, as determined in accordance with the Appraisal Statute;

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that, if requested in writing, ImmunoGen will provide within ten (10) days after the Shareholder Certification Form Deadline the number of shareholders who have returned the Shareholder Certification Forms by the Shareholder Certification Form Deadline and the total number of shares owned by such shareholders; and

•
the date by which the shareholder may withdraw his, her or its notice of intent to demand payment, which date must be within twenty (20) days after the Shareholder Certification Form Deadline (the “Withdrawal Deadline”).

Perfection of Rights; Right to Withdraw
The Shareholder Certification Form requires that a shareholder intending to demand appraisal rights certify: (i) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before the Merger Announcement Date, and (ii) that the shareholder did not vote for the Merger

Agreement. If the shareholder does not return the completed form by the Shareholder Certification Form Deadline, he, she, or it will be deemed to have accepted payment of the Merger Consideration in full satisfaction of ImmunoGen’s obligations under the Appraisal Statute. A shareholder who wishes to exercise appraisal rights must certify on the Shareholder Certification Form whether the beneficial owner of the shares acquired beneficial ownership before the Merger Announcement Date. If a shareholder fails to make this certification, ImmunoGen may elect to treat the shareholder’s shares as After-Acquired Shares (as defined and discussed below). In addition, a shareholder who wishes to exercise appraisal rights must execute and return the Shareholder Certification Form and, in the case of certificated shares, deposit the certificates in accordance with the terms of the Appraisal Notice. Once a shareholder deposits his, her or its certificates or, in the case of uncertificated shares, returns the executed Shareholder Certification Form, the shareholder loses all rights as a shareholder unless the shareholder withdraws from the appraisal process by notifying ImmunoGen in writing by the Withdrawal Deadline. A shareholder who does not withdraw from the appraisal process by the Withdrawal Deadline may not later withdraw without ImmunoGen’s written consent. A shareholder who does not execute and return the Shareholder Certification Form and deposit the share certificates by the Shareholder Certification Form Deadline or the Certificate Deposit Deadline, respectively, is not entitled to payment under the Appraisal Statute.
Assertion of Rights by Nominees and Beneficial Owners
A record shareholder may assert appraisal rights as to fewer than all the shares registered in his, her or its name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of Company Common Stock and/or Company Preferred Stock owned by the beneficial shareholder and notifies ImmunoGen in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders. A beneficial shareholder may assert appraisal rights as to shares of Company Common Stock and/or Company Preferred Stock held on behalf of the shareholder only if the shareholder submits to ImmunoGen the record shareholder’s written consent to the assertion of such rights with respect to all shares of Company Common Stock and/or Company Preferred Stock that are beneficially owned by the beneficial shareholder no later than the Shareholder Certification Form Deadline.
Payment for Shares Acquired Before Merger Announcement Date
Except with respect to After-Acquired Shares, within thirty (30) days after the Shareholder Certification Form Deadline, ImmunoGen must pay in cash to those shareholders who complied with the procedural requirements for perfecting their appraisal rights the amount ImmunoGen estimates to be the fair value of their shares, plus interest. The fair value of the shares is the value of the shares immediately before the effective time of the Merger, excluding any element of value arising from the expectation or accomplishment of the Merger, unless exclusion would be inequitable. Interest accrues from the effective time of the Merger until the date of payment, at the average rate currently paid by ImmunoGen on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
The foregoing payment to each shareholder must be accompanied by (i) recent financial statements of ImmunoGen, (ii) a statement of ImmunoGen’s estimate of the fair value of the shares, which estimate must equal or exceed ImmunoGen’s estimate given in the Appraisal Notice, and (iii) a statement that shareholders who complied with the procedural requirements for perfecting their appraisal rights have the right to demand further payment and that, if the shareholder does not do so within the applicable time period, such shareholder will be deemed to have accepted the payment in full satisfaction of ImmunoGen’s obligations under the Appraisal Statute.
A shareholder who has been paid for his, her or its shares of Company Common Stock and/or Company Preferred Stock and is dissatisfied with the amount of the payment must notify ImmunoGen in writing of his, her or its estimate of the fair value of the shares and demand payment of that estimate plus interest, less the payment already made. A shareholder who fails to notify ImmunoGen in writing of his, her or its demand to be paid such shareholder’s stated estimate of the fair value plus interest within thirty (30)

days after receiving ImmunoGen’s payment waives the right to demand payment and will be entitled only to the payment made by ImmunoGen based on ImmunoGen’s estimate of the fair value of the shares.
Offer to Pay for After-Acquired Shares
ImmunoGen may withhold payment from any shareholder who did not certify that beneficial ownership of all of such shareholder’s shares for which appraisal rights are asserted was acquired before the Merger Announcement Date (the “After-Acquired Shares”). If ImmunoGen elects to withhold payment, within thirty (30) days after the Shareholder Certification Form Deadline, it must provide such shareholders notice of certain information, including recent financial statements of ImmunoGen, ImmunoGen’s estimate of fair value and such shareholders’ right to accept ImmunoGen’s estimate of fair value, plus interest, in full satisfaction of their demands or to demand appraisal. Those shareholders who wish to accept ImmunoGen’s offer must notify ImmunoGen of their acceptance within thirty (30) days after receiving the offer. Within ten (10) days after receiving a shareholder’s acceptance, ImmunoGen must pay in cash the amount it offered in full satisfaction of the accepting shareholder’s demand.
A shareholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of his, her or its stated estimate of the fair value of the shares plus interest. A shareholder who fails to notify ImmunoGen in writing of his, her or its demand to be paid his, her or its stated estimate of the fair value plus interest within thirty (30) days after receiving ImmunoGen’s offer of payment waives the right to demand payment and will be entitled only to the payment offered by ImmunoGen based on ImmunoGen’s estimate of the fair value of the shares.
Those shareholders who do not reject ImmunoGen’s offer in a timely manner, or who otherwise do not satisfy the requirement outlined above for demanding appraisal, will be deemed to have accepted ImmunoGen’s offer, and ImmunoGen must pay to them in cash the amount it offered to pay within forty (40) days after sending the payment offer.
Procedures if Shareholder is Dissatisfied with Payment or Offer
If a shareholder makes a demand for payment which remains unsettled, ImmunoGen must commence an equitable proceeding in Middlesex County Superior Court, Commonwealth of Massachusetts, within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If ImmunoGen does not commence the proceeding within the sixty (60)-day period, it must pay in cash to each shareholder the amount the shareholder demanded plus interest. ImmunoGen must make all shareholders whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties must be served with a copy of the petition. Each shareholder made a party to the proceeding is entitled to judgment: (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by ImmunoGen to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which ImmunoGen elected to withhold payment.
The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it, and the shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.
Court Costs and Counsel Fees
The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess any costs against ImmunoGen, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Appraisal Statute.
The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (i) against ImmunoGen and in favor of any or all shareholders demanding appraisal if the court finds ImmunoGen did not substantially comply with its requirements under the Appraisal Statute; or (ii) against either ImmunoGen or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the Appraisal Statute.
If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against ImmunoGen, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent ImmunoGen fails to make a required payment pursuant to the Appraisal Statute, the shareholder may sue directly for the amount owed and, to the extent successful, will be entitled to recover from ImmunoGen all costs and expenses of the suit, including counsel fees.
Certain Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined in this proxy statement) of shares of Company Common Stock and/or Company Preferred Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is limited to ImmunoGen Shareholders who hold their shares of Company Common Stock and/or Company Preferred Stock as “capital assets” within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (generally, property held for investment purposes). This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings, and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.
This discussion is for general information purposes only and does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to ImmunoGen Shareholders subject to special rules under U.S. federal income tax laws, including, for example, but not limited to:
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banks and other financial institutions;

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mutual funds;

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insurance companies;

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brokers or dealers in securities, currencies, or commodities;

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dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Company Common Stock and/or Company Preferred Stock;

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regulated investment companies and real estate investment trusts;

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retirement plans, individual retirement, and other tax-deferred accounts;

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tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

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holders that are holding shares of Company Common Stock and/or Company Preferred Stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

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U.S. Holders (as defined in this proxy statement) whose functional currency is not the U.S. dollar;

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partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

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expatriated entities subject to Section 7874 of the Code;

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holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

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persons subject to the alternative minimum tax;

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U.S. expatriates and former citizens or long-term residents of the United States;

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except as noted below, holders that own or have owned (directly, indirectly, or constructively) five percent or more of Company Common Stock and/or Company Preferred Stock (by vote or value);

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grantor trusts;

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controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

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holders that received their shares of Company Common Stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

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holders that own a direct or indirect equity interest in AbbVie following the Merger;

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holders that hold their shares of Company Common Stock and/or Company Preferred Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; and

•
holders that do not vote in favor of the Merger and that properly demand appraisal of their shares of Company Common Stock under Part 13 of the MBCA.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax (such as estate, gift, or other non-income tax considerations) or any state, local or foreign income or non-income tax considerations. In addition, this discussion does not address any considerations arising under the Medicare contribution tax.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock and/or Company Preferred Stock, the U.S. federal income tax consequences of the Merger to a partner in such partnership is generally expected to depend upon the status of the partner, the activities of the partner and the partnership, and certain determinations made at the partner level. Partnerships holding shares of Company Common Stock and/or Company Preferred Stock, and partners therein are urged to consult their tax advisors regarding the consequences to them of the Merger.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR IMMUNOGEN SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES.
U.S. Holders
This section applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Company Common Stock and/or Company Preferred Stock that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one (1) or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock and/or Company Preferred Stock pursuant to the Merger is expected to be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder is expected to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares of Company Common Stock and/or Company Preferred Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally equals the amount that such U.S. Holder paid for the shares of Company Common Stock and/or Company Preferred Stock. A U.S. Holder’s gain or loss on the disposition of shares of Company Common Stock and/or Company Preferred Stock generally will be characterized as capital gain or loss. Any such gain or loss will be long-term capital gain or loss if such U.S. Holder’s holding period, as determined for U.S. federal income tax purposes, in such shares is more than one (1) year at the time of the completion of the Merger. Under current law, a preferential tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. U.S. Holders who hold different blocks of Company Common Stock and/or Company Preferred Stock (shares of Company Common Stock and/or Company Preferred Stock purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.
Non-U.S. Holders
This section applies to “Non-U.S. Holders.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Company Common Stock and/or Company Preferred Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
Subject to the discussion of backup withholding below, a Non-U.S. Holder generally is not expected to be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with the Merger, unless:
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the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain is generally expected to be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

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such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition of shares of Company Common Stock and/or Company Preferred Stock pursuant to the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder, provided such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

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shares of Company Common Stock or Company Preferred Stock constitute a United States real property interest (a “USRPI”) by reason of ImmunoGen’s status as a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”) at any time during the shorter of the five-year period preceding the effective date of the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of Company Common Stock or Company Preferred Stock (the “Relevant Period”) and (A) shares of Company Common Stock or Company Preferred Stock are not regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) or (B) shares of Company Common Stock or Company Preferred Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) and such Non-U.S. Holder owns (directly, indirectly or constructively) more than 5% of the shares of Company Common Stock or Company Preferred Stock at any time during the Relevant

Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible consequences to them if we are a USRPHC.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. Holders and Non-U.S. Holders in connection with the Merger.
Backup withholding of tax (currently, at a rate of 24%) is generally expected to apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Backup withholding of tax may also apply to the proceeds received by a Non-U.S. Holder pursuant to the Merger, unless the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. Holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder or Non-U.S. Holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, YOUR INDIVIDUAL CIRCUMSTANCES OR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION AND HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS AND THE TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Regulatory Approvals Required for the Merger
General
Pursuant to the Merger Agreement, each of the parties has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible, and, in any event, by or before the Outside Date (as defined in the Merger Agreement), including that the parties have agreed to, and to cause each of their respective subsidiaries to, use its reasonable best efforts to take any and all actions necessary to obtain any consents, clearances, or approvals required under or in connection with Antitrust Laws to enable all waiting periods under the HSR Act and other applicable Antitrust Laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws asserted by any governmental body to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date subject to certain limitations as outlined in the section of this proxy statement captioned “Proposal 1: Approval of the Merger Agreement —  Reasonable Best Efforts to Consummate the Merger; Regulatory Filings.”

HSR Act and Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until ImmunoGen and AbbVie each files a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the Federal Trade Commission (the “FTC”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration or termination of a thirty (30)-calendar-day waiting period following the parties’ filings of their respective HSR Act Notification and Report Forms. If the FTC or DOJ issues a request for additional information and documents (which we refer to as the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second thirty (30)-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier, the parties agree to extend any applicable waiting period, or the parties otherwise agree to delay Closing.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under Antitrust Laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, any state could take such action under Antitrust Laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under Antitrust Laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
Foreign Approvals
Additionally, the Merger is also subject to the filing or submission of, or obtaining of, certain necessary notices, clearances, approvals, waivers, or consents by the antitrust regulatory authorities in other jurisdictions, where required, including the German Act against Restraints of Competition (Germany). The Merger cannot be completed until ImmunoGen and AbbVie obtain clearance to consummate the Merger or the applicable waiting periods have expired or been terminated in such jurisdictions. ImmunoGen and AbbVie, in consultation and cooperation with each other, made or will make antitrust filings with the authorities of such jurisdictions.
Litigation Relating to the Merger
The Company has received certain demand letters (the “Demand Letters”) from purported shareholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company on December 21, 2023. The Demand Letters demand that the Company and the Company Board promptly issue corrective or supplemental disclosures. Additional demand letters may be received in the future and lawsuits arising out of the Demand Letters or otherwise related to the Merger may be filed in the future.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, AbbVie, Intermediate Sub and Purchaser in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, AbbVie Intermediate Sub and Purchaser rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. The ImmunoGen Shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, AbbVie Intermediate Sub and Purchaser or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, AbbVie Intermediate Sub and Purchaser, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, AbbVie, Intermediate Sub and Purchaser or their respective businesses. Accordingly, the representations, warranties, covenants, and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and its business.
Merger Agreement
On November 30, 2023, the Company entered into the Merger Agreement, by and among the Company, AbbVie, Intermediate Sub and Purchaser, pursuant to which Purchaser will merge with and into the Company, with the Company surviving the Merger.
Principal Terms of the Merger
Effect of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the MBCA, at the Effective Time, Purchaser will be merged with and into the Company, whereupon the separate corporate existence of Purchaser will thereupon cease, and the Company will continue as the Surviving Corporation. As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Intermediate Sub and the Company Common Stock will no longer be publicly traded. In addition, the Company Common Stock will be delisted from Nasdaq and de-registered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and ImmunoGen will no longer file periodic reports with the SEC on account of the Company Common Stock. The Merger will be governed by the MBCA. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.

Closing and Effective Time
Subject to the provisions of the Merger Agreement, the Closing will take place on the third (3rd) business day after the satisfaction or waiver of the conditions to the Closing (or on such other date as AbbVie and the Company may mutually agree). On the closing date of the Merger (the “Closing Date”), the parties will file articles of merger with the Secretary of the Commonwealth of Massachusetts in accordance with the MBCA. The Merger will become effective upon the filing of the articles of merger, or at such later time as Purchaser and the Company may agree and specify in the articles of merger.
Articles of Organization; Bylaws; Directors and Officers
At the Effective Time, the articles of organization and the bylaws of the Company will be amended and restated in their entirety to conform to the forms previously agreed to by the parties and, as so amended, will be the articles of organization and bylaws of the Surviving Corporation until thereafter amended in accordance with the articles of organization of the Surviving Corporation and as provided by applicable law.
At the Effective Time, the directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation or removal, or until his or her successor is duly elected and qualified.
Conditions to the Closing of the Merger
The obligations of the Company, AbbVie, Intermediate Sub and Purchaser to complete the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:
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the expiration or termination of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and any commitment by the parties (if any) not to consummate the Merger before a certain date under a timing agreement with a governmental body and the obtaining of certain approvals or clearances applicable to the Merger in accordance with certain foreign antitrust laws (the “Regulatory Approvals Condition”);

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the absence of any order, injunction or decree issued by any governmental body of competent jurisdiction prohibiting or preventing the consummation of the Merger and the absence of any statute, rule, regulation, order, injunction, or decree enacted, entered, promulgated, or enforced by any governmental body that prohibits or makes illegal the consummation or the Merger (the “Legal Restraint Condition”); and

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the approval of the Merger Agreement by the holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Requisite Vote”).

In addition, the obligations of AbbVie and Purchaser to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:
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each of the representations and warranties of the Company relating to (i) authorized capital stock, (ii) as of November 27, 2023, the number of issued and outstanding shares of Company Common Stock, issued and outstanding shares of Company Preferred Stock, shares of Company Common Stock reserved for issuance under Company Equity Plans or otherwise deliverable in connection with Company Equity Awards (including shares of Company Common Stock subject to Company Stock Options, Company RSUs, and Company DSUs), shares of Company Common Stock reserved for issuance under the Company ESPP, shares of Company Common Stock issuable pursuant to the Company Warrants, and the number of shares of Company Common Stock held in the treasury of the Company, (iii) there being no outstanding equity interests of the Company other than those disclosed in the Merger Agreement or the Company’s confidential disclosure letter or those related to the settlement, vesting or exercise of Company Equity Awards, or the conversion of Company Preferred Stock or the purchase of Company Common Stock pursuant to the Company ESPP since November 27, 2023 and (iv) no change, effect, event, occurrence or other matter having occurred from December 31, 2022 to November 30, 2023 that has had or would not have a Company Material Adverse Effect, in each case, being true and correct in all respects, except, in the case of (i), (ii) and

(iii), for de minimis inaccuracies, as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct, except for de minimis inaccuracies, as of such earlier date);
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each of the representations and warranties of the Company relating to organization and corporate power (except with respect to provision of and compliance with organizational documents), authorization, broker fees being true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such earlier date);

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each of the other representations and warranties of the Company contained in the Merger Agreement being true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect;

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the Company’s performance and compliance, in all material respects, with its obligations and covenants required to be performed by it under the Merger Agreement at or prior to the Effective Time;

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the absence of a Company Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing; and

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the delivery by the Company to AbbVie of a certificate dated as of the Closing Date signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions in the preceding five (5) bullets have been satisfied.

In addition, the obligations of the Company to consummate the Merger are subject to the following conditions:
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the representations and warranties of AbbVie and Purchaser relating to organization and corporate power, authorization, and broker fees being true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such earlier date);

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each of the other representations and warranties of AbbVie and Purchaser contained in the Merger Agreement being true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “AbbVie Material Adverse Effect”) has not had, individually or in the aggregate, an AbbVie Material Adverse Effect;

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the performance and compliance by each of AbbVie and Purchaser with, in all material respects, its obligations and covenants required to be performed by it under the Merger Agreement at or prior to the Effective Time; and

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the delivery by AbbVie to the Company of a certificate dated as of the Closing Date signed on behalf of AbbVie by a senior executive officer of AbbVie to the effect that the conditions in the preceding three (3) bullets have been satisfied.

Merger Consideration
Conversion of Securities at the Effective Time
At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation) (other than (i) any shares of Company Common Stock held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) any shares of Company Common Stock owned by AbbVie, Purchaser or any direct or indirect wholly owned subsidiary of AbbVie or Purchaser immediately prior to the Effective Time or (iii) any shares of Company Common Stock or Company Preferred Stock held by shareholders who have properly exercised and perfected their demands for appraisal of such shares in accordance with the MBCA) (such shares, the “Dissenting Shares”) will be converted into the right to receive the Merger Consideration, and as of the Effective Time, all such shares will no longer be outstanding and will automatically be canceled.
All shares of Company Common Stock (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time or (ii) owned by AbbVie, Purchaser or any direct or indirect wholly owned subsidiary of AbbVie or Purchaser immediately prior to the Effective Time will be canceled and retired without any conversion thereof. Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time will be converted into one (1) share of common stock of the Surviving Corporation. Each Dissenting Share immediately prior to the Effective Time will not be converted into the right to receive the Merger Consideration unless and until such shareholder of the Company has effectively withdrawn or lost (through failure to perfect or otherwise) such shareholder’s right to obtain payment of the fair value of such shareholder’s Dissenting Shares under the MBCA but will instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such shareholder under Part 13 of the MBCA. From and after the Effective Time, Dissenting Shares will not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to shareholders of record prior to the Effective Time).
Treatment of Company Equity Awards
Pursuant to the Merger Agreement:
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Company Stock Options.   Each Company Stock Option granted prior to the date of the Merger Agreement under a Company Equity Plan, other than awards under the Company ESPP, that is outstanding and unvested immediately prior to the Effective Time will vest in full at the Effective Time. Each Company Stock Option granted prior to the date of the Merger Agreement under a Company Equity Plan that is outstanding immediately prior to the Effective Time will be cancelled and, in exchange therefor, the holder will receive an amount in cash, less applicable tax withholdings, equal to the product of (i) the total number of shares of Company Common Stock subject to the Company Stock Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Merger Consideration over the applicable exercise price per share of Company Common Stock under such Company Stock Option.

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Company RSUs and Company DSUs.   Each Company RSU and Company DSU granted prior to the date of the Merger Agreement under a Company Equity Plan that is outstanding and unvested as of immediately prior to the Effective Time will vest in full at the Effective Time. Each Company Equity Award (other than a Company Stock Option) granted prior to the date of the Merger Agreement under a Company Equity Plan that is outstanding immediately prior to the Effective Time will be cancelled at the Effective Time, and the holder will receive (without interest), in exchange therefor, an amount in cash (less applicable tax withholdings) equal to the product of (i) the total number of shares of Company Common Stock subject to (or deliverable under) such Company Equity Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.

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The Company continued to operate the Company ESPP in accordance with its terms and past practice for the Offering Period (as defined in the Company ESPP) in effect on the date of the Merger Agreement (“Current Purchase Period”), which ended on December 29, 2023; provided that, in no event was any new participants able to commence participation in the Current Purchase Period, nor was any current participant in the ESPP permitted to increase their payroll deductions from that in effect prior to the date of the Merger Agreement. The Company will suspend the commencement of any Offering Period or Purchase Period (each as defined in the Company ESPP) commencing after the end of the Current Purchase Period unless and until the Merger Agreement is terminated and will terminate the Company ESPP as of or prior to the Effective Time (pursuant to resolutions adopted by the Company Board (or, if appropriate, a committee administering the Company ESPP)).
Payment of the Merger Consideration; Surrender of Shares
Prior to the Effective Time, AbbVie will deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”), cash in an amount sufficient to pay the aggregate Merger Consideration.
As promptly as practicable after the Effective Time (and in any event within two (2) business days thereafter), AbbVie will cause the Paying Agent to mail to each holder of record of a certificate entitled to receive the Merger Consideration, a letter of transmittal (in a form that is reasonably satisfactory to the Company and AbbVie) and instructions for effecting the surrender of the certificate in exchange for payment of the Merger Consideration, and such certificates will then be canceled.
Upon surrender of a certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by AbbVie, together with such letter of transmittal, duly executed and properly completed, the holder of such certificate will be entitled to receive in exchange therefor Merger Consideration for each share of Company Common Stock or Company Preferred Stock formerly represented by such certificate, and the certificate so surrendered will be cancelled.
A holder of record of book-entry shares of the Company immediately prior to the Effective Time entitled to receive Merger Consideration will, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange for such book-entry shares Merger Consideration for each share of Company Common Stock or Company Preferred Stock formerly represented by such book-entry shares, and such book-entry share will be canceled. Payment of the Merger Consideration with respect to book-entry shares will only be made to the person in whose name such book-entry shares are registered.
Notwithstanding the foregoing, in the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable share of Company Common Stock or Company Preferred Stock may be made to a person other than the person in whose name the certificates so surrendered are registered if such certificates are properly endorsed or otherwise are in proper form for transfer and the person requesting such payment pays any transfer or other taxes required by reason of the Merger Consideration in respect thereof or establishes to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.
Until surrendered as contemplated by the terms of the Merger Agreement or until such “agent’s message” (or such other evidence) is received, each certificate or book-entry share will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a shareholder or other equity holder of, the Company or the Surviving Corporation.
At any time following the date that is twelve (12) months after the Effective Time, AbbVie may require the Paying Agent to deliver to AbbVie any funds (including any interest received with respect thereto) that have been made available to the depository and that have not been disbursed to holders of certificates or book-entry shares. Thereafter, such holders will be entitled to look to the Surviving Corporation with respect to the Merger Consideration payable to the holder of a certificate or book-entry share. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock and Company Preferred Stock for the Merger Consideration.
Withholding
Each of AbbVie, Purchaser, the Surviving Corporation, and any applicable withholding agent, as applicable, are entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to the Merger Agreement, such amounts as are required to be deducted and withheld with respect to such payment under applicable law.

Representations and Warranties
In the Merger Agreement, the Company has made customary representations and warranties to AbbVie and Purchaser with respect to:
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organization and corporate power;

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authorization; valid and binding nature of the Merger Agreement;

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capital stock;

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the Company’s ownership of its subsidiaries;

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no breach;

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consents;

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SEC reports, disclosure controls and procedures;

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absence of undisclosed liabilities;

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absence of certain developments;

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compliance with laws;

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title to tangible properties;

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tax matters;

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contracts and commitments;

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intellectual property;

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litigation;

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insurance;

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employee benefit plans;

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environmental compliance and conditions;

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employment and labor matters;

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FDA and regulatory matters;

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brokers;

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proxy statement;

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no rights agreement;

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opinions of financial advisors; and

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disclaimer of reliance.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of this proxy statement and the Merger Agreement, a “Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that any changes, effects, events, inaccuracies, occurrences, or other matters resulting from any of the following will not be deemed to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred:
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matters generally affecting the United States or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and its subsidiaries operate, except to the extent such matters have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its subsidiaries operate;

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the execution or announcement of the Merger Agreement or the transactions contemplated by the Merger Agreement, including the initiation or settlement of any legal proceedings commenced by or involving (i) any governmental body in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement or (ii) any current or former shareholder of the Company (on their own or on behalf of the Company), in each case of (i) and (ii), arising out of or related to the Merger Agreement or the transactions contemplated by the Merger Agreement; provided that this exception does not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution or announcement of the Merger Agreement or the transactions contemplated by the Merger Agreement;

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any change, in and of itself, in the market price or trading volume of the shares of Company Common Stock; provided, that, this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause of the definition of Company Material Adverse Effect;

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acts of war or terrorism (including cyber attacks and computer hacking), national emergencies, U.S. federal government shutdowns, natural disasters, weather or environmental events or health emergencies, including pandemics or epidemics (or the escalation of any of the foregoing), except to the extent such matters have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its subsidiaries operate;

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changes after the date of the Merger Agreement in laws, regulations, or accounting principles, except to the extent such changes have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its subsidiaries operate;

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the performance of the Merger Agreement and the transactions contemplated thereby, including compliance with covenants set forth therein; provided that this exception will not apply with respect to the requirement that the Company and its subsidiaries operate in the ordinary course of business, or any representation or warranty the purpose of which is to address the consequences of the execution or announcement of the Merger Agreement and the transactions contemplated thereby, or any action taken or omitted to be taken by the Company (i) at the written request of AbbVie or Purchaser or (ii) due to AbbVie not granting a consent requested by the Company;

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any failure, in and of itself, by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period; or

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the matters disclosed to AbbVie and Purchaser in the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement; provided, that, this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause.

In the Merger Agreement, AbbVie and Purchaser have made representations and warranties to the Company with respect to:
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organization and corporate power;

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authorization; valid and binding nature of the Merger Agreement;

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no breach;

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consents;

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litigation;

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information supplied for this proxy statement;

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brokers;

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operations of Purchaser;

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ownership of Company Common Stock

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vote and approval required by AbbVie and Purchaser;

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funds; and

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disclaimer of reliance.

Some of the representations and warranties in the Merger Agreement made by AbbVie or Purchaser are qualified as to “materiality” or “Purchaser Material Adverse Effect.” For purposes of this proxy statement and the Merger Agreement, a “Purchaser Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of AbbVie or Purchaser to consummate the transactions contemplated by the Merger Agreement by August 30, 2024 (as may be extended under the Merger Agreement, the “Outside Date”), which will be automatically extended to May 30, 2025 if on the third (3rd) business day prior to such day all of the conditions to closing except those related to regulatory approvals have been satisfied or waived (other than conditions that by their terms are to be satisfied at the closing). None of the representations and warranties of the parties to the Merger Agreement contained in the Merger Agreement (or in any instrument delivered pursuant to the Merger Agreement) survive the Merger.
Conduct of the Company
The Company has agreed that, during the period from the date of the Merger Agreement until the earlier of the Effective Time or the date that the Merger Agreement is terminated pursuant to its terms (the “Pre-Closing Period”), except (i) as set forth in the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement, (ii) as required by applicable law or by an applicable governmental body, (iii) as expressly permitted or contemplated by the Merger Agreement, (iv) for any commercially reasonable action taken, or omitted to be taken, in response to COVID-19 or any other pandemic, epidemic or disease outbreak or (v) with the prior written consent of AbbVie (which consent will not be unreasonably delayed, withheld or conditioned), the Company will, and will cause its subsidiaries to, use commercially reasonable efforts (A) to carry on its business in the ordinary course of business, (B) to preserve intact its current business organization, keep available the services of its current officers, employees, and consultants and (C) to preserve its relationships with customers, suppliers, partners, licensors, licensees, distributors, and others having business dealings with it. Any action, the subject matter of which is addressed by the restrictions set forth in the following paragraph, will be deemed compliant with the restrictions set forth in this paragraph, if compliant with the restrictions set forth in the following paragraph.
The Company has further agreed that, during the Pre-Closing Period, except (i) as set forth in the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement, (ii) as required by applicable law or by an applicable governmental body, (iii) as expressly permitted or expressly contemplated by the Merger Agreement, or (iv) for any commercially reasonable action taken, or omitted to be taken, in response to COVID-19 or any other pandemic, epidemic or disease outbreak, the Company will not and will cause its subsidiaries not to, without the prior written consent of AbbVie (which consent will not be unreasonably delayed, withheld or conditioned):
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(A) declare, set aside, authorize, or pay any dividends on or make other distributions (whether in cash, stock, or property) in respect of any shares of its capital stock or (B) directly or indirectly redeem, repurchase, or otherwise acquire any shares of its capital stock or any Company security, subject to certain exceptions;

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issue, sell, pledge, dispose of or otherwise encumber or grant, or authorize the issuance, sale, pledge, disposition or other encumbrance or grant of, directly or indirectly, (A) any shares of capital stock or other ownership interest in the Company or any of its subsidiaries, (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (C) any phantom equity or similar contractual rights or (D) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities, subject to certain exceptions;

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except as required by the terms of a Company benefit or equity plan as in effect as of the date of the Merger Agreement, (A) increase the wages, salary or other compensation or benefits, including retention, severance, or termination benefits, with respect to any of the Company’s or any of its subsidiaries’ directors, officers, employees, or individual independent contractors, other than increases in annual base salary in the ordinary course of business consistent with past practice and the limitations set forth in the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement; (B) establish, adopt, enter into, amend in any material respect or terminate any Company benefit or equity plan (other than the provision of de minimis and non-recurring fringe benefits) (or any benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company benefit or equity plan (other than the provision of de minimis and non-recurring fringe benefits) if in effect on the date of the Merger Agreement); or (C) take any action to accelerate any rights or benefits under any Company benefit or equity plan, including any action to accelerate the vesting or funding or payment of any compensation or benefit to any current or former director, officer, employee, or individual independent contractor of the Company or any of its subsidiaries;
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adopt, enter into, or amend any collective bargaining agreement or contract with any labor union, trade organization or other employee representative body applicable to the Company or its subsidiaries;

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(A) hire any employees, subject to certain exceptions allowing for hiring of certain categories of employees; or (B) promote, change the employee level, grade, or title of or otherwise materially alter the role of any director, officer, employee, or individual independent contractor of the Company or any of its subsidiaries who is at Level 14 (Executive Director) or above (or would be after such promotion) (even if any such action does not affect the individual’s compensation or benefits);

•
amend, modify, rescind, change, or otherwise restate any Company organizational document or the comparable charter, bylaws, or organization documents of any of the Company’s subsidiaries, adopt a shareholders’ rights plan or enter into any agreement with respect to the voting of its capital stock;

•
effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;

•
merge or consolidate the Company or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation, winding-up, dissolution, consolidation, restructuring, recapitalization, or other reorganization of the Company or any of its subsidiaries;

•
make any capital expenditures that are individually or in the aggregate in excess of $3,000,000 above amounts indicated in the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement;

•
acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other person, except for the purchase of materials from suppliers or vendors in the ordinary course of business or in individual transactions involving less than $1,000,000 in assets and $2,000,000 in the aggregate across all transactions;

•
other than intercompany arrangements, incur any indebtedness in excess of $2,000,000;

•
sell, transfer, license, assign, mortgage, encumber or otherwise abandon, withdraw, or dispose of (A) any tangible assets with a fair market value in excess of $500,000 in the aggregate or (B) any owned intellectual property or exclusive intellectual property, except, in the case of clause (B), with respect to non-exclusive licenses granted in the ordinary course of business on terms substantially consistent with the Company’s or its subsidiaries’ standard contracts, and abandonment performed in the ordinary course of prosecution of such intellectual property in the exercise of the business judgement of Company’s management and legal counsel;

•
agree to or otherwise commence (other than any action against AbbVie or any of its subsidiaries relating to the transactions contemplated by the Merger Agreement), pay, discharge, settle, release, assign, resolve, compromise, or satisfy any threatened or pending action or insurance claim, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by the Company or any of its subsidiaries of an amount not greater than $1,000,000 individually or $5,000,000 in the aggregate;

•
change its fiscal year, revalue any of its material assets or make any material change to any of its material financial, actuarial, reserving or tax accounting methods, policies, procedures, or practices in any respect, except as required by generally accepted accounting principles or Regulation S-X of the Exchange Act;

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(A) make, change, or revoke any material tax election with respect to the Company or any of its subsidiaries, (B) file any material tax return other than in a manner consistent with past practice or file any material amended tax return, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. law), tax allocation agreement or tax sharing agreement (other than any commercial agreement that does not relate primarily to taxes) relating to or affecting any material tax liability of the Company or any of its subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax with respect to the Company or any of its subsidiaries or (E) settle or compromise any material tax liability or surrender a right to a material tax refund with respect to the Company or any of its subsidiaries, except, in each case of clauses (A) through (E), as required by applicable law or in the ordinary course of business;

•
amend, extend, renew, terminate, or enter into, or agree to any amendment or modification of, or waive, release, or assign any material rights or claims under, or exercise any material options or rights of first offer or refusal under or terminate, any material contracts;

•
abandon, withdraw, terminate, suspend, abrogate, amend, or modify in any respect any material permits;

•
enter into any transactions or contracts with any affiliate or other person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;

•
fail to use commercially reasonable efforts to maintain the Company’s insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and its subsidiaries;

•
forgive any material loans or advances to any officers, employees, directors or other individual service providers of the Company or any of its subsidiaries, or any of their respective affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such persons in accordance with a Company benefit or equity plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of the Company or any of its subsidiaries;

•
enter into, renew (other than automatic renewals without any action on behalf of the Company), amend or terminate any lease;

•
initiate (or commit to initiate) any new clinical trials, including initiation of a new institutional review board process;

•
adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring or other reorganization of the Company;

•
enter into a research or collaboration arrangement, that contemplates payments by or to the Company in excess of $2,000,000 in any twelve (12) month period; or

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authorize, agree, or commit, or announce an intention, to take any of the foregoing actions.

No Solicitation
The Company will not, will cause its subsidiaries not to, and will instruct its Representatives not to, directly or indirectly: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any Acquisition Proposal (as defined below), (ii) engage in discussions or negotiations with respect to any Acquisition Proposal or (iii) provide any non-public information to any person (other than AbbVie, Purchaser, or any designees of AbbVie or Purchaser) in connection with any Acquisition Proposal.
The Company will, and will cause its subsidiaries to, and will instruct its Representatives to, immediately cease any solicitation, discussions, or negotiations with any person (other than AbbVie, Purchaser, or any designees of AbbVie or Purchaser) with respect to any Acquisition Proposal and terminate access to any physical or electronic data rooms relating to any Acquisition Proposal, and, to the extent the Company has the right to do so, will request the return or destruction of all confidential information provided by or on behalf of the Company or its subsidiaries to any such person. For purposes of this proxy statement and the Merger Agreement, the term “Acquisition Proposal” means any inquiry, offer or proposal made or renewed by a person or group (other than AbbVie or Purchaser) relating to any direct or indirect acquisition, purchase, sale, license, lease, or other disposition of beneficial ownership of twenty percent (20%) or more of the total voting power of any class of equity securities of the Company or twenty percent (20%) or more of the consolidated total assets of the Company and its subsidiaries, pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Merger.
For purposes of this proxy statement and the Merger Agreement, the term “Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that did not result from a material breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement and that the Company Board has determined in good faith, after consultation with outside counsel and its financial advisor, is superior from a financial point of view to the Acquisition Proposal reflected in the Merger Agreement, taking into account the financial terms, the likelihood of consummation, and all other aspects of such Acquisition Proposal. Notwithstanding the restrictions described above or any other provision of the Merger Agreement, if at any time following the date of the Merger Agreement and prior to the approval of the Merger Agreement by the Company Requisite Vote, (i) the Company has received a bona fide written Acquisition Proposal that did not result from a material breach of the terms and conditions relating to an Acquisition Proposal as set forth in the Merger Agreement and (ii) the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal, then the Company may:
•
(A) furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal and its Representatives; and

•
(B) participate in discussions or negotiations with such person and its Representatives regarding such Acquisition Proposal; provided, that, (1) the Company will not, and will instruct its Representatives not to, disclose any non-public information to such person unless the Company (x) has entered into a confidentiality agreement with such person existing as of the date of the Merger Agreement or (y) first enters into a confidentiality agreement with such person, in each case of clauses (x) and (y), with terms governing confidentiality that, taken as a whole, are not materially less restrictive to the other person than those contained in that certain agreement regarding confidentiality, by and between AbbVie and the Company, dated October 26, 2023 (as amended or waived), except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to an Acquisition Proposal, and (2) the Company will, as promptly as reasonably practicable, and in any event within one (1) business day, provide or make available to AbbVie any non-public information concerning the Company or its subsidiaries provided or made available to such other person that was not previously provided or made available to AbbVie and Purchaser.

In addition, the Company must:
•
promptly (and in any event within one (1) business day) notify AbbVie of the receipt by the Company of any Acquisition Proposal or written indication by any person that it is considering making an Acquisition Proposal;

•
promptly provide AbbVie (and in any event within one (1) business day) the identity of the person making any such Acquisition Proposal or written indication and a correct and complete copy of such Acquisition Proposal or written indication (or, where such Acquisition Proposal is not in writing, a description of the material terms and conditions of such Acquisition Proposal, including any modifications thereto);

•
keep AbbVie reasonably informed of the status (and in any event no later than one (1) business day after the occurrence of any material changes, developments, discussions, or negotiations) of any such Acquisition Proposal or written indication (including the material terms and conditions thereof and of any modification thereto), and any material developments, discussions, and negotiations, including furnishing copies of any written inquiries, correspondence, and draft documentation; and

•
not, and cause each of its subsidiaries not to, enter into any agreement with any person subsequent to the date of the Merger Agreement that would restrict the Company’s ability to provide such information to AbbVie.

The Merger Agreement further provides that the Company Board, and each committee thereof, will not (i) cause or permit the Company to enter into any acquisition agreement, merger agreement, or similar definitive agreement (other than an acceptable confidentiality agreement as permitted in accordance with the above) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation (as defined below).
Change of the Company Board Recommendation
As described above, the Company Board has unanimously resolved to recommend the holders of shares of Company Common Stock vote to approve the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement. Unless the Company Board has made a Change of Board Recommendation (as defined below), the Company Board has also agreed to include the Company Board’s recommendation that the holders of shares of Company Common Stock vote to approve the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement (the “Company Board Recommendation”) in this proxy statement.
Except as described below, during the Pre-Closing Period, the Company Board, or the Company, as applicable, may not:
•
withdraw, amend, change, or modify or qualify, or otherwise propose publicly to withdraw, amend, change, modify or qualify, in a manner adverse to AbbVie or Purchaser, the Company Board Recommendation;

•
fail, within ten (10) business days of the commencement of a tender or exchange offer for shares of Company Common Stock that constitutes an Acquisition Proposal by a person other than AbbVie or any of its affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of shares of Company Common Stock reject such Acquisition Proposal and not tender any shares of Company Common Stock into such tender or exchange offer;

•
fail to publicly reaffirm the Company Board Recommendation within ten (10) business days of receiving a written request from AbbVie to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal;

•
fail to make the Company Board Recommendation in this proxy statement; or

•
approve or recommend or declare advisable, or otherwise propose publicly to approve or recommend or declare advisable, any Acquisition Proposal.

Any action described in the foregoing bullet points is referred to as a “Change of Board Recommendation.”
However, notwithstanding the foregoing, prior to the approval of the Merger Agreement by the Company Requisite Vote, the Company may terminate the Merger Agreement to enter into an Alternative Acquisition Agreement (an “Alternative Acquisition Termination”) if:
•
the Company receives an Acquisition Proposal and the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•
the Company has notified AbbVie in writing that it intends to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement; and

•
no earlier than the end of the Notice Period (as defined below), the Company Board or any committee thereof determines in good faith, after consultation with outside counsel and its financial advisor, that the Acquisition Proposal that is subject of the Determination Notice (as defined below) continues to constitute a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, after taking into consideration the terms of any proposed amendment or modification to the Merger Agreement that AbbVie has committed to make during the Notice Period.

Additionally, prior to the approval of the Merger Agreement by the Company Requisite Vote, the Company Board may make a Change of Board Recommendation (an “Acquisition Proposal Change of Board Recommendation”) if:
•
the Company receives an Acquisition Proposal and the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

•
the Company has notified AbbVie in writing that it intends to effect a Change of Board Recommendation; and

•
no earlier than the end of the Notice Period, the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, after taking into consideration any changes to the Merger Agreement that AbbVie has committed to make during the Notice Period.

Finally, prior to the approval of the Merger Agreement by the Company Requisite Vote, the Company Board may make a Change of Board Recommendation in response to an Intervening Event (as defined below) if:
•
the Company has notified AbbVie in writing that it intends to effect a Change of Board Recommendation; and

•
no earlier than the end of the Notice Period, the Company Board or any committee thereof determines in good faith, after consultation with outside counsel and its financial advisor and after considering the terms of any proposed amendment or modification to the Merger Agreement that AbbVie has committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.

The above will also apply to any amendment to the financial terms of any applicable Superior Proposal with respect to an Alternative Acquisition Termination and an Acquisition Proposal Change of Board Recommendation, and will require a revised Determination Notice and a new Notice Period pursuant to the last bullet point in each of the foregoing, as the case may be, and any material change to the facts and circumstances relating to any Intervening Event and require a revised Determination Notice and a new Notice Period pursuant to the last bullet point in the foregoing.
The Merger Agreement further provides that, during any Notice Period, if requested by AbbVie, the Company will negotiate in good faith with AbbVie regarding potential changes to the Merger Agreement.
For purposes of this proxy statement and the Merger Agreement, a “Determination Notice” means any notice delivered by the Company to AbbVie pursuant to terms and conditions with respect to an Alternative Acquisition Termination and an Acquisition Proposal Change of Board Recommendation or an Intervening Event Change of Board Recommendation, as applicable, and in each case discussed above and “Notice Period” means the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to AbbVie of a Determination Notice (even if such Determination Notice is delivered after

5:00 p.m. Eastern Time) and ending on the third (3rd) business day thereafter at 5:00 p.m. Eastern Time; provided, that, with respect to any material change in the financial terms of any Superior Proposal or any material change to the facts and circumstances relating to any Intervening Event, as applicable, the Notice Period will extend until 5:00 p.m. Eastern Time on the second (2nd) business day after delivery of such revised Determination Notice.
For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means a material change, effect, event, circumstance, occurrence, or other matter that was not known to the Company Board or any committee thereof on the date of the Merger Agreement (or if known, the consequences of which were not known or reasonably foreseen to the Company Board or any committee thereof as of the date of the Merger Agreement), which material change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof prior to the approval of the Merger Agreement by the Company Requisite Vote; provided, however, that in no event will any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event. None of the provisions described above under “— No Solicitation” or elsewhere in the Merger Agreement will prohibit (i) the Company Board from taking and disclosing to the ImmunoGen Common Holders a position contemplated by Rule 14e 2(a) and Rule 14d-9 promulgated under the Exchange Act or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act or if the Company Board determined in good faith, after consultation with outside counsel, that failure to make such statement would be inconsistent with its fiduciary duties under applicable law provided that these exceptions will not be construed to exclude such communications from the definition of “Change of Board Recommendation.”
Special Meeting; Proxy Statement
The Company has agreed to take all necessary action, including establishing a record date and completing a broker search pursuant to Section 14a-13 of the Exchange Act, to permit commencement of mailing this proxy statement to the Company’s shareholders as promptly as practicable after filing with the SEC, and, in any event, either (a) the first business day after the date that is ten (10) calendar days after filing this proxy statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (b) within three (3) business days of being informed by the SEC staff that it has no further comments on the document.
The Company has agreed to, as soon as practicable following the date of the Merger Agreement, duly call, give notice of, convene, and hold the Special Meeting for the purpose of seeking the approval of the Merger Agreement by the Company Requisite Vote and use its reasonable best efforts to enable the record date for the Special Meeting to be set so that the Special Meeting can be held within thirty (30) days of the initial mailing of this proxy statement. The Company may adjourn or postpone the Special Meeting if the Company or AbbVie, as applicable, believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to:
•
solicit additional proxies necessary to achieve a quorum or obtain approval of the Merger Agreement by the Company Requisite Vote at the Special Meeting (including any adjournment or postponement thereof), or

•
distribute any supplement or amendment to this proxy statement that the Company Board has determined in good faith after consultation with outside legal counsel is necessary under applicable law and for such supplement or amendment to be reviewed by the Company’s shareholders prior to the Special Meeting (including any adjournment or postponement thereof), provided, however, that the Special Meeting will not be postponed or adjourned for more than ten (10) business days in each instance or thirty (30) business days in the aggregate from the originally scheduled date of the Special Meeting without the prior written consent of AbbVie (if such postponement or adjournment is made by the Company) or by mutual agreement of the Company and AbbVie (if such postponement or adjournment is requested by AbbVie).
If at any time prior to the approval of the Merger Agreement by the Company Requisite Vote there occurs any event that should be set forth in an amendment or supplement to this proxy statement, including correcting any information that has become false or misleading in any material respect, the Company has agreed to promptly prepare and mail to its shareholders such an amendment or supplement. The Company has agreed to give AbbVie and its counsel a reasonable opportunity to review this proxy statement before it is filed with the SEC and the Company will give due consideration to all reasonable additions, deletions, or changes thereto suggested by AbbVie and its counsel.
Reasonable Best Efforts to Consummate the Merger; Regulatory Filings
Pursuant to the Merger Agreement, each of the parties has agreed to use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as possible and, in any event, by or before the Outside Date. The parties have agreed to, or to cause their ultimate parent entity (as such term is defined in the HSR Act) to, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and all other filings required pursuant to applicable foreign antitrust laws with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline. Unless otherwise agreed by the Company and AbbVie in writing, the filing of a Notification and Report Form pursuant to the HSR Act must be made within ten (10) business days after the date of the Merger Agreement. The parties have also agreed to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other antitrust laws.
Each of the parties has also agreed to (i) consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any antitrust laws, (ii) give each other reasonable advance notice of all meetings with any governmental body relating to any antitrust laws, (iii) give each other an opportunity to participate in each of such meetings, (iv) to the extent practicable, give each other reasonable advance notice of all substantive oral communications with any governmental body relating to any antitrust laws, (v) if any governmental body initiates a substantive oral communication regarding any antitrust laws, promptly notify the other party of the substance of such communication, (vi) provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications with a governmental body regarding any antitrust laws and (vii) provide each other with copies of all substantive written communications to or from any governmental body relating to any antitrust laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis, if appropriate.
AbbVie has agreed that between the date of the Merger Agreement and the Closing, neither AbbVie nor any of its subsidiaries will enter into any contract with respect to a transaction described in the applicable section of the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement, if such transaction would reasonably be expected to prevent the consummation of the Merger by the Outside Date. Notwithstanding the foregoing, AbbVie will control and lead all communications, negotiations, timing decisions and strategy on behalf of the parties hereto relating to any approval under the HSR Act or any other antitrust laws and any litigation matters pertaining to the HSR Act or any other antitrust laws applicable to the Merger, and the Company will take all reasonable actions to support AbbVie in connection therewith; provided that AbbVie will consult in advance with, and consider in good faith the views of, the Company in respect of obtaining or concluding any such approvals or litigation matters; provided, further, that neither AbbVie nor the Company will enter into any timing agreement with a governmental body regarding the timing of the Closing without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned, or delayed).
The Merger Agreement also provides that each of AbbVie and the Company will, and will cause each of its subsidiaries to, use its reasonable best efforts to take any and all actions necessary to obtain any consents, clearances, or approvals required under or in connection with the applicable antitrust laws to enable all waiting periods under applicable antitrust laws to expire, and to avoid or eliminate impediments under applicable antitrust laws asserted by any governmental body, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date. Notwithstanding anything in the Merger Agreement to the contrary, the parties have agreed that AbbVie, Purchaser or any other subsidiary of AbbVie will not be required to: (i) agree to conditions imposed by any governmental body or propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of assets or businesses of the Company, any subsidiary of the Company, AbbVie or any subsidiary of AbbVie, (ii) accept any operational restrictions, or otherwise propose, negotiate, take or commit to take actions that limit any of AbbVie’s, the Company’s, the Surviving Corporation’s or any other subsidiary of AbbVie’s or the Company’s freedom of action with respect to, or ability to retain or freely operate, any of the assets, properties, licenses, rights, operations or businesses of AbbVie, the Company, the Surviving Corporation or any other subsidiary of AbbVie or the Company, (iii) undertake or enter into agreements with any governmental body or agree to the entry of an order by any governmental body, (iv) commit to terminate, amend, or replace any existing relationships and contractual rights and obligations of AbbVie, the Company, the Surviving Corporation or any other subsidiary of AbbVie or the Company, (v) terminate any relevant venture or other arrangement of AbbVie, the Company, the Surviving Corporation or any subsidiary of AbbVie or the Surviving Corporation, or (vi) effectuate any other change or restructuring of AbbVie, the Company, the Surviving Corporation or any subsidiary of AbbVie or the Company. The Company has further agreed that it will not, and will cause its subsidiaries not to, take any of the foregoing actions in clauses (i) through (vi) with respect to the Company or any of its subsidiaries unless consented to in writing by AbbVie, provided that the Company will, and will cause its subsidiaries to, undertake such actions if requested by AbbVie if the effectiveness of such action is conditioned upon the occurrence of the Closing. The parties have agreed that each party will bear its own costs of preparing its own pre-merger notifications and similar filings and notices in other jurisdictions and related expenses incurred to make or obtain any approval, clearance or notice under any applicable antitrust law (including under the HSR Act) or other applicable law, provided that AbbVie will be responsible for payment of the applicable filing fees for the filings required under the HSR Act and such other antitrust laws.
In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental body challenging the Merger, each of AbbVie, Purchaser, and the Company have agreed to cooperate in all respects with each other and to use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, decision, or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger.
If, prior to the Effective Time (i) the U.K. Competition and Markets Authority (the “CMA”) indicates in writing to AbbVie that it has decided to formally investigate the Merger and, accordingly, requests AbbVie to submit a merger notice in the form prescribed under the Enterprise Act 2002, (ii) the European Commission (the “EC”) indicates in writing to AbbVie that a member state of the European Union or the EC is making, or has made, a referral of the Merger to the EC under Article 22 of the EU Merger Regulation or (iii) a merger control review is initiated or commenced by a governmental body listed on the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement, then, AbbVie will provide to the Company a copy of such written indication or filing, form or other submission as promptly as practicable after its receipt or submission thereof, as applicable, and if such indication or filing, form or other submission shall have been so provided, approval of the Merger by the CMA under the Enterprise Act of 2002 or the EC under Article 22 of the EU Merger Regulation or such other governmental body under the applicable law in its jurisdiction, as the case may be, shall thereupon be deemed to be added to the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement.
Prior to the Effective Time, each party has also agreed to use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by the Merger Agreement or required by the terms of any contract as a result of the execution, performance, or consummation of the transactions contemplated by the Merger Agreement (except that in no event will the Company or its subsidiaries be required to pay, prior to the Effective Time, any fee, penalty, or other consideration (other than any such fee, penalty or other consideration that AbbVie advances to the Company) or make any other accommodation to any third-party to obtain any consent, approval, or waiver required with respect to any such contract).
Access to Information
From and after the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, the Company has agreed to use commercially reasonable efforts, upon reasonable advance notice and subject to any governmental restrictions or recommendations, to (i) give AbbVie and Purchaser and their respective Representatives, at AbbVie’s expense, reasonable access during normal business hours (under the supervision of appropriate Company personnel and in a manner that does not unreasonably interfere with normal business operations of the Company) to relevant employees and facilities and to relevant books, contracts and records of the Company and its subsidiaries, (ii) permit AbbVie and Purchaser to make such non-invasive inspections as they may reasonably request and (iii) cause its and its subsidiaries’ officers to furnish AbbVie and Purchaser with such financial and operating data and other information with respect to the business, properties, and personnel of the Company as AbbVie or Purchaser may from time to time reasonably request; provided, however¸ that any such access will be afforded and any such information will be furnished at AbbVie’s expense; provided, further, that the purpose of any such access in the case of clause (i), or any such request, in the case of clauses (ii) and (iii), will be limited to the planning of any restructuring and the integration of the Company, its subsidiaries, and their respective businesses, on the one hand, with AbbVie, AbbVie’s subsidiaries, and their respective businesses, on the other hand.
Employee Benefits and Compensation
For the one-year period following the Effective Time, AbbVie will, and will cause the Surviving Corporation and each of its other subsidiaries to, maintain for each employee of the Company or any of its subsidiaries at the Effective Time who remains so employed immediately following the Effective Time (each, a “Current Employee”) (i) each of base salary or wages (as applicable) and a target annual cash incentive compensation opportunity at least as favorable as that provided to the Current Employee as of immediately prior to the Effective Time, (ii) employee benefits (other than severance) that are at least as favorable in the aggregate as the employee benefits (other than severance) maintained for and provided to the Current Employees as of immediately prior to the Effective Time, and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or any subsidiary of the Company to the Current Employee as of immediately prior to the Effective Time under the plans listed in the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement. Each of the Company, AbbVie and Purchaser acknowledges that the occurrence of the Effective Time will constitute a change in control (or other similar term) of the Company under the terms of the Company benefit and equity plans containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.
At any time prior to the Effective Time, the Company may pay to each designated employee a bonus in such amount as is determined by the Company Board (or a committee of the Company Board) within the parameters disclosed in the Company’s confidential disclosure letter delivered to AbbVie and Purchaser pursuant to the Merger Agreement. Further, AbbVie has agreed to, and to cause the Surviving Corporation to, cause service rendered by Current Employees to the Company and its subsidiaries prior to the Effective Time to be taken into account for purposes of eligibility to participate, level of benefits and vesting, and accrual of vacation and paid-time-off under all employee benefit plans of AbbVie, the Surviving Corporation and its subsidiaries, to the same extent as such service was taken into account under the corresponding Company benefit and equity plans immediately prior to the Effective Time for those purposes; provided, that, the foregoing will not apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service or (ii) for any purpose under a defined benefit pension plan, post-retirement health or welfare plan, or any benefit plan that is frozen to new participants. Without limiting the generality of the foregoing, AbbVie has agreed to not, and cause the Surviving Corporation to not, subject Current Employees to any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any employee benefit plan of AbbVie, the Surviving Corporation or its subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Company benefit or equity plan in which they participated prior to the Effective Time. AbbVie has agreed to use commercially reasonable efforts to give, or cause to be given, the Current Employees credit under such employee benefit plans for any eligible expenses incurred by such Current Employees and their covered dependents under a Company benefit or equity plan during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.

If requested by AbbVie at least five (5) business days prior to the Closing Date, the Company has agreed to adopt written resolutions of the appropriate governing body in a form reasonably satisfactory to AbbVie (copies of which shall be provided to AbbVie prior to the Closing and shall be subject to AbbVie’s reasonable review and comment), to terminate each Company benefit and equity plan intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”), and to fully vest the account balances of participants under such Company 401(k) Plan, in each case effective no later than the business day preceding the Closing Date, subject to the occurrence of the Effective Time. AbbVie has also agreed to use commercially reasonable efforts to permit each Current Employee to immediately be eligible to participate in a defined contribution plan intended to be tax-qualified that is sponsored by AbbVie (an “AbbVie 401(k) Plan”) and to elect to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) in cash or loan notes in an amount equal to the entire eligible rollover distribution distributable to such Current Employee from the Company 401(k) Plan to the AbbVie 401(k) Plan.
Finally, no provision of the Merger Agreement (i) prohibits AbbVie or the Surviving Corporation from amending or terminating any individual Company benefit and equity plan or any other employee benefit plan in accordance with its terms, (ii) requires AbbVie or the Surviving Corporation to keep any person employed for any period of time, (iii) constitutes the establishment or adoption of, or amendment to, any Company benefit plan or other employee benefit or plan or (iv) confers upon any Current Employee or any other person any third-party beneficiary or similar rights or remedies.
Insurance and Indemnification of Directors and Executive Officers
The Merger Agreement provides for indemnification and exculpation rights with respect to liabilities for acts and omissions occurring prior to or at the Effective Time, as well as related rights to advancement of expenses, in favor of the current and former directors and officers of the Company, who we refer to collectively as the “indemnitees.” Specifically, for a period of six (6) years after the Effective Time (or the later expiration of the statute of limitations), the provisions of the articles of organization and bylaws of the Company as of the date of the Merger Agreement which relate to indemnification, exculpation, and advancement of expenses, will survive the Merger, and must not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of an indemnitee.
The Merger Agreement also provides that the Company may purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation will purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which (i) will be effective until the sixth (6th) anniversary of the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies.
For more information, please see the section of this proxy statement captioned “The Merger — Insurance and Indemnification of Directors and Executive Officers.”
Shareholder Litigation
The Company has agreed to notify AbbVie of litigation against the Company or any of its directors or officers relating to the Merger Agreement or the transactions contemplated by the Merger Agreement. The Merger Agreement provides that AbbVie will have the right to participate in the defense of any such litigation, the Company will consult with AbbVie regarding the defense of any such litigation, the Company will consider AbbVie’s views with respect to such litigation, and the Company will not settle or compromise any such litigation without the prior written consent of AbbVie, not to be unreasonably withheld, delayed, or conditioned.
Treatment of Company Indebtedness
The Company has agreed to deliver to AbbVie, at least two (2) business days prior to the Closing, (i) a customary payoff letter (the “Payoff Letter”) from the agent under the Company’s Loan Agreement, dated as of April 6, 2023, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Biopharma Credit PLC, as collateral agent, together with any other bank financing or credit agreements entered into by the Company and its subsidiaries, in each case, as amended, restated, supplemented or otherwise modified (the “Company Credit Agreement”) providing for the payoff, discharge and the termination in full on the Closing Date of all indebtedness and commitments in connection with the Company Credit Agreement (except for customary surviving obligations) and the release of any Liens (as defined in the Merger Agreement) and termination of all guarantees supporting such indebtedness and commitments substantially contemporaneously with the Closing on the Closing Date and (ii) customary lien and guarantee release documents with respect to the liens and guarantees under the Company Credit Agreement (together with the Payoff Letter, the “Payoff Documentation”), in final, fully executed form, and deliver agreed-form drafts of such Payoff Documentation to AbbVie at least five (5) business days prior to the Closing.
Takeover Laws
The parties have agreed to use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated by the Merger Agreement may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation that is or becomes applicable to any of the transactions contemplated by the Merger Agreement.
Section 16 Matters
Prior to the Effective Time, the Company Board will take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act, the disposition by Company directors and officers of shares of Company Common Stock and Company Equity Awards in the transactions contemplated by the Merger Agreement.
Termination of the Merger Agreement
The Merger Agreement may be terminated, and the Merger may be abandoned, under any of the following circumstances:
•
at any time prior to the Effective Time, by mutual written consent of AbbVie and the Company;

•
at any time prior to the Effective Time, by either AbbVie or the Company if any court of competent jurisdiction or other governmental body of competent jurisdiction has issued a final order, decree, or ruling, or has taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or other action has become final and non-appealable; except that the terms of this provision are not be available to any party whose material breach of the Merger Agreement was the proximate cause of such order, decree, ruling or action (any such termination, an “Action Termination”);

•
at any time prior to the Effective Time, by either AbbVie or the Company, if the Effective Time has not occurred on or prior to August 30, 2024 (as may be extended under the Merger Agreement, the “Outside Date”); provided that the Outside Date will automatically be extended until May 30, 2025 if (i) on the third business day prior to the date that would otherwise be the Outside Date but for this proviso, the Regulatory Approvals Condition, or the Legal Restraint Condition (if the statute, rule, regulation, order, injunction, or decree that has caused such condition to not be satisfied relates to antitrust laws) have not been satisfied or waived on or prior to such date and (ii) all other closing conditions have been satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the Closing, will be capable of being satisfied on such date); provided, further, that the right to terminate the Merger Agreement pursuant to this termination right will not be available to any party hereto whose material breach of the Merger Agreement has proximately caused the failure of the Effective Time to occur by such date (any such termination, an “Outside Date Termination”);

•
at any time prior to the Effective Time, by either AbbVie of the Company, if the Company Requisite Vote is not obtained upon a vote taken thereon at the Special Meeting duly convened therefor or at any adjournment or postponement thereof (any such termination, a “Shareholder Approval Termination”);

•
at any time prior to the Effective Time, by the Company if there has been a breach of any covenant or agreement made by AbbVie or Purchaser in the Merger Agreement, or any representation or warranty of AbbVie or Purchaser is inaccurate or becomes inaccurate after the date of the Merger Agreement, such that a closing condition would not be then satisfied, measured as of the time the Company asserts a right of termination pursuant to this provision, and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by AbbVie or Purchaser of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period (except that the right to terminate the Merger Agreement pursuant to this provision will not be available to the Company if AbbVie would have the right to terminate the Merger Agreement due to the Company being in breach of any representation, warranty, covenant or agreement under the Merger Agreement such that a closing condition would not be then satisfied, measured as of such time). We refer to any termination of the Merger Agreement pursuant to this provision as a “AbbVie Breach Termination”;

•
in order to enter into an Alternative Acquisition Agreement in respect of a Superior Proposal in accordance with the applicable terms and conditions of the Merger Agreement, provided that the Company has paid or substantially concurrently pays the Company Termination Fee (as defined in this proxy statement) due pursuant to the applicable terms and conditions of the Merger Agreement. We refer to any termination of the Merger Agreement pursuant to this provision as a “Superior Proposal Termination”;

•
at any time prior to the Effective Time, by AbbVie if there has been a breach of any covenant or agreement made by the Company in the Merger Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of the Merger Agreement, such that a closing condition would not be then satisfied, measured as of the time AbbVie asserts a right of termination under this provision, and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period (except that AbbVie will not be entitled to terminate the Merger Agreement pursuant to this provision if AbbVie or Purchaser is in material breach of any representation, warranty, covenant, or agreement under the Merger Agreement such that a closing condition would not be then satisfied, measured as of such time). We refer to any termination of the Merger Agreement pursuant to this provision as a “Company Breach Termination”; or

•
at any time prior to the receipt of the Company Requisite Vote, by AbbVie if the Company Board or any committee thereof effects a Change of Board Recommendation. We refer herein to any termination of the Merger Agreement pursuant to this provision as a “Change in Recommendation Termination.”

Effect of Termination
Any termination of the Merger Agreement in accordance with the termination provisions of the Merger Agreement will be effective immediately upon the delivery of a written notice of the terminating party to the non-terminating party and, if then due, payment of the Company Termination Fee or Reverse Termination Fee, as applicable. If the Merger Agreement is terminated, it will be void and of no effect and there will be no liability on the part of any party (or any of its Representatives), except that (i) certain specified provisions of the Merger Agreement, as well as the confidentiality agreement between AbbVie and the Company, will survive such termination, and (ii) except in a circumstance where the Reverse Termination Fee is paid, no such termination will relieve any person of any liability for damages resulting from any material breach of the Merger Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of the Merger Agreement prior to such termination.
Termination Fees
The Company has agreed to pay AbbVie the Company Termination Fee of $353,500,000 in cash in the event that:
•
the Merger Agreement is terminated by the Company pursuant to a Superior Proposal Termination;

•
the Merger Agreement is terminated by AbbVie pursuant to a Change in Recommendation Termination; or

•
(A) the Merger Agreement is terminated by either AbbVie or the Company pursuant to an Outside Date Termination or a Shareholder Approval Termination, or by AbbVie pursuant to a Company Breach Termination as a result of a breach by the Company of any of its covenants in the Merger Agreement, (B) any person has publicly disclosed or otherwise made known to the Company Board an Acquisition Proposal after the date of the Merger Agreement and prior to such termination (or prior to the Special Meeting, in the case of a Shareholder Approval Termination) and has not irrevocably withdrawn such Acquisition Proposal prior to such termination (or prior to the Special Meeting, in the case of a Shareholder Approval Termination) and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (provided, that, for purposes of clause (C) of this provision, references to “20%” in the definition of Acquisition Proposal will be substituted for “50%”).

Any payment of the Company Termination Fee required to be made (1) pursuant to a Superior Proposal Termination will be paid prior to or substantially concurrently with such termination, (2) pursuant to a Change in Recommendation Termination will be paid no later than two (2) business days after such termination and (3) pursuant to termination in accordance with the third (3rd) bullet point above will be payable to AbbVie upon the earlier of the consummation of the Acquisition Proposal or execution of an Alternative Acquisition Agreement with respect to the Acquisition Proposal. The Company will not be required to pay the Company Termination Fee more than once.
AbbVie has agreed to pay or cause to be paid to the Company the Reverse Termination Fee of $656,500,000 million in cash, no later than two (2) business days after such termination in the event that:
•
AbbVie or the Company terminates the Merger Agreement (x) pursuant to an Action Termination and such order, decree, ruling or other action that gives rise to such termination right is in respect of, pursuant to or arises under any antitrust law or (y) pursuant to an Outside Date Termination; and

•
at the time of such termination, (A) the Company Requisite Vote has been obtained; (B) the closing condition relating to regulatory approvals has not been satisfied or a court of competent jurisdiction or other governmental body has issued a final, non-appealable order, decree, or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting, the Merger (and such order, decree, ruling or other action that gives rise to such termination right is in respect of, pursuant to or arises under any antitrust law), (C) all other conditions to the obligations of AbbVie or Purchaser have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on such date), and (D) a breach by the Company of its obligations has not contributed materially and substantially to the applicable order, decree, ruling or other action that gives rise to the termination right pursuant to the Action Termination or the failure of the closing condition relating to regulatory approvals to be satisfied.

The Merger Agreement also provides that AbbVie will not be required to pay the Reverse Termination Fee more than once.
In the event that the Company Termination Fee becomes payable, AbbVie’s receipt of the Company Termination Fee is the sole and exclusive remedy of AbbVie and Purchaser in respect of the Merger Agreement; provided, that AbbVie may seek specific performance in accordance with the terms of the Merger Agreement, but in no event will AbbVie or Purchaser be entitled to both specific performance that results in the Closing and the payment of the Company Termination Fee.
In the event that the Reverse Termination Fee becomes payable and is paid in accordance with the terms and conditions of the Merger Agreement, the Company’s right to receive the Reverse Termination Fee is the sole and exclusive remedy of the Company in respect of the Merger Agreement; provided that the Company may seek specific performance, but in no event will the Company be entitled to both specific performance that results in the Closing and the payment of the Reverse Termination Fee.

Specific Performance
AbbVie, Intermediate Sub, Purchaser, and the Company have agreed that, in the event of any breach of the Merger Agreement, irreparable harm would occur that monetary damages could not make whole. Accordingly, except as set forth in the Merger Agreement and described below, each party will (i) be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of the Merger Agreement in any action without the posting of a bond or undertaking and (ii) waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of the Merger Agreement. Notwithstanding the foregoing, each party may pursue any other remedy available to it at law or in equity, including monetary damages.
Expenses
Except in limited circumstances expressly specified in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
Governing Law
The Merger Agreement is governed by and will be construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to the applicable choice of law principles thereof.

PROPOSAL 2: THE IMMUNOGEN COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, ImmunoGen is required to submit a proposal to ImmunoGen Common Holders to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ImmunoGen’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger — Interests of ImmunoGen’s Executive Officers and Directors in the Merger — Golden Parachute Compensation.” The Company Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, ImmunoGen is asking you to approve the following resolution:
“RESOLVED, that the ImmunoGen Common Holders approve, on a non-binding advisory basis the compensation that will or may become payable to ImmunoGen’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned ‘The Merger — Interests of ImmunoGen’s Executive Officers and Directors in the Merger.’”
The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to approve the Merger Agreement. Accordingly, you may vote to approve the proposal to approve the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on ImmunoGen. Accordingly, if the Merger Agreement is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Approval of the Compensation Proposal, on a non-binding, advisory basis, requires, assuming a quorum is present, the affirmative vote of a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal. The approval of the Compensation Proposal is on a non-binding, advisory basis and is not a condition to the completion of the Merger.
THE COMPANY BOARD RECOMMENDS, ON BEHALF OF IMMUNOGEN, THAT YOU VOTE
“FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Company Board determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting. If the Company Board determines that it is necessary or appropriate, we will ask the ImmunoGen Common Holders to vote only on this Adjournment Proposal and not to vote on the proposal to approve the Merger Agreement or to approve, on a non-binding, advisory basis, the Compensation Proposal.
If the ImmunoGen Common Holders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from ImmunoGen Common Holders that have previously returned properly executed proxies voting against the approval of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the Merger Agreement such that the proposal to approve the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Merger Agreement and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of the approval of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chair of the Special Meeting.
Approval of the Adjournment Proposal to adjourn the Special Meeting (a) when a quorum is present, requires the affirmative vote of ImmunoGen Common Holders holding a majority of the shares of Company Common Stock properly cast at the Special Meeting on the proposal and (b) when a quorum is not present, requires the affirmative vote of ImmunoGen Common Holders holding a majority of the shares of Company Common Stock present virtually or represented by proxy at the Special Meeting.
THE COMPANY BOARD RECOMMENDS, ON BEHALF OF IMMUNOGEN, THAT YOU VOTE
“FOR” APPROVAL OF THIS PROPOSAL.

MARKET PRICES AND DIVIDEND DATA
The Company Common Stock is listed on the Nasdaq under the symbol “IMGN.” As of the Record Date, there were 279,354,016 shares of Company Common Stock outstanding held by approximately 401 ImmunoGen Common Holders of record. The actual number of ImmunoGen Common Holders is greater than this number of record holders and includes ImmunoGen Common Holders who are beneficial owners, but whose shares of Company Common Stock are held in street name by brokers and other nominees. The Company Board is responsible for determining our dividend policy. The timing and level of any dividends will necessarily depend on the Company Board’s assessments of earnings, financial condition, capital requirements and other factors, including restrictions, if any, imposed by our lenders. Under the Merger Agreement, we may not pay any dividends or make other distributions (whether in cash, stock, or property), without the prior written consent of AbbVie, to any holders of shares of Company Common Stock.
On December 29, 2023, the latest practicable trading day before the filing of this proxy statement, the closing price for the Company Common Stock on Nasdaq was $29.65 per share. You are encouraged to obtain current market quotations for the Company Common Stock.
Following the Merger, there will be no further market for the Company Common Stock and it will be delisted from the Nasdaq and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of the Company Board and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors the Company Board may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of Company Common Stock and Company Preferred Stock as of December 29, 2023, for:
•
each person or group whom we know to own beneficially more than 5% of Company Common Stock or Company Preferred Stock;

•
each of the directors and named executive officers of the Company individually; and

•
all directors and executive officers of the Company as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the Company Common Stock issuable pursuant to restricted stock units that will vest and settle and stock options that are exercisable, in each case within sixty (60) days of the Record Date. Unless otherwise indicated, the address for each listed ImmunoGen Common Holder is c/o ImmunoGen, Inc., 830 Winter Street, Waltham, MA 02451. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Company Common Stock.
	Company Common Stock Beneficially Owned(1)		Company Preferred Stock Beneficially Owned
Name of Beneficial Owner*	Number(2)	Percentage(2)	Number	Percentage
5% shareholders
RA Capital Management, L.P.(3)	23,750,601	8.50%	21,853	100%
BlackRock, Inc.(4)	18,016,002	6.45%	—	—
State Street Corporation(5)	17,508,113	6.27%	—	—
Redmile Group, LLC(6)	17,503,417	6.27%	—	—
The Vanguard Group(7)	14,378,435	5.15%	—	—
Directors and executive officers			—	—
Stuart A. Arbuckle(8)(23)	271,705	**	—	—
Mark J. Enyedy(9)	3,375,729	1.20%	—	—
Mark A. Goldberg, M.D.(10)(23)	439,300	**	—	—
Tracey L. McCain(11)	111,159	**	—	—
Stephen C. McCluski(12)	324,257	**	—	—
Dean J. Mitchell(13)	381,466	**	—	—
Kristine Peterson(14)	273,753	**	—	—
Helen M. Thackray, M.D.(15)(23)	111,120	**	—	—
Richard J. Wallace(16)	331,125	**	—	—
Anna Berkenblit, M.D.(17)	101,612	**	—	—
Stacy Coen(18)(22)	415,628	**	—	—
Isabel Kalofonos	—	**	—	—
Renee Lentini(19)(22)	57,901	**	—	—
Michael J. Vasconcelles, M.D.(20)(22)	240,000	**	—	—
Lauren White	—	**
Theresa Wingrove, PhD(21)(22)	570,758	**	—	—
All current executive officers and directors as a group (16 persons)(24)	7,004,901	2.45%

*
Unless otherwise indicated, the address is c/o ImmunoGen, Inc., 830 Winter Street, Waltham, Massachusetts 02451.

**
Less than one percent (1%).

(1)
Calculated as the number of shares of Company Common Stock owned, divided by the amount of Company Common Stock outstanding of 279,354,016 as of December 29, 2023.

(2)
The number and percent of the shares of Company Common Stock with respect to each beneficial owner are calculated by assuming that all shares which may be acquired by such person within 60 days of December 29, 2023, are outstanding.

(3)
Based on information received from RA Capital Healthcare Fund, L.P. Each share of Company Preferred Stock beneficially owned by RA Capital Management, L.P. is convertible into 1,000 shares of the Company Common Stock at the option of the holder at any time until the tenth anniversary of the issuance of the Company Preferred Stock, at which time the Company Preferred Stock will automatically convert to Company Common Stock. In addition, the Company has the right to request the conversion of the Company Preferred Stock into Company Common Stock in certain circumstances. The conversion of the Company Preferred Stock into Company Common Stock is subject to certain limitations, including that the holder will be prohibited from converting Company Preferred Stock into Company Common Stock if, as a result of such conversion, the holder (together with its affiliates and any other persons whose beneficial ownership of the Company’s common stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) would beneficially own a number of shares of the Company Common Stock above a conversion blocker, which is initially set at 9.99% (the “Conversion Blocker”) of the total Company Common Stock then issued and outstanding immediately following the conversion of such shares of Company Preferred Stock. Holders of Company Preferred Stock are permitted to increase or decrease the Conversion Blocker to an amount not to exceed 19.99% upon 61 days’ prior notice from the holder to the Company. The Schedule 13G/A filed jointly by RA Capital Management, L.P., Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. with the SEC on February 14, 2023, reported that the reporting persons each had shared voting and investment power with respect to all of the shares reported. The reporting persons’ address is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(4)
Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2023, reporting beneficial ownership as of December 31, 2022. The Schedule 13G/A filing reported that the reporting person had sole voting power with respect to 17,607,073 shares and sole investment power with respect to 18,016,002 of the shares reported. The reporting person’s address is 55 East 52nd Street, New York, New York 10022.

(5)
Based on a Schedule 13G/A filed by State Street Corporation with the SEC on February 8, 2023, reporting beneficial ownership as of December 31, 2022. The Schedule 13G/A filing reported that the reporting person had no sole voting power, shared voting power with respect to 17,004,221 shares and shared investment power with respect to 17,508,113 of the shares reported. The reporting person’s address is State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111.

(6)
As of September 30, 2023, based on information received from Redmile Group, LLC. The Schedule 13G/A filed jointly by Redmile Group, LLC and Jeremy C. Green with the SEC on February 14, 2023, reported that Redmile Group, LLC, and Jeremy C. Green, through his control of Redmile Group, LLC, each had shared voting and investment power with respect to all of the shares reported. The reporting persons’ address is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(7)
Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, reporting beneficial ownership as of December 31, 2022. The Schedule 13G/A filing reported that the reporting person had no sole voting power, shared voting power with respect to 243,305 shares, sole investment power with respect to 13,970,770 shares, and shared investment power with respect to 407,665 shares. The reporting person’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(8)
Includes (a) 4,939 shares owned by Mr. Arbuckle individually, (b) 203,766 shares which may be acquired by Mr. Arbuckle within 60 days of December 29, 2023, through the exercise of stock options, and (c) 63,000 shares that Mr. Arbuckle would receive upon redemption of deferred stock units within 60 days of December 29, 2023.

(9)
Includes (a) 553,270 shares owned by Mr. Enyedy individually, (b) 51,234 shares which will be received by Mr. Enyedy within 60 days of December 29, 2023, through the vesting of restricted stock units, and (c) 2,771,225 shares which may be acquired by Mr. Enyedy within 60 days of December 29, 2023, through the exercise of stock options.

(10)
Includes (a) 60,151 shares owned jointly by Dr. Goldberg and his spouse, (b) 218,799 shares which may be acquired by Dr. Goldberg within 60 days of December 29, 2023, through the exercise of stock options, and (c) 160,350 shares that Dr. Goldberg would receive upon redemption of deferred stock units within 60 days of December 29, 2023.
(11)
Includes (a) 68,356 shares which may be acquired by Ms. McCain within 60 days of December 29, 2023, through the exercise of stock options, and (b) 42,803 shares that Ms. McCain would receive upon redemption of deferred stock units within 60 days of December 29, 2023.

(12)
Includes (a) 218,799 shares which may be acquired by Mr. McCluski within 60 days of December 29, 2023, through the exercise of stock options, and (b) 105,458 shares that Mr. McCluski would receive upon redemption of deferred stock units within 60 days of December 29, 2023.

(13)
Includes (a) 103,000 shares owned by Mr. Mitchell individually, (b) 135,799 shares which may be acquired by Mr. Mitchell within 60 days of December 29, 2023, through the exercise of stock options, and (c) 142,667 shares that Mr. Mitchell would receive upon redemption of deferred stock units within 60 days of December 29, 2023.

(14)
Includes (a) 198,799 shares which may be acquired by Ms. Peterson within 60 days of December 29, 2023, through the exercise of stock options, and (b) 74,954 shares that Ms. Peterson would receive upon redemption of deferred stock units within 60 days of December 29, 2023.

(15)
Includes (a) 2,822 shares owned by Dr. Thackray individually, (b) 74,866 shares which may be acquired by Dr. Thackray within 60 days of December 29, 2023, through the exercise of stock options, and (c) 33,432 shares that Dr. Thackray would receive upon redemption of deferred stock units within 60 days of December 29, 2023.

(16)
Includes (a) 10,000 shares owned by Mr. Wallace individually, (b) 218,799 shares which may be acquired by Mr. Wallace within 60 days of December 29, 2023, through the exercise of stock options, and (c) 102,326 shares that Mr. Wallace may receive upon redemption of deferred stock units within 60 days of December 29, 2023.

(17)
Includes 101,612 shares owned by Dr. Berkenblit individually. As of December 31, 2023, based on information received from Dr. Berkenblit. Dr. Berkenblit resigned from her position and relinquished her responsibilities as Chief Medical Officer effective August 11, 2023, and remained with the Company through August 31, 2023.

(18)
Includes (a) 33,140 shares held by Ms. Coen individually, (b) 14,350 shares which will be received by Ms. Coen within 60 days of December 29, 2023, through the vesting of restricted stock units, and (c) 368,138 shares which may be acquired by Ms. Coen within 60 days of December 29, 2023, through the exercise of stock options.

(19)
Includes (a) 8,452 shares owned by Ms. Lentini individually, (b) 8,435 shares which will be received by Ms. Lentini within 60 days of December 29, 2023, through the vesting of restricted stock units, and (c) 41,014 shares which may be acquired by Ms. Lentini within 60 days of December 29, 2023, through the exercise of stock options.

(20)
Includes 240,000 shares which may be acquired by Dr. Vasconcelles within 60 days of December 29, 2023, through the exercise of stock options.

(21)
Includes (a) 2,811 shares owned by Dr. Wingrove individually, (b) 29,640 shares which will be received by Dr. Wingrove within 60 days of December 29, 2023 through the vesting of restricted stock units, and (c) 538,307 shares which may be acquired by Dr. Wingrove within 60 days of December 29, 2023 through the exercise of stock options.

(22)
Does not include shares of Company Common Stock purchased upon the exercise of rights under the Company ESPP (367, Ms. Coen; 467, Ms. Lentini; 1,327, Dr. Vasconcelles; and 615, Dr. Wingrove), which are expected to be outstanding on or about January 3, 2024.

(23)
Does not include shares of Company Common Stock for services performed for the quarter ended December 31, 2023 in lieu of the payment of cash fees (442, Mr. Arbuckle; 569, Dr. Goldberg; and 252, Dr. Thackray), which are expected to be outstanding on or about January 3, 2024.

(24)
See footnotes (8) – (23). Also includes (a) 1,000 shares held individually by executive officers other than our named executive officers, and (b) 100,000 shares which may be acquired by executive officers other than our named executive officers in the aggregate within 60 days of December 29, 2023, through the exercise of stock options.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is completed, we will have no public ImmunoGen Shareholders and there will be no public participation in any future meetings of ImmunoGen Shareholders. However, if the Merger is not completed, ImmunoGen Shareholders will continue to be entitled to attend and participate in meetings of the ImmunoGen Shareholders.
ImmunoGen will hold the regular annual meeting of ImmunoGen Shareholders in 2024 only if the Merger is not completed by such time.
Shareholder Proposals for 2024 Annual Meeting of ImmunoGen Shareholders
Shareholder proposals intended to be presented at the annual meeting of shareholders to be held in 2024 must have been received by the Company on or before December 28, 2023, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy.
In addition, our By-Laws contain provisions regarding the submission of shareholder proposals, including proposals relating to the election of directors, that would not be included in our proxy statement relating to the 2024 annual meeting of ImmunoGen Shareholders. Notice of these proposals must be given in writing to the secretary of the Company no earlier than February 11, 2024, and no later than March 15, 2024. The notice must include the information required by our By-Laws.
All shareholder proposals should be marked for the attention of Daniel S. Char, Secretary, ImmunoGen, Inc. 830 Winter Street, Waltham, MA 02451. Additionally, any shareholder that intends to solicit proxies in support of a director nominee other than the Company Board’s nominees also must comply with Rule 14a-19 under the Exchange Act.
It is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

OTHER MATTERS
Other Matters
The Company Board knows of no other business that will be presented for consideration at the Special Meeting. If other matters are properly brought before the Special Meeting, however, it is the intention of the persons named in the proxy to vote the shares of Company Common Stock represented thereby on such matters in accordance with their best judgment.
Householding of Special Meeting Materials
The SEC has adopted rules to permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other proxy materials with respect to two (2) or more shareholders sharing the same address by delivering a single copy of this proxy statement or other proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.
A number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single copy of this proxy statement or other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of this proxy statement or other proxy materials in the future, please notify your broker or direct your oral or written request to Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, New York 11717, telephone number 1-855-697-4961. ImmunoGen Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers or Broadridge Corporate Issuer Solutions, Inc.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors & Media page under “Financials & Filings” at www.immunogen.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.
•
ImmunoGen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023;

•
ImmunoGen’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed with the SEC on April 28, 2023, July 31, 2023, and November 2, 2023; and

•
ImmunoGen’s Current Reports on Form 8-K, filed with the SEC on March 1, 2023, April 6, 2023, May 2, 2023, May 5, 2023, June 16, 2023, September 18, 2023, and November 30, 2023.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov.
Any person, including any beneficial owner of shares of Company Common Stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to ImmunoGen’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents:
ImmunoGen, Inc.
Attention: Investor Relations
830 Winter Street
Waltham, MA 02451

If you have any questions concerning the Merger, the Special Meeting, or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our information agent:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com
MISCELLANEOUS
You should rely only on the information contained in this proxy statement, the annex to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 2, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to ImmunoGen Common Holders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
among
ABBVIE INC.,
ATHENE SUBSIDIARY LLC,
ATHENE MERGER SUB INC.
and
IMMUNOGEN, INC..
Dated as of November 30, 2023

ii

iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of November 30, 2023 (this “Agreement”), among AbbVie Inc., a Delaware corporation (“Parent”), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Intermediate Sub”), Athene Merger Sub Inc., a Massachusetts corporation and wholly owned Subsidiary of Intermediate Sub (“Purchaser”), and ImmunoGen, Inc., a Massachusetts corporation (the “Company”).
WHEREAS, the boards of directors of Parent, Purchaser and the Company and the board of managers of Intermediate Sub each have approved the acquisition of the Company on the terms and subject to the conditions set forth in this Agreement, including the merger of Purchaser with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger in accordance with the Massachusetts Business Corporation Act (the “MBCA”), and each share of Company Common Stock (each, a “Common Share” and, collectively, “Common Shares”) and each share of Company Preferred Stock (on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation) (each, a “Preferred Share” and, collectively, “Preferred Shares”, and each Common Share or Preferred Share, a “Share” and collectively, “Shares”) that is issued and outstanding immediately prior to the Effective Time (other than Common Shares described in Section 2.1(b)) will be converted into the right to receive the Merger Consideration, in each case upon the terms and conditions set forth herein;
WHEREAS, the board of directors of the Company (the “Company Board”) has (i) adopted this Agreement and (ii) resolved to recommend that the holders of Common Shares approve this Agreement and the Merger on the terms and subject to the conditions set forth herein;
WHEREAS, the boards of directors of Parent and Purchaser and the board of managers of Intermediate Sub each have adopted this Agreement and approved the Merger; and
WHEREAS, Parent will cause the sole shareholder of Purchaser to approve this Agreement promptly following its execution.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Intermediate Sub, Purchaser and the Company hereby agree as follows:
ARTICLE I
THE MERGER
Section 1.1.   The Merger.   Upon the terms and subject to the conditions of this Agreement and in accordance with the MBCA, at the Effective Time, Purchaser will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser will cease, and the Company will continue as the surviving corporation of the Merger (the “Surviving Corporation”).
Section 1.2.   Closing; Effective Time.   Subject to the conditions set forth in Article VI, the closing of the Merger (the “Closing”) will take place (i) at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts or by electronic exchange of deliverables at 8:00 a.m., New York City time, on the third (3rd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or (ii) at such other place or on such other date or time as Parent and the Company may mutually agree (such date, the “Closing Date”). At the Closing, the parties hereto will cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”) with the Secretary of the Commonwealth of Massachusetts, in such form as required by, and executed in accordance with, the relevant provisions of the MBCA (the date and time of the filing of the Articles of Merger with the Secretary of the Commonwealth of Massachusetts, or such later time as is specified in the Articles of Merger and agreed to by Purchaser and the Company, being hereinafter referred to as the “Effective Time”) and will make all other filings or recordings required under the MBCA in connection with the Merger.
Section 1.3.   Effects of the Merger.    The Merger will have the effects set forth herein and in Section 11.07 of the MBCA.

Section 1.4.   Articles of Organization and Bylaws of the Surviving Corporation.
(a)   At the Effective Time, the articles of organization of the Company will, by virtue of the Merger, be amended and restated in its entirety to read in the form of Annex I, and as so amended, will be the articles of organization of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law.
(b)   At the Effective Time, and without any further action on the part of the Company or Purchaser, the bylaws of the Company will be amended and restated in their entirety so as to read in the form of Annex II, and, as so amended, will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, in accordance with the articles of organization of the Surviving Corporation and as provided by applicable Law.
Section 1.5.   Directors and Officers.    The directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of Purchaser immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case, until the earlier of his or her death, resignation, or removal, or until his or her successor is duly elected and qualified.
ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS
Section 2.1.   Conversion of Securities.    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Purchaser, the Company or the holders of any of the following securities, the following will occur:
(a)   each Common Share issued and outstanding immediately prior to the Effective Time and each Preferred Share issued and outstanding immediately prior to the Effective Time (on an as-converted to Company Common Stock basis in accordance with the Certificate of Designation) (other than any Common Shares described in Section 2.1(b) and any Dissenting Shares) will be converted into the right to receive an amount in cash equal to $31.26, without interest (the “Merger Consideration”);
(b)   each Common Share held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned Subsidiary of the Company and each Common Share owned by Parent, Purchaser or any direct or indirect wholly owned Subsidiary of Parent or Purchaser immediately prior to the Effective Time will be cancelled and retired without any conversion thereof; and
(c)   each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time will be converted into one (1) share of common stock of the Surviving Corporation.
Section 2.2.   Treatment of Equity Awards.
(a)   The Company Board (or, if appropriate, a committee administering a Company Equity Plan) has adopted, or, as soon as practicable following the date of this Agreement (and, in any event, prior to the Effective Time), will adopt, resolutions providing for the treatment of the Company Equity Awards granted prior to the date hereof as set forth in clauses (i) through (iv) below:
(i)   each option to purchase Common Shares granted prior to the date hereof under a Company Equity Plan, other than awards under the Company’s Employee Stock Purchase Plan (the “Company ESPP”) (each such option, a “Company Stock Option”), each restricted stock unit award in respect of Common Shares granted prior to the date hereof under a Company Equity Plan (a “Company RSU”) and each deferred stock unit award measured by the value of Common Shares (or pursuant to which Common Shares may be delivered) granted prior to the date hereof under a Company Equity Plan (a “Company DSU”) (collectively, the “Company Equity Awards”), that is outstanding and unvested immediately prior to the Effective Time, whether or not then subject to any performance or other condition, will vest in full at the Effective Time;
(ii)   each Company Stock Option granted prior to the date hereof under a Company Equity Plan that is outstanding immediately prior to the Effective Time will be cancelled, and, in exchange therefor, the holder of such cancelled Company Stock Option will be entitled to receive (without interest), in consideration of the cancellation of such Company Stock Option, an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the total number of Common Shares subject to the Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the applicable exercise price per Common Share under such Company Stock Option;
(iii)   each Company Equity Award, other than a Company Stock Option, granted prior to the date hereof under a Company Equity Plan that is outstanding immediately prior to the Effective Time will be cancelled at the Effective Time, and the holder of such cancelled Company Equity Award will be entitled to receive (without interest), in exchange therefor, an amount in cash (less applicable tax withholdings pursuant to Section 2.6) equal to the product of (x) the total number of Common Shares subject to (or deliverable under) such Company Equity Award immediately prior to the Effective Time multiplied by (y) the Merger Consideration; and
(iv)   Subject to Section 2.6, Parent will cause the Surviving Corporation to make all payments to former holders of Company Equity Awards required under this Section 2.2(a) as promptly as practicable after the Effective Time, and in any event, no later than five (5) Business Days after the Effective Time or, if later, the first payroll date after the Effective Time.
(b)   The Company will continue to operate the Company ESPP in accordance with its terms and past practice for the Offering Period (as defined in the Company ESPP) in effect on the date of this Agreement (“Current Purchase Period”); provided that, in no event will any new participants be able to commence participation in the Current Purchase Period, nor will any current participant in the ESPP be permitted to increase their payroll deductions from that in effect prior to the date hereof. If the Effective Time is expected to occur prior to the end of the Current Purchase Period, the Company will take action to provide for an earlier exercise date (including for purposes of determining the Purchase Price (as defined in the Company ESPP) for the Current Purchase Period) (such earlier date, the “Early ESPP Exercise Date”). The Early ESPP Exercise Date will be as close to the Effective Time as is administratively practicable. The Company will suspend the commencement of any Offering Period or Purchase Period (each as defined in the Company ESPP) commencing after the end of the Current Purchase Period unless and until this Agreement is terminated and will terminate the Company ESPP as of or prior to the Effective Time (pursuant to resolutions adopted by the Company Board (or, if appropriate, a committee administering the Company ESPP).
Section 2.3.   Dissenting Shares.
(a)   Notwithstanding anything in this Agreement to the contrary, other than as provided in Section 2.3(b), any Shares of the Company that are issued and outstanding immediately prior to the Effective Time and held by a shareholder of the Company who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing payment of fair value for such Shares of the Company in accordance with Part 13 of the MBCA (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration unless and until such shareholder of the Company has effectively withdrawn or lost (through failure to perfect or otherwise) such shareholder’s right to obtain payment of the fair value of such shareholder’s Dissenting Shares under the MBCA but will instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such shareholder under Part 13 of the MBCA. From and after the Effective Time, Dissenting Shares will not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to shareholders of record prior to the Effective Time).
(b)   The Company will give Parent (i) reasonably prompt notice of any written demands for payment of fair value received by the Company, and any withdrawals thereof, received from shareholders or provided to shareholders by the Company with respect to any Dissenting Shares or shares claimed to be Dissenting Shares and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the MBCA. The Company will not, except with the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned, or delayed) or as otherwise required by applicable Law, make any payment with respect to any such demands or offer to settle or settle any such demands.

(c)   If any holder of Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such holder’s right to obtain payment of the fair value of such holder’s Dissenting Shares under the MBCA, then, as of the later of the Effective Time and the occurrence of such effective withdrawal or loss, such shareholder’s Shares of the Company will no longer be Dissenting Shares and, if the occurrence of such effective withdrawal or loss is later than the Effective Time, will be treated as if the shareholder had, as of the Effective Time, been converted into the right to receive the Merger Consideration as set forth in Section 2.1(a).
Section 2.4.   Surrender of Common Shares.
(a)   Prior to the Effective Time, Parent will deposit or cause to be deposited with a bank or trust company reasonably acceptable to the Company (the “Paying Agent”) cash in an amount sufficient to pay the aggregate Merger Consideration, and Parent will cause the Paying Agent to timely make all payments contemplated in Section 2.4(b). Such cash may be invested by the Paying Agent as directed by Parent; provided (i) that such investments must be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, (ii) no such investment will relieve Parent, Purchaser, or the Paying Agent from making the payments required by this Article II and (iii) no such investment will have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as Parent directs. No loss incurred with respect to such investments will decrease the amounts payable pursuant to this Agreement. In the event that the amount of cash held by the Paying Agent is insufficient to pay the aggregate Merger Consideration, Parent will promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make all such payment pursuant to Section 2.4(b). The aggregate Merger Consideration as so deposited with the Paying Agent will not be used for any purpose other than to fund payments pursuant to Section 2.4(b), except as expressly provided for in this Agreement. Any portion of the cash made available to the Paying Agent in respect of any Dissenting Shares will be returned to Parent, upon demand.
(b)   As promptly as practicable after the Effective Time (and in any event within two (2) Business Days thereafter), Parent will cause the Paying Agent to mail to each holder of record of a certificate (a “Certificate”) that immediately prior to the Effective Time represented outstanding Shares of the Company which were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form (which will (x) specify that delivery will be effected, and risk of loss and title to the Certificate will pass, only upon delivery of such Certificate to the Paying Agent and (y) contain such other provisions as are customary and reasonably acceptable to Parent and the Company) and (ii) instructions for effecting the surrender of the Certificate in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and properly completed, the holder of such Certificate will be entitled to receive in exchange therefor Merger Consideration for each Share of the Company formerly represented by such Certificate, and the Certificate so surrendered will be cancelled. Until surrendered as contemplated by this Section 2.4(b), each Certificate will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a shareholder or other equity holder of, the Company or the Surviving Corporation; provided, that, notwithstanding the foregoing, in the event of a transfer of ownership of Shares of the Company that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Shares of the Company may be made to a Person other than the Person in whose name the Certificates so surrendered are registered if such Certificates are properly endorsed or otherwise are in proper form for transfer and the Person requesting such payment pays any transfer or other Taxes required by reason of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.
(c)   A holder of record of book-entry Shares of the Company (“Book-Entry Shares”) that immediately prior to the Effective Time represented outstanding Shares of the Company which were converted pursuant to Section 2.1 into the right to receive Merger Consideration will, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive in exchange for such Book-Entry Shares, Merger Consideration for each Share of the Company formerly represented by such Book-Entry Share, and such Book-Entry Share will be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered; provided, that, notwithstanding the foregoing, in the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Shares may be made to a Person other than the Person in whose name the Certificates so surrendered are registered if such Certificates are properly endorsed or otherwise are in proper form for transfer and the Person requesting such payment pays any transfer or other Taxes required by reason of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until such “agent’s message” (or such other evidence) is received, each Book-Entry Share will be deemed, at any time after the Effective Time, to represent only the right to receive the Merger Consideration and will not evidence any interest in, or any right to exercise the rights of a shareholder or other equity holder of, the Company or the Surviving Corporation.
(d)   At any time following the date that is twelve (12) months after the Effective Time, Parent may require the Paying Agent to deliver to Parent any funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates and Book-Entry Shares, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration payable upon surrender of a Certificate or Book-Entry Share. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares of the Company for the Merger Consideration.
(e)   From and after the Effective Time, the stock transfer books of the Company will be closed, and no subsequent transfers of Shares of the Company that were issued prior to the Effective Time will be registered. After the Effective Time, any Certificate or Book-Entry Share presented to the Surviving Corporation for transfer will be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth in, this Article II.
(f)   In the event that any Certificate has been lost, stolen or destroyed, upon the holder’s delivery of an affidavit of loss to the Paying Agent and, if required by Parent, the posting by such Person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, Parent will cause the Paying Agent to deliver as consideration for the lost, stolen or destroyed Certificate the applicable Merger Consideration payable in respect of the Shares of the Company represented by such Certificate.
Section 2.5.   Section 16 Matters.    Prior to the Effective Time, the Company Board will take all necessary and appropriate action to approve, for purposes of Section 16(b) of the Exchange Act and the related rules and regulations thereunder, the disposition by Company directors and officers of Common Shares and Company Equity Awards in the Contemplated Transactions.
Section 2.6.   Withholding.    Each of Parent, Purchaser, the Surviving Corporation and any other applicable withholding agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement, such amounts as are required to be deducted and withheld with respect to such payment under applicable Law. Any compensatory amounts payable pursuant to or as contemplated by this Agreement subject to compensatory withholding, including pursuant to Section 2.2, will be remitted to the applicable payor for payment to the applicable Person through regular payroll procedures, as applicable. To the extent that any amounts are so deducted and withheld and timely paid over to the appropriate Governmental Body, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as otherwise disclosed in Company SEC Documents (excluding any disclosures in “risk factors” or otherwise relating to “forward-looking statements” to the extent that they are cautionary, predictive or forward-looking in nature) to the extent publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System at least two (2) Business Days prior to the date hereof or (b) as disclosed in the particular section or subsection of the confidential disclosure letter delivered by the Company to Parent and Purchaser prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Article III to which it corresponds in number and each other section or subsection of this Article III to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection), the Company represents and warrants to Parent and Purchaser as follows:
Section 3.1.   Organization and Corporate Power.    The Company is a corporation validly existing under the Laws of the Commonwealth of Massachusetts and is in good standing with the Secretary of the Commonwealth of Massachusetts, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. The Company has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to hold such Permits (x) would not have a Company Material Adverse Effect and (y) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Contemplated Transactions by the Outside Date. The Company is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing (x) would not have a Company Material Adverse Effect and (y) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Contemplated Transactions by the Outside Date. True and complete copies of the articles of organization and bylaws of the Company (the “Company Organizational Documents”) have been heretofore made available to Parent and Purchaser and are in full force and effect and the Company is not in violation of any of the provisions thereof.
Section 3.2.   Authorization; Valid and Binding Agreement.    The Company has all necessary corporate authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement by the holders of Common Shares to the extent required by applicable Law, to consummate the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the Merger (other than approval of this Agreement by the holders of at least two-thirds (2/3) of the outstanding Common Shares entitled to vote thereon (the “Company Requisite Vote”), and the filing with the Secretary of the Commonwealth of Massachusetts of the Articles of Merger as required by the MBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law). The Company Board (at a meeting or meetings duly called and held) has, by resolutions unanimously adopted by the Company Board: (i) determined that this Agreement and the Merger are in the best interests of the Company; (ii) adopted this Agreement; (iii) resolved to recommend the holders of Common Shares vote to approve this Agreement; and (iv) directed that this Agreement be submitted to the holders of Common Shares with the recommendation of the Company Board that the holders of Common Shares vote to approve this Agreement (the “Company Board Recommendation”), which actions have not, as of the date of this Agreement, been amended, rescinded, modified or withdrawn.

Section 3.3.   Capital Stock.
(a)   The authorized capital stock of the Company consists of 600,000,000 Common Shares and 5,000,000 Preferred Shares.
(b)   As of November 27, 2023 (the “Measurement Date”), (i) 267,662,434 Common Shares were issued and outstanding, (ii) 21,853 shares of Company Series A Preferred Stock were issued and outstanding, (iii) an aggregate of 43,691,596Common Shares were reserved for issuance under the Company Equity Plans upon or otherwise deliverable in connection with Company Equity Awards, of which 25,888,885 Common Shares are subject to outstanding Company Stock Options, 2,225,775 Common Shares are subject to outstanding Company RSUs and 739,990 Common Shares are subject to outstanding Company DSUs, in each case, based on the achievement in full of any applicable performance conditions, (iv) 1,749,217 Common Shares are reserved for issuance under the Company ESPP; (v) 10,434,782 Common Shares are issuable pursuant to the Company Warrants; and (vi) an aggregate of 276,461,971 Common Shares were held in the treasury of the Company.
(c)   All outstanding shares of capital stock of the Company are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No Subsidiary of the Company owns Shares or other capital stock of the Company.
(d)   Section 3.3(d) of the Company Disclosure Letter sets forth a true and complete list as of the Measurement Date of outstanding Company Equity Awards and the number of the Common Shares reserved for issuance pursuant to the Company ESPP, including, with respect to each Company Equity Award, (i) the number of the Common Shares subject thereto, (ii) the holder thereof and (iii) the exercise price (if any). The Company has granted no Company Equity Awards between the Measurement Date and the date of this Agreement.
(e)   Except as disclosed in this Section 3.3 or set forth in Section 3.3(d) of the Company Disclosure Letter or changes since the Measurement Date resulting from the settlement, vesting or exercise of Company Equity Awards, or the conversion of Company Preferred Stock, in each case, outstanding as of the Measurement Date or granted prior to the Closing as permitted by this Agreement or the purchase of Common Shares pursuant to the ESPP as permitted by this Agreement, the Company has no outstanding (i) shares of capital stock or other equity interests or voting securities, (ii) securities convertible or exchangeable, directly or indirectly, into capital stock of the Company, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company, (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or (v) bonds, debentures, notes or other Indebtedness of the Company having the right to vote on any matters on which the Company’s shareholders may vote.
Section 3.4.   Subsidiaries.    Section 3.4 of the Company Disclosure Letter lists each Company Subsidiary, and for each such Company Subsidiary, its state or country of formation. Each such Company Subsidiary is a corporation or other entity validly existing under the Laws of the jurisdiction of its incorporation or organization. All of the outstanding shares of capital stock or equivalent equity interests of each Company Subsidiary is owned of record and beneficially, directly or indirectly, by the Company free and clear of all Liens (other than Permitted Liens), and all such shares or equivalent equity interests are duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. The Company has made available to Parent true and complete copies of the currently effective organizational documents of each Company Subsidiary, and such organizational documents of each of the Company Subsidiaries are in full force and effect and neither the Company nor any Company Subsidiary is in material violation of any of the provisions thereof. Other than investments in cash equivalents (and ownership by the Company or any Company Subsidiary of securities of any other Company Subsidiary), neither the Company nor any Company Subsidiary (i) owns directly or indirectly any securities of any Person other than a Company Subsidiary or (ii) has any obligation or is bound by any Contract to acquire any securities of any Person or to provide material funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person. No Company Subsidiary has any outstanding or authorized any options or other rights to acquire from such Subsidiary, or any obligations to issue, any capital stock, voting securities, or securities convertible into or exchangeable for capital stock or voting securities of such Subsidiary not owned by the Company. Each Company Subsidiary has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.5.   No Breach.    Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger will (a) conflict with or violate the Company Organizational Documents or the certificate of incorporation or bylaws (or equivalent organizational documents) of any Company Subsidiary, (b) assuming all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained, and all filings and obligations described in Section 3.6 have been made, conflict with or violate any Law, order, judgment or decree to which the Company, its Subsidiaries or any of their properties or assets is subject or (c) violate, conflict with or result in any breach of, constitute a default under, result in a violation of, give rise to a right of termination, cancellation or acceleration under or require the consent of or notice to any third person in accordance with any Contract to which the Company or any Company Subsidiary is a party (other than a Plan) or by which any property or asset of the Company or any Company Subsidiary is bound, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of the Company or any Company Subsidiary, except, in the case of clauses (b) and (c), any conflicts, breaches, defaults, violations, terminations, cancellations or accelerations that (x) would not have a Company Material Adverse Effect and (y) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Contemplated Transactions by the Outside Date.
Section 3.6.   Consents.   Except for (a) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any other applicable Antitrust Law of other jurisdictions, (b) applicable requirements of the Exchange Act, (c) any filings required by Nasdaq, (d) the filing of the Articles of Merger, (e) the filing of applications, consents, approvals, authorizations and notices, as required by the FDA, the DEA and any other federal, state, local or foreign Governmental Body that is concerned with or regulates the marketing, sale, use, handling and control, safety, efficacy, reliability or manufacturing of drug or biological products or is concerned with or regulates public health care programs and (f) any filings with the relevant authorities of states in which the Company or any of its Subsidiaries is qualified to do business, in each case, the Company is not required to submit any notice, report or other filing with or obtain any consent, approval or authorization of any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations the failure of which to obtain (x) would not have a Company Material Adverse Effect and (y) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Contemplated Transactions by the Outside Date.
Section 3.7.   SEC Reports; Disclosure Controls and Procedures.
(a)   The Company has timely filed with or furnished to all reports, registration statements, forms, schedules, statements, exhibits and other documents with the SEC (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required to be filed or furnished by the Company under the Exchange Act or the Securities Act of 1933 (the “Securities Act”) since the Reference Date (collectively, the “Company SEC Documents”). No Subsidiary of the Company is required to file any form, report, registration statement, schedule, statement, exhibit or other document with the SEC. As of their respective filing or furnishing dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing) (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act

of 2002 and the related rules and regulations promulgated under such act (“Sarbanes-Oxley”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents as in effect on such date, and (ii) at the time of filing (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, no comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents remain outstanding or unresolved.
(b)   The financial statements contained in the Company SEC Documents (i) complied in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to the absence of footnote disclosure and to normal and recurring year-end audit adjustments not material in amount).
(c)   The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a — 15(f) and 15d — 15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting. The Company (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a — 15(e) and 15d — 15(e) of the Exchange Act) that provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.
(d)   Since the Reference Date, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or Representative of the Company or any of its Subsidiaries has received a material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable or unlawful accounting or auditing practices.
Section 3.8.   No Undisclosed Liabilities.    Except (a) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of the Company as of the Balance Sheet Date, that is included in the Company SEC Documents, (b) as incurred after the date thereof in the ordinary course of business, (c) incurred in connection with this Agreement or the Contemplated Transactions or negotiations with other entities regarding similar potential transactions or (d) as set forth in Section 3.8 of the Company Disclosure Letter, the Company, together with its Subsidiaries, does not have any material liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case required by GAAP to be reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes to such balance sheet). This Section 3.8 does not apply to Taxes, which are addressed in Section 3.12.

Section 3.9.   Absence of Certain Developments.    From December 31, 2022 to the date of this Agreement, there shall not have occurred any change, effect, event, occurrence, or other matter that has had or would not have a Company Material Adverse Effect. Except in connection with the Contemplated Transactions, from the Balance Sheet Date to the date of this Agreement, the Company and the Company Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business, and neither the Company nor its Subsidiaries has taken, committed or agreed to take any actions that would have been prohibited by Section 5.1(b) (other than Section 5.1(b)(ii) and Section 5.1(b)(iii)) if such covenants had been in effect as of the Balance Sheet Date.
Section 3.10.   Compliance with Laws.
(a)   Except as would not reasonably expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are, and have been since the Reference Date, in compliance with all Laws applicable to them, any of their properties or other assets or any of their business or operations.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, since the Reference Date, (i) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Body that alleges (A) any violation of any applicable Law or (B) any fine, assessment or cease and desist order, or the suspension, revocation or material restriction of any material Company Permit, and (ii) neither the Company nor any of its Subsidiaries has entered into any agreement or settlement with any Governmental Body with respect to its alleged violation of any applicable Law.
(c)   Except as would not reasonably be expected to have a Company Material Adverse Effect, since the Reference Date, (i) the Company and each Company Subsidiary are in possession of and in compliance with all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals, registrations, Orders and other authorizations, including any supplements and amendments thereto, necessary for the Company and each Company Subsidiary to own, lease and operate their respective properties and assets in accordance with all Laws or to carry on their respective businesses in accordance with all Laws (“Company Permits”), (ii) all such Company Permits are in full force and effect and (iii) there has occurred no violation of, default under, or event giving to others any right of termination or cancellation of any Company Permit.
(d)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries have timely filed all reports, schedules, statements, documents, filings, submissions, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that each was required to file with any Governmental Body and have timely paid all fees and assessments due and payable in connection therewith.
(e)   The Company and each of its officers and directors are in compliance in all material respects with,and have complied in all material respects with (i) the applicable provisions of Sarbanes-Oxley and the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.
(f)   This Section 3.10 does not apply to Taxes, which are addressed in Section 3.12.
Section 3.11.   Title to Tangible Properties.
(a)   The Company and its Subsidiaries hold good and valid title to, or hold pursuant to good, valid and enforceable leases or other comparable contract rights, all of the tangible personal property and other tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, in each case free and clear of any Liens (other than Permitted Liens), except where the failure to do so would not have a Company Material Adverse Effect.
(b)   The leased real property described in Section 3.11(b) of the Company Disclosure Letter (the “Company Leased Real Property”) is a true and complete list of all of the real property leased by the Company or its Subsidiaries as of the date of this Agreement. There are no subleases, licenses, occupancy agreements, consents, assignments, purchase agreements, or other contracts granting to any person (other than the Company or its Subsidiaries) the right to use or occupy the Company Leased Real

Property, and, to the Company’s Knowledge, no other Person (other than the Company and its Subsidiaries) is in possession of the Company Leased Real Property (except pursuant to Permitted Liens). The leases for the Company Leased Real Property (collectively, the “Company Leases”) are in full force and effect. Except as would not have a Company Material Adverse Effect, each of the Company Leases is valid, binding and enforceable on the Company or one of its Subsidiaries that is a party to such Company Lease and, to the Company’s Knowledge, the other parties thereto, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity, and is in full force and effect, and the Company or one of its Subsidiaries has performed all material obligations required to be performed by it to date under each such Company Lease. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party to the Company Leases is in default in any material respect under any of such Company Leases, nor has the Company or any of its Subsidiaries given or received written notice of termination, cancellation, breach, or default under any such Company Lease, which breach or default has not been cured. No event has occurred which, if not remedied, would result in a default by the Company in any material respect under the Company Leases, and, to the Company’s Knowledge, no event has occurred which, if not remedied, would result in a default by any party other than the Company in any material respect under the Company Leases. There are no outstanding options, rights of first offer or rights of first refusal in favor of any other party to purchase or lease the Company Leased Real Property or any portion thereof or interest therein (except pursuant to a Permitted Lien).
(c)   The Company does not own any real property.
Section 3.12.   Tax Matters.
(a)   Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have timely filed (taking into account any applicable extensions) all Tax Returns required to be filed by them, (ii) such Tax Returns are true, complete and correct in all respects and (iii) the Company and its Subsidiaries have paid all Taxes shown as due and payable on any such Tax Return.
(b)   Except as would not have a Company Material Adverse Effect, (i) there are no Liens for Taxes (other than Taxes not yet due and payable or the amount or validity of which is being contested in good faith) upon any of the assets of the Company or any of its Subsidiaries, (ii) the Company and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Person, and (iii) neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.
(c)   Except as would not have a Company Material Adverse Effect, no U.S., federal, state, local or non-U.S. Actions relating to Taxes are pending or being conducted with respect to the Company or any of its Subsidiaries.
(d)   Except as would not have a Company Material Adverse Effect, there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Tax of the Company or any of its Subsidiaries that is currently in force.
(e)   Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business or an agreement that does not relate primarily to Taxes), (ii) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the parent of which is the Company) or (iii) has liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law).
(f)   Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date that is reasonably likely to result in cash material Taxes after the Closing Date.
(g)   The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(h)   The Company has not been a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock occurring during the two-year period ending on the date of this Agreement that was intended to qualify for tax-free treatment under Section 355 of the Code or Section 361 of the Code (or any similar provision of state, local or foreign Law).
Section 3.13.   Contracts and Commitments.
(a)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any:
(i)   ”material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company or any of its Subsidiaries;
(ii)   Contract (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of a material amount of assets (1) after the date of this Agreement, other than the sale of inventory in the ordinary course of business, or (2) prior to the date of this Agreement, that contains any material ongoing obligations (including sale of inventory, indemnification, “earn-out” or other contingent obligations) that are still in effect that are expected to result in claims in excess of $1,000,000 or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material ownership interest in any other person or other business enterprise other than the Company’s Subsidiaries;
(iii)   collective bargaining agreement or Contract with any labor union, trade organization or other employee representative body (other than any statutorily mandated agreement in a non-U.S. jurisdiction);
(iv)   Contract establishing any joint venture, partnership, alliance, development, co-development, co-promotion or similar profit-sharing, or collaboration in each case that contemplates payments in excess of $1,000,000 in any calendar year;
(v)   Contract (A) prohibiting or materially limiting the right of the Company or any of its Subsidiaries to compete in any line of business or to conduct business with any Person or in any geographical area, (B) obligating the Company or any of its Subsidiaries to purchase or otherwise obtain any material product or service exclusively from a single party, to purchase a specified minimum amount of goods or services, or sell any material product or service exclusively to a single party or (C) under which any Person has been granted the right to manufacture, sell, market or distribute any Product on an exclusive basis to any Person or group of Persons or in any geographical area;
(vi)   Contracts (A) in respect of Indebtedness for borrowed money in excess of $1,000,000 other than intercompany loans among the Company and its Subsidiaries or (B) pursuant to which any assets of the Company or any of its Subsidiaries are subject to any Liens;
(vii)   Contract (other than a Company Plan) between the Company, on the one hand, and any Affiliate of the Company (other than a Subsidiary of the Company), on the other hand;
(viii)   Contract relating to the voting or registration of any securities;
(ix)   Contract containing a right of first refusal, right of first negotiation or right of first offer with respect to any equity interests or assets that have a fair market value or purchase price of more than $1,000,000 or any equity interests;

(x)   Contract under which the Company or any of its Subsidiaries is expected to make annual expenditures or receive annual revenues in excess of $2,500,000 in the aggregate;
(xi)   corporate integrity agreements, consent decrees, deferred prosecution agreements, or other similar types of Contracts with Governmental Bodies that have existing or contingent performance obligations;
(xii)   Contracts of the Company or any of its Subsidiaries relating to the settlement of any litigation proceeding that provide for any continuing obligations on the part of the Company or any of its Subsidiaries;
(xiii)   Contracts of the Company or any of its Subsidiaries that prohibit, limit or restrict the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or otherwise prohibit, limit or restrict the pledging of capital stock of the Company or any of its Subsidiaries or prohibit, limit or restrict the issuance of guarantees by the Company or any of its Subsidiaries other than the Company Equity Plans or any Contracts evidencing awards granted under the Company Equity Plans;
(xiv)   Contracts with third party manufacturers and suppliers for the manufacture and/or supply of materials or products in the supply chain for Products that involve payments in excess of $1,000,000 during the current or a subsequent fiscal year;
(xv)   Contract pursuant to which the Company or any Company Subsidiary has contingent obligations that upon satisfaction of certain conditions precedent will result in the payment by the Company or any Company Subsidiary of more than $2,500,000 in the aggregate over a 12-month period, in either milestone or contingent payments or royalties, upon (A) the achievement of regulatory or commercial milestones or (B) the receipt of revenue or income based on product sales;
(xvi)   Contract which provides for a loan or advance in excess of $50,000 to any employee of the Company or any temporary agency employee, consultant or other independent contractor of the Company or any Company Subsidiary, other than travel, business and similar advances to the Company’s employees in the ordinary course of business consistent with past practice or loans under the Company 401(k) Plan;
(xvii)   hedging, derivative or similar Contract (including any interest rate, currency or commodity swap agreement, cap agreement, collar agreement or any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices);
(xviii)   Contract with any contract research organization and resulted in the payment by the Company or any Company Subsidiary of more than $2,500,000 in calendar year 2023 or is expected to involve payment by the Company or any Company Subsidiary of more than $2,500,000 in calendar year 2024;
(xix)   any IP Contract; or
(xx)   Contract to enter into any of the foregoing.
Each such Contract described in clauses (i) through (xxiii) above of this (a) or excluded therefrom due to the exception of being filed as an exhibit to the Company SEC Documents, together with each Company Lease listed in Section 3.11(b) of the Company Disclosure Letter but excluding, in all cases, each Company Plan, is referred to herein as a “Company Material Contract.”
(b)   (i) Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (A) is, or has received written notice that any other party to any Company Material Contract is, in violation or breach of or default (with or without notice or lapse of time or both) under or (B) has waived or failed to enforce any rights or benefits under any Company Material Contract to which it is a party or any of its properties or other assets is subject, (ii) there has occurred no event giving to others any right of termination, amendment or cancellation of (with or without notice or lapse of time or both) any such Company Material Contract and (iii) each such Company Material Contract is in full force and effect and is a legal, valid and binding agreement of, and enforceable against, the Company or any of its Subsidiaries, and, to the Knowledge of the Company, each other party thereto. As of the date of this Agreement, no party to any Company Material Contract has given any written notice of termination or cancellation of any Company Material Contract or that it intends to seek to terminate or cancel any Company Material Contract (whether as a result of the Contemplated Transactions or otherwise).
Section 3.14.   Intellectual Property.
(a)   Section 3.14(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of all (i) Patents, (ii) Trademarks, and (iii) Copyrights, in each instance, that are owned by the Company or any of its Subsidiaries, and that are registered with a Governmental Body as of the date of this Agreement, or with respect to which the Company or any of its Subsidiaries has filed an application for registration pending as of the date of this Agreement, except for any such Patents, Trademarks, or Copyrights that have been abandoned by the Company or any of its Subsidiaries as of the date of this Agreement in the normal course of business or for which registration has expired (collectively, “Company Registered Intellectual Property”), indicating for each such item in (i), (ii), and (iii), as applicable and as of the date of this Agreement, the name of the current legal owner(s), the jurisdiction of application/registration, the application/registration number and the filing/issuance date. Section 3.14(a) of the Company Disclosure Letter also sets forth, as of the date of this Agreement, a list of all internet domain names owned by or registered to the Company or any of its Subsidiaries. Except as otherwise indicated on Section 3.14(a) of the Company Disclosure Letter, all Company Registered Intellectual Property material to the businesses of the Company or its Subsidiaries are subsisting and, to the Knowledge of the Company, valid and, other than applications, enforceable.
(b)   The Company or its applicable Subsidiary (i) has made necessary filings and paid necessary registration, maintenance, renewal and other fees required for maintaining all material Company Registered Intellectual Property and (ii) is the exclusive or joint owner (as indicated in Section 3.14(a) of the Company Disclosure Letter) of all rights, title and interests in the Company Registered Intellectual Property, free and clear of all Liens (except for Permitted Liens, licenses, covenants not to sue and similar rights granted with respect to Intellectual Property under the IP Contracts identified in Section 3.13(a)(xix) of the Company Disclosure Letter, and Liens set forth in Section 3.14(b) of the Company Disclosure Letter).
(c)   The Company and its Subsidiaries possess legally sufficient rights to use all Intellectual Property material to or otherwise necessary for the conduct of the Company’s and any of its Subsidiaries’ businesses as of the date of this Agreement, all of which rights will survive the consummation of the Contemplated Transactions materially unchanged; provided, however, that the foregoing will not be interpreted as a representation of the Company’s or its Subsidiaries’ non-infringement of third-party Intellectual Property, which is dealt with exclusively in Section 3.14(d) below.
(d)   Except as has not resulted in, and would not reasonably be expected to result in, material liability or disruption to the businesses of the Company or its Subsidiaries taken as a whole, since the Reference Date, the conduct of the Company’s and its Subsidiaries’ businesses, including the development, use, sale, offering for sale, supply, manufacture, import, marketing, commercialization and other exploitation of their material products and services, have not misappropriated, infringed, or otherwise violated the Intellectual Property of any Person. Since the Reference Date, neither the Company nor any of its Subsidiaries has received any written notice from any Person claiming that the conduct of the Company’s business or the conduct of any of its Subsidiaries’ businesses misappropriated, infringed, or otherwise violated the Intellectual Property of such Person, and no Action is pending or, to the Knowledge of the Company, threatened claiming any such misappropriation, infringement or other violation.
(e)   Since the Reference Date, (i) to the Knowledge of the Company, no Person has misappropriated, infringed, or otherwise violated any Owned Intellectual Property or Exclusive Intellectual Property in a manner reasonably expected to be material to the businesses of the Company or its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries have made any material written claim or instituted any Action of misappropriation, infringement or other violation against any other Person, or challenging the ownership, scope, validity or enforceability of Intellectual Property owned by any other Person, and (iii) no Actions are pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries (or, with respect to Exclusive Intellectual Property, to the Knowledge of the Company, any owners thereof) (A) challenging or questioning the Company’s or its Subsidiaries’ ownership or use of any Owned Intellectual Property or (B) challenging or questioning the scope, validity or enforceability of any Owned Intellectual Property or Exclusive Intellectual Property.
(f)   To the Knowledge of the Company neither the Company nor its Subsidiaries are in default of any such IP Contracts in any material respect. Except as set forth on Section 3.14(f) of the Company Disclosure Letter, the consummation of the Contemplated Transactions will not by itself (i) afford any other party to IP Contracts to which the Company or any of its Subsidiaries is a party the right to terminate any such IP Contracts or (ii) constitute a breach of any such IP Contracts.
(g)   Each current and former employee of the Company or any of its Subsidiaries, each current and former independent contractor of the Company or any of its Subsidiaries and any other third parties who has developed Intellectual Property material to the businesses of the Company or its Subsidiaries, or who has had access to any material Trade Secrets of or held by any of the Company or any of its Subsidiaries, is subject to a written, valid agreement assigning to the Company or its Subsidiaries all rights in such material Intellectual Property (or all of such Person’s material rights in such Intellectual Property have otherwise vested automatically in the Company or its Subsidiaries as a matter of Law), and requiring them to maintain the confidentiality of such information. The Company and its Subsidiaries have taken commercially reasonable steps to prevent the unauthorized disclosure or use of its and their material Trade Secrets. To the Knowledge of the Company, (i) no such material Trade Secrets have been accessed or used by any Person except pursuant to written, valid and enforceable confidentiality and non-use agreements in favor of the Company or its Subsidiaries that have not been breached in any material respect, and (ii) no current or former employee or independent contractor claims to retain any material right or interest in any such material Intellectual Property, including any entitlement to specific compensation due under applicable Law in relation to those rights.
(h)   Except as provided in the IP Contracts identified on Section 3.13(a)(xix) of the Company Disclosure Letter, no funding, facilities or personnel of any Governmental Body, university, college or other educational institution or research center was used in the development of any material Owned Intellectual Property.
(i)   The Company and its Subsidiaries maintain reasonable and appropriate plans and procedures, consistent with applicable Privacy Laws and industry standards, to protect the confidentiality, integrity, security and operability of all of all Personal Information and other data and information in the possession of the Company or its Subsidiaries, in any format, or Processed by the Company or its Subsidiaries (collectively, “Business Data”) and IT Assets used in their businesses against unauthorized access, acquisition, interruption, alteration, modification, or use, including reasonable and appropriate back-up, disaster recovery and business continuity plans and procedures. Without limiting the generality of the foregoing, the Company and its Subsidiaries have implemented a written information security program that complies with applicable Privacy Laws and (i) identifies internal and external risks to the security of Business Data and IT Assets; and (ii) implements, monitors and improves adequate and effective safeguards to control those risks.
(j)   Except as would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries owns or has a valid right to use and access all IT Assets used in their operation of their respective businesses, and (ii) to the Knowledge of the Company, the IT Assets used by the Company and its Subsidiaries do not contain any errors, defects, viruses, backdoors, other malicious code, or other technological vulnerabilities that could adversely impact the operation of relevant IT Assets or cause a Security Incident. Except as set forth on Section 3.14(j) of the Company Disclosure Letter, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries (nor to Company’s Knowledge, have any third party acting on behalf of the Company or its Subsidiaries) have experienced any actual or alleged Security Incidents. Neither the Company nor its Subsidiaries have (nor have any third parties acting on the Company’s or its Subsidiaries’ behalf) notified, or been required to notify, any Person of any Security Incident.
(k)   The Company makes no additional representations and warranties with respect to any Intellectual Property matters except as expressly set forth in Section 3.13 and this Section 3.14.
Section 3.15.   Litigation.    No Actions are pending or, to the Company’s Knowledge, threatened in writing against the Company or any of its Subsidiaries or any asset or property of the Company or any Company Subsidiary, at law or in equity, or before or by any Governmental Body, and neither the Company nor any of its Subsidiaries nor any asset or property of the Company or any Company Subsidiary is subject to or in violation of any outstanding judgment, injunction, rule, order or decree of any court or Governmental Body, in each case, except as (x) would not have a Company Material Adverse Effect and (y) would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to consummate the Contemplated Transactions by the Outside Date.
Section 3.16.   Insurance.    As of the date of this Agreement, each insurance policy under which the Company or any of its Subsidiaries is an insured or otherwise the principal beneficiary of coverage is in full force and effect, and (i) neither the Company nor any of its Subsidiaries is in breach or default under any such insurance policy, (ii) no notice of cancellation or termination has been received with respect to any insurance policy and (iii) no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination, or modification, under any such insurance policy, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.17.   Employee Benefit Plans.
(a)   Section 3.17(a) of the Company Disclosure Letter lists all material Company Plans.
(b)   With respect to each material Company Plan that is not filed as an exhibit to a Company SEC Document, the Company has made available to Parent and Purchaser true and correct copies of the following (as applicable) prior to the date of this Agreement: (i) the plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof, (ii) the summary plan description along with all summaries of material modifications thereto, (iii) all related trust instruments or other funding-related documents, (iv) a copy of all material, non-routine correspondence with any Governmental Body relating to a Company Plan received or sent within the last three years and (v) the most recent Internal Revenue Service determination or opinion letter.
(c)   Each Company Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter or is covered by a favorable opinion letter from the Internal Revenue Service. Except to the extent such noncompliance would not have a Company Material Adverse Effect, each Company Plan has been administered and maintained in accordance with the requirements of the applicable provisions of the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable Law, and nothing has occurred that would reasonably be expected to adversely affect the qualification of any such Company Plan.
(d)   Except as would not have a Company Material Adverse Effect, with respect to each Company Plan, there are no Actions pending or, to the Company’s Knowledge, threatened, other than routine claims for benefits.
(e)   Except as set forth on Section 3.17(e) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has at any time within the last six (6) years sponsored or contributed to, or had any material Liability in respect of, a plan that is or was during such period (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as described in Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. Except as would not be material to the Company, none of the Company Plans obligates the Company or any of its Subsidiaries to provide a current or former officer, director, employee or individual independent contractor (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment or service with the Company or any of its Subsidiaries, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other applicable Law.
(f)   No Non-U.S. Plan that is maintained, contributed to or required to be contributed to by the Company or any of its Subsidiaries is a defined benefit pension plan.
(g)   Except as otherwise contemplated by this Agreement, neither the execution or delivery of this Agreement, nor the consummation of the Contemplated Transactions, will, either individually or together with the occurrence of another event (including a termination of employment or service), (i) result in any material payment becoming due to any current or former officer, director, employee or individual independent contractor of the Company or any of its Subsidiaries under any Company Plan, (ii) materially increase or otherwise enhance any material benefits or compensation otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any material payments or benefits under any Company Plan, (iv) require the Company or any of its Subsidiaries to set aside any assets to fund any benefits under any Company Plan, or (v) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code.
(h)   The Company has no obligation to pay any gross-up, reimbursement or other payment in respect of any Tax imposed under Section 4999 or Section 409A of the Code.
Section 3.18.   Environmental Compliance and Conditions.    Except for matters that would not have a Company Material Adverse Effect:
(a)   the Company and its Subsidiaries are, and since the Reference Date have been, in compliance with all applicable Environmental Laws;
(b)   the Company and each of the Company Subsidiaries have obtained all Permits required under Environmental Laws to operate their business at the Company Leased Real Property as presently conducted;
(c)   except for matters that are resolved, neither the Company nor any of its Subsidiaries has received any written claim, notice or complaint, or been subject to any Action from any Governmental Body or third party regarding any actual or alleged violation of Environmental Laws or any Liabilities or potential Liabilities under Environmental Laws;
(d)   neither the Company nor any Company Subsidiary is a party to any order resolving any alleged violation of or liability under any Environmental Law under which it has any ongoing obligations; and
(e)   neither the Company nor any of its Subsidiaries, or, to the Company’s Knowledge, any third-party, has released any Hazardous Substance on, under, at, from or about the Company Leased Real Property or any other real property now or formerly occupied or used by the Company or any of its Subsidiaries in a manner that reasonably could be expected to give rise to Liability for the Company or any of its Subsidiaries under any Environmental Laws.
Section 3.19.   Employment and Labor Matters.
(a)   Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with a labor union, works council or other employee representative body. Neither the Company nor any of its Subsidiaries has experienced any picketing, strike, slowdown, work stoppage, lockout or material grievance, claim of unfair labor practices or other collective bargaining dispute since the Reference Date.
(b)   Except to the extent such noncompliance would not have a Company Material Adverse Effect, the Company and its Subsidiaries are, and between the Reference Date and the date of this Agreement have been, in compliance with all Laws relating to labor and employment, including all such Laws relating to wages (including minimum wage and overtime wages), discrimination, harassment, retaliation, workers’ compensation, safety and health, immigration, work authorization, worker classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Law.
(c)   The Company has not implemented a “mass layoff” or “plant closing” (as defined by WARN or any similar foreign, state, provincial or local Laws) between the Reference Date and the date of this Agreement.
(d)   As of the date hereof, the Company has not received written notice, or to the Knowledge of the Company, any other formal indication, that any employee of the Company or any of its Subsidiaries at Level 14 (Executive Director) or above intends to terminate his or her employment with the Company or any of its Subsidiaries at any time prior to the first anniversary of the Closing.
(e)   In the three (3) years prior to the date hereof, to the Knowledge of the Company, no officer of the Company has been the subject of any discrimination, sexual harassment, sexual misconduct or sexual assault allegations during his or her tenure at the Company, and during this same period the Company has not entered into any settlement agreement or confidentiality agreement with any officer of the Company arising out of allegations of discrimination, sexual harassment, sexual misconduct or sexual assault.
Section 3.20.   FDA and Regulatory Matters.
(a)   The Company and its Subsidiaries hold all material Permits under the FDA Laws necessary for the lawful operation of the businesses of the Company and its Subsidiaries as currently conducted (the “Company FDA Permits”), and as of the date of this Agreement, all such Company FDA Permits are valid and in full force and effect. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since the Reference Date, (i) the Company and each of its Subsidiaries are in compliance in with the terms of all Company FDA Permits, and (ii) there has not occurred any violation of or default under any Company FDA Permit. The Contemplated Transactions, in and of themselves, will not cause the revocation or cancellation of any Company FDA Permit pursuant to the terms of any such Company FDA Permit.
(b)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since the Reference Date, all Products that are subject to the jurisdiction of the FDA or other Governmental Body have been and are being researched, developed, manufactured, imported, exported, labeled, marketed, promoted, and distributed by the Company and its Subsidiaries in compliance with all applicable Company FDA Permits and FDA Laws.
(c)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since the Reference Date, neither the Company nor its Subsidiaries have committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities.” Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective officers or employees has been convicted of a crime that has resulted in debarment under FDA Laws, including, 21 U.S.C. Section 335a, and to the Knowledge of the Company, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a debarment are pending or threatened against the Company or any of its Subsidiaries or any of their respective officers or employees.
(d)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since the Reference Date, (i) the manufacture of Products has been and is being conducted in compliance with Good Manufacturing Practices, and (ii) none of the Company nor any of its Subsidiaries has received any warning letter, untitled letter, or similar written notice from the FDA or other Governmental Body alleging or asserting noncompliance with any FDA Laws or Company Permits with respect to any Product. Since the Reference Date, no manufacturing site owned by the Company or its Subsidiaries is or has been subject to a shutdown or import or export prohibition imposed by FDA or other Governmental Body.

(e)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, since the Reference Date, all studies, tests and preclinical and clinical trials being conducted by the Company or its Subsidiaries have been and are being conducted in compliance with applicable Good Laboratory Practices and Good Clinical Practices. Since the Reference Date, neither the Company nor its Subsidiaries have received any written notice from any institutional review board, the FDA or other Governmental Body requiring the termination or suspension of any ongoing or planned clinical trials conducted by the Company or its Subsidiaries.
(f)   Since the Reference Date, the Company and its Subsidiaries have not initiated, conducted or issued, any recall, withdraw, suspension, seizure, safety alert, “dear doctor” letter or investigator notice relating to an alleged lack of safety, efficacy or material regulatory compliance of any Product.
(g)   The Company and its Subsidiaries are, and at all times between the Reference Date and the date of this Agreement have been, in material compliance with all applicable Healthcare Laws, and there is no civil, criminal, administrative, or other action, subpoena, suit, demand, claim, hearing, proceeding, notice, demand or other official written communication pending, received by or, to the Knowledge of the Company, threatened in writing by a Governmental Body against the Company or any of its Subsidiaries related to such Healthcare Laws.
(h)   To the knowledge of the Company, no Person has filed against the Company or any of its Subsidiaries an action relating to any Healthcare Law under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
(i)   Neither the Company nor any of its Subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, deferred prosecution agreements, settlement orders or similar agreements with or imposed by any Governmental Body.
(j)   Neither the Company or any of its Subsidiaries nor any of their respective directors, officers or employees or, to the Knowledge of the Company, any of their agents or third-party representatives (i) has violated since the Reference Date or is in violation of any Laws applicable to the Company and its Subsidiaries concerning or relating to bribery, corruption, fraud, or improper payments, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and any Laws enacted in connection with or arising under the OECD Convention Combating Bribery of Foreign Public Officials in International Business Transactions (the “Anti-Corruption Laws”), (ii) since the Reference Date has directly or indirectly made, offered, authorized, facilitated or promised any payment, contribution, gift, entertainment, bribe, rebate, payoff, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any Person for the purpose of securing an unlawful advantage already given, or for any other improper purpose, (iii) since the Reference Date has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties; (iv) is, or has been since the Reference Date, under administrative, civil, or criminal investigation, indictment, information, suspension, debarment, or audit by any party, in connection with alleged or possible violations of any Laws that prohibit bribery, corruption, fraud, or other improper payments; or (v) since the Reference Date has received written notice or inquiry from, or made a voluntary or involuntary disclosure to, the United States Department of Justice, the SEC, the UK Serious Fraud Office, or any other Governmental Body, or conducted any internal investigation or audit, regarding alleged or possible violations of any Anti-Corruption Laws.
(k)   Except as would not have a Company Material Adverse Effect, between the Reference Date and the date of this Agreement, the Company and its Subsidiaries have complied with (i) all applicable Privacy Laws; (ii) all informed consent forms and authorizations; and (iii) all contractual requirements to which the Company and its subsidiaries are subject as it relates to the Processing of Personal Information. The Company and its Subsidiaries have in place all required, and have complied in all material respects with each of their respective, written and published policies and procedures concerning the privacy, security and Processing of Personal Information (the “Privacy Policies”), except as would not have a Company Material Adverse Effect. The Company has provided all requisite notices, obtained all required consents, and satisfied all other requirements of applicable Privacy Laws for their Processing of Personal Information that are necessary and in connection with the consummation of the transaction contemplated hereunder. Without limitation, the transaction to be consummated hereunder will comply with in all material respects with all applicable Privacy Laws.
(l)   As of the date of this Agreement, no claims, investigations, or alleged violations have been asserted or threatened against the Company or its Subsidiaries by any Person or Government Body alleging a material violation of Privacy Laws and/or Privacy Policies. Neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral complaint, claim, subpoena, demand or notice of investigation from any Governmental Body or other Person regarding the Company or any Company Subsidiary’s collection, use or disclosure of, or security practices or cybersecurity incidents regarding, Personal Information in the possession or under the control of the Company or any Company Subsidiary or being held by subcontractors on behalf of the Company or any Company Subsidiary, and, to the Knowledge of the Company, there are no facts or circumstances that, now or with the passage of time, would create a basis for any inquiry or claim.
(m)   Since the Reference Date, neither the Company nor any of its Subsidiaries, nor any officer, director, or managing employee (as defined in 42 U.S.C. § 1320a-7(b)) of the foregoing: (i) has been convicted of or, to the Knowledge of the Company, charged with any criminal offense relating to the delivery of an item or service under any Federal Health Care Program, (ii) has been debarred, excluded or suspended from participation in any Federal Health Care Program, (iii) has had a civil monetary penalty assessed against it, him or her under 42 U.S.C. §1320a-7a, (iv) is currently listed on the list of parties excluded from federal procurement programs and non-procurement programs as maintained in the Government Services Administration’s System for Award Management or other federal agencies, (v) to the Knowledge of the Company, has received written notice that it, he or she is the target of any investigation relating to any Federal Health Care Program-related offense or (vi) to the Knowledge of the Company, has engaged in any activity that is in violation of, or is cause for civil penalties, debarment or mandatory or permissive exclusion under federal or state Laws.
(n)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries has an operational healthcare compliance program that: (i) governs all employees and contractors, (ii) is consistent with the current guidance from the United States Department of Justice on Evaluation of Corporate Compliance Programs, and General Compliance Program Guidance issued by the U.S. Department of Health and Human Services Office of Inspector General, (iii) is consistent with the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, and (iv) includes reasonably appropriate policies, procedures, and trainings, designed to promote compliance with applicable Healthcare Laws and industry codes and standards. The Company and its Subsidiaries further operate in material compliance with such healthcare compliance program.
(o)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries (i) has in place current agreements for its marketed product to participate in Federal Health Care Programs and (ii) is in compliance with all such agreements.
Section 3.21.   Brokerage.    Other than Goldman Sachs & Co. LLC (“Goldman Sachs”) and Lazard Frères & Co. LLC (“Lazard”), no Person is entitled to any fee or commission in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of the Company or any of its affiliates. Correct and complete copies of all agreements between the Company and Goldman Sachs and Lazard pursuant to which Goldman Sachs or Lazard is entitled to any financial advisory fee or similar commission have been delivered to Parent and Purchaser.
Section 3.22.   Proxy Statement.    The Proxy Statement on the date filed, mailed, distributed or disseminated, as applicable, to the Company’s shareholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement, including any amendments thereof and supplements thereto, will comply in all material respects with the requirements of applicable Laws, except that the Company makes no representation or warranty with respect to statements made in the Proxy Statement, including any amendments thereof and supplements thereto, based on information furnished by Parent or its Affiliates for inclusion therein.
Section 3.23.   No Rights Agreement.    The Company is not a party to a shareholder rights plan.
Section 3.24.   Opinion.    The Company Board has received the written opinion of each of Goldman Sachs and Lazard that, as of the date of this Agreement and based upon and subject to the assumptions made, matters considered and limits on the review undertaken set forth in each such opinion, as to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of Common Shares pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed copy of each such opinions will be made available to Parent and Purchaser for informational purposes only promptly following the date of this Agreement.
Section 3.25.   Interested Party Transactions.    As of the date of this Agreement, to the Company’s Knowledge, no event has occurred since the date of the Company’s last proxy statement to its stockholders that would be required to be reported by the Company in accordance with Item 404 of Regulation S-K promulgated by the SEC that has not otherwise been disclosed in the Company SEC Documents.
Section 3.26.   Global Trade Control Laws.
(a)   Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company, nor any Company Subsidiary, nor, the Company’s Knowledge, any director or officer of any of the Company or any Company Subsidiary is (i) a Restricted Party or (ii) majority-owned or controlled by one or more Restricted Parties.
(b)   Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary are, and since the Reference Date have been, in compliance with all applicable Global Trade Control Laws.
(c)   Except as would not reasonably be expected to have a Company Material Adverse Effect, since the Reference Date, neither the Company nor any Company Subsidiary has been the subject of any material Actions by a Governmental Body related to Global Trade Control Laws, and no such actions are pending or, to the Company’s Knowledge, threatened in writing.
Section 3.27.   Disclaimer of Reliance.    The Company acknowledges that neither Parent, Purchaser nor any of their respective Subsidiaries, nor any of their respective Affiliates or Representatives, have made, nor will any of them be deemed to have made (and nor has the Company or any of their respective Affiliates or Representatives relied upon) any representation, or warranty, express or implied, with respect to Parent, Purchaser and their respective Subsidiaries or the Contemplated Transactions, other than those expressly set forth in this Agreement. Notwithstanding the foregoing provisions of this Section 3.27, nothing in this Section 3.27 shall limit the ability of the Company to bring a claim or cause of action against any Person in the case of fraud by such Person.
Section 3.28.   No Other Representations and Warranties.    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER), THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO SUCH PROJECTIONS.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND PURCHASER
Parent and Purchaser, jointly and severally, hereby represent and warrant to the Company as follows:
Section 4.1.   Organization and Corporate Power.    Each of Parent and Purchaser is validly existing and in good standing under the Laws of the jurisdiction in which it was organized, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of Parent and Purchaser has all requisite corporate power and authority and all Permits necessary to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to hold such Permits would not have a Purchaser Material Adverse Effect. Parent owns, directly or indirectly, beneficially and of record all of the outstanding capital stock of Purchaser free and clear of all Liens other than restrictions pursuant to applicable securities Laws.
Section 4.2.   Authorization; Valid and Binding Agreement.    Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger. No other corporate action pursuant to the Laws of the jurisdictions in which Parent or Purchaser is organized, on the part of Parent and Purchaser, is necessary to authorize this Agreement, other than the approval contemplated by Section 5.8. Each of Parent and Purchaser has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).
Section 4.3.   No Breach.    The execution and delivery of this Agreement by Parent and Purchaser, and the consummation by Parent and Purchaser of the Merger, do not (a) conflict with or violate their respective certificates of incorporation or bylaws (or similar governing documents) and (b) assuming all consents, approvals, authorizations and other actions described in Section 4.4 have been obtained, and all filings and obligations described in Section 4.4 have been made, conflict with or violate any Law or order, judgment or decree to which Parent, Purchaser, either of their Subsidiaries or any of their properties or assets is subject, or (c) violate, conflict with or result in any breach of, constitute a default under, result in a violation of, give rise to a right of termination, cancellation or acceleration under or require the consent of or notice to any third party in accordance with any Contract to which Parent, Purchaser or any other Subsidiary of Parent is a party or by which any property or asset of the Company or any Company Subsidiary is bound, with such exceptions, in the case of clauses (b) and (c), as would not have a Purchaser Material Adverse Effect.
Section 4.4.   Consents.    Except for (a) the applicable requirements of the HSR Act and any other applicable Antitrust Law of other jurisdictions, (b) applicable requirements of the Exchange Act, (c) any filings required by the New York Stock Exchange and (d) the filing of the Articles of Merger, Parent and Purchaser are not required to submit any notice, report or other filing with or obtain any consent, approval or authorization of any Governmental Body in connection with the execution, delivery or performance by it of this Agreement or the consummation of the Contemplated Transactions. Other than as stated above, no consent, approval or authorization of any Governmental Body or any other party or Person is required to be obtained by Parent or Purchaser in connection with its execution, delivery and performance of this Agreement or the consummation of the Contemplated Transactions, except for those consents, approvals and authorizations the failure of which to obtain would not have a Purchaser Material Adverse Effect.
Section 4.5.   Litigation.    There are no proceedings pending or, to the Knowledge of Parent or Purchaser, overtly threatened against Parent or any of its Subsidiaries that seeks to enjoin the Merger or the other Contemplated Transactions, other than any such proceedings that would not have a Purchaser Material Adverse Effect.
Section 4.6.   Information Supplied.    None of the information supplied or to be supplied by or on behalf of Parent or Purchaser for inclusion in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented, at the time it is first published, sent or given to the Company’s shareholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. For the avoidance of doubt, no representation or warranty is made by Parent and Purchaser with respect to statements included or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein.
Section 4.7.   Brokerage.    No Person is entitled to any financial advisory fee in connection with the Contemplated Transactions based on any arrangement or agreement made by or on behalf of Parent or Purchaser for which the Company or any of its Subsidiaries would be responsible prior to the Closing.
Section 4.8.   Operations of Purchaser.    Purchaser has been formed solely for the purpose of engaging in the Contemplated Transactions and has engaged in no business activities and will have incurred no liabilities or obligations except as contemplated by this Agreement or in connection with the Contemplated Transactions or incident to its formation. All of the issued and outstanding capital stock of Purchaser is, and at the Effective Time will be, owned by Parent.
Section 4.9.   Ownership of Common Shares.    As of the date hereof, neither Parent nor any Subsidiary of Parent beneficially owns any Common Shares. Neither Parent nor Purchaser nor any of their Subsidiaries are an Affiliate of the Company within the meaning of that term under applicable federal securities Laws.
Section 4.10.   Vote/Approval Required.    No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve the Merger. The vote or consent of the sole shareholder of Purchaser (which will occur promptly following the execution and delivery of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Purchaser necessary to approve this Agreement or the Merger.
Section 4.11.   Funds.    At the Effective Time, Parent will, or will cause Purchaser to, have available the cash necessary to, consummate the Contemplated Transactions, including payment in cash of the aggregate Merger Consideration at the Effective Time and payment of related fees and expenses that are payable at such time. Parent and Purchaser acknowledge that their obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.
Section 4.12.   Disclaimer of Reliance.    Each of Parent and Purchaser (i) is a sophisticated Purchaser and has made its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning, the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries and (ii) in determination to proceed with the Contemplated Transaction has not relied on any statements or information other than the representations and warranties set forth in this Agreement. Each of Parent and Purchaser acknowledges that neither the Company nor any of its Subsidiaries, nor any of their respective Affiliates or Representatives, have made, nor will any of them be deemed to have made (and nor has Parent or Purchaser or any of their respective Affiliates or Representatives relied upon) any representation or warranty, express or implied, with respect to the Company and its Subsidiaries, the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries, or the Contemplated Transactions, other than those expressly set forth in this Agreement. Each of Parent and Purchaser acknowledges and agrees that, except as expressly set forth in this Agreement, neither the Company nor its Subsidiaries nor any other Person (including any officer, director, member or partner of the Company or any of its Subsidiaries or any of their respective Affiliates) will have or be subject to any liability to Parent, Purchaser or any other Person, resulting from Parent’s or Purchaser’s use in connection with the Contemplated Transactions of any information, documents or material made available to Parent, Purchaser or their Representatives in any “data rooms,” management presentations, due diligence or in any other form in expectation of the Contemplated Transactions. Each of Parent and Purchaser acknowledges and agrees that, except for the representations and warranties contained in Article III, the assets and the business of the Company and its Subsidiaries are being transferred on a “where is” and, as to condition, “as is” basis. Notwithstanding the foregoing provisions of this Section 4.12, nothing in this Section 4.12 shall limit the ability of Parent or Purchaser to bring a claim or cause of action against any Person in the case of fraud by such Person.
Section 4.13.   No Other Representations and Warranties.    EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT, NEITHER PARENT NOR PURCHASER MAKES ANY EXPRESS OR IMPLIED REPRESENTATION

OR WARRANTY AND EACH OF PARENT AND PURCHASER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY.
ARTICLE V
COVENANTS
Section 5.1.   Covenants of the Company
(a)   Except (i) as set forth in Section 5.1(a) of the Company Disclosure Letter, (ii) as required by applicable Law or by an applicable Governmental Body, (iii) as expressly permitted or expressly contemplated by this Agreement, (iv) for any commercially reasonable action taken, or omitted to be taken, in response to COVID-19 or any other pandemic, epidemic or disease outbreak or (v) with the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned), from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated (the “Pre-Closing Period”), the Company will, and will cause its Subsidiaries to, use commercially reasonable efforts (A) to carry on its business in the ordinary course of business, (B) to preserve intact its current business organization, keep available the services of its current officers, employees and consultants and (C) to preserve its relationships with customers, suppliers, partners, licensors, licensees, distributors and others having business dealings with it. Any action, the subject matter of which is addressed in Section 5.1(b), will be deemed compliant with Section 5.1(a) if compliant with Section 5.1(b).
(b)   Without limiting the generality of Section 5.1(a), during the Pre-Closing Period, except (i) as set forth in Section 5.1 of the Company Disclosure Letter, (ii) as required by applicable Law or by an applicable Governmental Body, (iii) as expressly permitted or expressly contemplated by this Agreement or (iv) for any commercially reasonable action taken, or omitted to be taken, in response to COVID-19 or any other pandemic, epidemic or disease outbreak, the Company will not and will cause its Subsidiaries not to, without the prior written consent of Parent (which consent will not be unreasonably delayed, withheld or conditioned):
(i)   (A) declare, set aside, authorize or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any shares of its capital stock or (B) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Company Security except, in each case, (1) for the declaration and payment of dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company solely to its parent, (2) for the purpose of fulfilling its obligations under existing contractual obligations, (3) as a result of net Common Share settlement of any Company Equity Award or to satisfy the exercise price or withholding Tax obligations in respect of any Company Equity Award or (4) any forfeitures or repurchases of Company Equity Awards;
(ii)   issue, sell, pledge, dispose of or otherwise encumber or grant, or authorize the issuance, sale, pledge, disposition or other encumbrance or grant of, directly or indirectly, (A) any shares of capital stock or other ownership interest in the Company or any of its Subsidiaries, (B) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (C) any phantom equity or similar contractual rights or (D) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities except, in each case: (1) for issuances in respect of (x) Company Equity Awards outstanding on the date of this Agreement or issued in accordance with the terms of this Agreement or (y) the operation of the Company ESPP in accordance with the terms thereof and of this Agreement, or (2) for transactions solely between or among the Company and its wholly owned Subsidiaries other than, in the case of this clause (2), the formation of Subsidiaries;
(iii)   except as required by the terms of a Company Plan as in effect as of the date of this Agreement, (A) increase the wages, salary or other compensation or benefits, including retention, severance or termination benefits, with respect to any of the Company’s or any of its Subsidiaries’ directors, officers, employees or individual independent contractors, other than increases in annual base salary in the ordinary course of business consistent with past practice and the limitations set forth in Section 5.1(b)(iii) of the Company Disclosure Letter; (B) establish, adopt, enter into, amend in any material respect or terminate any Company Plan (other than the provision of de minimis and non-recurring fringe benefits) (or any benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a Company Plan (other than the provision of de minimis and non-recurring fringe benefits) if in effect on the date hereof); or (C) take any action to accelerate any rights or benefits under any Company Plan, including any action to accelerate the vesting or funding or payment of any compensation or benefit to any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries;
(iv)   adopt, enter into or amend any collective bargaining agreement or Contract with any labor union, trade organization or other employee representative body applicable to the Company or its Subsidiaries;
(v)   (A) hire any employees except (1) employees below Level 14 (Executive Director) consistent with past practice and the limitations set forth in Section 5.1(b)(v) of the Company Disclosure Letter, and (2) to fill open positions as of the date of this Agreement or replace individuals who depart following the date of this Agreement, in each case only for positions below Level 14 (Executive Director) and with compensation terms consistent with those of the employee that previously held such position; or (B) promote, change the employee level, grade or title of or otherwise materially alter the role of any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries who is at Level 14 (Executive Director) or above (or would be after such promotion) (even if any such action does not affect the individual’s compensation or benefits);
(vi)   amend, modify, rescind, change or otherwise restate any Company Organizational Document or the comparable charter, bylaws or organization documents of any of the Company’s Subsidiaries, adopt a shareholders’ rights plan or enter into any agreement with respect to the voting of its capital stock;
(vii)   effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for shares of its capital stock;
(viii)   merge or consolidate the Company or any Company Subsidiary with any Person or adopt a plan of complete or partial liquidation, winding-up, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;
(ix)   make any capital expenditures that are individually or in the aggregate in excess of $3,000,000 above amounts indicated on Section 5.1(b)(ix) of the Company Disclosure Letter;
(x)   acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other Person, except for the purchase of materials from suppliers or vendors in the ordinary course of business or in individual transactions involving less than $1,000,000 in assets and $2,000,000 in the aggregate across all transactions;
(xi)   other than intercompany arrangements, incur any Indebtedness in excess of $2,000,000;
(xii)   sell, transfer, license, assign, mortgage, encumber or otherwise abandon, withdraw or dispose of (A) any tangible assets with a fair market value in excess of $500,000 in the aggregate or (B) any Owned Intellectual Property or Exclusive Intellectual Property, except, in the case of clause (B), with respect to non-exclusive licenses granted in the ordinary course of business on terms substantially consistent with the Company’s or its Subsidiaries’ standard contracts, and abandonment performed in the ordinary course of prosecution of such Intellectual Property in the exercise of the business judgement of Company’s management and legal counsel;
(xiii)   agree to or otherwise commence (other than any Action against Parent or any of its Subsidiaries relating to the Contemplated Transaction), pay, discharge, settle, release, assign,

resolve, compromise or satisfy any threatened or pending Action or insurance claim, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by the Company or any Company Subsidiary of an amount not greater than $1,000,000 individually or $5,000,000 in the aggregate;
(xiv)   change its fiscal year, revalue any of its material assets or make any material change to any of its material financial, actuarial, reserving or Tax accounting methods, policies, procedures or practices in any respect, except as required by GAAP or Regulation S-X of the Exchange Act;
(xv)   (A) make, change or revoke any material Tax election with respect to the Company or any of its Subsidiaries, (B) file any material Tax Return other than in a manner consistent with past practice or file any material amended Tax Return, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), Tax allocation agreement or Tax sharing agreement (other than any commercial agreement that does not relate primarily to Taxes) relating to or affecting any material Tax liability of the Company or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to the Company or any of its Subsidiaries or (E) settle or compromise any material Tax liability or surrender a right to a material Tax refund with respect to the Company or any of its Subsidiaries, except, in each case of clauses (A) through (E), as required by applicable Law or in the ordinary course of business;
(xvi)   amend, extend, renew, terminate or enter into, or agree to any amendment or modification of, or waive, release or assign any material rights or claims under, or exercise any material options or rights of first offer or refusal under or terminate, any Company Material Contract or any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement;
(xvii)   abandon, withdraw, terminate, suspend, abrogate, amend or modify in any respect any material Company Permits;
(xviii)   enter into any transactions or Contracts with any Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;
(xix)   fail to use commercially reasonable efforts to maintain the Company’s insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and the Company Subsidiaries;
(xx)   forgive any material loans or advances to any officers, employees, directors or other individual service providers of the Company or any Company Subsidiary, or any of their respective Affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such Persons in accordance with a Company Plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of the Company or any Company Subsidiary;
(xxi)   enter into, renew (other than automatic renewals without any action on behalf of the Company), amend or terminate any Company Lease;
(xxii)   initiate (or commit to initiate) any new clinical trials, including initiation of a new institutional review board process;
(xxiii)   adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring or other reorganization of the Company;
(xxiv)   enter into a research or collaboration arrangement, that contemplates payments by or to the Company in excess of $2,000,000 in any twelve (12) month period; or
(xxv)   authorize, agree or commit, or announce an intention, to take any of the actions described in clauses (i) through (xxiv) of this Section 5.1(b).

Section 5.2.   Access to Information; Confidentiality.
(a)   Except as prohibited by applicable Law, from and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company will, use commercially reasonable efforts upon reasonable advance notice, and subject to applicable governmental restrictions and recommendations, to (i) give Parent and Purchaser and their respective Representatives, at Parent’s expense, reasonable access during normal business hours (under the supervision of appropriate Company personnel and in a manner that does not unreasonably interfere with normal business operations of the Company) to relevant employees and facilities and to relevant books, contracts and records of the Company and its Subsidiaries, (ii) permit Parent and Purchaser to make such non-invasive inspections as they may reasonably request and (iii) cause its and its Subsidiaries’ officers to furnish Parent and Purchaser with such financial and operating data and other information with respect to the business, properties, and personnel of the Company as Parent or Purchaser may from time to time reasonably request; provided, however¸ that any such access will be afforded and any such information will be furnished at Parent’s expense; provided, further, that the purpose of any such access in the case of clause (i), or any such request, in the case of clauses (ii) and (iii), will be limited to the planning of any restructuring and the integration of the Company, its Subsidiaries and their respective businesses, on the one hand, with Parent, Parent’s Subsidiaries and their respective businesses, on the other hand.
(b)   Information obtained by Parent or Purchaser pursuant to Section 5.2(a) will constitute “Confidential Information” under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement, with such Confidentiality Agreement hereby amended to limit the permitted use of any information supplied pursuant to Section 5.2(a) to the purpose specified herein.
(c)   Nothing in Section 5.2(a) requires the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company (i) would violate any of its or its Affiliates’ respective obligations with respect to confidentiality to a third party entered into prior to the date hereof, (ii) would result in a violation of applicable Law, (iii) would result in loss of legal protection, including the attorney-client privilege and work product doctrine or (iv) relates to consideration of the Contemplated Transactions, any Acquisition Proposal or any Intervening Event; provided, in the case of clauses (i) through (iii), that the Company shall use its commercially reasonable efforts to make alternative arrangements to afford such access or furnish such information without breaching such confidentiality obligation, losing such legal protection or violating applicable Law, as applicable.
Section 5.3.   Acquisition Proposals.
(a)   The Company will not, will cause its Subsidiaries not to, and will instruct its Representatives not to, directly or indirectly: (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any Acquisition Proposal, (ii) engage in discussions or negotiations with respect to any Acquisition Proposal or (iii) provide any non-public information to any Person (other than Parent, Purchaser, or any designees of Parent or Purchaser) in connection with any Acquisition Proposal. The Company will, and will cause its Subsidiaries to, and will instruct its Representatives to, immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Purchaser, or any designees of Parent or Purchaser) with respect to any Acquisition Proposal and terminate access to any physical or electronic data rooms relating to any Acquisition Proposal, and, to the extent the Company has the right to do so, will request the return or destruction of all confidential information provided by or on behalf of the Company or its Subsidiaries to any such Person.
(b)   Notwithstanding Section 5.3(a) or any other provision of this Agreement, if at any time following the date of this Agreement and prior to the approval of this Agreement by the Company Requisite Vote, (i) the Company has received a bona fide written Acquisition Proposal that did not result from a material breach of this Section 5.3 and (ii) the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to or result in a Superior Proposal, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, that, (1) the Company will not, and will instruct its Representatives not to, disclose any non-public information to such Person unless the Company (x) has entered into a confidentiality agreement with such Person existing as of the date of this Agreement or (y) first enters into a confidentiality agreement with such Person, in each case of clauses (x) and (y), with terms governing confidentiality that, taken as a whole, are not materially less restrictive to the other Person than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to an Acquisition Proposal, and (2) the Company will, as promptly as reasonably practicable, and in any event within one (1) Business Day, provide or make available to Parent any non-public information concerning the Company or its Subsidiaries provided or made available to such other Person that was not previously provided or made available to Parent and Purchaser.
(c)   The Company will promptly (and in any event within one (1) Business Day) notify Parent of the receipt by the Company of any Acquisition Proposal or written indication by any Person that it is considering making an Acquisition Proposal. The Company will provide Parent promptly (and in any event within one (1) Business Day) the identity of the Person making any such Acquisition Proposal or written indication and a correct and complete copy of such Acquisition Proposal or written indication (or, where such Acquisition Proposal is not in writing, a description of the material terms and conditions of such Acquisition Proposal, including any modifications thereto). The Company shall keep Parent reasonably informed of the status (and in any event no later than one (1) Business Day after the occurrence of any material changes, developments, discussions or negotiations) of any such Acquisition Proposal or written indication (including the material terms and conditions thereof and of any modification thereto), and any material developments, discussions and negotiations, including furnishing copies of any written inquiries, correspondence and draft documentation. The Company will not, and will cause each Company Subsidiary not to, enter into any agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to provide such information to Parent.
(d)   The Company Board and each committee thereof will not, subject to the terms and conditions of this Agreement, (i) cause or permit the Company to enter into any acquisition agreement, merger agreement, or similar definitive agreement (other than a confidentiality agreement referred to and entered into in compliance with Section 5.3(b)) relating to any Acquisition Proposal (an “Alternative Acquisition Agreement”) or (ii) make a Change of Board Recommendation.
(e)   Notwithstanding Section 5.3(d) or any other provision of this Agreement, prior to the approval of this Agreement by the Company Requisite Vote:
(i)   the Company may terminate this Agreement to enter into an Alternative Acquisition Agreement if (A) the Company receives an Acquisition Proposal and the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; (B) the Company has notified Parent in writing that it intends to terminate this Agreement to enter into an Alternative Acquisition Agreement and (C) no earlier than the end of the Notice Period, the Company Board or any committee thereof determines in good faith, after consultation with outside counsel and its financial advisor, that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, after taking into consideration the terms of any proposed amendment or modification to this Agreement that Parent has committed to make during the Notice Period;
(ii)   the Company Board may make a Change of Board Recommendation if (A) the Company receives an Acquisition Proposal and the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, (B) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation and (C) no earlier than the end of the Notice Period, the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that the Acquisition Proposal that is subject of the Determination Notice continues to constitute a Superior Proposal and the failure to make a Change of Board Recommendation would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, after taking into consideration any changes to this Agreement that Parent has committed to make during the Notice Period;
(iii)   other than in connection with an Acquisition Proposal, the Company Board may make a Change of Board Recommendation in response to an Intervening Event if (A) the Company has notified Parent in writing that it intends to effect a Change of Board Recommendation and (B) no earlier than the end of the Notice Period, the Company Board or any committee thereof determines in good faith, after consultation with outside counsel and its financial advisor and after considering the terms of any proposed amendment or modification to this Agreement that Parent has committed to make during the Notice Period, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; and
(iv)   during any Notice Period, if requested by Parent, the Company will negotiate in good faith with Parent regarding potential changes to this Agreement.
The provisions of this Section 5.3(e) apply to any amendment to the financial terms of any applicable Superior Proposal with respect to Section 5.3(e)(i) and Section 5.3(e)(ii) and require a revised Determination Notice and a new Notice Period pursuant to Section 5.3(e)(i) or Section 5.3(e)(ii), as the case may be.
(f)   Nothing contained in this Agreement prohibits (i) the Company Board from taking and disclosing to the holders of Common Shares a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act or (ii) the Company or the Company Board from making any disclosure required under the Exchange Act or if the Company Board determined in good faith, after consultation with outside counsel, that failure to make such statement would be inconsistent with its fiduciary duties under applicable Law provided that this clause (f) shall not be construed to exclude such communications from the definition of “Change of Board Recommendation.”
Section 5.4.   Employment and Employee Benefits Matters.
(a)   Parent will, and will cause the Surviving Corporation and each of its other Subsidiaries to, for the one-year period following the Effective Time, maintain for each employee of the Company or any of its Subsidiaries at the Effective Time who remains so employed immediately following the Effective Time (each, a “Current Employee”) (i) each of base salary or wages (as applicable) and a target annual cash incentive compensation opportunity at least as favorable as that provided to the Current Employee as of immediately prior to the Effective Time, (ii) employee benefits (other than severance) that are at least as favorable in the aggregate as the employee benefits (other than severance) maintained for and provided to the Current Employees as of immediately prior to the Effective Time, and (iii) severance benefits that are at least as favorable as the severance benefits provided by the Company or a Company Subsidiary to the Current Employee as of immediately prior to the Effective Time under the plans listed in Section 5.4(a) of the Company Disclosure Letter. Each of the Company, Parent and Purchaser acknowledges that the occurrence of the Effective Time will constitute a change in control (or other similar term) of the Company under the terms of the Company Plans containing provisions triggering payment, vesting or other rights upon a change in control or similar transaction.
(b)   At any time prior to the Effective Time, the Company may pay to each designated employee a bonus in such amount as is determined by the Company Board (or a committee of the Company Board) within the parameters disclosed in Section 5.4(b) of the Company Disclosure Letter.
(c)   Parent will, and will cause the Surviving Corporation to, cause service rendered by Current Employees to the Company and its Subsidiaries prior to the Effective Time to be taken into account for purposes of eligibility to participate, level of benefits and vesting, and accrual of vacation and paid-time-off under all employee benefit plans of Parent, the Surviving Corporation and its Subsidiaries, to the same extent as such service was taken into account under the corresponding Company Plans immediately prior to the Effective Time for those purposes; provided, that, the foregoing will not apply

(i) to the extent that its application would result in a duplication of benefits with respect to the same period of service or (ii) for any purpose under a defined benefit pension plan, post-retirement health or welfare plan, or any benefit plan that is frozen to new participants. Without limiting the generality of the foregoing, Parent will not, and will cause the Surviving Corporation to not, subject Current Employees to any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any employee benefit plan of Parent, the Surviving Corporation or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Company Plan in which they participated prior to the Effective Time. Parent will use commercially reasonable efforts to give, or cause to be given, the Current Employees credit under such employee benefit plans for any eligible expenses incurred by such Current Employees and their covered dependents under a Company Plan during the portion of the year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, maximum out-of-pocket requirements, and other out-of-pocket expenses applicable to such Current Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.
(d)   If requested by Parent at least five (5) Business Days prior to the Closing Date, the Company shall adopt written resolutions of the appropriate governing body in a form reasonably satisfactory to Parent (copies of which shall be provided to Parent prior to the Closing and shall be subject to Parent’s reasonable review and comment), to terminate each Company Plan intended to be qualified under Section 401(a) of the Code (the “Company 401(k) Plan”), and to fully vest the account balances of participants under such Company 401(k) Plan, in each case effective no later than the Business Day preceding the Closing Date, subject to the occurrence of the Effective Time. Parent shall use commercially reasonable efforts to permit each Current Employee to immediately be eligible to participate in a defined contribution plan intended to be tax-qualified that is sponsored by the Parent (a “Parent 401(k) Plan”) and to elect to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 402(c)(4) of the Code) in cash or loan notes in an amount equal to the entire eligible rollover distribution distributable to such Current Employee from the Company 401(k) Plan to the Parent 401(k) Plan.
(e)   Without limiting the generality of Section 8.6, no provision of this Agreement (i) prohibits Parent or the Surviving Corporation from amending or terminating any individual Company Plan or any other employee benefit plan in accordance with its terms, (ii) requires Parent or the Surviving Corporation to keep any Person employed for any period of time, (iii) constitutes the establishment or adoption of, or amendment to, any Company Plan or other employee benefit plan or (iv) confers upon any Current Employee or any other Person any third-party beneficiary or similar rights or remedies.
Section 5.5.   Directors’ and Officers’ Indemnification and Insurance.
(a)   Parent and Purchaser will cause the Surviving Corporation’s articles of organization and bylaws to contain provisions no less favorable with respect to indemnification, advancement of expenses, and exculpation from liabilities of present and former directors, officers, and employees of the Company than are currently provided in the Company Organizational Documents, which provisions may not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the later of (i) the expiration of the statute of limitations applicable to such matters and (ii) six (6) years from the Effective Time, and in the event that any Action is pending or asserted or any claim made during such period, until the disposition of any such Action or claim, unless such amendment, modification, or repeal is required by applicable Law.
(b)   Without limiting any additional rights that any Person may have under any agreement or Company Plan, from and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless each present (as of the Effective Time) or former director or officer of the Company (each, together with such Person’s heirs, executors, administrators, or Affiliates, an “Indemnified Party”), against all obligations to pay a judgment, settlement, or penalty and reasonable expenses incurred in connection with any Action, whether civil, criminal, administrative, arbitrative, or investigative, and whether formal or informal, arising out of or pertaining to any action or omission, including any action or omission in connection with the fact that the Indemnified Party is or was an officer, director, employee, Affiliate, fiduciary, or agent of the Company or its Subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at, or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Action, Parent will cause the Surviving Corporation to each Indemnified Party reasonable expenses incurred in the defense of the Action, including reasonable attorneys’ fees (provided that any Person to whom expenses are advanced will have provided, to the extent required by the MBCA, an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification).
(c)   Notwithstanding anything to the contrary in this Agreement, the Company may (or, if requested by Parent, shall) purchase prior to the Effective Time, and if the Company does not purchase prior to the Effective Time, the Surviving Corporation will purchase at or after the Effective Time, a tail policy under the current directors’ and officers’ liability insurance policies maintained at such time by the Company, which tail policy (i) will be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time and (ii) will contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, that, the annual premium for such tail policy may not be in excess of three hundred percent (300%) of the last annual premium paid prior to the Effective Time. Parent will cause such policy to be maintained in full force and effect for their full term, and cause all obligations of the Surviving Corporation thereunder to be honored by the Surviving Corporation.
(d)   Without limiting any of the rights or obligations under this Section 5.5, from and after the Effective Time, the Surviving Corporation will keep in full force and effect, and will comply with the terms and conditions of, any agreement in effect as of the date of this Agreement between or among the Company or any of its Subsidiaries and any Indemnified Party providing for the indemnification of such Indemnified Party and Parent hereby guarantees the obligations of the Surviving Corporation pursuant to such Agreements.
(e)   This Section 5.5 will survive the consummation of the Merger and is intended to benefit, and is enforceable by, any Person or entity referred to in this Section 5.5. The indemnification and advancement provided for in this Section 5.5 is not exclusive of any other rights to which the Indemnified Party is entitled whether pursuant to Law, Contract, or otherwise. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or a majority of its properties and assets to any Person, then, and in each such case, Parent will make proper provisions such that the successors and assigns of the Surviving Corporation assume the applicable obligations set forth in this Section 5.5.
Section 5.6.   Further Action; Efforts.
(a)   Subject to the terms and conditions of this Agreement, prior to the Effective Time, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate the Merger and the other Contemplated Transactions as promptly as possible and, in any event, by or before the Outside Date. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree to, or to cause their ultimate parent entity (as such term is defined in the HSR Act) to, (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and all other filings required pursuant to applicable foreign Antitrust Laws with respect to the Merger as promptly as practicable and in any event prior to the expiration of any applicable legal deadline (provided that, unless otherwise agreed by the Company and Parent in writing, the filing of a Notification and Report Form pursuant to the HSR Act must be made within ten (10) Business Days after the date of this Agreement) and (ii) to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law. The parties also will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of such party in connection with proceedings under or relating to any Antitrust Laws. Without limiting the foregoing, the parties hereto agree (A) to give each other reasonable advance notice of all meetings with any Governmental Body relating to any Antitrust Laws, (B) to give each other an opportunity to participate in each of such meetings, (C) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Body relating to any Antitrust Laws, (D) if any Governmental Body initiates a substantive oral communication regarding any Antitrust Laws, to promptly notify the other party of the substance of such communication, (E) to provide each other with a reasonable advance opportunity to review and comment upon all substantive written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Body regarding any Antitrust Laws and (F) to provide each other with copies of all substantive written communications to or from any Governmental Body relating to any Antitrust Laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis, if appropriate. Parent agrees that, between the date of this Agreement and the Closing, neither Parent nor any of its Subsidiaries shall enter into any Contract with respect to a transaction described in Section 5.6(a) of the Company Disclosure Letter, if such transaction would reasonably be expected to prevent the consummation of the Merger by the Outside Date. Notwithstanding the foregoing, Parent shall control and lead all communications, negotiations, timing decisions and strategy on behalf of the parties hereto relating to any approval under the HSR Act or any other Antitrust Laws and any litigation matters pertaining to the HSR Act or any other Antitrust Laws applicable to the Merger, and the Company shall take all reasonable actions to support Parent in connection therewith; provided that Parent shall consult in advance with, and consider in good faith the views of, the Company in respect of obtaining or concluding any such approvals or litigation matters; provided, further, that neither Parent nor the Company shall enter into any timing agreement with a Governmental Body regarding the timing of the Closing without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).
(b)   Each of Parent and the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to take any and all actions necessary to obtain any consents, clearances, or approvals required under or in connection with the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law designed to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade or significant impediment of effective competition (collectively “Antitrust Laws”) to enable all waiting periods under applicable Antitrust Laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws asserted by any Governmental Body, in each case, to cause the Merger to occur as promptly as possible and, in any event, by or before the Outside Date. Notwithstanding anything in this Agreement to the contrary, the parties agree that Parent, Purchaser or any other Subsidiary of Parent shall not be required to: (i) agree to conditions imposed by any Governmental Body or propose, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of assets or businesses of the Company, any Subsidiary of the Company, Parent or any Subsidiary of Parent, (ii) accept any operational restrictions, or otherwise propose, negotiate, take or commit to take actions that limit any of Parent’s, the Company’s, the Surviving Corporation’s or any other Subsidiary of Parent’s or the Company’s freedom of action with respect to, or ability to retain or freely operate, any of the assets, properties, licenses, rights, operations or businesses of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (iii) undertake or enter into agreements with any Governmental Body or agree to the entry of an order by any Governmental Body, (iv) commit to terminate, amend or replace any existing relationships and contractual rights and obligations of Parent, the Company, the Surviving Corporation or any other Subsidiary of Parent or the Company, (v) terminate any relevant venture or other arrangement of Parent, the Company, the Surviving Corporation or any Subsidiary of Parent or the Surviving Corporation, or (vi) effectuate any other change or restructuring of Parent, the Company, the Surviving Corporation or any Subsidiary of Parent or the Company. The Company shall not, and shall cause the Company Subsidiaries not to, take any of the foregoing actions in clauses (i) through (vi) with respect to the Company or any Company Subsidiary unless consented to in writing by Parent, provided that the Company shall, and shall cause each Company Subsidiary to, undertake such actions if requested by Parent if the effectiveness of such action is conditioned upon the occurrence of the Closing. Each party will bear its own costs of preparing its own pre-merger notifications and similar filings and notices in other jurisdictions and related expenses incurred to make or obtain any approval, clearance or notice under any applicable Antitrust Law (including under the HSR Act) or other applicable Law, provided that Parent will be responsible for payment of the applicable filing fees for the filings required under the HSR Act and such other Antitrust Laws.

(c)   Without limiting the obligations in clauses (a) and (b) of this Section 5.6, in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Body challenging the Merger, each of Parent, Purchaser and the Company will cooperate in all respects with each other and will use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, decision, or other order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger.
(d)   If, prior to the Effective Time (i) the U.K. Competition and Markets Authority (the “CMA”) indicates in writing to Parent that it has decided to formally investigate the Merger and, accordingly, requests Parent to submit a merger notice in the form prescribed under the Enterprise Act 2002, (ii) the European Commission (the “EC”) indicates in writing to Parent that a member state of the European Union or the EC is making, or has made, a referral of the Merger to the EC under Article 22 of the EU Merger Regulation or (iii) a merger control review is initiated or commenced by a Governmental Body listed on Section 5.6(d) of the Company Disclosure Letter, then, Parent shall provide to the Company a copy of such written indication or filing, form or other submission as promptly as practicable after its receipt or submission thereof, as applicable, and if such indication or filing, form or other submission shall have been so provided, approval of the Merger by the CMA under the Enterprise Act of 2002 or the EC under Article 22 of the EU Merger Regulation or such other Governmental Authority under the applicable Law in its jurisdiction, as the case may be, shall thereupon be deemed to be added to Section 6.1(a) of the Company Disclosure Letter.
(e)   Prior to the Effective Time, each party will use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any Contracts to which it is a party as may be necessary for the consummation of the Contemplated Transactions or required by the terms of any Contract as a result of the execution, performance, or consummation of the Contemplated Transactions; provided, that, in no event will the Company or its Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty, or other consideration (other than any such fee, penalty or other consideration that Parent advances to the Company) or make any other accommodation to any third party to obtain any consent, approval, or waiver required with respect to any such Contract.
Section 5.7.   Public Announcements.    The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a joint press release mutually agreed upon by Parent and the Company. Thereafter, the Company will not, and will cause each of its Subsidiaries to not, and Parent will not, and will cause each of its Subsidiaries to not, issue any press release or announcement concerning the Contemplated Transactions without the prior consent of the other (which consent may not be unreasonably withheld, conditioned, or delayed), except any release or announcement required by applicable Law or any rule or regulation of Nasdaq or any other stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement will use commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; it being understood that the final form and content of any such release or announcement, to the extent so required, will be at the final discretion of the disclosing party. In addition to the exception set forth in the foregoing sentence, each of the Company and Parent (and their respective Subsidiaries) may make any public statements, disclosures or communications so long as the disclosures regarding this Agreement and the transactions contemplated hereby in such statements, disclosures or communications are consistent with previous public statements, disclosures or communications made accordance with this Section 5.7 and would not otherwise require the other party to make additional public disclosure. The restrictions of this Section 5.7 do not apply to a public announcement or press release issued in connection with a Change of Board Recommendation made in compliance with Section 5.3 and Parent shall not be required by this Section 5.7 to consult with or obtain prior consent of the Company with respect to any public announcement or press release responsive to any public announcement or press release issued by the Company pursuant to this sentence.
Section 5.8.   Approval by Parent.    Parent shall, promptly following execution of this Agreement, cause the sole shareholder of Purchaser to approve this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Purchaser.

Section 5.9.   No Control of the Company’s Business.    Nothing contained in this Agreement gives Parent or Purchaser, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Effective Time in violation of applicable Law. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 5.10.   Operations of Purchaser.    Prior to the Effective Time, Purchaser will not engage in any other business activities and will not incur any liabilities or obligations other than as contemplated herein or otherwise in connection with the Contemplated Transactions. Parent shall take all actions necessary to cause Purchaser to perform its obligations in accordance with this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 5.11.   Ownership of Company Securities.    Prior to the Effective Time, Parent will not, and will cause each of its Subsidiaries to not, own (directly or indirectly, beneficially or of record) any Company Securities, and none of Parent, Purchaser, or their respective Affiliates will hold any rights to acquire any Company Securities except pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the prohibitions set forth in this Section 5.11 will not apply to any investment in any securities of the Company by or on behalf of any pension or employee benefit plan or trust, including (a) any direct or indirect interests in portfolio securities held by an investment company registered under the Investment Company Act of 1940, as amended, or (b) interests in securities comprising part of a mutual fund or broad based, publicly traded market basket, or index of stocks approved for such a plan or trust in which such plan or trust invests and, in all cases, over which Parent, Purchaser, or their respective Subsidiaries exercise no investment discretion and provided such beneficial ownership does not result in an obligation by Parent, Purchaser, or their respective Subsidiaries to file or amend a Schedule 13D pursuant to the Exchange Act.
Section 5.12.   Shareholder Litigation.    The Company will notify Parent of actions, suits, or claims instituted against the Company or any of its directors or officers relating to this Agreement or the Contemplated Transactions (“Shareholder Litigation”). Parent will have the right to participate in the defense of any such Shareholder Litigation, the Company will consult with Parent regarding the defense of any such Shareholder Litigation and will consider Parent’s views with respect to such Shareholder Litigation, and the Company will not settle or compromise any Shareholder Litigation without the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned.
Section 5.13.   Proxy Statement.    The Company will, as soon as practicable following the date of this Agreement and in any event within fifteen (15) Business Days, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company will use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to the approval of this Agreement by the Company Requisite Vote there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, including correcting any information that has become false or misleading in any material respect, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. Parent and its counsel shall be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC and the Company shall give due consideration to all reasonable additions, deletions, or changes thereto suggested by Parent and its counsel. The Company shall (i) commence mailing the Proxy Statement to the Company’s shareholders as promptly as practicable after filing with the SEC, and, in any event, either (a) the first business day after the date that is ten (10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments or (b) within three (3) Business Days of being informed by the SEC staff that it has no further comments on the document, and (ii) take all necessary action, including establishing a record date and completing a broker search pursuant to Section 14a-13 of the Exchange Act, to permit the foregoing. Subject to the terms and conditions of this Agreement, including Section 5.3, the Proxy Statement will include the Company Board Recommendation.

Section 5.14.   Special Meeting.    The Company will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the “Special Meeting”) for the purpose of seeking the approval of this Agreement by the Company Requisite Vote and, subject to Section 5.3, will use its reasonable best efforts to solicit approval of this Agreement. The Company will schedule the Special Meeting to be held within thirty (30) days of the initial mailing of the Proxy Statement; provided that the Company may, without the prior consent of Parent, and shall if requested by Parent, adjourn or postpone the Special Meeting if the Company or Parent, as applicable, believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (x) solicit additional proxies necessary to achieve quorum or obtain approval of this Agreement by the Company Requisite Vote at the Special Meeting (including any adjournment or postponement thereof), or (y) distribute any supplement or amendment to the Proxy Statement that the Company Board has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplement or amendment to be reviewed by the Company’s shareholders prior to the Special Meeting (including any adjournment or postponement thereof), provided, however, that the Special Meeting shall not be postponed or adjourned for more than ten (10) Business Days in each instance or thirty (30) Business Days in the aggregate from the originally scheduled date of the Special Meeting without the prior written consent of Parent (if such postponement or adjournment is made by the Company) or by mutual agreement of the Company and Parent (if such postponement or adjournment is requested by Parent).
Section 5.15.   Director Resignations.    Prior to the Effective Time, the Company will use its reasonable best efforts to cause each director of the Company to execute and deliver a letter effectuating such director’s resignation, effective as of the Effective Time, as a director of the Company.
Section 5.16.   Takeover Laws.    If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to any of the transactions contemplated hereby, the parties hereto will use their respective commercially reasonable efforts to (a) take such actions as are reasonably necessary so that the transactions contemplated hereunder may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on such transactions.
Section 5.17.   Treatment of Company Indebtedness.    The Company shall deliver to Parent, at least two Business Days prior to the Closing, the Payoff Documentation in final, fully executed form, and shall deliver agreed-form drafts of such Payoff Documentation to Parent at least five Business Days prior to the Closing.
ARTICLE VI
CONDITIONS OF MERGER
Section 6.1.   Conditions to Obligation of Each Party to Effect the Merger.    The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions:
(a)   Any applicable waiting period (or extension thereof) under the HSR Act, and any commitment by the parties (if any) not to consummate the Merger before a certain date under a timing agreement with a Governmental Body, shall have expired or been terminated, and any approvals or clearances applicable to the Merger in accordance with the foreign Antitrust Laws listed on Section 6.1(a) of the Company Disclosure Letter shall have been obtained or given.
(b)   No order, injunction or decree issued by any Governmental Body of competent jurisdiction preventing the consummation of the Merger is in effect. No statute, rule, regulation, order, injunction, or decree has been enacted, entered, promulgated, or enforced (and continue to be in effect) by any Governmental Body that prohibits or makes illegal the consummation of the Merger.
(c)   This Agreement has been approved by the Company Requisite Vote.
Section 6.2.   Additional Conditions to the Obligations of Parent and Purchaser.    The respective obligations of each of Parent and Purchaser to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following additional conditions:

(a)   (i) Each of the representations and warranties set forth in Section 3.3(a), (b) and (e) (Capital Stock) and the first sentence of Section 3.9 (Absence of Certain Developments) shall be true and correct in all respects, except, in the case of Section 3.3(a), (b) and (e) (Capital Stock), for de minimis inaccuracies, as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct, except for de minimis inaccuracies, as of such earlier date), (ii) each of the representations and warranties set forth in Section 3.1 (Organization and Corporate Power) (other than the last sentence of Section 3.1), Section 3.2 (Authorization; Valid and Binding Agreement), and Section 3.21 (Brokerage) shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (iii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this clause (iii), where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) has not had, individually or in the aggregate, a Company Material Adverse Effect.
(b)   The Company shall have performed and complied with, in all material respects, its obligations and covenants required to be performed by it under this Agreement at or prior to the Effective Time.
(c)   Since the date of the Agreement, there shall not have occurred a Company Material Adverse Effect that is continuing.
(d)   The Company shall have delivered to Parent a certificate dated as of the Closing Date signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c) have been satisfied as of the Closing Date.
Section 6.3.   Additional Conditions to the Obligations of the Company.    The obligations of the Company to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following additional conditions:
(a)   (i) Each of the representations and warranties set forth in Section 4.1 (Organization and Corporate Power), Section 4.2 (Authorization; Valid and Binding Agreement), and Section 4.7 (Brokerage) shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) each of the other representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except, in the case of this clause (ii), where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect”) has not had, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Each of Parent and Purchaser shall have performed and complied with, in all material respects, its obligations and covenants required to be performed by it under this Agreement at or prior to the Effective Time.
(c)   Parent shall have delivered to the Company a certificate dated as of the Closing Date signed on behalf of Parent by a senior executive officer of Parent to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied as of the Closing Date.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1.   Termination by Mutual Agreement.    This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by mutual written consent of Parent and the Company.

Section 7.2.   Termination by Either Parent or the Company.    This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent or the Company if:
(a)   any court of competent jurisdiction or other Governmental Body of competent jurisdiction has issued a final order, decree, or ruling, or taken any other final action permanently restraining, enjoining, or otherwise prohibiting the Merger, and such order, decree, ruling, or other action has become final and non-appealable; provided, however, that the terms of this Section 7.2(a) are not available to any party whose material breach of this Agreement was the proximate cause of such order, decree, ruling or action;
(b)   the Effective Time has not occurred on or prior to August 30, 2024 (the “Outside Date”); provided that the Outside Date shall be automatically extended to May 30, 2025 if (A) on the third (3rd) Business Day prior to the date that would otherwise be the Outside Date but for this proviso, the conditions set forth in Section 6.1(a) or Section 6.1(b) (if the statute, rule, regulation, order, injunction, or decree that has caused Section 6.1(b) to not be satisfied relates to Antitrust Laws) have not been satisfied or waived on or prior to such date, and (B) all other conditions set forth in Article VI have been satisfied or waived (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date), provided, further, that the right to terminate this Agreement in accordance with this Section 7.2(b) will not be available to any party hereto whose material breach of this Agreement has proximately caused the failure of the Effective Time to occur by such date; or
(c)   if the Company Requisite Vote is not obtained upon a vote taken thereon at the Special Meeting duly convened therefor or at any adjournment or postponement thereof.
Section 7.3.   Termination by the Company.    This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by the Company if:
(a)   there has been a breach of any covenant or agreement made by Parent or Purchaser in this Agreement, or any representation or warranty of Parent or Purchaser is inaccurate or becomes inaccurate after the date of this Agreement, such that a condition set forth in Section 6.3(a) or Section 6.3(b) would not be then satisfied, measured as of the time the Company asserts a right of termination under this Section 7.3(a), and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by Parent or Purchaser of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period; provided that the Company will not be entitled to terminate this Agreement pursuant to this Section 7.3(a) at any time as of which the Company is in breach of any representation, warranty, covenant or agreement such that a condition set forth in Section 6.2(a) or Section 6.2(b) would not be then satisfied, measured as of such time; or
(b)   in order to enter into an Alternative Acquisition Agreement in respect of a Superior Proposal in accordance with Section 5.3, provided that the Company has paid or substantially concurrently pays the Company Termination Fee due pursuant to Section 7.5(b).
Section 7.4.   Termination by Parent.    This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, by Parent if:
(a)   there has been a breach of any covenant or agreement made by the Company in this Agreement, or any representation or warranty of the Company is inaccurate or becomes inaccurate after the date of this Agreement, such that a condition set forth in Section 6.2(a) or Section 6.2(b) would not be then satisfied, measured as of the time Parent asserts a right of termination under this Section 7.4(a), and such breach or inaccuracy is not capable of being cured within thirty (30) days following receipt by the Company of written notice of such breach or inaccuracy or, if such breach or inaccuracy is capable of being cured within such period, it has not been cured within such period; provided that Parent will not be entitled to terminate this Agreement pursuant to this Section 7.4(a) at any time as of which Parent or Purchaser is in breach of any representation, warranty, covenant or agreement such that a condition set forth in Section 6.3(a) or Section 6.3(b) would not be then satisfied, measured as of such time; or

(b)   if at any time prior to the receipt of the Company Requisite Vote, the Company Board or any committee thereof effects a Change of Board Recommendation.
Section 7.5.   Effect of Termination.
(a)   Any termination of this Agreement in accordance with this Article VII will be effective immediately upon the delivery of a written notice of the terminating party to the non-terminating party and, if then due, payment of the Company Termination Fee or Reverse Termination Fee, as applicable. In the event of termination of this Agreement pursuant to this Article VII, this Agreement (other than Section 5.2(b), Article VII and Article VIII, each of which will survive any termination of this Agreement) will become void and of no effect with no liability on the part of any party (or of any of its Representatives); provided, however, that except in a circumstance where the Reverse Termination Fee is paid pursuant to Section 7.5(c), no such termination will relieve any Person of any liability for damages resulting from material breach of this Agreement that is a consequence of an act or omission intentionally undertaken by the breaching party with the knowledge that such act or omission would result in a material breach of this Agreement (an “Intentional Breach”).
(b)   In the event that:
(i)   this Agreement is terminated by the Company pursuant to Section 7.3(b);
(ii)   this Agreement is terminated by Parent pursuant to Section 7.4(b); or
(iii)   (A) this Agreement is terminated by either Parent or the Company pursuant to Section 7.2(b) or Section 7.2(c) or by Parent pursuant to Section 7.4(a) as a result of a breach by the Company of any of its covenants in this Agreement, (B) any Person has publicly disclosed or otherwise made known to the Company Board an Acquisition Proposal after the date of this Agreement and prior to such termination (or prior to the Special Meeting, in the case of a termination pursuant to Section 7.2(c)) and has not irrevocably withdrawn such Acquisition Proposal prior to such termination (or prior to the Special Meeting, in the case of a termination pursuant to Section 7.2(c)) and (C) within twelve (12) months after such termination, the Company enters into an Alternative Acquisition Agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (provided, that, for purposes of clause (C) of this Section 7.5(b)(iii), references to “20%” in the definition of Acquisition Proposal will be substituted for “50%”);
then, in any such case, the Company will pay Parent a termination fee of $353,500,000 (the “Company Termination Fee”), by wire transfer of immediately available funds to the account or accounts designated by Parent. Any payment required to be made (1) pursuant to clause (i) of this Section 7.5(b) will be paid prior to or substantially concurrently with such termination, (2) pursuant to clause (ii) of this Section 7.5(b) will be paid no later than two (2) Business Days after such termination and (3) pursuant to clause (iii) of this Section 7.5(b) will be payable to Parent upon the earlier of the consummation of the Acquisition Proposal or the execution of an Alternative Acquisition Agreement with respect to the Acquisition Proposal. The Company will not be required to pay the Company Termination Fee pursuant to this Section 7.5(b) more than once. In the event that the Company Termination Fee becomes payable pursuant to this Section 7.5(b) and is paid in accordance with this Section 7.5(b), Parent’s receipt of the Company Termination Fee is the sole and exclusive remedy of Parent and Purchaser in respect of this Agreement; provided, that Parent may seek specific performance in accordance with Section 8.13, but in no event shall Parent or Purchaser be entitled to both specific performance that results in the Closing and the payment of the Company Termination Fee.
(c)   In the event that (i) Parent or the Company terminates this Agreement pursuant to (x) Section 7.2(a) and such order, decree, ruling or other action that gives rise to such termination right is in respect of, pursuant to or arises under any Antitrust Law or (y) Section 7.2(b), (ii) at the time of such termination, (A) the condition set forth in Section 6.1(c) has been satisfied, (B) any of the conditions set forth in Section 6.1(a) or Section 6.1(b) has not been satisfied (and, in the case of Section 6.1(b), the statute, rule, regulation, order, injunction, or decree that has caused Section 6.1(b) to not be satisfied is in respect of, pursuant to or arises under any Antitrust Law), (C) all of the conditions set forth in Section 6.2 are satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on such date), and (D) a breach by the Company of its obligations in Section 5.6 has not contributed materially and substantially to the applicable order, decree, ruling or other action that gives rise to the termination right pursuant to Section 7.2(a) or the failure of any of the conditions set forth in Section 6.1(a) or Section 6.1(b) to be satisfied, then Parent will pay or cause to be paid to the Company a termination fee of $656,500,000 (the “Reverse Termination Fee”) no later than two (2) Business Days after such termination by wire transfer of immediately available funds to the account or accounts designated by the Company. Parent will not be required to pay the Reverse Termination Fee pursuant to this Section 7.5(c) more than once. In the event that the Reverse Termination Fee becomes payable pursuant to this Section 7.5(c) and is paid in accordance with this Section 7.5(c), the Company’s right to receive the Reverse Termination Fee is the sole and exclusive remedy of the Company in respect of this Agreement; provided, that Company may seek specific performance in accordance with Section 8.13, but in no event shall the Company be entitled to both specific performance that results in the Closing and the payment of the Reverse Termination Fee .
(d)   Each of the Company and Parent acknowledges that the agreements contained in Section 7.5(b) and Section 7.5(c) are an integral part of the Contemplated Transactions, and that, without these agreements, Parent, Purchaser and the Company would not have entered into this Agreement. Accordingly, if the Company or Parent, as applicable, fails to promptly pay the amount due pursuant to Section 7.5(b) or Section 7.5(c), as applicable, and, in order to obtain such payment, Parent or Purchaser or the Company, as applicable, commences a suit that results in a judgment against the Company for the amount set forth in Section 7.5(b) or against Parent for the amount set forth in Section 7.5(c), the Company will pay to Parent, or Parent will pay to the Company, as applicable, interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment.
Section 7.6.   Expenses.    Except as otherwise specifically provided herein, each party will bear its own expenses in connection with this Agreement and the Contemplated Transactions.
Section 7.7.   Amendment and Waiver.    This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time, whether before or after approval of this Agreement by the holders of Common Shares; provided, however, that, after approval of this Agreement by the Requisite Company Vote, no amendment may be made that (i) is prohibited by Section 11.02(e) of the MBCA or (ii) by Law or any applicable rule or regulation of any stock exchange requires the further approval of the shareholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. At any time prior to the Effective Time, the Company, on the one hand, and Parent and Purchaser, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and (c) subject to the requirements of applicable Law, waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1.   Non-Survival of Representations, Warranties, Covenants and Agreements.    None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, will survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) this Article VIII. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.
Section 8.2.   Notices.    All notices, requests, claims, demands and other communications hereunder must be in writing and must be given (and will be deemed to have been duly given): (a) when delivered, if delivered in Person, (b) when sent, if sent by email, (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as have been specified by like notice):
(i)   if to Parent, Intermediate Sub or Purchaser:
AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention:     Executive Vice President, General Counsel and Secretary
Email:         perry.siatis@abbvie.com
with an additional copy (which will not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 11222
Attention:   David K. Lam
                 Steven R. Green
Email:        DKLam@wlrk.com
                 SRGreen@wlrk.com
(ii)   if to the Company:
ImmunoGen, Inc.
830 Winter Street, Waltham, MA 02451
Attention:    Mark J. Enyedy, President and Chief Executive Officer
Email:
with an additional copy (which will not constitute notice) to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention:       Tara M. Fisher
Email:            tara.fisher@ropesgray.com
Section 8.3.   Certain Definitions.    For purposes of this Agreement the term:
“Acquisition Proposal” means any inquiry, offer or proposal made or renewed by a Person or group (other than Parent or Purchaser) relating to any direct or indirect acquisition, purchase, sale, license, lease or other disposition of beneficial ownership of twenty percent (20%) or more of the total voting power of any class of equity securities of the Company or twenty percent (20%) or more of the consolidated total assets of the Company and its Subsidiaries, pursuant to a merger, consolidation, or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer, or similar transaction, including any single or multi-step transaction or series of related transactions, in each case, other than the Merger.
“Action” means any legal, civil, criminal, administrative, regulatory, arbitral, mediatory, enforcement, civil penalty, alternative dispute resolution, examination, debarment, seizure or other proceeding, litigation, suit, action, charge, complaint, subpoena, prosecution, claim, audit, assessment, inquiry or investigation.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” has the meaning set forth in Section 5.3(d).

“Antitrust Laws” has the meaning set forth in Section 5.6(b).
“Anti-Corruption Laws” has the meaning set forth in Section 3.20(j).
“Articles of Merger” has the meaning set forth in Section 1.2.
“Balance Sheet Date” means September 30, 2023.
“Book-Entry Share” has the meaning set forth in Section 2.4(b).
“Business Data” has the meaning set forth in Section 3.14(i).
“Business Day” means any day other than Saturday, Sunday or a U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time (or, in the case of determining a date when any payment is due, each day (other than a Saturday or Sunday) on which banks are open in New York, New York).
“Certificate” has the meaning set forth in Section 2.4(b).
“Certificate of Designation” means the Certificate of Designation of Series A Convertible Preferred Stock of the Company.
“Change of Board Recommendation” means (a) the withdrawal, amendment, change, modification or qualification of, or otherwise proposal publicly to withdraw, amend, change, modify or qualify, in a manner adverse to Parent or Purchaser, the Company Board Recommendation, (b) the failure by the Company, within ten (10) Business Days of the commencement of a tender or exchange offer for Common Shares that constitutes an Acquisition Proposal by a Person other than Parent or any of its Affiliates, to file a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act recommending that the holders of Common Shares reject such Acquisition Proposal and not tender any Common Shares into such tender or exchange offer, (c) the failure by the Company Board to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of receiving a written request from Parent to provide such public reaffirmation following receipt by the Company of a publicly announced Acquisition Proposal, (d) failing to make the Company Board Recommendation in the Proxy Statement or (e) approving or recommending or declaring advisable, or otherwise proposing publicly to approve or recommend or declare advisable, any Acquisition Proposal.
“Closing” has the meaning set forth in Section 1.2.
“Closing Date” has the meaning set forth in Section 1.2.
“CMA” has the meaning set forth in Section 5.6(d).
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Common Share” has the meaning set forth in the Recitals.
“Common Shares” has the meaning set forth in the Recitals.
“Company” has the meaning set forth in the Preamble.
“Company Board” has the meaning set forth in the Recitals.
“Company Board Recommendation” has the meaning set forth in Section 3.2.
“Company Credit Agreement” means that certain Loan Agreement, dated as of April 6, 2023, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Biopharma Credit PLC, as collateral agent, together with any other bank financing or credit agreements entered into by the Company and its Subsidiaries, in each case, as amended, restated, supplemented or otherwise modified.
“Company Common Stock” means Common Stock, $0.01 par value per share, of the Company.
“Company Equity Plans” means the Company’s (i) Amended and Restated 2018 Employee, Director and Consultant Equity Incentive Plan, (ii) Inducement Equity Incentive Plan, as amended, (iii) 2016

Employee, Director and Consultant Equity Incentive Plan, (iv) 2006 Employee, Director and Consultant Equity Incentive Plan and (v) 2004 Non-Employee Director Compensation and Deferred Share Unit Plan.
“Company Disclosure Letter” has the meaning set forth in Article III.
“Company DSU” has the meaning set forth in Section 2.2(a)(i).
“Company Equity Awards” has the meaning set forth in Section 2.2(a)(i).
“Company ESPP” has the meaning set forth in Section 2.2(a)(i).
“Company FDA Permits” has the meaning set forth in Section 3.20(a).
“Company Leased Real Property” has the meaning set forth in Section 3.11(b).
“Company Leases” has the meaning set forth in Section 3.11(b).
“Company Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise), assets, operations, or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any changes, effects, events, inaccuracies, occurrences, or other matters resulting from any of the following will not be deemed to constitute a Company Material Adverse Effect and will be disregarded in determining whether a Company Material Adverse Effect has occurred: (a) matters generally affecting the United States or foreign economies, financial or securities markets, or political, legislative, or regulatory conditions, or the industry in which the Company and its Subsidiaries operate, except to the extent such matters have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (b) the execution or announcement of this Agreement or the Contemplated Transactions, including the initiation or settlement of any legal proceedings commenced by or involving (i) any Governmental Body in connection with this Agreement or the Contemplated Transactions or (ii) any current or former shareholder of the Company (on their own or on behalf of the Company), in each case of clauses (i) and (ii), arising out of or related to this Agreement or the Contemplated Transactions (it being understood and agreed that this clause (b) will not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution or announcement of this Agreement or the Contemplated Transactions); (c) any change, in and of itself, in the market price or trading volume of the Common Shares; provided, that, this exception will not preclude a determination that a matter underlying such change has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause; (d) acts of war or terrorism (including cyber attacks and computer hacking), national emergencies, U.S. federal government shutdowns, natural disasters, weather or environmental events or health emergencies, including pandemics or epidemics (or the escalation of any of the foregoing), except to the extent such matters have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (e) changes after the date of this Agreement in Laws, regulations, or accounting principles, except to the extent such changes have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to the impact on other companies in the industry in which the Company and its Subsidiaries operate; (f) the performance of this Agreement and the Contemplated Transactions, including compliance with covenants set forth herein (it being understood and agreed that this clause (f) will not apply with respect to Section 5.1(a) or any representation or warranty the purpose of which is to address the consequences of the execution or announcement of this Agreement or the Contemplated Transactions), or any action taken or omitted to be taken by the Company (i) at the written request of Parent or Purchaser or (ii) due to Parent not granting a consent requested by the Company; (g) any failure, in and of itself, by the Company to meet any internal or analyst projections or forecasts or estimates of revenues, earnings, or other financial metrics for any period or (h) the matters set forth on Section 8.3(a) of the Company Disclosure Letter; provided, that, this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Company Material Adverse Effect unless excluded under another clause.
“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Organizational Documents” has the meaning set forth in Section 3.1.
“Company Permits” has the meaning set forth in Section 3.10(c).
“Company Plan” means a Plan that the Company or any of its Subsidiaries sponsors, maintains, contributes to, is obligated to contribute to, in each case, for the benefit of any current or former officer, director, employee or individual independent contractor of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any material Liability; provided, however, that Company Plan will not include any Plan that is sponsored or maintained by a Governmental Body or maintained for the benefit of current or former officers, directors, employees or individual independent contractors of the Company or any of its Subsidiaries who are primarily located in a jurisdiction other than the United States if the benefits provided thereunder are required to be provided by statute and do not exceed the level of benefits required to be so provided. For clarity, “Company Plans” includes “Company Equity Plans.”
“Company Preferred Stock” means Preferred Stock, $0.01 par value per share, of the Company.
“Company Registered Intellectual Property” has the meaning set forth in Section 3.14(a).
“Company RSU” has the meaning set forth in Section 2.2(a)(i).
“Company SEC Documents” has the meaning set forth in Section 3.7(a).
“Company Securities” means (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company.
“Company Series A Preferred Stock” means Series A Convertible Preferred Stock, $0.01 par value per share, of the Company.
“Company Stock Option” has the meaning set forth in Section 2.2(a)(i).
“Company Subsidiary” means a Subsidiary of the Company.
“Company Termination Fee” has the meaning set forth in Section 7.5(b).
“Company Warrants” means those certain pre-funded warrants to purchase Common Shares.
“Confidentiality Agreement” means that certain agreement regarding confidentiality, by and between Parent and the Company, dated October 26, 2023 (as amended or waived).
“Confidential Information” has the meaning set forth in Section 5.2(b).
“Contemplated Transactions” means each of the transactions contemplated by this Agreement, including the Merger.
“Contract” means any agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates.
“Copyrights” means all works of authorship (whether or not copyrightable) and all copyrights (whether or not registered), including all registrations thereof and applications therefor, and all renewals, extensions, restorations and reversions of the foregoing.
“Current Employees” has the meaning set forth in Section 5.4(a).

“Current Purchase Period” has the meaning set forth in Section 2.2(a)(iv).
“Determination Notice” means any notice delivered by the Company to Parent pursuant to Section 5.3(e)(i), Section 5.3(e)(ii) or Section 5.3(e)(iii).
“Dissenting Shares” has the meaning set forth in Section 2.3(a).
“Early ESPP Exercise Date” has the meaning set forth in Section 2.2(a)(iv).
“EC” has the meaning set forth in Section 5.6(d).
“Effective Time” has the meaning set forth in Section 1.2.
“Environmental Laws” means all Laws promulgated by any Governmental Body with respect to pollution, preservation or the protection of the environment, human health or safety (as it relates to exposure to Hazardous Substances), natural resources or endangered or threatened species, including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances.
“ERISA” has the meaning set forth in Section 3.17(c).
“ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has at any relevant time been, under common control, or treated as a single employer, with the Company, Parent or any of their respective Subsidiaries, as applicable, under Sections 414(b), (c), (m) or (o) of the Code.
“Exchange Act” has the meaning set forth in Article I.
“Exclusive Intellectual Property” means all Intellectual Property that is legally owned by a third party and is exclusively licensed to the Company or any of its Subsidiaries.
“Expiration Date” has the meaning set for in Article I.
“FCPA” has the meaning set forth in Section 3.20(j).
“FDA” means the U.S. Food and Drug Administration.
“FDA Laws” means the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et. seq.), the Public Health Service Act (42 U.S.C. § 256b), and the regulations promulgated by the FDA thereunder.
“Federal Health Care Program” has the meaning set forth in 42 U.S.C. 1320a-7b(f).
“Finance Leases” means all obligations under leases required to be capitalized in accordance with GAAP.
“Forward-Looking Statements” has the meaning set forth in Article III.
“GAAP” means U.S. generally accepted accounting principles.
“Global Trade Control Laws” means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations implemented under statutory authority and/or President’s Executive Orders and administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control; U.S. Customs Regulations; European Union (E.U.) Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations and legislative instruments made under any of the above; other relevant economic sanctions, export and import control laws, and other Laws, regulations, legislation, orders and requirements imposed by a relevant Governmental Body.
“Goldman Sachs” has the meaning set forth in Section 3.21.
“Good Clinical Practices” means FDA Laws governing the conduct of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 312, and International Conference on Harmonization E6 (R2) Good clinical practice — Scientific guidance.

“Good Laboratory Practices” means FDA Laws governing the conduct of non-clinical laboratory studies contained in 21 C.F.R. Part 58.
“Good Manufacturing Practices” means FDA Laws governing current good manufacturing practices for drugs and finished pharmaceutical products contained in 21 U.S.C. section 351 and 21 C.F.R. Part 210 and 211.
“Governmental Body” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including, any arbitrator or arbitral body, mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.
“Hazardous Substance” means (a) any petroleum products or byproducts, radioactive materials, friable asbestos or other similarly hazardous substances or (b) any waste, material or substance defined or regulated as a “hazardous substance,” “hazardous material,” “hazardous waste,” “pollutant” or terms of similar import under any Environmental Law.
“Healthcare Laws” means, to the extent applicable to the conduct of the Company’s business or the Company Subsidiaries’ business, as applicable, as of the date of this Agreement (a) all federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (b) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, (c) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, (d) the so-called federal “Sunshine Law” or Open Payments (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder, (e) Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, (f) Laws related to the practice of medicine, and (g) FDA Laws.
“HIPAA” means collectively: (a) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), including but not limited to its implementing rules and regulations with respect to privacy, security of health information, and transactions and code sets; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); (c) the Omnibus Rule effective March 26, 2013 (78 Fed. Reg. 5566), and other implementing rules regulations at 45 CFR Parts 160 and 164 and related binding guidance from the United States Department of Health and Human Services and (d) any federal, state and local laws regulating the privacy and/or security of individually identifiable information, in each case, as the same may be amended, modified or supplemented from time to time.
“HSR Act” has the meaning set forth in Section 3.6.
“Indebtedness” means, with respect to any Person, without duplication: (a) the principal, accreted value and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is liable, (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business and other than payments due under license agreements), (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance, performance, surety or similar credit transaction, solely to the extent drawn, (d) all obligations of such Person under Finance Leases; (e) all obligations of such Person under any swap, hedging, derivative or similar agreement or arrangement that would be payable to terminate such arrangements, calculated, as of the date Indebtedness is determined, as the amount of any payments that would be required to be paid by such Person, as applicable, to the counterparty banks in the event of an early unwind or early termination of such instruments transactions on such date less any amount payable to such Person in connection to such unwind or termination; (f) all obligations for the deferred purchase price of property, services, equity, or other assets (including all seller notes, “earn-out” or similar contingent payment obligations); (g) all obligations of the type referred to in the foregoing clauses (a) through (f) of another Person secured by any Lien on any property or asset of such first Person; and (h) all obligations of the type referred to in clauses (a) through (g) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability), it being understood that the amount of any of the foregoing Indebtedness described in clauses (a) through (h) shall include any and all accrued interest, prepayment, breakage, and make-whole fees, expenses, premiums or penalties, related thereto, and any other fees and expenses required to be paid by such Person upon repayment thereof, in each case, including as a result of or in connection with the Closing.
“Indemnified Party” has the meaning set forth in Section 5.5(b).
“Information Statement” has the meaning set forth in Section 3.22.
“Initial Expiration Date” has the meaning set forth in Article I.
“Intellectual Property” means all of the following, including all rights in, arising out of, or associated therewith: (A) Trademarks; (B) Patents; (C) Trade Secrets; (D) Copyrights and (E) all other intellectual property rights and similar proprietary rights, whether registered or unregistered, in each case, arising in any jurisdiction worldwide.
“Intentional Breach” has the meaning set forth in Section 7.5(a).
“Intervening Event” means a material change, effect, event, circumstance, occurrence, or other matter that was not known to the Company Board or any committee thereof on the date of this Agreement (or if known, the consequences of which were not known or reasonably foreseen to the Company Board or any committee thereof as of the date of this Agreement), which material change, effect, event, circumstance, occurrence, or other matter, or any consequence thereof, becomes known to the Company Board or any committee thereof prior to the approval of this Agreement by the Company Requisite Vote; provided, however, that in no event will any Acquisition Proposal or any inquiry, offer, or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event.
“IP Contracts” means all Contracts with respect to Intellectual Property (a) under which the Company or any its Subsidiaries grants or receives any license, covenant not to sue, or other right, title or interest in, or is bound by any co-existence agreement, settlement agreement, option to acquire with respect to, (b) with respect to the joint ownership of, or development by any third party on behalf of the Company or its Subsidiaries with respect to, or (c) under which the Company or its Subsidiaries is restricted from using, in each case (a), (b) and (c) of this definition, any Intellectual Property that is material to the operation of the business of the Company or its Subsidiaries (including the development, use, sale, offering for sale, supply, manufacture, import, marketing, commercialization and other exploitation of their material products and services), except for Off-the-Shelf Software.
“IT Assets” means information technology assets, including computers, hardware, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation owned by any of the Company or its Subsidiaries or licensed or leased by any of the Company or its Subsidiaries.
“Knowledge” means the actual knowledge of (a) with respect to the Company, the individuals set forth on Section 8.3(b) of the Company Disclosure Letter, and (b) with respect to Parent, the individuals set forth on Section 8.3(c) of the Company Disclosure Letter.
“Law” means any foreign or U.S. federal, state or local law (including common law), treaty, statute, code, order, ordinance, rule or regulation issued, enacted, adopted, promulgated, or implemented by any Governmental Body, and, for the sake of clarity, includes, but is not limited to, Healthcare Laws and Environmental Laws.
“Lazard” has the meaning set forth in Section 3.21.

“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.
“Lien” means any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, claim, lease, option, preemptive right, right of first refusal, subscription right, easement, servitude, proxy, voting trust or agreement, restriction or other encumbrance of such asset.
“MBCA” has the meaning set forth in the Recitals.
“Measurement Date” has the meaning set forth in Section 3.3(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” has the meaning set forth in Section 2.1(a).
“Nasdaq” means The Nasdaq Stock Market LLC.
“Non-U.S. Plan” means a Company Plan that is subject to the Laws of a jurisdiction other than the United States (whether or not U.S. Law also applies).
“Notice Period” means the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Parent of a Determination Notice (even if such Determination Notice is delivered after 5:00 p.m. Eastern Time) and ending on the third (3rd) Business Day thereafter at 5:00 p.m. Eastern Time; provided, that, with respect to any material change in the financial terms of any Superior Proposal, the Notice Period will extend until 5:00 p.m. Eastern Time on the second (2nd) Business Day after delivery of such revised Determination Notice.
“OECD Convention” has the meaning set forth in Section 3.20(j).
“Off-the-Shelf Software” means software obtained from a third party (a) on general commercial terms, (b) that is not distributed with or incorporated in any product or services of the Company or any of its Subsidiaries, as applicable, (c) that is used for business infrastructure or other internal purposes and (d) is licensed for fixed payments of less than $250,000 in the aggregate or annual payments of less than $250,000 per year.
“Outside Date” has the meaning set forth in Section 7.2(b).
“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (whether exclusively or jointly) by the Company or its Subsidiaries.
“Parent” has the meaning set forth in the Preamble.
“Patents” means any statutory invention registrations, issued patents (including issued utility and design patents), and any pending applications for the same, including any divisionals, provisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, reissues, re-examinations, substitutions, extensions and renewals thereof.
“Paying Agent” has the meaning set forth in Section 2.4(a).
“Payoff Documentation” means, with respect to the Company Credit Agreement, (i) a customary payoff letter providing for (A) the payoff, discharge and termination in full on the Closing Date of all indebtedness and commitments in connection with the Company Credit Agreement (except for customary surviving obligations) and (B) the release of any Liens and termination of all guarantees supporting such indebtedness and commitments substantially contemporaneously with the Closing on the Closing Date, and (ii) customary lien and guarantee release documents with respect to the liens and guarantees under the Company Credit Agreement.

“Permits” means all approvals, authorizations, certificates, consents, licenses, orders and permits and other similar authorizations of all Governmental Bodies.
“Permitted Liens” means (a) statutory Liens for (i) current Taxes not yet due or payable or (ii) the amount or validity of which is being contested in good faith and by appropriate proceedings, and for which appropriate reserves have been established in accordance with GAAP, (b) statutory Liens in favor of mechanics, carriers, workers, repairers, contractors, subcontractors and suppliers, and similar statutory Liens, arising or incurred in the ordinary course of business in respect of the construction, maintenance, repair or operation of assets for amounts that are (i) not delinquent, (ii) the amount or validity of which is being contested in good faith or (iii) not, individually or in the aggregate, significant, (c) any minor imperfections of title or similar Liens, charges or encumbrances which individually or in the aggregate with other such Liens, charges and encumbrances does not impair the value of the property subject to such Liens, charge or encumbrance or the use of such property in the conduct of the business of the Company, (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law, (e) statutory Liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (f) Company Leases, (g) any covenants, conditions, restrictions, easements, encumbrances and other similar matters affecting the Company Leased Real Property that do not violate the terms of the applicable Company Lease, and (h) those matters identified as Permitted Liens in the Company Disclosure Letter, as applicable.
“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof.
“Personal Information” means data and information concerning an identified or identifiable natural person or household, or that is otherwise regulated under applicable Law.
“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA and any other compensation or benefit plan, program or agreement, whether written or unwritten, funded or unfunded, subject to ERISA or not and covering one or more Persons, including, any stock purchase, stock option, restricted stock, other equity-based, phantom equity, severance, separation, retention, employment, individual consulting, change in control, bonus, incentive, deferred compensation, pension, retirement, supplemental retirement, health, dental, vision, disability, life insurance, death benefit, vacation, paid time off, leave of absence, employee assistance, tuition assistance or other material fringe benefit plan, program, or agreement.
“Pre-Closing Period” has the meaning set forth in Section 5.1(a).
“Preferred Share” has the meaning set forth in the Recitals.
“Preferred Shares” has the meaning set forth in the Recitals.
“Privacy Laws” mean foreign or domestic Laws relating to privacy, data protection and/or data or cyber security, or the Processing, of Personal Information, including HIPAA.
“Privacy Policies” has the meaning set forth in Section 3.20(k).
“Process” or “Processing” means any operation or set of operations whether or not by automatic means, including, but not limited to, collection, recording, organization, storage, retention, access, adaptation, alteration, retrieval, consultation, use, disclosure, dissemination, making available, alignment, combination, blocking, deleting, erasure, or destruction.
“Products” means any product that the Company has manufactured, distributed, marketed or sold, or is manufacturing, distributing, marketing or selling and any products currently under preclinical or clinical development by the Company.
“Prohibited Payment” has the meaning set forth in Section 3.20(j).
“Proxy Statement” means the proxy statement to be provided to the Company’s shareholders in connection with the Special Meeting.

“Purchaser” has the meaning set forth in the Preamble.
“Purchaser Material Adverse Effect” means any change, effect, event, inaccuracy, occurrence, or other matter that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent or Purchaser to consummate the Contemplated Transactions by the Outside Date.
“Reference Date” means January 1, 2021.
“Representative” means the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives of a party.
“Restricted Party” means any government, country, or other individual or entity that is the target of sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland.
“Reverse Termination Fee” has the meaning set forth in Section 7.5(c).
“Sarbanes-Oxley” has the meaning set forth in Section 3.10(e).
“Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or Business Data, or (b) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the IT Assets.
“Share” has the meaning set forth in the Recitals.
“Shares” has the meaning set forth in the Recitals.
“SEC” means the U.S. Securities and Exchange Commission.
“Shareholder Litigation” has the meaning set forth in Section 5.12.
“Special Meeting” has the meaning set forth in Section 5.14.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.
“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal (except the references in the definition thereof to “twenty percent (20%)” will be replaced by “fifty percent (50%)”) that did not result from a material breach of Section 5.3 and that the Company Board has determined in good faith, after consultation with outside counsel and its financial advisor, is superior from a financial point of view to the Acquisition Proposal reflected in this Agreement, taking into account the financial terms, the likelihood of consummation, and all other aspects of such Acquisition Proposal.
“Surviving Corporation” has the meaning set forth in Section 1.1.
“Tax” or “Taxes” means any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto.
“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or any attachments thereto and any amendments thereof) required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax.
“Trade Secrets” means any and all proprietary or confidential information, including trade secrets, know-how, customer, distributor, consumer and supplier lists and data, clinical and technical data, operational data, engineering information, invention and technical reports, pricing information, research and development information, processes, formulae, methods, formulations, discoveries, specifications, designs, algorithms, plans, improvements, models and methodologies.
“Trademarks” means trademarks, service marks, corporate names, trade names, brand names, product names, logos, slogans, trade dress, domain names, social media accounts and handles, and other indicia of source or origin, any applications and registrations for the foregoing and the renewals thereof, and all goodwill associated therewith and symbolized thereby.
“Treasury Regulations” means the Treasury Regulations under the Code.
“UK Bribery Act” has the meaning set forth in Section 3.20(j).
“WARN” has the meaning set forth in Section 3.19(b).
Section 8.4.   Severability.    If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement will be enforced so as to conform to the original intent of the parties as closely as possible in a mutually acceptable manner so that the Contemplated Transactions are fulfilled to the fullest extent possible.
Section 8.5.   Assignment.    This Agreement may not be assigned by operation of law or otherwise without the prior written consent of each of the other parties; provided that that each of Parent, Intermediate Sub and Purchaser may transfer or assign, in whole or from time to time in part, to one or more of Parent’s controlled Affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Parent or Purchaser of its obligations hereunder and shall not reduce the Merger Consideration or increase the Taxes imposed on, or with respect to, the Company stockholders as a result of receipt of the Merger Consideration.
Section 8.6.   Entire Agreement; Third-Party Beneficiaries.    This Agreement (including the Company Disclosure Letter and the exhibits, annexes, and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement will survive the execution or termination of this Agreement and remain in full force and effect. Except for (a) the rights of the shareholders of the Company to receive the Merger Consideration, and the holders of Company Equity Awards to receive the consideration described in Section 2.1(c), (b) the right of the Company, on behalf of the shareholders of the Company and the holders of Company Equity Awards (each of which are third party beneficiaries hereunder to the extent required for this clause (b) to be enforceable), to pursue specific performance as set forth in Section 8.13 or, if specific performance is not sought or granted as a remedy, damages (which damages the parties agree may be based upon a decrease in share value or lost premium) in the event of Parent’s or Purchaser’s breach of this Agreement and (c) as provided in Section 5.5 (which is intended for the benefit of each Indemnified Party, all of whom will be third-party beneficiaries of these provisions), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.
Section 8.7.   Governing Law.    This Agreement will be governed by, and construed in accordance with, the Laws of the Commonwealth of Massachusetts, without giving effect to the choice of law principles thereof.

Section 8.8.   Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
Section 8.9.   Counterparts.    This Agreement may be executed and delivered (including by email transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.
Section 8.10.   Performance Guaranty.    Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Purchaser under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed discharged or complied with following the Effective Time.
Section 8.11.   Jurisdiction.    Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of (i) the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts or (ii) any United States federal court located in the Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than (i) the Business Litigation Session of the Superior Court of the Commonwealth of Massachusetts or (ii) a United States federal court sitting in the Commonwealth of Massachusetts; provided, that, each of the parties will have the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.
Section 8.12.   Service of Process.    Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.11 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.2.    However, the foregoing will not limit the right of a party to effect service of process on the other party by any other legally available method.
Section 8.13.   Specific Performance.
(a)   The parties hereto acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) each party hereto will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) the parties hereto will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.
(b)   Notwithstanding the parties’ rights to specific performance pursuant to Section 8.13(a), each party may pursue any other remedy available to it at law or in equity, including monetary damages.
Section 8.14.   Waiver of Jury Trial.    EACH OF PARENT, COMPANY AND PURCHASER HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.14.
Section 8.15.   Interpretation.    When reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. References to “ordinary course of business” refer to the ordinary course of business of the Company and the Company Subsidiaries consistent with past practice. Whenever used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Time is of the essence with respect to the performance of the obligations set forth in this Agreement and the provisions hereof will be interpreted as such. The phrase “made available,” when used in reference to anything made available to Parent, Purchaser or their Representatives shall be deemed to mean uploaded to and made available to Parent, Purchaser and their Representatives in complete and unredacted form on or prior to the date hereof in the online data room hosted on behalf of the Company under the name “Project Ibiza.”
Section 8.16.   FIRPTA Certificate.    At or prior to the Closing, the Company shall deliver to Purchaser a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3).
[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of Parent, Intermediate Sub, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
ABBVIE INC.
By:
/s/ Scott Reents

Name:
Scott Reents

Title:
Executive Vice President and Chief Financial Officer

IN WITNESS WHEREOF, each of Parent, Intermediate Sub, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
ATHENE SUBSIDIARY LLC
By:
/s/ Scott Reents

Name:
Scott Reents

Title:
President

IN WITNESS WHEREOF, each of Parent, Intermediate Sub, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
ATHENE MERGER SUB INC.
By:
/s/ Scott Reents

Name:
Scott Reents

Title:
President

IN WITNESS WHEREOF, each of Parent, Intermediate Sub, Purchaser and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
IMMUNOGEN, INC.
By:
/s/ Mark J. Enyedy

Name:
Mark. J. Enyedy

Title:
President and Chief Executive Officer

Annex I
ARTICLES OF ORGANIZATION

FORM MUST BE TYPED	Restated Articles of Organization	FORM MUST BE TYPED
(General Laws Chapter 156D, Section 10.07; 950 CMR 113.35)
(1) Exact name of corporation:	ImmunoGen, Inc.
(2) Registered office address:	Corporation Service Company, 84 State Street, Boston, MA 02109 (number, street, city or town, state, zip code)
(3) Date adopted:	(month, day, year)
(4) Approved by:
(check appropriate box)
☐ the directors without shareholder approval and shareholder approval was not required;
OR
☒ the board of directors and the shareholders in the manner required by G.L. Chapter 156D and the corporation’s articles of organization.

(5)
The following information is required to be included in the articles of organization pursuant to G.L. Chapter 156D, Section 2.02 except that the supplemental information provided for in Article VIII is not required:*

ARTICLE I
The exact name of the corporation is:
ImmunoGen, Inc.
ARTICLE II
Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:**
The purpose of the corporation is to engage in any lawful business for which a corporation may be organized under Chapter 156D of the General Laws of Massachusetts.

*
Changes to Article VIII must be made by filing a statement of change of supplemental information form.

**
Professional corporations governed by G.L. Chapter 156A and must specify the professional activities of the corporation.

A-I-1

ARTICLE III
State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.
WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	100	$0.01

ARTICLE IV
Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.
(a)
Voting Rights.   The holders of shares of common stock shall be entitled to one vote for each share so held with respect to all matters to be voted on by shareholders of the corporation.

(b)
Rights Upon Dissolution.   Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the common stock.

ARTICLE V
The restrictions, if any, imposed by the articles or organization upon the transfer of shares of any class or series of stock are:
None.
ARTICLE VI
Other lawful provisions, and if there are no such provisions, this article may be left blank.
See Article VI attached hereto and made a part hereof.

Note:   The preceding six (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment.
*
G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.

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ARTICLE VII
The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:
It is hereby certified that these restated articles of organization consolidate all amendments into a single document. If a new amendment authorizes an exchange, or effects a reclassification or cancellation, of issued shares, provisions for implementing that action are set forth in these restated articles unless contained in the text of the amendment.
Specify the number(s) of the article(s) being amended:	II, III, IV, V, VI
Signed by:	, (signature of authorized individual)

☐
Chairman of the board of directors,

☐
President,

☐
Other officer,

☐
Court-appointed fiduciary,

on this                    day of                                             ,                .

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COMMONWEALTH OF MASSACHUSETTS
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
Restated Articles of Organization
(General Laws Chapter 156D, Section 10.07; 950 CMR 113.35)
I hereby certify that upon examination of these restated articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $       having been paid, said articles are deemed to have been filed with me this              day of           , 20    , at          a.m./p.m.
time
Effective date:	(must be within 90 days of date submitted)
WILLIAM FRANCIS GALVIN Secretary of the Commonwealth
Examiner
Name approval	Filing fee: Minimum filing fee $200, plus $100 per article amended, stock increases $100 per 100,000 shares, plus $100 for each additional 100,000 shares or any fraction thereof.
C
M
TO BE FILLED IN BY CORPORATION Contact Information:
Corporation Service Company
84 State Street
Boston, MA 02109 USA
Telephone:	(617) 227-9590
Email:
Upon filing, a copy of this filing will be available at
www.sec.state.ma.us/cor. If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

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ARTICLE VI
(a)   The board of directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by law or the bylaws requires action by the shareholders.
(b)   Notwithstanding anything in these articles of organization or the corporation’s bylaws to the contrary, (i) shareholders may act without a meeting by unanimous written consent, and (ii) where written consents are solicited by or at the direction of the board of directors, shareholders may act without a meeting if the action is taken by shareholders having not less than the minimum number of votes necessary to take that action at a meeting at which all shareholders entitled to vote on the action are present and voting. Any action by written consent must be a proper subject for shareholder action by written consent.
(c)   The board of directors may consist of one or more individuals, notwithstanding the number of shareholders.
(d)   To the maximum extent permitted by Chapter 156D of the Massachusetts General Laws, as the same exists or may hereafter be amended, no director of the corporation shall be personally liable to the corporation for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of the provisions of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any act or failure to act of such director occurring prior to such amendment or repeal.

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Annex II
BYLAWS

FINAL FORM
Annex II
IMMUNOGEN, INC.
AMENDED AND RESTATED BYLAWS

AMENDED AND RESTATED BYLAWS
FOR THE REGULATION OF
IMMUNOGEN, INC.
A MASSACHUSETTS CORPORATION

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AMENDED AND RESTATED BYLAWS
ARTICLE I
NAME, OFFICES AND SEAL
Section 1.1.   Name.   The name of the corporation shall be ImmunoGen, Inc. (the “Corporation”).
Section 1.2.   Registered Office.   The Corporation shall have a Registered Office in the Commonwealth of Massachusetts. The Directors may at any time and from time to time change the location of the Registered Office of the Corporation in the Commonwealth.
Section 1.3.   Other Offices.   The Corporation may also have a Principal Office and any other office or offices at such other location or locations, within or without the Commonwealth of Massachusetts, as the Directors may from time to time designate.
Section 1.4.   Seal.   If the Board of Directors elects to have an official seal of the Corporation, then such seal shall bear the Corporation’s name, the year of its incorporation, and the word “Massachusetts,” and shall otherwise be in such form as the Directors may from time to time determine.
ARTICLE II
SHAREHOLDERS
Section 2.1.   Place of a Meeting.   All meetings of shareholders shall be held at a place specified in the notice of the meeting or solely by means of remote communication in accordance with Section 2.9.
Section 2.2.   Annual Meetings.   The annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the Commonwealth of Massachusetts, or, within the sole discretion of the Board of Directors, by remote communication, on such date and hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. If no annual meeting is held, then a special meeting in lieu of an annual meeting may be held on a date determined by the Board of Directors and any action taken at such meeting shall have the same effect as though it were taken at an annual meeting.
Section 2.3.   Special Meetings.   Special meetings of the shareholders may be called at any time by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his or her absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by shareholders holding in the aggregate not less than ten percent of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the shareholders. Special meetings of the shareholders shall be held at such places, within or without the Commonwealth of Massachusetts, or, within the sole discretion of the Board of Directors, by remote communication, as shall be specified in the respective notices or waivers of notice thereof.
Section 2.4.   Notice of Meetings.   Except as otherwise permitted by law, written notice of the date, time and place of all meetings of shareholders stating the purposes of the meeting shall be given by the Secretary or an Assistant Secretary (if any) or other authorized person to each shareholder entitled to vote thereat. Notice may be electronic to the extent permitted by law, or may be given in person, by telephone, by voicemail or by messenger, or by posting it, postage prepaid addressed to him or her at his or her address as it appears in the records of the Corporation, or by any other means permitted by law, and in any case at least seven (7), but not more than sixty (60) days before the meeting.
No notice of any meeting or of the purposes thereof need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his or her attorney, is filed with records of the meeting.
Section 2.5.   Quorum.   At a meeting of the shareholders, a majority of votes entitled to be cast on a matter shall constitute a quorum, except when a larger quorum is required by law, by the Articles of Organization or by these Bylaws. If there is less than a quorum at a meeting, a majority of the shares

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represented may vote to adjourn indefinitely, or may vote to adjourn from time to time and without giving further notice of the adjournment other than the announcement at the meeting at which the vote for adjournment is taken; provided, however, that if a new record date is set for the adjourned meeting, notice shall be given to anyone holding shares as of the new record date to the extent required by law. Any business may be transacted at such adjourned meeting that might have been transacted at the meeting originally called.
Section 2.6.   Voting.   Unless the Articles of Organization provide otherwise, each shareholder is entitled to one vote for each share held by such shareholder, regardless of class, on each matter voted on at a shareholders’ meeting. A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the Massachusetts Business Corporation Act (the “Act”). Subject to the provisions of Section 7.24 of the Act and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.
Section 2.7.   Actions without a Meeting.
(a)   Action to be taken at an annual or special shareholders’ meeting may be taken without a meeting if the action is taken either: (1) by all shareholders entitled to vote on the action; or (2) to the extent permitted by the Articles of Organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the Corporation as required by this Section 2.7. A consent signed under this Section has the effect of a vote at a meeting.
(b)   If action is to be taken pursuant to the consent of voting shareholders without a meeting, the Corporation, at least seven days before the action authorized by such consent is taken, shall give notice, which complies in form with the requirements of Section 2.4, of the action (1) to nonvoting shareholders in any case where such notice would be required by law if the action were taken at a meeting, and (2) if the action is to be taken pursuant to the consent of less than all the shareholders entitled to vote on the matter, to all shareholders entitled to vote who did not consent to the action. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.
Section 2.8.   Record Date.   The Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or, in the case of action without a meeting by written consent, the date the first shareholder signs the consent. A record date fixed under this Section may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
Section 2.9.   Meetings by Remote Communication.   Unless otherwise provided in the Articles of Organization, if authorized by the Directors: any annual or special meeting of shareholders need not be held at any place but may instead be held solely by means of remote communication. Subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically

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present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 2.10.   Permissible Forms of Shareholder Action.
(a)   Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent; and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.
(b)   Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
ARTICLE III
DIRECTORS
Section 3.1.   Powers of Directors.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation subject to any limitations set forth by statute, the Articles of Organization or these Bylaws.
Section 3.2.   Number, Election and Term of Directors.   The authorized number of Directors of the Corporation shall be two; provided, however, that the Board of Directors shall have the authority to increase or decrease the number of the Directors of the Corporation (but not to fewer than the number of Directors then in office); provided, further, that the number of Directors shall be fixed at not less than two whenever the Corporation shall have only two shareholders and not less than one whenever the Corporation shall have only one shareholder. Director(s) need not be shareholders unless so required by the Articles of Organization. The Director(s) shall be elected by the shareholders at the annual meeting or any special meeting called for such purpose. If for any cause, the Director(s) shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient. Each Director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A Director may resign at any time upon written notice to the Board of Directors, its chairperson or the Corporation.
Section 3.3.   Vacancies.   If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors: (a) the shareholders may fill the vacancy; (b) the Board of Directors may fill the vacancy; or (c) if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

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Section 3.4.   Removals.   A Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (a) with or without cause by the vote of the holders of a majority of the shares issued and outstanding and entitled to vote in the election of such Director or (b) with cause by the vote of a majority of the Directors then in office.
Section 3.5.   Meetings.   Meetings of the Board of Directors shall be held at such place within or outside the Commonwealth of Massachusetts as may from time to time be fixed by vote of the Board of Directors, or as may be specified in the notice of the meeting. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, and other regular meetings shall be held at such times and places as may from time to time be fixed by vote of the Board of Directors. Special meetings of the Board of Directors may be held at any time upon the call of the President by any form of notice permitted by the Act duly served on or sent or mailed to each Director not less than two days before such meeting. No notice of any regular meeting of the Board of Directors shall be required. Notice of a special meeting need not be given to any Director if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.
Section 3.6.   Quorum; Voting.   Except as otherwise provided by law, the Articles of Organization or these Bylaws, a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal.
Section 3.7.   Informal Action.   Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
Section 3.8.   Committees.   The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. Section 3.5 through Section 3.7 shall apply to committees and their members. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors. A committee may not, however: (a) authorize distributions; (b) approve or propose to shareholders actions that the Act requires be approved by shareholders; (c) change the number of the Board of Directors, remove Directors from office or fill vacancies on the Board of Directors; (d) amend the Articles of Organization; (e) adopt, amend or repeal Bylaws; or (f) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the applicable standards of conduct prescribed by the Articles of Organization, these Bylaws, or otherwise by law.
Section 3.9.   Fees and Compensation.   Directors and members of committees may receive compensation for their services and reimbursements for expenses, as may be fixed or determined by resolution of the Board of Directors.
Section 3.10.   Loans to Directors.   The Corporation may not lend money to, or guarantee the obligation of a Director of, the Corporation unless: (a) the specific loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited Director; or (b) the Corporation’s Board of Directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this Section shall not affect the borrower’s liability on the loan.
ARTICLE IV
OFFICERS
Section 4.1.   Enumeration.   The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Treasurer, a Secretary, and such other officers (if any), including Vice-Presidents and Assistant Treasurers and Assistant Secretaries, as the Board of Directors shall from time to

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time elect. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.
Section 4.2.   Term and Compensation.   Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. An officer may resign at any time by delivering notice to the Corporation. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.
Section 4.3.   Vacancies.   A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.
Section 4.4.   Removals.   The Directors may remove any officer elected by them with or without cause by the vote of a majority of the Directors then in office. An officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing removal.
Section 4.5.   President.   The President when present shall preside at all meetings of the shareholders and, if there is no Chairman of the Board of Directors, of the Directors. He or she shall be the chief executive officer of the Corporation except as the Board of Directors may otherwise provide. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.
Section 4.6.   Treasurer.   The Treasurer shall, subject to the direction of the Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of accounts. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Directors may otherwise provide. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.
Section 4.7.   Secretary.   The Secretary shall have responsibility for preparing minutes of the Directors’ and shareholders’ meetings and for authenticating records of the Corporation. The Secretary shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.
ARTICLE V
INDEMNIFICATION
Section 5.1.   Indemnification.   The Corporation shall indemnify and hold harmless each person, now or hereafter an executive officer (within the meaning of the Securities Exchange Act of 1934, as amended) or Director of the Corporation, from and against any and all claims and liabilities to which he or she may be or become subject by reason of his or her being or having been an executive officer or Director of the Corporation or by reason of his or her alleged acts or omissions as an executive officer or Director of the Corporation, and shall indemnify and reimburse each such executive officer and Director against and for any and all legal and other expenses reasonably incurred by him or her in connection with any such claim and liabilities, actual or threatened, whenever arising, including, without limitation, after he or she has ceased to be an executive officer or Director of the Corporation, except with respect to any matter as to which such executive officer or Director of the Corporation shall have not acted in good faith and in the reasonable belief that his or her action was in the best interest of the Corporation; provided, however, that prior to such determination, the Corporation may compromise and settle any such claims and liabilities and pay such expenses. Such indemnification shall include payment by the Corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated not to be entitled to indemnification under this section. The Corporation shall similarly indemnify and hold harmless persons who serve at its express written request as directors or executive officers of another organization in which the Corporation owns shares or of which it is a creditor, if such entity fails, pursuant to an indemnity or advancement obligation or insurance, to cover such costs and expenses; notwithstanding the foregoing, if such person may be entitled to be indemnified by such other organization or is insured by an insurer providing insurance coverage under an insurance policy issued to

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such other organization for any liabilities, expenses or other losses as to which such person also would be entitled to be indemnified by the Corporation pursuant to the foregoing provisions of this Article V then it is intended, as between the Corporation and such other organization and/or its insurer, that such other organization and its insurer will be the full indemnitor or insurer of first resort for any such liabilities, expenses or other losses, and that only thereafter may the Corporation be required to pay indemnification or advancement of any such liabilities, expenses, or other losses. The right of indemnification herein provided shall be in addition to and not exclusive of any other rights to which any executive officer or Director of the Corporation, or any such persons who serve at its request as aforesaid, may otherwise be lawfully entitled. As used in this Article V, the terms “executive officer” and “Director” include their respective heirs, executors and administrators.
ARTICLE VI
STOCK
Section 6.1.   Issuance of Stock.   Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.
Section 6.2.   Stock Certificates.   Shares of the capital stock of the Corporation need not be represented by certificates but may be recorded in book entry form. If certificates for shares of capital stock of the Corporation are issued, such certificates shall be in the form adopted by the Board of Directors, shall be signed, either manually or by facsimile, by the President or a Vice President (if any) and by the Secretary or Treasurer, or by any two officers designated by the Board of Directors, and shall bear the Corporation’s seal (if there is one) or its facsimile. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.
Section 6.3.   Transfer of Stock.   Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.
Section 6.4.   Lost, Stolen, Destroyed, or Mutilated Certificates.   New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine pursuant to Massachusetts law.
Section 6.5.   Regulations.   The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws, the Articles of Organization or Massachusetts’ law as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.
Section 6.6.   Holders of Record.   The Corporation shall be entitled to treat as the shareholder the person in whose name shares are registered in the records of the Corporation or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation.
Section 6.7.   Restriction on Transfer.   A restriction on the hypothecation, transfer or registration of transfer of shares of the Corporation may be imposed by the Articles of Organization, these Bylaws or by an agreement among any number of shareholders or such holders and the Corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction. Restrictions shall be noted on the front or back of share certificates.
ARTICLE VII
CORPORATE RECORDS
Section 7.1.   Records To Be Kept.   The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or

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Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
Section 7.2.   Records in the Commonwealth.   The Corporation shall keep within The Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary (if any) or of its registered agent:
(a)   its Articles or Restated Articles of Organization and all amendments to them currently in effect;
(b)   its Bylaws or restated Bylaws and all amendments to them currently in effect;
(c)   resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
(d)   the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;
(e)   all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of the Act for the past three years;
(f)   a list of the names and business addresses of its current Directors and officers; and
(g)   its most recent annual report delivered to the Massachusetts Secretary of State.
ARTICLE VIII
MISCELLANEOUS
Section 8.1.   Amendments.
(a)   The power to make, amend or repeal these Bylaws shall be in the shareholders. If authorized by the Articles of Organization, the Board of Directors may also make, amend or repeal these Bylaws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in the Act, the Articles of Organization, or these Bylaws, requires action by the shareholders.
(b)   Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of Directors of any By-Law, notice stating the substance of the action taken by the Board of Directors shall be given to all shareholders entitled to vote on amending the Bylaws. Any action taken by the Board of Directors with respect to the Bylaws may be amended or repealed by the shareholders.
Section 8.2.   Emergency Bylaws.   The Board of Directors may adopt emergency bylaws, as permitted by the Act.
Section 8.3.   Fiscal Year.   The fiscal year end of the Corporation shall be December 31st of each year.

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Annex B
200 West Street | New York, NY 10282-2198 Tel: 212-902-1000 | Fax: 212-902-3000
PERSONAL AND CONFIDENTIAL
November 30, 2023
The Board of Directors
ImmunoGen, Inc.
830 Winter St,
Waltham, MA 02451
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than AbbVie Inc. (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of ImmunoGen, Inc. (the “Company”) of the $31.26 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of November 30, 2023 (the “Agreement”), by and among Parent, Athene Subsidiary LLC, a wholly owned subsidiary of Parent (“Intermediate Sub”), Athene Merger Sub Inc., a wholly owned subsidiary of Intermediate Sub, and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as joint bookrunner with respect to a public offering of the Shares in May 2023. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates, for which Goldman Sachs Investment Banking may receive compensation.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2022; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its shareholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”); and certain internal forecasts related to the expected utilization by the Company of certain net operating loss carryforwards and other tax credits, as prepared by the management of the Company and approved for our use by the Company (the “NOL Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business

B-1

combinations in the biopharmaceutical industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the NOL Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $31.26 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $31.26 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Sharespursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $31.26 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.
Very truly yours,
(GOLDMAN SACHS & CO. LLC)

B-2

Annex C
November 29, 2023
The Board of Directors
ImmunoGen, Inc.
830 Winter St,
Waltham, MA 02451
Dear Members of the Board:
We understand that ImmunoGen, Inc., a Massachusetts corporation (the “Company”), AbbVie Inc., a Delaware corporation (“Parent”), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Intermediate Sub”), and Athene Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Intermediate Sub (“Purchaser”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Parent will acquire the Company (the “Transaction”). Pursuant to the Agreement, Purchaser will be merged with and into the Company and each outstanding share of the common stock, par value $0.01 per share, of the Company (“Company Common Stock”), other than (i) shares of Company Common Stock held in the treasury of the Company or owned by the Company, Parent, Purchaser or any wholly owned subsidiary of the Company, Parent or Purchaser and (ii) shares of Company Common Stock held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock (the holders of the shares described in clauses (i) and (ii), collectively, “Excluded Holders”), will be converted into the right to receive $31.26 in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.
In connection with this opinion, we have:
(i)
Reviewed the financial terms and conditions of a draft, dated November 29, 2023, of the Agreement;

(ii)
Reviewed certain publicly available historical business and financial information relating to the Company;

(iii)
Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company;

(iv)
Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)
Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vi)
Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vii)
Reviewed historical stock prices and trading volumes of Company Common Stock; and

(viii)
Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal.

With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We have relied, with the consent of the Company, on the assessments of the Company as to the validity of, and risks associated with, the product candidates of the Company (including, without limitation, the timing and probability of successful development, testing and marketing of such product candidates and approval thereof by appropriate governmental authorities). We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.
Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We further note that volatility in the credit, commodities and financial markets may have an effect the Company, Parent or the Transaction and we are not expressing an opinion as to the effects of such volatility or such disruption on the Company, Parent or the Transaction. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.
In rendering our opinion, we have assumed, with the consent of the Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.
Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for such services, all of which is contingent upon the closing of the Transaction. We in the past have provided, certain investment banking services to the Company for which we have received compensation, including in connection with the collaboration with Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd., which was announced in 2020. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.
Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company (in its capacity as such) and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.
Very truly yours,
LAZARD FRERES & CO. LLC
By
Stephen Sands Vice Chairman – Investment Banking Chairman – Global Healthcare Group

Annex D
Part 13 of the Massachusetts Business Corporation Act
Section 13.01.   DEFINITIONS
In this PART the following words shall have the following meanings unless the context requires otherwise:
“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.
“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.
“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.
“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.
“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were
(a)   listed on a national securities exchange,
(b)    designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or
(c)    listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.
“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.
“Person”, any individual, corporation, partnership, unincorporated association or other entity.
“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
“Shareholder”, the record shareholder or the beneficial shareholder.
Section 13.02.   RIGHT TO APPRAISAL
(a)    A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:
(1)    consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and

(B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;
(2)    consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;
(3)    consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:
(i)    his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or
(ii)   the sale or exchange is pursuant to court order; or
(iii)    in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;
(4)    an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:
(i)    creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;
(ii)    creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;
(iii)   alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
(iv)    excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or
(v)    reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5)    an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;
(6)    any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;
(7)   consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or
(8)   consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.
(b)    Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.
(c)    Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.
(d)    The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:
(i)   the proposed action is abandoned or rescinded; or
(ii)   a court having jurisdiction permanently enjoins or sets aside the action; or
(iii)   the shareholder’s demand for payment is withdrawn with the written consent of the corporation.
(e)    A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.
Section 13.03.   ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS
(a)    A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.
(b)    A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(1)    submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2)   does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.
Section 13.20.   NOTICE OF APPRAISAL RIGHTS
(a)    If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this Part and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this Part shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.
(b)    In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.
Section 13.21.   NOTICE OF INTENT TO DEMAND PAYMENT
(a)    If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:
(1)    shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and
(2)   shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.
(b)   A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.
Section 13.22.   APPRAISAL NOTICE AND FORM
(a)    If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.
(b)    The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:
(1)    supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;
(2)   state:
(i)    where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);
(ii)    a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent,

and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;
(iii)   the corporation’s estimate of the fair value of the shares;
(iv)    that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and
(v)    the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and
(3)   be accompanied by a copy of this chapter.
Section 13.23.   PERFECTION OF RIGHTS; RIGHT TO WITHDRAW
(a)    A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).
(b)    A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.
(c)    A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.
Section 13.24.   PAYMENT
(a)    Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.
(b)   The payment to each shareholder pursuant to subsection (a) shall be accompanied by:
(1)    financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;
(2)    a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and
(3)    a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

Section 13.25.   AFTER — ACQUIRED SHARES
(a)    A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.
(b)    If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):
(1)   of the information required by clause (1) of subsection (b) of section 13.24;
(2)   of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;
(3)    that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;
(4)    that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and
(5)    that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.
(c)    Within 10 days after receiving the shareholder’s acceptance pursuant to subsection(b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.
(d)    Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).
Section 13.26.   PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER
(a)    A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.
(b)    A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.
Section 13.30.   COURT ACTION
(a)    If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.
(b)    The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c)    The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.
(d)    The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.
(e)    Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.
Section 13.31.   COURT COSTS AND COUNSEL FEES
(a)    The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(b)    The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(1)    against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or
(2)    against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.
(c)    If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.
(d)    To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV27571-S80549For Against Abstain! ! !IMMUNOGEN, INC.IMMUNOGEN, INC.830 WINTER STREETWALTHAM, MA 02451Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.The Board of Directors recommends you vote FOR each of Proposals 1, 2 and 3.1. A proposal to approve the Agreement and Plan of Merger, dated November 30, 2023 (as may be amended, modified or supplemented fromtime to time, the "Merger Agreement"), by and among ImmunoGen, Inc., a Massachusetts corporation ("ImmunoGen"), AbbVie Inc., aDelaware corporation ("AbbVie"), Athene Subsidiary LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie ("Intermediate Sub"), andAthene Merger Sub Inc., a Massachusetts corporation and wholly owned subsidiary of Intermediate Sub ("Purchaser"). Upon the terms and subjectto the conditions of the Merger Agreement, Purchaser will merge with and into ImmunoGen, and the separate corporate existence of Purchaser willthereupon cease, with ImmunoGen continuing as the surviving corporation and as a wholly owned subsidiary of Intermediate Sub in accordance withthe Massachusetts Business Corporation Act;2. A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to ImmunoGen's named executiveofficers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement; and3. A proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve theMerger Agreement if there are insufficient votes to approve the Merger Agreement at the time of the Special Meeting.! ! !! ! !VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on January 30, 2024. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/IMGN2024SMYou may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Timeon January 30, 2024. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.V27572-S80549IMMUNOGEN, INC.Special Meeting of ShareholdersJanuary 31, 2024This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Mark J. Enyedy and Daniel S. Char, or either of them as proxies, each of them acting solely, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all the shares of Common Stock of ImmunoGen, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders of ImmunoGen, Inc. to be held as a virtual meeting conducted exclusively atwww.virtualshareholdermeeting.com/IMGN2024SM on Wednesday, January 31, 2024 at 9:00 a.m. Eastern Time, and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Special Meeting of Shareholders and accompanying Proxy Statement.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3 in accordance with the Board of Directors’ recommendations. The proxies are authorized to vote in their discretion on any matter or other business as may properly be brought before the Special Meeting of Shareholders or any adjournment, continuation or postponement thereof.Continued and to be signed on reverse side